As filed with the Securities and Exchange Commission on January 28, 2014

Registration No. 333-192718

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

Form S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NORTHRIM BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

Alaska	6035	92-0175752
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3111 C Street

Anchorage, Alaska 99503

(907) 562-0062

(Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices)

R. Marc Langland

President and Chief Executive Officer

Northrim BanCorp, Inc.

Anchorage, Alaska 99503

(907) 562-0062

(Name, Address, including Zip Code, and Telephone Number, including Area Code, of Agent for Service)

With copies to:

Ryan J. York Davis Wright Tremaine LLP 1201 Third Avenue, Suite 2200 Seattle, Washington 98101 (206) 622-3150	John F. Breyer, Jr. Breyer & Associates PC 8180 Greensboro Drive, Suite 785 McLean, Virginia 22102 (703) 883-1100

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the merger described in the enclosed document.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐		Accelerated filer	☒
Non-accelerated filer ☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such dates as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of any offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY—SUBJECT TO COMPLETION—DATED JANUARY 28, 2014

MERGER PROPOSED—YOUR VOTE IS VERY IMPORTANT

Dear Shareholder:

On October 21, 2013, Alaska Pacific Bancshares, Inc. (“Alaska Pacific”) and Northrim BanCorp, Inc. (“Northrim”) agreed to a strategic business combination in which through a series of transactions, Alaska Pacific will be merged into Northrim. Under the terms of the Agreement and Plan of Merger entered into between Northrim, Northrim Merger Sub, Inc., Northrim Bank, Alaska Pacific and Alaska Pacific Bank, dated as of October 21, 2013 (the “merger agreement”), Alaska Pacific will initially merge with a wholly owned subsidiary of Northrim, Northrim Merger Sub, Inc., with Alaska Pacific as the surviving corporation (the “merger”).

We are sending you this proxy statement/prospectus to notify you of and invite you to attend the special meeting of Alaska Pacific shareholders being held to consider the merger agreement, as it may be amended from time to time, and related matters and to ask you to vote at the special meeting in favor of the approval of the merger agreement.

The special meeting of Alaska Pacific shareholders will be held on March 11, 2014 at 10:00 a.m. local time.

At the special meeting, you will also be asked to approve the advisory (non-binding) proposal on specified compensation payable to Alaska Pacific’s executive officers in connection with the merger as well as the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

If the merger agreement is approved by Alaska Pacific shareholders, subject to the terms and subject to the conditions described in the merger agreement, upon the effectiveness of the merger, Alaska Pacific shareholders will receive merger consideration for their shares of Alaska Pacific common stock based on the trading volume weighted average closing price of Northrim’s common stock for the 15 trading days ending on the fifth trading day before the completion of the merger. The maximum merger consideration payable by Northrim in the merger is $13,869,274, while the minimum amount of merger consideration to be paid by Northrim is $12,513,666. An Alaska Pacific shareholder who prefers to receive the merger consideration in either cash or shares must submit a properly completed election form prior to the deadline as described in this proxy statement/prospectus. The number of shares of Northrim’s common stock that you receive as a result of your stock election, or the amount of cash you receive as a result of your cash election, may be less than the number of shares or cash you requested, as the allocation of the merger consideration between stock and cash are subject to proration to ensure that the maximum amount of cash Northrim will pay in the merger does not exceed $6,418,000.

The market value of the merger consideration will fluctuate with the market price of Northrim’s common stock. The following table shows the closing sale prices of Northrim’s common stock as reported on the NASDAQ Global Select Market and shares of Alaska Pacific’s common stock as reported on the Over-the-Counter Bulletin Board, on October 21, 2013, the last trading day before public announcement of the merger, and on January 27, 2014, the last practicable trading day before the distribution of this proxy statement/prospectus. We urge you to obtain current market quotations for Northrim and Alaska Pacific common stock.

	NORTHRIM Common Stock (NASDAQ: NRIM)	ALASKA PACIFIC Common Stock (OTCBB: AKPB)
At October 21, 2013	$23.64	$11.65
At January 27, 2014	$24.25	$17.70

If $24.25 were the Northrim volume weighted average closing price, an Alaska Pacific shareholder would have the option to elect to receive $17.49 in cash or 0.7213 shares of Northrim common stock per share of Alaska Pacific common stock, subject to the proration provisions discussed above. Shareholders who neither elect to receive stock nor to receive cash will not have a choice as to the type of consideration they will receive in the merger and consequently will be issued either cash or shares of Northrim common stock depending on the amount of cash or stock issued to other Alaska Pacific shareholders in the merger. In order for your election to receive cash or stock consideration to be valid, you must submit a properly completed election form by the election deadline. The election form and instruction for its completion will be mailed no later than 35 days prior to the closing of the merger. None of Northrim (or any of its subsidiaries), Alaska Pacific (or any of its subsidiaries) or the Alaska Pacific board of directors is making any recommendation as to whether any Alaska Pacific shareholder should make an election to receive cash or Northrim common stock or, no election. Your vote in favor of the approval of the merger agreement does not constitute an election to receive stock or cash in the merger, and an election to receive stock or cash in the merger does not constitute a vote in favor of the approval of the merger agreement.

Your vote is important. We cannot complete the merger unless Alaska Pacific’s shareholders approve the merger agreement. In order for the merger to be approved, the holders of at least two-thirds of the shares of Alaska Pacific common stock outstanding and entitled to vote must vote in favor of approval of the merger agreement. Regardless of whether you plan to attend the special meeting, please take the time to vote your shares in accordance with the instructions contained in this proxy statement/prospectus. Failing to vote will have the same effect as voting against the merger.

Alaska Pacific’s board of directors recommends that Alaska Pacific shareholders vote “FOR” approval of the merger agreement, “FOR” approval of the advisory (non-binding) proposal on specified compensation payable to Alaska Pacific’s executive officers in connection with the merger, and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

This proxy statement/prospectus describes the special meeting, the merger, the documents related to the merger and other related matters. Please carefully read this entire document, including “Risk Factors” beginning on page 21 for a discussion of the risks relating to the proposed merger. You also can obtain information about our companies from documents that each of us has filed with the Securities and Exchange Commission.

If you have any questions concerning the merger, please contact Alaska Pacific’s proxy solicitor, Georgeson Inc. at (877) 507-1756.

Craig E. Dahl President and Chief Executive Officer Alaska Pacific Bancshares, Inc.

Neither the Securities and Exchange Commission nor any state securities commission or bank regulatory agency has approved or disapproved the securities to be issued in the merger or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.

The securities to be issued in the merger are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either Northrim or Alaska Pacific, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

The date of this proxy statement/prospectus is [                    ], 2014, and it is first being mailed or otherwise delivered to Alaska Pacific shareholders on or about February 3, 2014.

ALASKA PACIFIC BANCSHARES, INC.

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To the Shareholders of Alaska Pacific Bancshares, Inc.:

Alaska Pacific Bancshares, Inc. (“Alaska Pacific”) will hold a special meeting of shareholders (the “special meeting”) at 10:00 a.m. local time, on March 11, 2014, in the Treadwell Room, Baranof Hotel, 127 N. Franklin Street, Juneau, Alaska to consider and vote upon the following matters:

•	a proposal to approve the Agreement and Plan of Merger, dated as of October 21, 2013 (the “merger agreement”), by and between Northrim BanCorp, Inc. (“Northrim”), Northrim Merger Sub, Inc. (the “Merger Sub”), Northrim Bank, Alaska Pacific and Alaska Pacific Bank pursuant to which Alaska Pacific will merge with the Merger Sub (the “merger”), as more fully described in the attached proxy statement/prospectus;

•	a proposal to approve, on an advisory (non-binding) basis, specified compensation that may become payable to the executive officers of Alaska Pacific in connection with the merger; and

•	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

We have fixed the close of business on January 27, 2014, as the record date for the special meeting. Only Alaska Pacific shareholders of record at that time are entitled to notice of, and to vote at, the special meeting, or any adjournment or postponement of the special meeting. In order for the merger to be approved, the holders of at least two-thirds of the shares of Alaska Pacific common stock outstanding and entitled to vote must vote in favor of approval of the merger agreement.

Your vote is very important. We cannot complete the merger unless Alaska Pacific’s common shareholders approve the merger agreement. Failure to vote will have the same effect as voting against the merger.

Regardless of whether you plan to attend the special meeting, please vote as soon as possible. If you hold stock in your name as a shareholder of record, please complete, sign, date and return the accompanying proxy card in the enclosed postage-paid return envelope, or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card or voting instruction card. If you hold your stock in “street name” through a bank or broker, please follow the instructions on the voting instruction card furnished by the record holder.

The enclosed proxy statement/prospectus provides a detailed description of the merger, the merger agreement and related matters. We urge you to read the proxy statement/prospectus, including any documents incorporated in the proxy statement/prospectus by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement/prospectus, would like additional copies of the proxy statement/prospectus or need help voting your shares of Alaska Pacific common stock, please contact Alaska Pacific’s proxy solicitor, Georgeson Inc.

Under Alaska law, holders of Alaska Pacific common stock who submit a written demand and who perfect their dissenters’ rights by complying with the other applicable statutory procedures under Alaska law will be entitled to receive a cash payment for the fair value of their shares in lieu of the merger consideration provided for under the merger agreement. A summary of the applicable requirements of Alaska law is contained in the enclosed joint proxy statement/prospectus under “The Merger—Dissenters’ Rights,” and the text of the applicable provisions of Alaska law is attached to that document as Annex C.

Alaska Pacific’s board of directors has determined that the merger agreement is in the best interests of Alaska Pacific and its shareholders and unanimously recommends that Alaska Pacific shareholders vote “FOR” approval of the merger agreement, “FOR” approval of the advisory (non-binding) proposal on specified compensation payable to Alaska Pacific’s executive officers in connection with the merger, and “FOR” the approval of the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of such approval.

BY ORDER OF THE BOARD OF

DIRECTORS,

Julie M. Pierce

Secretary

Juneau, Alaska

[                    ], 2014

ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Northrim and Alaska Pacific from documents filed with or furnished to the Securities and Exchange Commission (“SEC”) that are not included in or delivered with this proxy statement/prospectus. You can obtain any of the documents filed with or furnished to the SEC by Northrim or Alaska Pacific, as the case may be, at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, including documents incorporated by reference in this proxy statement/prospectus, at no cost by contacting either Northrim or Alaska Pacific, as the case may be, in writing at the following addresses or by telephone as indicated below:

Northrim BanCorp, Inc. 3111 C Street Anchorage, Alaska 99503 Attention: Corporate Secretary Telephone: (907) 562-0062	Alaska Pacific Bancshares, Inc. 2094 Jordan Avenue Juneau, Alaska 99801 Attention: Corporate Secretary Telephone: (907) 789-4844

We will provide promptly without charge to you, upon request, a copy of any document incorporated by reference into this proxy statement/ prospectus, other than exhibits to these documents unless exhibits are specifically incorporated by reference into these documents. In order to ensure timely delivery of the documents in advance of the special meeting, any request should be made at least five (5) business days before the special meeting, or March 4, 2014. See the section titled “Where You Can Find More Information” for additional details about where you can find more information about Northrim, Alaska Pacific and the merger.

You should rely only on the information contained in, or incorporated by reference into, this document. No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated [                    ], 2014, and you should assume that the information in this document is accurate only as of such date. You should assume that the information incorporated by reference into this document is accurate as of the date of such document. Neither the mailing of this document to Alaska Pacific shareholders nor the issuance by Northrim of shares of Northrim common stock in connection with the merger will create any implication to the contrary.

Information on the websites of Northrim or Alaska Pacific, or any subsidiary of Northrim or Alaska Pacific, is not part of this document or incorporated by reference herein. You should not rely on that information in deciding how to vote.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Except where the context otherwise indicates, information contained in this document regarding Northrim has been provided by Northrim and information contained in this document regarding Alaska Pacific has been provided by Alaska Pacific.

In addition, if you have questions about the merger or the Alaska Pacific special meeting, need additional copies of this proxy statement/prospectus or need to obtain proxy cards or other information related to the proxy solicitation, you may contact Georgeson Inc., Alaska Pacific’s proxy solicitor, at the following address and telephone numbers:

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

Shareholders Call Toll Free (877) 507-1756

Banks and Brokers Call Toll Free (800) 223-2064

See “Where You Can Find More Information” beginning on page 92 for more details.

i

ii

In this proxy statement/prospectus please note the following:

•	references to “Northrim” refer to Northrim BanCorp, Inc., an Alaska corporation, and, unless the context otherwise requires, to all of its subsidiaries and affiliates.

•	references to “Merger Sub” refer to Northrim Merger Sub, Inc., an Alaska corporation and wholly-owned subsidiary of Northrim.

•	references to “Northrim Bank” refer to Northrim Bank, an Alaska state chartered bank and a wholly-owned subsidiary of Northrim.

•	references to “Alaska Pacific” refer to Alaska Pacific Bancshares, Inc., an Alaska corporation, and, unless the context otherwise requires, to all of its subsidiaries and affiliates.

•	references to “Alaska Pacific Bank” refer to Alaska Pacific Bank, a federally-chartered savings bank and wholly-owned subsidiary of Alaska Pacific.

iii

QUESTIONS AND ANSWERS ABOUT THE MERGER

AND THE ALASKA PACIFIC SPECIAL MEETING

The following provides answers to certain anticipated questions that you may have regarding the merger and the Alaska Pacific special meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section does not provide all the information that might be important to you with respect to the merger and the Alaska Pacific special meeting. Additional important information is also contained in the documents incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” beginning on page 92.

Q.	What am I being asked to vote on at the Alaska Pacific special meeting?

A:	Northrim and Alaska Pacific have entered into an Agreement and Plan of Merger, dated as of October 21, 2013 (the “merger agreement”), pursuant to which Northrim has agreed to acquire Alaska Pacific through the Merger Sub, a wholly-owned subsidiary of Northrim formed solely for the purposes of giving effect to the merger. Under the terms of the merger agreement, Alaska Pacific will merge with the Merger Sub (the “merger”), with Alaska Pacific continuing as the surviving entity and wholly-owned subsidiary of Northrim. Immediately following the merger, Northrim will merge Alaska Pacific into Northrim (the “subsidiary merger”). Immediately following the subsidiary merger, Alaska Pacific Bank will be merged into Northrim Bank, with Northrim Bank as the surviving bank (the “bank merger”). Alaska Pacific shareholders are being asked to approve the merger agreement and the transactions it contemplates, including the merger.

Alaska Pacific shareholders are also being asked to approve, on an advisory (non-binding) basis, such specified compensation that may become payable to the executive officers of Alaska Pacific in connection with the merger, which is referred to as the “compensation proposal”.

Finally, Alaska Pacific shareholders are being asked to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement, which is referred to as the “adjournment proposal.”

Q:	Who is entitled to vote?

A.	Holders of record of Alaska Pacific common stock at the close of business on January 27, 2014, which is the date that the Alaska Pacific board of directors has fixed as the record date for the Alaska Pacific special meeting, are entitled to vote at the Alaska Pacific special meeting

Q.	How does Alaska Pacific’s board of directors recommend that I vote at the special meeting?

A:	Alaska Pacific’s board of directors recommends that you vote “FOR” the proposal to approve the merger agreement, “FOR” the compensation proposal, and “FOR” the adjournment proposal. As described in this proxy statement/prospectus, the directors and executive officers of Alaska Pacific have agreed to vote their shares in favor of the merger agreement and such persons own 10.4% of the outstanding shares of Alaska Pacific common stock.

Q.	When and where is the Alaska Pacific special meeting?

A:	The Alaska Pacific special meeting will be held in the Treadwell Room, Baranof Hotel, 127 N. Franklin Street, Juneau, Alaska on March 11, 2014, at 10:00 a.m. Alaska time.

Q.	What do I need to do now?

A:

After you have carefully read this proxy statement/prospectus and have decided how you wish to vote your shares, please vote your shares promptly so that your shares are represented and voted at the special meeting. If you hold stock in your name as a shareholder of record, you must complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible, or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card or voting instruction card. If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker. “Street name” shareholders who wish to vote at the special meeting will need to obtain a proxy form from the institution that holds their shares.

Q.	What constitutes a quorum for the special meeting?

A:	The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Alaska Pacific common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. Abstentions and broker non-votes will be included in determining the number of shares present at the special meeting for the purpose of determining the presence of a quorum. A broker non-vote occurs when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given.

Q.	What is the vote required to approve each proposal at the Alaska Pacific special meeting?

A:	Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Alaska Pacific common stock as of the close of business on January 27, 2014, the record date for the special meeting.

Approval of the compensation proposal requires the affirmative vote of a majority of the shares of Alaska Pacific common stock represented in person or by proxy at the Alaska Pacific special meeting and entitled to vote on the compensation proposal.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of Alaska Pacific common stock represented in person or by proxy at the Alaska Pacific special meeting and entitled to vote on such proposal at the special meeting.

Q.	Why is my vote important?

A:	If you do not vote, it will be more difficult for us to obtain the necessary quorum to hold our special meeting. In addition, your failure to vote or failure to instruct your bank or broker how to vote will have the same effect as a vote against approval of the merger agreement. The merger agreement must be approved by the holders of two-thirds of the outstanding shares of Alaska Pacific common stock entitled to vote at the special meeting. Alaska Pacific’s board of directors unanimously recommends that you vote to approve the compensation proposal.

Q.	If my shares of common stock are held in street name by my bank or broker, will my bank or broker automatically vote my shares for me?

A:	No. Your bank or broker cannot vote your shares without instructions from you. If your shares are held in “street name” through a bank, broker or other nominee, you must provide your bank, broker or other nominee with instructions on how to vote your shares. Please follow the voting instruction form provided by your bank, broker or other nominee. The effects of failing to instruct your bank, broker or other nominee how to vote your shares of Alaska Pacific common stock on each of the proposals to be considered at the special meeting are described below.

Q.	What if I abstain from voting or fail to instruct my bank or broker?

A:	If you fail to vote or mark “ABSTAIN” on your proxy, or fail to instruct your bank or broker with respect to the proposal to approve the merger agreement, it will have the same effect as a vote “AGAINST” the proposal.

If you mark “ABSTAIN” on your proxy with respect to either the compensation proposal or the adjournment proposal, fail to vote or fail to instruct your bank or broker with respect to either the compensation proposal or the adjournment proposal, it will have no effect on either proposal.

Q.	Can I attend the special meeting and vote my shares in person?

A:	Yes. All shareholders, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Holders of record of Alaska Pacific common stock can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership.

Q.	Can I change my vote?

A:	Yes. You may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Alaska Pacific’s corporate secretary, (3) voting again by telephone or the Internet or (4) attending the special meeting in person, notifying the corporate secretary and voting by ballot at the special meeting. Attendance at the special meeting will not automatically revoke your proxy. A revocation or later-dated proxy received by Alaska Pacific after the vote will not affect the vote. The Alaska Pacific corporate secretary’s mailing address is Corporate Secretary, Alaska Pacific Bancshares, Inc., 2094 Jordan Avenue, Juneau, Alaska 99801. If you hold your stock in “street name” through a bank or broker, you should contact your bank or broker to revoke your proxy.

Q.	What will happen if the Alaska Pacific shareholders do not approve the advisory (non-binding) proposal on compensation?

A.	The vote to approve the compensation proposal is a vote separate and apart from the vote to approve the merger agreement and other related proposal. You may vote for this proposal and against the merger agreement and other related proposal, or vice versa. Because the vote on this proposal is advisory only, it will not be binding on Northrim or Alaska Pacific and will have no impact on whether the merger is consummated or on whether any contractually obligated payments are made to Alaska Pacific’s named executive officers. We are seeking your approval of these payments, on an advisory (non-binding) basis, in order to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and related SEC requirements.

Q.	If I am an Alaska Pacific shareholder, should I send in my Alaska Pacific stock certificates now?

A:	No. Please do not send in your Alaska Pacific stock certificates with your proxy. You will receive instructions from Northrim’s exchange agent as to how to exchange your common stock certificate for merger consideration. See “The Merger Agreement—Conversion of Shares; Exchange Procedures” beginning on page 58.

Q.	Who may I contact if I cannot locate my Alaska Pacific stock certificate(s)?

A:	If you are unable to locate your original Alaska Pacific stock certificate(s), you should contact Computershare Investor Services Inc. at 1-800-962-4284.

Q.	What risks should I consider in deciding how to vote?

A:	You should carefully read this entire proxy statement/prospectus, including the annexes, and pay specific attention to the section entitled “Risk Factors,” which sets forth certain risks and uncertainties related to the merger and the business of Northrim.

About the Merger

Q.	What will Alaska Pacific Shareholders receive in the merger?

A:	Upon consummation of the merger, Alaska Pacific shareholders will receive consideration for their shares of Alaska Pacific common stock in either cash or Northrim common stock, based on the trading volume weighted average closing price of Northrim’s common stock for the 15 trading days ending on the fifth trading day before the completion of the merger (the “Northrim Average Share Price”). The maximum consideration payable by Northrim in the merger is $13,869,274, while the minimum amount of consideration to be paid by Northrim is $12,513,666. The terms of the merger agreement allow Alaska Pacific’s shareholders to elect to receive the merger consideration in the form of either cash or shares of Northrim’s common stock, subject to proration provisions in the merger agreement, which will ensure that the maximum amount of cash paid by Northrim in the merger does not exceed $6,418,000 and the number of shares of Northrim’s common stock issued in the merger does not exceed 322,522 shares. However, in the event that the Northrim Average Share Price is less than $18.90 per share, the merger agreement provides that Northrim may, in its sole discretion, adjust the ratio of cash and shares of Northrim’s common stock to be issued in the merger such that the aggregate merger consideration is not less than $12,513,666 or terminate the merger.

Q.	What will each Alaska Pacific Shareholder receive in the merger?

A:	Each Alaska Pacific shareholder may elect to receive either cash or shares of Northrim common stock in exchange for their shares of Alaska Pacific common stock. However, if too many shareholders elect one form of consideration over the other, in order to ensure that the cash merger consideration or the share merger consideration do not exceed their respective maximum amounts outlined in the merger agreement, such elections may be subject to the proration procedures described in this proxy statement/prospectus. As a result, Alaska Pacific’s shareholders who elect to receive cash as merger consideration may receive shares of Northrim’s common stock and shareholders who elect to receive shares of Northrim common stock may receive cash based on the elections of other Alaska Pacific shareholders. See “The Merger Agreement—Conversion of Shares; Exchange Procedures—Proration Procedures” beginning on page 58.

Q.	What amount of cash or number of shares of Northrim common stock will each shareholder of Alaska Pacific receive for his or her shares of Alaska Pacific’s common stock?

A.	The actual number of shares of Northrim’s common stock or cash to be received by Alaska Pacific’s shareholders in the merger will not be determined until the fifth trading day prior to the completion of the merger, and will be based on the Northrim Average Share Price for the 15-trading day period prior to such date.

For illustration purposes only, based on the 15-trading day weighted closing price of Northrim’s common stock as of December 3, 2013, of $25.30, per share, if the merger were to close five trading days after such date, an Alaska Pacific shareholder holding 100 shares of Alaska Pacific common stock would have the option to elect to receive $1,756.82 in cash or 69 shares of Northrim’s common stock (plus $11.12 in lieu of fractional shares), subject to the proration provisions discussed above.

Q.	Is there a maximum number of Northrim shares that can be issued in the merger?

A.	No. Under the terms of the merger agreement, if the Northrim Average Share Price is $18.90, the maximum aggregate share consideration will be 322,522 shares of Northrim common stock. However, in the event that the Northrim Average Share Price is less than $18.90 per share, the merger agreement provides that Northrim may, in its sole discretion, adjust the ratio of cash and shares of Northrim’s common stock to be issued in the merger such that the aggregate merger consideration is not less than $12,513,666 or terminate the merger. As a result, if the Northrim Average Share Price is less than $18.90, the number of shares of Northrim common stock issued in connection with the merger may be greater than 322,522 shares.

Q.	When and how does an Alaska Pacific shareholder elect the form of consideration he or she prefers to receive?

A.	No less than 35 days prior to the anticipated effective time of the merger, an election form and other transmittal materials will be mailed by American Stock Transfer & Trust Company, LLC, Northrim’s exchange agent for the merger (the “Exchange Agent”), to each Alaska Pacific shareholder of record on the date that is five (5) business days prior to such mailing date, which shall permit such shareholders to elect to receive either cash or stock as merger consideration. To make an election, an Alaska Pacific shareholder must submit a properly completed election form, along with one or more share certificates (for shares held in certificate form) or a book-entry transfer confirmation (for shares held in book-entry form) representing all shares covered by such election form, together with duly executed transmittal materials included in or required by the election form, to the Exchange Agent before 5:00 p.m., Alaska Time, on March 21, 2014 (the “Election Deadline”). Once you have made a valid election, you will not be able to transfer your shares of Alaska Pacific common stock subject to such election unless and until you have validly revoked your election. Any transferee of such shares (if the Election Deadline has not occurred) must make a new election with respect to such shares if such transferee does not wish the shares to be considered “undesignated shares”. If you have made a valid election (that has not been revoked prior to the Election Deadline) with respect to shares of Alaska Pacific common stock, after the Election Deadline you will not be able to revoke such election or transfer your shares prior to the effective time of the merger. Election choices and election procedures are described more fully under “The Merger Agreement—Conversion of Shares; Exchange Procedures” commencing on page 58.

Q.	What happens if an election is not made prior to the Election Deadline?

A.	If an Alaska Pacific shareholder fails to submit a properly completed election form to the Exchange Agent or revokes a properly completed election form prior to the Election Deadline, then the Alaska Pacific shares held by such shareholder will be deemed to be “undesignated shares” and the Alaska Pacific shareholder will not have a choice as to the type of consideration they will receive in the merger and consequently will be issued either cash or shares of Northrim common stock depending on the amount of cash or stock issued to other Alaska Pacific shareholders in the merger.

Each Alaska Pacific shareholder who did not submit a properly completed election form or who revoked a properly completed election form prior to Election Deadline will receive, after the effective time of the merger, a separate transmittal form with instructions on how to exchange their Alaska Pacific stock certificates or transfer their shares held in book-entry form for the merger consideration.

Q.	May an Alaska Pacific shareholder change his or her election once it has been submitted?

A.	Yes. An Alaska Pacific shareholder may revoke or change any previously submitted election form at or prior to the Election Deadline. In the event that an election form is revoked prior to the Election Deadline, the Alaska Pacific shares represented by such election form will automatically become “undesignated shares” until a new election form is properly completed and made with respect to such shares on or before the Election Deadline. Alaska Pacific shareholders who have revoked a previously submitted election form also, upon written request to the Exchange Agent, are entitled to have the share certificates representing their previously submitted shares, as well as any shares held in book-entry form previously transferred the Exchange Agent, promptly returned to them without charge.

Q.	Is the value of the per share consideration that an Alaska Pacific shareholder receives in the merger substantially equivalent regardless of which election he or she makes?

A.

Yes. Alaska Pacific will receive the same value of merger consideration whether they elect to receive cash or shares of Northrim’s common stock in the merger. The formula used to calculate the amount of cash or Northrim common stock issued per share of Alaska Pacific common stock is intended to substantially equalize the value of the consideration to be received for each share of Alaska Pacific common stock that is exchanged in the merger, regardless of whether an Alaska Pacific shareholder elects to receive cash or stock. However, since the value of Northrim’s shares of common stock fluctuates with its trading price, the value of the stock that an Alaska Pacific shareholder receives in the merger will likely not be the same as the cash received in the merger on any given day after the merger.

Q.	Do I have dissenters’ rights in connection with the merger?

A:	Yes. Under Alaska law, holders of Alaska Pacific common stock are entitled to dissenters’ rights under the Alaska Corporations Code in connection with the merger. In order to exercise such dissenters’ rights, Alaska Pacific’s shareholders must generally notify Alaska Pacific of their intent to dissent, at or prior to the special meeting, and must not vote in favor of the proposal to approve the merger agreement at the special meeting. Note that if you return a signed proxy card without voting instructions or with instructions to vote “FOR” the merger agreement, your shares will be automatically voted in favor of the merger agreement and you will lose all dissenters’ rights available under Alaska law. See “The Merger—Dissenters’ Rights” on page 53 for further information.

Q.	What are the U.S. federal income tax consequences of the merger to Alaska Pacific shareholders?

A:	The merger and subsidiary merger are intended to be treated as a single integrated transaction qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Assuming such treatment applies, a holder of Alaska Pacific common stock generally will recognize gain, if any, in the merger in an amount equal to the lesser of the gain realized in the merger or the amount of cash received in the merger. A holder of Alaska Pacific common stock generally will recognize a loss in the merger only if the holder receives only cash in the merger. See “Material U.S. Federal Income Tax Consequences of the Merger” on page 76 for further information.

Q.	Who will be the directors of Northrim following the merger?

A:	The current directors of Northrim intend to remain on the Northrim board of directors following the merger. Additionally, at the effective time of the merger, Northrim intends to appoint one current member of the Alaska Pacific board of directors to serve as a director on the Northrim board of directors until the next annual meeting of Northrim’s shareholders, at which time such appointee will stand for election for a term equal to the term of the other Northrim directors.

Q.	What will happen to Alaska Pacific’s Series A preferred stock issued to the U.S. Treasury Department as part of the Troubled Asset Relief Program (“TARP”)?

A:	Under the terms of the merger agreement, Alaska Pacific has agreed to either repurchase or redeem all of its outstanding series A preferred stock originally issued to the U.S. Treasury Department under TARP (the “TARP Stock”) prior to the consummation of the merger.

Q.	What will happen to outstanding stock options to acquire or receive Alaska Pacific’s common shares?

A:	Since the per share exercise price of each outstanding option to acquire shares of Alaska Pacific’s common stock is greater than the highest potential per share merger consideration in the merger, under the terms of the merger agreement, each such option shall be cancelled and terminated at the effective time of the merger and the holders of such stock options shall not be entitled to receive any consideration in the merger.

Q.	What will happen to Alaska Pacific’s Outstanding Warrant issued to the Department of Treasury?

A.	Under the terms of the merger agreement, Northrim is not obligated to complete the merger unless the warrant to acquire 175,772 shares of Alaska Pacific’s common stock issued to the U.S. Department of

Treasury on February 6, 2009 under TARP (the “TARP Warrant”) is converted into shares of Alaska Pacific common stock prior to the effective date of the merger or the terms of the warrant agreement are amended to ensure that the TARP Warrant is converted solely into cash in connection with the merger.

Q.	When do you expect to complete the merger?

A:	We currently expect to complete the merger in the first quarter of 2014. However, we cannot assure you when or if the merger will occur. Prior to the closing of the merger, we must obtain the approval of the merger agreement by the Alaska Pacific shareholders at the special meeting, the necessary regulatory approvals, and the other closing conditions must be satisfied or waived.

Q.	How soon after the merger is completed can I expect to receive my cash or shares of Northrim common stock?

A:	Northrim will work with the Exchange Agent to distribute the consideration payable in the merger as promptly as practicable following the completion of the merger.

Q.	Will the shares of Northrim that I receive in the merger be registered and listed on an exchange?

A:	Yes. The shares of Northrim common stock issued in the merger will be registered under the Securities Act of 1933, as amended (the “Securities Act”) and upon completion of the merger are expected to be listed on the NASDAQ Global Select Market under the symbol “NRIM”.

Q:	What happens if the merger is not completed?

A.	If the merger is not completed, holders of Alaska Pacific common stock will not receive any consideration for their shares in connection with the merger. Instead, Alaska Pacific will remain an independent public company and its common stock will continue to be listed and traded on the Over-the Counter Bulletin Board. In addition, if the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Alaska Pacific’s board of directors, Alaska Pacific will be required to pay Northrim a termination fee of $600,000. See “The Merger Agreement—Termination Fee” on page 74 for a complete discussion of the circumstances under which termination fees will be required to be paid.

Q.	Whom should I call with questions?

A:	If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Alaska Pacific common stock, please contact:

Alaska Pacific Bancshares, Inc.

2094 Jordan Avenue

Juneau, Alaska 99801

Attention: Corporate Secretary

Telephone: (907) 789-4844

SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. We urge you to carefully read the entire proxy statement/prospectus, including the annexes, and the other documents to which we refer in order to fully understand the merger. See “Where You Can Find More Information” on page 92. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.

Information About the Companies (page 30)

Northrim BanCorp, Inc.

Northrim BanCorp, Inc.

3111 C Street

Anchorage, Alaska 99503

Northrim BanCorp, Inc. is a publicly traded bank holding company headquartered in Anchorage, Alaska. Northrim’s common stock trades on the NASDAQ Global Select Stock Market under the symbol, “NRIM.” Northrim is regulated by the Federal Reserve Bank of San Francisco. Northrim Bank began banking operations in Anchorage in December 1990, and Northrim was formed as an Alaska corporation in connection with the reorganization into a holding company structure; that reorganization was completed effective December 31, 2001. Northrim has grown to be the third largest commercial bank in Alaska and in Anchorage in terms of deposits, with approximately $968 million in total deposits and approximately $1.2 billion in total assets at September 30, 2013.

Northrim’s principal executive office is located at 3111 C Street in Anchorage, Alaska, 99503, and its telephone number is (907) 562-0062. Northrim’s website can be accessed at www.northrim.com. Information contained in Northrim’s website does not constitute part of, and is not incorporated into, this proxy statement/prospectus.

Additional information about Northrim and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page 92.

Northrim Merger Sub, Inc.

Northrim Merger Sub, Inc.

3111 C Street

Anchorage, Alaska 99503

Northrim Merger Sub, Inc. is a corporation incorporated under the laws of the State of Alaska and is a wholly-owned subsidiary of Northrim. Merger Sub was organized solely for the purpose of completing the merger and the other transactions contemplated under the merger agreement and has not conducted, and will not conduct, any other business.

Alaska Pacific Bancshares, Inc.

Alaska Pacific Bancshares, Inc.

2094 Jordan Avenue

Juneau, Alaska 99801

Alaska Pacific Bancshares, Inc., an Alaska corporation, was organized on March 19, 1999 for the purpose of becoming the holding company for Alaska Pacific Bank upon Alaska Pacific Bank’s conversion from a federal mutual to a federal stock savings bank. This conversion was completed on July 1, 1999. At September 30, 2013,

Alaska Pacific had total assets of $183.0 million, total deposits of $161.3 million and shareholders’ equity of $20.8 million. Alaska Pacific has not engaged in any significant activity other than holding the stock of Alaska Pacific Bank.

Alaska Pacific’s principal executive office is located at 2094 Jordan Avenue, Juneau, Alaska, 99801, and its telephone number is (907) 789-4844. Alaska Pacific’s website can be accessed at www.alaskapacificbank.com. Information contained in Alaska Pacific’s website does not constitute part of, and is not incorporated into, this proxy statement/prospectus.

Additional information about Alaska Pacific and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page 92.

The Merger (page 32)

The merger agreement provides that, upon the terms and subject to the conditions set forth therein, the Merger Sub will merge with and into Alaska Pacific, with Alaska Pacific continuing as the surviving entity and a wholly-owned subsidiary of Northrim. Immediately following the merger, Alaska Pacific will be merged into Northrim, followed by the merger of Alaska Pacific Bank into Northrim Bank. The merger agreement and the consummation of the transactions contemplated thereby, including the merger, have been approved unanimously by the boards of directors of Northrim and Alaska Pacific. No shareholder approval of the merger is required to be obtained by Northrim. The merger agreement governs the merger. The merger agreement is included in this proxy statement/prospectus as Annex A. Please read the merger agreement carefully. All descriptions in this summary and elsewhere in this proxy statement/prospectus of the terms and conditions of the merger are qualified by reference to the merger agreement.

Pursuant to the terms and conditions of the merger agreement, the total consideration to be paid by Northrim for all of the outstanding shares of Alaska Pacific common stock (including shares subject to the TARP Warrant) will be based on the Northrim Average Share Price. The maximum aggregate consideration to be paid by Northrim in connection with the merger is $13,869,274 while the minimum aggregate consideration payable is $12,513,666. Shareholders of Alaska Pacific will be able to elect to receive the merger consideration for their shares of Alaska Pacific common stock in the form of either cash or shares of Northrim’s common stock, subject to the proration procedures under the merger agreement. According to the merger agreement, the maximum aggregate cash consideration will be $6,418,000 and the maximum aggregate share consideration will be 322,522. However, in the event that Northrim Average Share Price is less than $18.90 per share, the merger agreement provides that Northrim may, in its sole discretion, adjust the ratio of cash and/or shares of Northrim common stock to be issued in the merger such that the aggregate merger consideration is not less than $12,513,666 or terminate the merger.

The market value of the merger consideration will fluctuate with the market price of the shares of Northrim common stock. The following table shows the closing sale prices of the shares of Northrim common stock as reported on the NASDAQ Global Select Market and shares of Alaska Pacific’s common stock as reported on the Over-the-Counter Bulletin Board, on October 21, 2013, the last trading day before public announcement of the merger, and on January 27, 2014, the last practicable trading day before the distribution of this proxy statement/prospectus. We urge you to obtain current market quotations for Northrim and Alaska Pacific.

	NORTHRIM Common Stock (NASDAQ: NRIM)	ALASKA PACIFIC Common Stock (OTCBB: AKPB)
At October 21, 2013	$23.64	$11.65
At January 27, 2014	$24.25	$17.70

For illustration purposes only, if the Northrim Average Share Price were $24.25 per share (the closing price of Northrim common stock on the last practicable trading day prior to the date of this proxy statement/prospectus), an Alaska Pacific shareholder holding 100 shares of Alaska Pacific common stock would have the option to elect to receive $1,749.23 in cash or 72 shares of Northrim’s common stock (plus $3.23 in lieu of a fractional share), subject to the proration provisions contained in the merger agreement.

Alaska Pacific’s Board of Directors Unanimously Recommends that Alaska Pacific Shareholders Vote “FOR” Approval of the Merger Agreement (page 38)

Alaska Pacific’s board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Alaska Pacific and its shareholders and has unanimously approved the merger and the merger agreement. Alaska Pacific’s board of directors recommends that Alaska Pacific shareholders vote “FOR” approval of the merger agreement. For the factors considered by Alaska Pacific’s board of directors in reaching its decision to approve the merger agreement, see the section entitled “The Merger—Alaska Pacific’s Reasons for the Merger; Recommendation of the Alaska Pacific Board of Directors” beginning on page 38.

Keefe, Bruyette & Woods, Inc. Has Provided an Opinion to Alaska Pacific’s Board of Directors Regarding the Merger Consideration (page 40 and Annex B)

On October 21, 2013, Keefe, Bruyette & Woods, Inc., or “KBW”, Alaska Pacific’s financial advisor in connection with the merger, rendered an opinion to Alaska Pacific’s board of directors, that as of such date and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in such opinion, the merger consideration payable to Alaska Pacific’s shareholders pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Alaska Pacific common stock.

The full text of KBW’s opinion, dated October 21, 2013, is attached as Annex B to this proxy statement/prospectus. You should read the opinion in its entirety for a discussion of the assumptions made, procedures followed, factors considered and limitations upon the review undertaken by KBW in rendering its opinion.

KBW’s opinion is directed to Alaska Pacific’s board of directors, addresses only the fairness of the merger consideration payable to Alaska Pacific’s shareholders pursuant to the merger agreement from a financial point of view to the holders of shares of Alaska Pacific common stock, and does not address any other aspect of the merger or constitute a recommendation as to how any shareholders of Alaska Pacific should vote at the special meeting held in connection with the merger.

For further information, please see the discussion under the caption “The Merger—Opinion of Keefe, Bruyette & Woods, Inc.,” commencing on Page 40.

Treatment of Alaska Pacific’s TARP Stock and TARP Warrant (page 61)

Under the terms of the merger agreement, Alaska Pacific has agreed to either repurchase or redeem all of its TARP Stock prior to consummation of the merger. In addition, under the terms of the merger agreement, Northrim is not obligated to complete the merger unless the TARP warrant is converted into shares of Alaska Pacific common stock prior to the effective date of the merger or the terms of the warrant agreement are amended to ensure that the TARP warrant is converted solely into cash in connection with the merger.

For further information, please see the discussion under the caption “The Merger Agreement—Treatment of Options, the TARP Warrant and TARP Stock” commencing on Page 61.

Alaska Pacific will Hold its Special Meeting on March 11, 2014 (page 26)

The special meeting will be held on March 11, 2014, at 10:00 a.m. local time, in the Treadwell Room, Baranof Hotel, 127 N Franklin Street, Juneau, Alaska. At the special meeting, Alaska Pacific shareholders will be asked to:

•	approve the merger agreement;

•	approve the advisory (non-binding) proposal on specified compensation; and

•	approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

Only holders of record of Alaska Pacific common stock at the close of business on January 27, 2014, will be entitled to vote at the special meeting. Each share of Alaska Pacific common stock is entitled to one vote on each proposal to be considered at the special meeting. As of the record date, there were 654,486 shares of Alaska Pacific common stock entitled to vote at the special meeting. As of the record date, directors and executive officers of Alaska Pacific and their affiliates owned and were entitled to vote 80,899 shares of Alaska Pacific common stock, representing 12.36% of the shares of Alaska Pacific common stock outstanding on that date. Each director and executive officer has entered into a voting support agreement with Northrim, whereby each such director or executive officer has agreed to, among other things, vote all of their shares in favor of the merger agreement and the adjournment proposal. As of December 6, 2013, Northrim and its subsidiaries held no shares of Alaska Pacific common stock and its directors and executive officers or their affiliates held no shares of Alaska Pacific common stock.

To approve the merger agreement, holders of two-thirds of the outstanding shares of Alaska Pacific common stock entitled to vote at the special meeting must vote in favor of approving the merger agreement. Because approval is based on the affirmative vote of two-thirds of the shares outstanding, your failure to vote, failure to instruct your bank or broker with respect to the proposal to approve the merger agreement, or abstention will have the same effect as a vote against approval of the merger agreement.

Approval of the compensation proposal requires the affirmative vote of a majority of the shares of Alaska Pacific common stock represented in person or by proxy at the Alaska Pacific special meeting and entitled to vote on the compensation proposal.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of Alaska Pacific common stock represented in person or by proxy at the Alaska Pacific special meeting and entitled to vote on such proposal at the special meeting.

Because approval of both the compensation proposal and the adjournment proposal is based on the affirmative vote of a majority of shares voting at the special meeting, abstentions, the failure to vote or failure to instruct your bank or broker with respect to either the compensation proposal or the adjournment proposal will have no effect on the outcome of either proposal.

The Merger Is Intended to Be Tax-Free to Holders of Alaska Pacific Common Stock as to the Shares of Northrim Common Stock They Receive (page 76)

The merger and subsidiary merger are intended to be treated as a single integrated transaction qualifying as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended. Assuming such treatment applies, a holder of Alaska Pacific common stock who receives only Northrim common stock in the merger generally will not recognize gain in the merger. A holder of Alaska Pacific common stock who receives cash in the merger will recognize gain up to the amount of cash received. In addition, a holder of

Alaska Pacific common stock may recognize gain or loss from the receipt of cash instead of fractional shares of Northrim common stock that such holder of Alaska Pacific common stock would otherwise be entitled to receive. See “Material U.S. Federal Income Tax Consequences of the Merger.”

The United States federal income tax consequences described above may not apply to all holders of Alaska Pacific common stock. Your tax consequences will depend on your individual situation. Accordingly, we strongly urge you to consult your tax advisor for a full understanding of the particular tax consequences of the merger to you.

Alaska Pacific’s Officers and Directors Have Financial Interests in the Merger That Differ from Your Interests (page 50)

Alaska Pacific shareholders should be aware that some of Alaska Pacific’s directors and executive officers have interests in the merger and have arrangements that are different from, or in addition to, those of Alaska Pacific shareholders generally.

The merger agreement provides that at the effective time of the merger, Northrim will terminate the employment of Alaska Pacific’s executive officers who have change in control severance agreements and will pay them at such time the change in control benefits owed to each such executive officer under the terms of his or her change-in control severance agreement. In addition to receiving severance benefits in connection with the completion of the merger, most of the executive officers of Alaska Pacific have entered into retention agreements with Northrim whereby such executive officers will work for Northrim for a specified period of time after the completion of the merger at their current salary.

Northrim has also agreed, for a period of four years, to indemnify and hold harmless each present and former director and officer of Alaska Pacific against all liabilities arising out of actions or omissions occurring at or prior to the effective time of the merger. Northrim has also agreed to use its commercially reasonable efforts to maintain Alaska Pacific’s directors’ and officers’ liability insurance for a period two years after the closing of the merger, subject to certain conditions.

These interests and arrangements may create potential conflicts of interest. The Alaska Pacific board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement and the merger, and in recommending that Alaska Pacific’s shareholders vote in favor of approval of the merger agreement.

For a more complete description of these interests, see “The Merger—Interests of Alaska Pacific’s Directors and Executive Officers in the Merger” beginning on page 50.

Alaska Pacific’s Shareholders Have Dissenters’ Rights in the merger (page 53)

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from a fundamental business transaction, such as a merger, and demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the fundamental business transaction. Dissenters’ rights are available under the Alaska Corporations Code, and upon complying with the procedures described in the Alaska Corporations Code, Alaska Pacific shareholders are entitled to such rights in connection with the merger. For more information on dissenters’ rights in connection with the merger and the procedures required under the Alaska Corporations Code, see “The Merger—Dissenters’ Rights.” The relevant portions of the Alaska Corporations Code are also attached to this Proxy Statement/Prospectus as Annex C.

Conditions That Must Be Satisfied or Waived for the Merger to Occur (page 71)

Currently, we expect to complete the merger by the first quarter of 2014. As more fully described in this proxy statement/prospectus and in the merger agreement, the completion of the merger depends on a number of conditions being satisfied or, where legally permissible, waived. These conditions include, among others, approval of the merger agreement by Alaska Pacific’s shareholders, redemption of the TARP Stock, exercise of the TARP Warrant or its conversion to a right to receive solely cash in the merger, receipt of required regulatory approvals, receipt of a tax opinion relating to the merger and the subsidiary merger taken together qualifying as a reorganization for federal income tax purposes, and the satisfaction of specific financial conditions by Alaska Pacific.

We cannot be certain when, or if, the conditions to the merger will be satisfied or waived, or that the merger will be completed.

Termination of the Merger Agreement (page 73)

The merger agreement contains certain termination rights for Northrim and Alaska Pacific, as the case may be, applicable upon:

•	the parties mutual agreement to terminate the merger agreement in writing;

•	April 28, 2014, if the merger has not been completed by that date;

•	any required governmental approvals shall have been denied without further action on the part of the terminating party;

•	Alaska Pacific’s shareholders fail to approve the merger agreement;

•	the board of directors of Alaska Pacific fails to recommend the merger to its shareholders or fails to reconfirm its favorable recommendation or supports another acquisition proposal, or Alaska Pacific breaches its non-solicitation obligations, or its obligations to call and hold its special shareholder meeting to vote on the merger agreement;

•	the Northrim Average Share Price is less than $18.90 per share and Northrim does not agree to increase the aggregate merger consideration to a minimum amount of $12,513,666; and

•	the election by one party when representations and warranties of the other party have become inaccurate in any material respect or the other party has failed to comply with its convents in any material respect.

Termination Fee (page 74)

If the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Alaska Pacific’s board of directors, Alaska Pacific will be required to pay Northrim a termination fee of $600,000. The termination fee could discourage other companies from seeking to acquire or merge with Alaska Pacific.

NASDAQ Listing (page 71)

Pursuant to the terms of the merger agreement, Northrim will use its reasonable best efforts to cause the newly issued shares of Northrim common stock issuable in the merger to be listed on the NASDAQ Global Select Market upon completion of the merger.

Regulatory Approvals Required for the Merger (page 55)

We have agreed to use our reasonable best efforts to obtain all regulatory approvals required to complete the transactions contemplated by the merger agreement. These approvals include approval from the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency, the Federal Reserve Bank of San Francisco and the Alaska Division of Banking and Securities, among others. Northrim and Alaska Pacific have filed, or are in the process of filing, applications and notifications to obtain the required regulatory approvals.

Although we do not know of any reason why we cannot obtain these regulatory approvals in a timely manner, we cannot be certain when or if we will obtain them.

Board of Directors and Executive Officers of Northrim following Completion of the Merger (page 49)

The directors of Alaska Pacific and its subsidiaries will resign as of the effective time of the merger. At the effective time of the merger, Northrim has agreed to appoint Linda C. Thomas, a current director and vice chair of the Alaska Pacific board of directors to serve on the Northrim board of directors until the next annual meeting of Northrim’s shareholders, where Ms. Thomas shall stand for re-election to the Northrim board of directors. With the exception of the addition of Ms. Thomas to the Northrim board of directors at the effective time of the merger, the composition of Northrim’s board of directors and executive officers is not anticipated to change in connection with the completion of the merger.

The Rights of Alaska Pacific Shareholders will Change as a Result of the Merger (page 83)

Since both Northrim and Alaska Pacific are incorporated under the Alaska Corporations Code, such statute will continue to govern Alaska Pacific shareholders after the completion of the merger. However, shareholder rights under the Articles of Incorporation and bylaws of Northrim, differ from those in Alaska Pacific’s governing documents. This proxy statement/prospectus contains descriptions of the material differences in shareholder rights under each of the Northrim and Alaska Pacific governing documents.

Risk Factors (page 21)

You should consider all the information contained in or incorporated by reference into this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should consider the factors under “Risk Factors.”

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF NORTHRIM

The following table summarizes Northrim’s financial results for the periods and at the dates indicated and should be read in conjunction with Northrim’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that Northrim has previously filed with the Securities and Exchange Commission (the “SEC”). Historical financial information for Northrim can be found in its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, both of which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 92 for instructions on how to obtain the information that has been incorporated by reference.

	As of or for the Year Ended December 31,					As of or for the Nine Months Ended Sept. 30,
	2012	2011	2010	2009	2008	2013	2012
	(in thousands, except per share data)
Summarized Income Statement Data:
Net interest income	$42,223	$42,364	$44,213	$46,421	$45,814	$32,513	$31,433
Provision (benefit) for loan losses	(1,559)	1,999	5,583	7,066	7,199	(635)	(1,259)
Other operating income	15,432	13,090	12,377	13,084	11,354	10,084	11,089
Other operating expenses	39,600	36,755	37,624	41,357	40,394	29,164	29,045

Income before provision for income taxes	19,614	16,700	13,383	11,082	9,575	14,068	14,746

Provision for income taxes	6,156	4,873	3,918	2,967	3,122	4,235	4,568

Net income	$13,458	$11,827	$9,465	$8,115	$6,453	$9,833	$10,178

Less: net income attributable to noncontrolling interest	512	429	399	388	370	189	394
Net income attributable to Northrim BanCorp	$12,946	$11,398	$9,066	$7,727	$6,083	$9,644	$9,784

Balance Sheet Data:
Total assets	$1,160,107	$1,085,258	$1,054,520	$1,003,029	$1,006,392	$1,179,137	$1,133,798
Portfolio loans	704,213	645,562	671,812	655,039	711,286	754,355	671,644
Deposits	970,129	911,248	892,136	853,108	843,252	968,229	944,944
Borrowings	4,479	4,626	4,766	4,897	15,986	6,578	4,517
Junior subordinated debentures	18,558	18,558	18,558	18,558	18,558	18,558	18,558
Total shareholders’ equity	136,353	125,435	117,122	111,020	104,648	142,603	134,111

Per Common Share Data:
Basic earnings per share	$2.00	$1.77	$1.42	$1.22	$0.96	$1.48	$1.51
Diluted earnings per share	1.97	1.74	1.40	1.20	0.95	1.46	1.49
Book value at end of period	20.93	19.39	18.21	17.42	16.53	21.89	20.70
Tangible book value[1]	19.67	18.09	16.86	16.01	15.06	20.66	19.43
Cash dividends declared	0.56	0.50	0.44	0.40	0.66	0.47	0.41

Ratios
Net interest margin (tax equivalent)[2]	4.40%	4.59%	4.92%	5.33%	5.26%	4.30%	4.46%
Efficiency Ratio[3]	68.25%	65.78%	65.96%	68.96%	70.05%	68.05%	67.31%
Return on assets	1.19%	1.09%	0.90%	0.79%	0.62%	1.13%	1.22%
Return on equity	9.85%	9.34%	7.87%	7.08%	5.85%	9.23%	10.10%
Equity/assets	11.75%	11.56%	11.11%	11.07%	10.40%	12.09%	11.83%
Dividend payout ratio	28.39%	28.67%	31.41%	33.18%	68.93%	32.07%	27.43%
Nonperforming loans/portfolio loans	0.64%	1.14%	1.70%	2.10%	3.66%	0.38%	0.73%
Net charge-offs (recoveries)/average loans	(0.03%)	(0.01%)	0.66%	1.00%	0.86%	(0.14%)	(0.24%)
Nonperforming assets/assets	0.78%	1.16%	2.07%	3.10%	3.84%	0.56%	0.94%
Allowance for loan losses/portfolio loans	2.33%	2.56%	2.14%	2.00%	1.81%	2.19%	2.46%

Other Information
Effective tax rate	31%	29%	29%	27%	34%	30%	31%
Number of banking offices	10	10	10	11	11	10	10
Number of employees	245	260	268	295	290	255	249

1	Tangible book value per share is a non-GAAP ratio that represents shareholders equity, less intangible assets, divided by common stock outstanding. Northrim’s management believes tangible book value is a useful measurement of the value of Northrim’s equity. See reconciliation to comparable GAAP measurement below.
2	Tax-equivalent net interest margin is a non-GAAP performance measurement in which interest income on non-taxable investments and loans is presented on a tax-equivalent basis using a combined federal and state statutory rate of 41.11% in all years presented. Northrim’s management believes that tax-equivalent net interest margin is a useful financial measure because it enables investors to evaluate net interest margin excluding tax expense in order to monitor our effectiveness in growing higher interest yielding assets and managing Northrim’s costs of interest bearing liabilities over time on a fully tax equivalent basis. See reconciliation to comparable GAAP measurement below.
3	In managing Northrim’s business, Northrim’s management reviews the efficiency ratio exclusive of intangible asset amortization, which is a non-GAAP performance measurement. Management believes that this is a useful financial measurement because management believes this presentation provides investors with a more accurate picture of Northrim’s operating efficiency. The efficiency ratio is calculated by dividing other operating expense, exclusive of intangible asset amortization, by the sum of net interest income and other operating income. Other companies may define or calculate this data differently. For additional information see the “Other Operating Expense” section in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Northrim’s Annual Report on Form 10-K for the year ended December 31, 2012, and in “Item 2 Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Northrim’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 which are both incorporated by reference into this proxy statement/prospectus. See reconciliation to comparable GAAP measurement below.

Reconciliation of Selected Financial Data to Generally Accepted Accounting Principles (“GAAP”) Financial Measures

These unaudited schedules provide selected financial information concerning Northrim that should be read in conjunction with “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Northrim’s Annual Report on Form 10-K for the year ended December 31, 2012, and in “Item 2 Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Northrim’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2013 which are both incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 92 for instructions on how to obtain the information that has been incorporated by reference.

Reconciliation of tangible book value per share to book value per share

	December 31,					September 30,
(In Thousands, except per share data)	2012	2011	2010	2009	2008	2013	2012
Shareholders’ equity	$136,260	$125,383	$117,072	$110,972	$104,648	$142,603	$134,111
Divided by common shares outstanding	6,512	6,467	6,427	6,371	6,331	6,516	6,474

Book value per share	$20.93	$19.39	$18.21	$17.42	$16.53	$21.89	$20.70

	December 31,					September 30,
(In Thousands, except per share data)	2012	2011	2010	2009	2008	2013	2012
Shareholders’ equity	$136,260	$125,383	$117,072	$110,972	$104,648	$142,603	$134,111
Less: goodwill and intangible assets, net	8,170	8,421	8,697	8,996	9,320	7,994	8,228

Tangible book value	$128,090	$116,962	$108,375	$101,976	$95,328	$134,609	$125,883

Divided by common shares outstanding	6,512	6,467	6,427	6,371	6,331	6,516	6,474

Tangible book value per share	$19.67	$18.09	$16.86	$16.01	$15.06	$20.66	$19.43

Reconciliation of tax-equivalent net interest margin to net interest margin

	For the Year Ended December 31,					For the Nine Months Ended September 30,
(In Thousands)	2012	2011	2010	2009	2008	2013	2012
Net interest income (4)	$42,223	$42,364	$44,213	$46,421	$45,814	$32,513	$31,443
Divided by average interest-bearing assets	973,741	934,732	904,168	876,101	876,904	1,024,591	957,203

Net interest margin	4.34%	4.53%	4.89%	5.30%	5.22%	4.23%	4.38%

	For the Year Ended December 31,					For the Nine Months Ended September 30,
(In Thousands)	2012	2011	2010	2009	2008	2013	2012
Net interest income (4)	$42,223	$42,364	$44,213	$46,421	$45,814	$32,513	$31,443
Plus: reduction in tax expense related to tax-exempt interest income	626	580	315	300	280	492	540

	$42,849	$42,944	$44,528	$46,721	$46,094	$33,005	$31,983

Divided by average interest-bearing assets	973,741	934,732	904,168	876,101	876,904	1,024,591	957,203

Tax-equivalent net interest margin	4.40%	4.59%	4.92%	5.33%	5.26%	4.30%	4.46%

Calculation of efficiency ratio

	For the Year Ended December 31,					For the Nine Months Ended September 30,
(In Thousands)	2012	2011	2010	2009	2008	2013	2012
Net interest income (4)	$42,223	$42,364	$44,213	$46,421	$45,814	$32,513	$31,443
Other operating income	15,432	13,090	12,377	13,084	11,354	10,084	11,089

Total revenue	57,655	55,454	56,590	59,505	57,168	42,597	42,532

Other operating expense	39,600	36,755	37,624	41,357	40,394	29,164	29,045
Less intangible asset amortization	252	275	299	323	347	175	193

Adjusted other operating expense	$39,348	$36,480	$37,325	$41,034	$40,047	$28.989	$28,852

Efficiency ratio	68.25%	65.78%	65.96%	68.96%	70.05%	68.05%	67.84%

(4)	Amount represents net interest income before provision for loan losses.

Reconciliation of total shareholders’ equity to tangible common shareholders’ equity and total assets to tangible assets

	December 31,					September 30,
(In Thousands)	2012	2011	2010	2009	2008	2013	2012
Shareholders’ equity	$136,353	$125,435	$117,122	$111,020	$104,648	$142,603	$134,111
Less: goodwill and other intangible assets, net	8,170	8,421	8,697	8,996	9,320	7,994	8,228

Tangible common shareholders’ equity	$128,183	$117,014	$108,425	$102,024	$95,328	$134,609	$125,883

Total assets	$1,160,107	$1,085,258	$1,054,529	$1,003,029	$1,006,392	$1,179,137	$1,133,798
Less: goodwill and other intangible assets, net	8,170	8,421	8,697	8,996	9,320	7,994	8,228

Tangible assets	$1,151,937	$1,076,837	$1,045,832	$994,033	$997,072	$1,171,143	$1,125,570

Tangible common equity ratio	11.12%	10.86%	10.37%	10.26%	9.56%	11.49%	11.17%

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied, and are not audited. Although Northrim’s management acknowledges that these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analyses of results as reported under GAAP.

SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF ALASKA PACIFIC

The following table summarizes financial results achieved by Alaska Pacific for the periods and at the dates indicated and should be read in conjunction with Alaska Pacific’s consolidated financial statements and the notes to the consolidated financial statements contained in reports that Alaska Pacific has previously filed with the SEC. Historical financial information for Alaska Pacific can be found in its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, both of which are incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 92 for instructions on how to obtain the information that has been incorporated by reference.

	As of or for the Year Ended December 31,					As of or for the Nine Months Ended Sept. 30,
	2012	2011	2010	2009	2008	2013	2012
	(in thousands, except per share data)
Summarized Income Statement Data:
Net interest income	$7,892	$7,891	$8,482	$8,322	$8,760	$5,856	$5,899
Provision for loan losses	300	373	899	2,947	5,034	180	240
Noninterest income	1,796	1,400	1,786	1,884	1,342	1,612	1,183
Noninterest expense	8,757	7,977	8,781	9,432	8,791	6,486	6,582

Income (loss) before provision for income taxes	631	941	588	(2,173)	3,723	802	260

Provision (benefit) for income taxes	152	—	(255)	18	(1,405)	521	104

Net income/(loss)	$479	$941	$843	$(2,191)	$(2,318)	$281	$156

Net income/(loss) available to common equity	$166	$631	$539	$(2,462)	$(2,318)	$44	$(78)

Per Common Share Data:
Basic net income/(loss)	$0.25	$0.96	$0.82	$(3.76)	$(3.54)	$0.07	$(0.12)
Diluted net income/(loss)	0.22	0.87	0.76	(3.76)	(3.54)	0.06	(0.12)

Balance Sheet Data:
Total assets	$182,077	$172,057	$174,369	$178,308	$190,851	$183,054	$180,114
Total deposits	156,481	147,201	147,548	148,217	162,175	161,281	155,381
FHLB advances	3,000	3,000	5,000	9,834	10,320	—	3,000
Total liabilities	161,277	151,515	154,590	159,628	174,568	162,243	159,564
Stockholders’ equity	20,800	20,542	19,779	18,680	16,283	20,811	20,550

COMPARATIVE PER SHARE DATA

(Unaudited)

Presented below for Northrim and Alaska Pacific is historical, unaudited pro forma combined and pro forma equivalent per share financial data as of and for the year ended December 31, 2012 as well as for the nine months ended September 30, 2013. The information presented below should be read together with the historical consolidated financial statements of Northrim and Alaska Pacific, including the related notes, filed by each of them with the SEC and incorporated by reference into this proxy statement/prospectus, and with the consolidated historical financial data for Northrim and Alaska Pacific appearing elsewhere in this proxy statement/prospectus. See “Where You Can Find More Information” on page 92.

The pro forma and pro forma per equivalent share information give effect to the merger as if the merger had been effective on December 31, 2012 and September 30, 2013, respectively, in the case of the book value data, and as if the merger had been effective as of January 1, 2012 and January 1, 2013, respectively, in the case of the earnings per share and the cash dividends data. The pro forma data combine the historical results of Alaska Pacific into Northrim’s consolidated statement of income and are not indicative of what could have occurred had the acquisition taken place on January 1, 2012 or January 1, 2013.

The pro forma data, while helpful in illustrating the financial characteristics of the combined company under one set of assumptions, does not reflect the impact of factors, including the estimated impact of certain fair value adjustments and other acquisition related-activities that may result as a consequence of the merger or consider any potential impacts of current market conditions or the merger on revenues, expense efficiencies, asset dispositions, and share repurchases, among other factors, nor the impact of possible business model changes. As a result, pro forma data is presented for illustrative purposes only and does not represent an attempt to predict or suggest future results. Additionally, the Alaska Pacific pro forma equivalent per share data is based on the 15-trading day weighted average closing price of Northrim’s common stock, as of December 3, 2013, which will likely be different from the Northrim Average Share Price, used to calculate the actual per share common stock exchange ratio.

	Historical		Northrim Pro Forma Combined	Alaska Pacific Pro Forma Equivalent Per Share(3)
	Northrim	Alaska Pacific
Basic Net Income
For the year ended December 31, 2012	$2.00	$0.25	$1.94	$1.35
For the nine months ended September 30, 2013	$1.48	$0.07	$1.42	$0.99
Diluted Net Income
For the year ended December 31, 2012	$1.97	$0.22	$1.91	$1.33
For the nine months ended September 30, 2013	$1.46	$0.06	$1.41	$0.98
Cash Dividends (1)
For the year ended December 31, 2012	$0.56	—	$0.56	$0.39
For the nine months ended September 30, 2013	$0.47	—	$0.47	$0.33
Book Value
As of December 31, 2012	$20.93	$31.78	$21.08	$14.64
For the nine months ended September 30, 2013	$21.89	$31.79	$21.99	$15.27
Market Value
As of October 21, 2013 (2)	$23.69	$11.65	N/A	N/A

(1)	Pro forma combined cash dividend amounts are the same as historical because no change in Northrim’s dividend policy is expected as a result of the merger.
(2)	Business day immediately preceding announcement of proposed transaction.
(3)	The Alaska Pacific unaudited pro forma equivalent per share financial information is computed by multiplying the Northrim pro forma combined amounts by a per share common stock exchange ratio of 0.6944, based on the 15-trading day weighted average closing price of Northrim’s common stock as of December 3, 2013, subject to the price collars set forth in the merger agreement. Additionally, these calculations assume that the TARP Warrant is converted into the right of the holder to receive an amount in cash equal to the Per Share Common Stock Cash Amount, less $4.08 per share for each share of Alaska Pacific common stock underlying the TARP Warrant.

RISK FACTORS

This information should be read in conjunction with Northrim’s annual report on Form 10-K for the year ended December 31, 2012, and its quarterly reports on Form 10-Q filed subsequent thereto and the other documents which are incorporated by reference into this proxy statement/prospectus. Upon completion of the merger, in exchange for your shares of Alaska Pacific’s common stock, you may elect to receive shares of Northrim common stock. Prior to deciding whether or not to approve the merger agreement, you should be aware of and consider the following risks and uncertainties that are applicable to the merger and Northrim, in addition to the other information contained in or incorporated by reference into this Proxy Statement/Prospectus, including the matters addressed under the heading “Cautionary Statement Regarding Forward-Looking Statements,” beginning on page 25.

Risk Factors Relating to the Merger

The merger consideration will fluctuate prior to the completion of the merger and Alaska Pacific shareholders cannot be sure of the value of the merger consideration they will receive.

Because the consideration to be received by Alaska Pacific’s shareholders in the merger is based on the Northrim Average Share Price, the actual amount of consideration you will receive in the merger will vary based on the market price of Northrim’s shares of common stock. As a consequence, the total amount of consideration you will receive in the merger is not known as of the date of this proxy statement/prospectus and will not be known at the date of the special meeting. Since the merger consideration will vary due to various factors that are beyond the control of Northrim and Alaska Pacific, including but not limited to general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations, there is no guarantee that the price per share of Northrim common stock will not drop prior to the completion of the merger, resulting in Alaska Pacific shareholders receiving the minimum amount of consideration in the merger.

The market price of Northrim common stock after the merger may be affected by factors different from those affecting the shares of Alaska Pacific or Northrim currently.

Upon completion of the merger, holders of Alaska Pacific common stock who receive shares of Northrim common stock in the merger will become shareholders of Northrim. Northrim’s business differs from that of Alaska Pacific, and, accordingly, the results of operations of the combined company and the market price of the combined company’s shares of common stock may be affected by factors different from those currently affecting the independent results of operations of each of Northrim and Alaska Pacific. For a discussion of the businesses of Northrim and Alaska Pacific and of certain factors to consider in connection with those businesses, see the documents incorporated by reference in this proxy statement/prospectus and referred to under “Where You Can Find More Information” beginning on page 92.

Alaska Pacific shareholders may receive a form of consideration different from what they elected.

Although each Alaska Pacific shareholder may elect to receive either cash or shares of Northrim’s common stock in the merger as consideration for their shares of Alaska Pacific common stock, the terms of the merger agreement limit the total amount of either cash or shares of Northrim common stock that are payable to Alaska Pacific’s shareholders. As a result, if either the aggregate cash or stock elections exceed the maximum available under the merger agreement, and you choose the consideration election that exceeds the maximum available, your merger consideration will be in a form that you did not choose.

Regulatory approvals may not be received, may take longer than expected or impose conditions that are not presently anticipated.

Before the merger may be completed, we must obtain various approvals or consents from the Federal Deposit Insurance Corporation, the Office of the Comptroller of the Currency the Alaska Division of Banking and Securities, the Federal Reserve Bank of San Francisco and various other bank regulatory and other authorities. These authorities may impose conditions on the completion of the merger or require changes to the terms of the merger. Such conditions or changes could have the effect of delaying completion of the merger or imposing additional costs on or limiting the revenues of Northrim following the merger. See “The Merger—Regulatory Approvals Required for the Merger” beginning on page 55.

Alaska Pacific may not be able to repurchase or redeem the TARP Stock or convert the TARP Warrant into either shares of Alaska Pacific common stock or into the right to receive solely cash in connection with the merger.

The merger agreement requires that Alaska Pacific use its reasonable best efforts to cause or facilitate the repurchase or redemption of all of the issued and outstanding shares of TARP Stock from the holders thereof before the effective time of the merger on terms deemed satisfactory by Alaska Pacific and Northrim. Further, it is a condition to the closing of the merger agreement that Alaska Pacific shall have caused either the TARP Warrant to be converted into shares of Alaska Pacific common stock or have caused the terms of the TARP Warrant to be amended to provide for the TARP Warrant to be converted solely into cash. Northrim cannot assure you that that Alaska Pacific will be able to satisfy these conditions. If the conditions are not satisfied by Alaska Pacific or waived by Northrim, the merger may not be completed or will be delayed, which would result in the loss of some or all of the expected benefits of the merger.

If the conditions contained in the merger agreement are not met or waived the merger cannot be completed.

Even if the merger agreement is approved by the shareholders of Alaska Pacific, specified conditions must be satisfied or waived to complete the merger. These conditions are described in the merger agreement. Northrim cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the merger may not be completed or will be delayed, which would result in the loss of some or all of the expected benefits of the merger.

The fairness opinion obtained by Alaska Pacific from its financial advisor will not reflect changes in circumstances between signing the merger agreement and the completion of the merger.

Alaska Pacific has not obtained an updated fairness opinion as of the date of this proxy statement/prospectus from Keefe Bruyette & Woods, Inc., Alaska Pacific’s financial advisor. Changes in the operations and prospects of Alaska Pacific or Northrim, general market and economic conditions and other factors that may be beyond the control of Alaska Pacific and Northrim, and on which the fairness opinion was based, may alter the value of Alaska Pacific or Northrim or the prices of shares of Alaska Pacific common stock or Northrim common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. Because Alaska Pacific does not anticipate asking its financial advisor to update its opinion, the October 21, 2013 opinion does not address the fairness of the merger consideration, from a financial point of view, at the time the merger is completed. The opinion is included as Annex B to this proxy statement/prospectus. For a description of the opinion that Alaska Pacific received from its financial advisor, please refer to “The Merger—Opinion of Keefe Bruyette & Woods, Inc.” on page 40. For a description of the other factors considered by Alaska Pacific’s board of directors in determining to approve the merger, please refer to “The Merger—Alaska Pacific’s Reasons for the merger; Recommendation of the Alaska Pacific Board of Directors” on page 38.

Some of the directors and executive officers of Alaska Pacific may have interests and arrangements that may have influenced their decisions to support or recommend that you approve the merger agreement.

The interests of some of the directors and executive officers of Alaska Pacific may be different from those of Alaska Pacific common shareholders, and directors and officers of Alaska Pacific may be participants in arrangements that are different from, or in addition to, those of Alaska Pacific common shareholders. These interests and arrangements may create potential conflicts of interest. Alaska Pacific’s board of directors was aware of these interests and considered these interests, among other matters, when making its decision to approve the merger agreement, and in recommending that Alaska Pacific shareholders vote in favor of approving the merger agreement. These interests are described in more detail in the section of this proxy statement/prospectus entitled “The Merger—Interests of Alaska Pacific’s Directors and Executive Officers in the Merger” beginning on page 50.

Termination of the merger agreement could negatively impact Alaska Pacific.

If the merger agreement is terminated, there may be various consequences. For example, Alaska Pacific’s business may have been impacted adversely by the failure to pursue other beneficial opportunities due to the focus of its management on the merger, without realizing any of the anticipated benefits of completing the merger, or the market price of Alaska Pacific common stock could decline to the extent that the current market price reflects a market assumption that the merger will be completed. If the merger agreement is terminated and Alaska Pacific’s board of directors seeks another merger or business combination, Alaska Pacific shareholders cannot be certain that Alaska Pacific will be able to find a party willing to pay the equivalent consideration than that which Northrim has agreed to pay in the merger. In addition, if the merger agreement is terminated under certain circumstances, including circumstances involving a change in recommendation by Alaska Pacific’s board of directors, Alaska Pacific may be required to pay Northrim a termination fee of $600,000.

Alaska Pacific will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainty about the effect of the merger on employees and customers may have an adverse effect on Alaska Pacific. These uncertainties may impair Alaska Pacific’s ability to attract, retain and motivate key personnel until the merger is completed, and could cause customers and others that deal with Alaska Pacific to seek to change existing business relationships with Alaska Pacific.

Alaska Pacific shareholders will have a reduced ownership and voting interest after the merger and will exercise less influence over management.

Alaska Pacific shareholders currently have the right to vote in the election of the Alaska Pacific board of directors and on other matters affecting Alaska Pacific. When the merger occurs, each Alaska Pacific shareholder that receives shares of Northrim common stock will become a shareholder of Northrim with a percentage ownership of the combined organization that is much smaller than the shareholder’s percentage ownership of Alaska Pacific. Because of this, Alaska Pacific shareholders will have less influence on the management and policies of Northrim than they now have on the management and policies of Alaska Pacific.

Additional Risks related to Northrim upon the Successful Completion of the Merger

Combining the two companies may be more difficult, costly or time-consuming than expected.

Northrim and Alaska Pacific have operated and, until the completion of the merger, will continue to operate, independently. The success of the merger will depend, in part, on our ability to successfully combine the businesses of Northrim and Alaska Pacific. To realize these anticipated benefits, after the completion of the merger, Northrim expects to integrate Alaska Pacific’s business into its own. It is possible that the integration process could result in the loss of key employees, the disruption of each company’s ongoing businesses or inconsistencies in standards, controls, procedures and policies that adversely affect the combined company’s ability to maintain relationships with clients, customers, depositors and employees or to achieve the anticipated benefits of the merger. The loss of key employees could adversely affect Northrim’s ability to successfully conduct its business in the markets in which Alaska Pacific now operates, which could have an adverse effect on Northrim’s financial results and the value of its common stock. If Northrim experiences difficulties with the integration process, the anticipated benefits of the merger may not be realized fully or at all, or may take longer to realize than expected. As with any merger of financial institutions, there also may be business disruptions that cause Alaska Pacific to lose customers or cause customers to remove their accounts from Alaska Pacific and move their business to competing financial institutions. These integration matters could have an adverse effect on each of Alaska Pacific and Northrim during this transition period and for an undetermined period after consummation of the merger.

Integrating Alaska Pacific may divert Northrim’s management’s attention away from our operations.

Successful integration of Northrim’s and Alaska Pacific’s operations and personnel will place an additional burden on our management and internal resources. This additional burden could lead to significant diversion of management attention and resources, which could lead to a decrease in Northrim’s future operating results and thereby impact its share price.

Risk Factors Relating to Northrim’s Business

Northrim is, and will continue to be subject to the risks described in its Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as updated by its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2013, June 30, 2013 and September 30, 2013, all of which are filed with the SEC and incorporated by reference into this proxy statement/prospectus. See “Where You Can Find More Information” on page 92 for instructions on how to obtain the information that has been incorporated by reference.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated herein contain “forward-looking statements” that are subject to risks and uncertainties. These statements include, but are not limited to, descriptions of Northrim’s and Alaska Pacific’s financial condition, results of operations, asset and credit quality trends and profitability and statements about the expected timing, completion, financial benefits and other effects of the merger. All statements, other than statements of historical fact, regarding the financial position, business strategy and respective management’s plans and objectives for future operations of each of Northrim and Alaska Pacific are forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. When used in this proxy statement/prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Northrim, Northrim’s management, Alaska Pacific, or Alaska Pacific’s management are intended to help identify forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Although we believe that management’s respective expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.

Forward-looking statements are subject to various risks and uncertainties that may cause actual results to differ materially and adversely from expectations as indicated in the forward-looking statements. These risks and uncertainties include:

•	expected cost savings, synergies and other financial benefits from the merger might not be realized within the expected time frames and costs or difficulties relating to merger integration matters might be greater than expected;

•	the requisite shareholder and regulatory approvals for the merger and the merger bank merger and/or the approval of the merger agreement by shareholders of Alaska Pacific might not be obtained or other conditions to the completion of the merger might not be satisfied or waived;

•	the ability of Northrim and Alaska Pacific to execute their respective business plans during the period between now and the completion of the merger;

•	actual results may be affected by competition with other financial institutions;

•	customer acceptance of new products and services;

•	the regulatory environment in which we operate;

•	changes in general trends in the local, regional and national banking industry and economy as those factors relate to the cost of funds and return on assets;

•	risks inherent in the banking industry relating to collectability of loans and changes in interest rates;

•	adverse changes in the securities markets; and

•	the inability of key third-party providers to perform their obligations.

Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in other filings of Northrim and Alaska Pacific made with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this proxy statement/prospectus, and neither Northrim nor Alaska Pacific undertakes an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this proxy statement/prospectus.

THE ALASKA PACIFIC SPECIAL MEETING

This section contains information for Alaska Pacific shareholders about the special meeting that Alaska Pacific has called to allow its shareholders to consider and approve the merger agreement. We are mailing this proxy statement/prospectus to you, as an Alaska Pacific shareholder, on or about February 3, 2014. Together with this proxy statement/prospectus, we are also sending to you a notice of the special meeting of Alaska Pacific shareholders and a form of proxy card that Alaska Pacific’s board of directors is soliciting for use at the special meeting and at any adjournments or postponements of the special meeting.

This proxy statement/prospectus is also being furnished by Northrim to Alaska Pacific shareholders as a prospectus in connection with the issuance of shares of Northrim common stock in the merger.

Date, Time and Place of Meeting

The special meeting will be held in the Treadwell Room, Baranof Hotel, 127 N. Franklin Street, Juneau, Alaska on March 11, 2014, at 10:00 a.m. local time.

Matters to be Considered

At the special meeting of shareholders, you will be asked to consider and vote upon the following matters:

•	a proposal to approve the merger agreement;

•	approve the advisory (non-binding) proposal on specified compensation; and

•	a proposal to approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in favor of the approval of the merger agreement.

Recommendation of the Alaska Pacific Board of Directors

Alaska Pacific’s board of directors determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of Alaska Pacific and its shareholders and has unanimously approved the merger and the merger agreement. Alaska Pacific’s board of directors recommends that Alaska Pacific shareholders vote “FOR” approval of the merger agreement, “FOR” the compensation proposal, and “FOR” the adjournment proposal. See “The Merger—Alaska Pacific’s Reasons for the Merger; Recommendation of the Alaska Pacific Board of Directors” on page 38 for a more detailed discussion of the Alaska Pacific board of directors’ recommendation.

Record Date and Quorum

Alaska Pacific’s board of directors has fixed the close of business on January 27, 2014, as the record date for determining the holders of Alaska Pacific common stock entitled to receive notice of and to vote at the Alaska Pacific special meeting.

As of the record date, there were 654,486 shares of Alaska Pacific common stock outstanding and entitled to vote at the Alaska Pacific special meeting held by approximately 327 holders of record. Each share of Alaska Pacific common stock entitles the holder to one vote at the Alaska Pacific special meeting on each proposal to be considered at the Alaska Pacific special meeting.

The presence at the special meeting, in person or by proxy, of holders of a majority of the outstanding shares of Alaska Pacific common stock entitled to vote at the special meeting will constitute a quorum for the transaction of business. All shares of Alaska Pacific common stock, whether present in person or represented by proxy, including abstentions and broker non-votes, will be treated as present for purposes of determining the presence or absence of a quorum for all matters voted on at the Alaska Pacific special meeting. A broker non-vote occurs when a broker is not permitted to vote on a matter without instructions from the beneficial owner of the shares and no instruction is given.

Vote Required; Treatment of Abstentions and Failure to Vote

Approval of the merger agreement requires the affirmative vote of the holders of two-thirds of the outstanding shares of Alaska Pacific common stock entitled to vote at the special meeting. You are entitled to one vote for each share of Alaska Pacific common stock you held as of the record date. Because approval is based on the affirmative vote of two-thirds of shares outstanding, your failure to vote, failure to instruct your bank or broker with respect to the proposal to approve the merger agreement, or an abstention will have the same effect as a vote against approval of the merger agreement.

Approval of the compensation proposal requires the affirmative vote of the holders of a majority of the shares of Alaska Pacific common stock represented in person or by proxy at the Alaska Pacific special meeting and entitled to vote on the compensation proposal.

Approval of the adjournment proposal requires the affirmative vote of the holders of a majority of shares of Alaska Pacific common stock represented in person or by proxy at the Alaska Pacific special meeting and entitled to vote on such proposal at the special meeting.

Because approval of both the compensation proposal and the adjournment proposal is based on the affirmative vote of a majority of shares voting at the special meeting, abstentions, the failure to vote or failure to instruct your bank or broker with respect to either the compensation proposal or the adjournment proposal will have no effect on the outcome of either proposal.

Shares Held by Officers and Directors

As of the record date, directors and executive officers of Alaska Pacific and their affiliates owned and were entitled to vote 80,899 shares of Alaska Pacific common stock, representing approximately 12.36% of the total shares of Alaska Pacific common stock outstanding on that date. Each director and executive officer of Alaska Pacific has entered into a voting support agreement with Northrim, whereby each such director or executive officer has agreed to, among other things, vote all their shares in favor of the proposal to approve the merger agreement. As of December 3, 2013, Northrim and its subsidiaries held no shares of Alaska Pacific common stock and its directors and executive officers or their affiliates held no  shares of Alaska Pacific common stock.

Voting of Proxies; Incomplete Proxies

Each copy of this proxy statement/prospectus mailed to holders of Alaska Pacific common stock is accompanied by a form of proxy with instructions for voting. If you hold stock in your name as a shareholder of record, you should complete and return the proxy card accompanying this proxy statement/prospectus, or call the toll-free telephone number or use the Internet as described in the instructions included with your proxy card or voting instruction card, regardless of whether you plan to attend the special meeting.

If you hold your stock in “street name” through a bank or broker, you must direct your bank or broker to vote in accordance with the instructions you have received from your bank or broker.

Alaska Pacific shareholders should not send Alaska Pacific stock certificates with their proxy cards.

All shares represented by valid proxies (including those given by telephone or the Internet) that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card. If you make no specification on your proxy card as to how you want your shares voted before signing and returning it, your proxy will be voted “FOR” approval of the merger agreement, “FOR” the compensation proposal, and “FOR” approval of the adjournment proposal. No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting. However, if other business properly comes before the Alaska Pacific special meeting, the proxy agents will, in their discretion, vote upon such matters in their best judgment.

Shares Held in Street Name; Broker Non-Votes

Banks, brokers and other nominees who hold shares of Alaska Pacific common stock in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokers and other nominees are not allowed to exercise their voting discretion with respect to the approval of matters determined to be “non-routine,” such as approval of the merger agreement, without specific instructions from the beneficial owner. Broker non-votes are shares held by a broker, bank or other nominee that are represented at the Alaska Pacific special meeting, but with respect to which the broker or nominee is not instructed by the beneficial owner of such shares to vote on the particular proposal and the broker does not have discretionary voting power on such proposal. It is expected that brokers, banks and other nominees will not have discretionary authority to vote on any proposal at the special meeting and, as a result, Alaska Pacific anticipates that there will not be any broker non-votes cast in connection with any proposal at the special meeting. Therefore, if your broker, bank or other nominee holds your shares of Alaska Pacific common stock in “street name,” your broker, bank or other nominee will vote your shares of Alaska Pacific common stock only if you provide instructions on how to vote by filling out the voter instruction form sent to you by your broker, bank or other nominee with this proxy statement/prospectus.

Revocability of Proxies and Changes to a Alaska Pacific Shareholder’s Vote

If you hold stock in your name as a shareholder of record, you may revoke any proxy at any time before it is voted by (1) signing and returning a proxy card with a later date, (2) delivering a written revocation letter to Alaska Pacific’s corporate secretary, (3) voting again by telephone or the Internet, or (4) attending the special meeting in person, notifying the corporate secretary, and voting by ballot at the special meeting.

Any shareholder entitled to vote in person at the special meeting may vote in person regardless of whether a proxy has been previously given, but the mere presence (without notifying Alaska Pacific’s corporate secretary) of a shareholder at the special meeting will not constitute revocation of a previously given proxy.

Written notices of revocation and other communications about revoking your proxy should be addressed to:

Alaska Pacific Bancshares, Inc.

2094 Jordan Avenue

Juneau, Alaska 99801

Attention: Corporate Secretary

If your shares are held in “street name” by a bank or broker, you should follow the instructions of your bank or broker regarding the revocation of proxies.

Solicitation of Proxies

Alaska Pacific will bear the entire cost of soliciting proxies from you. In addition to solicitation of proxies by mail, Alaska Pacific will request that banks, brokers, and other record holders send proxies and proxy material to the beneficial owners of Alaska Pacific common stock and secure their voting instructions. Alaska Pacific will reimburse the record holders for their reasonable expenses in taking those actions. Alaska Pacific has also made arrangements with Georgeson Inc. to assist it in soliciting proxies and has agreed to pay them $6,500 plus reasonable expenses for these services. If necessary, Alaska Pacific may use several of its regular employees, who will not be specially compensated, to solicit proxies from the Alaska Pacific shareholders, either personally or by telephone, facsimile, letter or other electronic means.

Attending the Meeting

All holders of Alaska Pacific common stock, including shareholders of record and shareholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the special meeting. Shareholders of record can vote in person at the special meeting. If you are not a shareholder of record, you must obtain a proxy executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the special meeting. If you plan to attend the special meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership. In addition, you must bring a form of personal photo identification with you in order to be admitted. Alaska Pacific reserves the right to refuse admittance to anyone without proper proof of share ownership.

Assistance

If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Alaska Pacific common stock, please contact Georgeson Inc., Alaska Pacific’s proxy solicitor:

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

Shareholders Call Toll Free (877) 507-1756

Bank and Brokers Call Toll Free (800) 223-2064

INFORMATION ABOUT THE COMPANIES

Northrim BanCorp, Inc.

Northrim BanCorp, Inc. is a publicly traded bank holding company headquartered in Anchorage, Alaska. Northrim’s common stock trades on the NASDAQ Global Select Stock Market under the symbol, “NRIM.” Northrim is regulated by the Federal Reserve Bank of San Francisco. Northrim Bank began banking operations in Anchorage in December 1990, and Northrim was formed as an Alaska corporation in connection with the reorganization into a holding company structure; that reorganization was completed effective December 31, 2001. Northrim has grown to be the third largest commercial bank in Alaska and in Anchorage in terms of deposits, with $968.2 million in total deposits and $1.2 billion in total assets at September 30, 2013.

Excluding the Merger Sub, Northrim has four wholly-owned subsidiaries:

•	Northrim Bank, a state chartered, full-service commercial bank headquartered in Anchorage, Alaska. Northrim Bank is regulated by the Federal Deposit Insurance Corporation (“FDIC”) and the State of Alaska Department of Commerce, Community and Economic Development, Division of Banking, Securities and Corporations. Northrim Bank has ten branch locations in Alaska; seven in Anchorage, one in Fairbanks, and one each in Eagle River and Wasilla. Northrim also operates in the state of Washington through Northrim Funding Services, a factoring operation that Northrim Bank started in 2004. Northrim Bank offers a wide array of commercial and consumer loan and deposit products, investment products, and electronic banking services over the Internet;

•	Northrim Investment Services Company (“NISC”) was formed in November 2002 to hold Northrim’s 43% equity interest in Elliott Cove Capital Management, LLC, an investment advisory services company. In the first quarter of 2006, through NISC, Northrim purchased an interest in Pacific Wealth Advisors, LLC, an investment advisory, trust, and wealth management business located in Seattle, Washington, which it now holds a 23% interest in;

•	Northrim Capital Trust I, an entity that was formed in May of 2003 to facilitate a trust preferred securities offering by Northrim; and

•	Northrim Statutory Trust 2, an entity that was formed in December of 2005 to facilitate a trust preferred securities offering by Northrim.

Northrim Bank has two active wholly-owned subsidiaries:

•	Northrim Capital Investments Co. (“NCIC”) is a wholly-owned subsidiary of Northrim Bank, which holds a 24% interest in the profits and losses of a residential mortgage holding company, Residential Mortgage Holding Company, LLC (“RML”). The predecessor of RML, Residential Mortgage, LLC, was formed in 1998 and has offices throughout Alaska. RML also operates in real estate markets in the state of Washington through a joint venture. In March and December of 2005, NCIC purchased ownership interests totaling 50.1% in Northrim Benefits Group, LLC, an insurance brokerage company that focuses on the sale and servicing of employee benefit plans. In the fourth quarter of 2011, NCIC purchased a 43% interest in Elliott Cove Insurance Agency, LLC; an insurance agency that offers annuity and other insurance products; and

•	Northrim Building, LLC is a wholly-owned subsidiary of Northrim Bank that owns and operates Northrim’s main office facility at 3111 C Street in Anchorage.

Northrim’s principal executive office is located at 3111 C Street in Anchorage, Alaska, 99503, and its telephone number is (907) 562-0062. Northrim’s website can be accessed at www.northrim.com. Information contained in Northrim’s website does not constitute part of, and is not incorporated into, this proxy statement/prospectus.

Additional information about Northrim and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page 92.

Northrim Merger Sub, Inc.

Northrim Merger Sub, Inc.

3111 C Street

Anchorage, Alaska 99503

The Merger Sub is a corporation incorporated under the laws of the State of Alaska and is a wholly-owned subsidiary of Northrim. The Merger Sub was organized solely for the purpose of completing the merger and the other transactions contemplated under the merger agreement and has not conducted, and will not conduct, any business to date.

Alaska Pacific Bancshares, Inc.

Alaska Pacific Bancshares, Inc., an Alaska corporation, was organized on March 19, 1999 for the purpose of becoming the holding company for Alaska Pacific Bank upon Alaska Pacific Bank’s conversion from a federal mutual to a federal stock savings bank. This conversion was completed on July 1, 1999. At September 30, 2013, Alaska Pacific had total assets of $183.0 million, total deposits of $161.3 million and shareholders’ equity of $20.8 million. Alaska Pacific has not engaged in any significant activity other than holding the stock of Alaska Pacific Bank.

Alaska Pacific was founded as “Alaska Federal Savings and Loan Association of Juneau” in 1935 and changed its name to “Alaska Federal Savings Bank” in October 1993. In connection with its conversion from a federal mutual to a federal stock savings bank, Alaska Pacific changed its name from “Alaska Federal Savings Bank” to its current title. Alaska Pacific Bank, as a federally-chartered savings institution, is regulated by the Office of the Comptroller of the Currency, its primary federal regulator and successor to the Office of Thrift Supervision, and the FDIC, as its deposit insurer. Alaska Pacific is regulated by the Federal Reserve Bank of San Francisco its primary federal regulator. Alaska Pacific Bank’s deposits are insured up to applicable limits by the FDIC. Alaska Pacific Bank has been a member of the Federal Home Loan Bank System since 1937.

Alaska Pacific operates as a community oriented financial institution and is devoted to serving the needs of its customers. Alaska Pacific Bank’s business consists primarily of attracting retail deposits from the general public and using those funds to originate one-to-four-family mortgage loans, commercial business loans, consumer loans, construction loans and commercial real estate loans.

Alaska Pacific Bank’s primary market areas are the communities of Juneau, Ketchikan and Sitka, located in the geographically unique region referred to as Southeast Alaska. Alaska Pacific Bank directly serves the communities of Juneau, Ketchikan and Sitka with five retail offices, but has consumer and business customers throughout the entire region.

Alaska Pacific’s principal executive office is located at 2094 Jordan Avenue, Juneau, Alaska, 99801, and its telephone number is (907) 789-4844. Alaska Pacific’s website can be accessed at www.alaskapacificbank.com. Information contained in Alaska Pacific’s website does not constitute part of, and is not incorporated into, this proxy statement/prospectus.

Additional information about Alaska Pacific and its subsidiaries is included in documents incorporated by reference in this proxy statement/prospectus. See “Where You Can Find More Information” on page 92.

THE MERGER

The following discussion contains material information about the merger. The discussion is subject, and qualified in its entirety by reference, to the merger agreement included as Annex A to this proxy statement/prospectus. We urge you to read carefully this entire proxy statement/prospectus, including the merger agreement included as Annex A, for a more complete understanding of the merger.

Terms of the Merger

The merger agreement provides that, upon the terms and subject to the conditions set forth therein, the Merger Sub will merge with and into Alaska Pacific, with Alaska Pacific initially continuing as the surviving entity and a wholly-owned subsidiary of Northrim. Immediately following the merger, the surviving entity will be merged into Northrim and Alaska Pacific Bank will be merged into Northrim Bank.

Pursuant to the terms and conditions of the merger agreement, the total consideration to be paid by Northrim for all of the outstanding shares of Alaska Pacific common stock (including shares subject to the TARP Warrant) will be based on the volume weighted average closing price of Northrim’s common stock for the 15 trading days ending on the fifth trading day before the completion of the merger. The maximum aggregate consideration to be paid by Northrim in connection with the merger is $13,869,274 and the minimum aggregate consideration payable is $12,513,666. Shareholders of Alaska Pacific will be able to elect to receive the merger consideration for their shares of Alaska Pacific common stock in the form of either cash or shares of Northrim’s common stock, subject to proration procedures under the merger agreement. According to the merger agreement, the maximum aggregate cash consideration to be issued in the merger is $6,418,000, while the maximum aggregate share consideration is 322,522 shares of Northrim common stock. However, in the event that Northrim Average Share Price is less than $18.90 per share, the merger agreement provides that Northrim may, in its sole discretion, adjust the ratio of cash and shares of Northrim common stock to be issued in the merger such that the aggregate merger consideration is not less than $12,513,666 or terminate the merger.

The merger agreement and the consummation of the transactions contemplated thereby, including the merger, have been approved unanimously by the boards of directors of Northrim and Alaska Pacific.

Alaska Pacific shareholders are being asked to approve the merger agreement. See the section entitled “The Merger Agreement” beginning on page 56 for additional and more detailed information regarding the legal documents that govern the merger, including information about the conditions to the completion of the merger and the provisions for terminating or amending the merger agreement.

Background of the Merger

Alaska Pacific from time to time has met with other financial institutions and engaged with its senior management in reviews and discussions of potential strategic alternatives, and considered ways to enhance Alaska Pacific’s performance and prospects in light of competitive, regulatory and other relevant developments. These reviews have included periodic discussions and analysis with respect to capital planning, potential transactions that would further Alaska Pacific’s strategic objectives, and the potential benefits and risks of those capital plans and transactions.

In May and June 2010 the Alaska Pacific board had board meetings and strategic planning sessions on the capital markets and banking industry issues and also discussed going private, reviewed a peer group analysis and had an update on the merger and acquisition market.

On September 20, 2010 Joe Beedle, President and CEO of Northrim as part of an informal discussions with Christopher Bourque, Senior Vice President and Chief Operating Officer of Alaska Pacific told Mr. Bourque that if Alaska Pacific ever has an interest in merging with Northrim, Alaska Pacific should let Northrim know.

On September 28, 2010, Alaska Pacific and Alaska Pacific Bank each entered into an Order to Cease and Desist with the Office of Thrift Supervision. As a result of the elimination of the OTS on July 21, 2011, the Federal Reserve Bank of San Francisco, Alaska Pacific’s new primary regulator, and the Office of the Comptroller of the Currency, Alaska Pacific Bank’s new primary regulator continued to administer the Alaska Pacific’s and Alaska Pacific Bank’s Order, respectively. On August 14, 2012 the OCC terminated the Order with Alaska Pacific Bank and on February 1, 2013 the Federal Reserve Bank of San Francisco terminated the Order with Alaska Pacific.

On October 28, 2010 Keefe Bruyette & Woods, Inc. (“KBW”) met with the Alaska Pacific board of directors to review its strategic alternatives. In particular, KBW updated the Alaska Pacific board on the current economic environment and provided a recent historical overview of the market for bank stocks, including the comparative performance of Alaska Pacific. KBW also provided an overview of the current mergers and acquisitions market for banks and discussed the implied valuation of Alaska Pacific based on recent transactions. The Alaska Pacific board of directors also considered the limited growth prospects within Alaska Pacific’s market area and Alaska Pacific Bank’s operating and growth restrictions under the enforcement orders as significant hurdles to the prospects for growing the franchise and enhancing shareholder value as an independent entity. In addition, the Alaska Pacific board considered the earnings and operational challenges that Alaska Pacific faced as a result of the current interest rate and regulatory environment transaction, and provided valuation materials to the Alaska Pacific board of directors for its review.

On February 11, 2011, Bill Corbus, the Chairman of the Alaska Pacific board of directors and Craig Dahl the CEO of Alaska Pacific had lunch with Marc Langland Chairman, President and CEO of Northrim and had a very general discussion of merger and acquisition possibilities between the two organizations.

In a meeting with investors on February 18, 2011, Northrim mentioned Alaska Pacific as an Alaska company it would be interested in acquiring.

In September 15, 2011 at a strategic planning meeting of the Alaska Pacific board of directors, the board approved proceeding on the construction of the new Ketchikan office irrespective of the decision on strategic alternatives.

On December 16, 2011, KBW met in Juneau with the Alaska Pacific board of directors to review various strategies, the current economic environment and provided an update on the market for bank stocks, including the comparative performance of Alaska Pacific. KBW also provided an overview of the current mergers and acquisitions market for banks and discussed the implied valuation of Alaska Pacific based on recent transactions.

On April 24, 2012, the Alaska Pacific board of directors discussed with KBW and Alaska Pacific’s counsel, Breyer & Associates PC (which we refer to as “Alaska Pacific Legal Counsel”), about the possibility of Alaska Pacific deregistering its common stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) and the advantages and disadvantages, expected cost savings and the impact it would have on various strategic alternatives.

On May 22, 2012 KBW and Alaska Pacific Legal Counsel participated in a call with the board. There was discussion that the Controller from another bank (“Party B”) contacted Scott Milner, a director of Alaska Pacific, about an interest that Party B would have in a potential transaction with Alaska Pacific.

On June 19, 2012 KBW participated in a discussion on the merger and acquisition market and a discussion of hypothetical takeout valuation based on different valuation methodologies. Alaska Pacific Legal Counsel participated in the discussion of the alternatives available to Alaska Pacific and the fiduciary duties. Director Scott Milner indicated he had again been contacted by Party B concerning its interest in Alaska Pacific and considered the conversation serious enough to encourage some type of response from Alaska Pacific. The board determined that if there were going to be any further conversations with Party B that Alaska Pacific should first determine if Northrim still had an interest in pursuing a transaction with Alaska Pacific based on previous conversations with Northrim. There was no response to Party B at this time.

On June 22, 2012, Max Rule, Chairman of the Board of Alaska Pacific and Bill Corbus met with Marc Langland to determine if Northrim was still interested in a potential transaction with Alaska Pacific.

On June 23, 2012 Marc Langland indicated to Alaska Pacific that a small group of Northrim executives along with their investment banker Jean Luc Servat were reviewing Alaska Pacific’s financial information to determine if Northrim had an interest.

On July 13, 2012 the Alaska Pacific board of directors discussed the possibility of repurchasing the TARP Stock.

On July 17, 2012, in response to the inquiry from Alaska Pacific, Northrim provided a confidentiality letter to Alaska Pacific expressing an initial assessment and willingness to pursue an acquisition, subject to confidentiality agreements and engagement with investment advisors. The Alaska Pacific board of directors reviewed the materials provided and directed Chairman Max Rule to communicate the board’s interest to Northrim but to explain the reasons for not taking further action.

On July 19, 2012, Chairman Max Rule communicated to Northrim Chairman Marc Langland, that the board had reviewed the confidentiality letter and expression of interest and was very receptive. Mr. Rule indicated that the board thought that there were still several outstanding issues to be resolved before discussions could move forward, including receiving the results of the recent OCC examination, the repayment of the TARP Stock and addressing the outstanding TARP Warrant. Mr. Rule indicated further that it would be at least 30 to 60 days before Alaska Pacific could resolve these issues and before discussions with Northrim could further proceed.

On August 16, 2012 the Alaska Pacific board decided not to construct the new Ketchikan office in light of the strategic alternatives being considered.

On September 14, 2012 KBW participated in a discussion with Alaska Pacific management about repurchasing the TARP Stock.

On September 17, 2012 the Alaska Pacific board of directors had further discussions of whether to move forward with a possible transaction since major contracts were maturing shortly, including a contract with Fiserv, Inc..

On December 11, 2012 KBW presented and reviewed a peer group of institutions for determining the value of Alaska Pacific.

On December 19, 2012 Alaska Pacific Legal Counsel provided information to the Alaska Pacific board of directors on its fiduciary duties in merger and acquisition transactions.

On December 20, 2012 Alaska Pacific Legal Counsel had a call with the Alaska Pacific board of directors to discuss its fiduciary duties and the various considerations in evaluating strategic options.

KBW sent Alaska Pacific a list of due diligence items on January 7, 2013 and on January 14, 2013 Alaska Pacific began providing due diligence information to KBW.

On January 16, 2013 KBW provided its engagement letter to Alaska Pacific and it was reviewed by the Alaska Pacific board of directors.

On February 14, 2013 KBW made a presentation to the Alaska Pacific board of directors on the merger and acquisition environment, potential acquirors and the next steps in the process. The Alaska Pacific board authorized KBW to develop a recommended list of potential partners, a confidential offering memorandum and other documents required to present information on Alaska Pacific to interested parties.

On March 1, 2013 Alaska Pacific entered into the engagement letter with KBW, pursuant to which KBW was engaged to act as financial advisor to Alaska Pacific.

On March 18, 2013 Alaska Pacific confidential information was available for the parties that would be interested in a potential transaction with Alaska Pacific and that signed a confidentiality agreement, including Northrim and Party B.

KBW contacted the nine financial institutions that had been approved by the Alaska Pacific board of directors between March 18, 2013 and April 2, 2013 and only received requests from Northrim and Party B for additional information. The confidentiality agreement with Party B was signed on March 21, 2013 and the confidentiality agreement with Northrim was signed on April 1, 2013 and each party was given access to the data room upon signing the confidentiality agreement. After execution of the confidentiality agreement, Northrim and Party B were provided access to the secure data site that contained the confidential information. Several of the financial institutions that did not request the information indicated that Alaska Pacific was not of interest because of its small size, its market area or business model.

On April 2, 2013, Northrim formally engaged Jean-Luc Servat to provide financial consultancy services to Northrim in connection with the potential acquisition of Alaska Pacific.

Between March 25, 2013 and April 25, 2013 Party B and Northrim requested and were provided additional information on Alaska Pacific.

On April 25, 2013 Alaska Pacific received initial non-binding letters of intent from Northrim and Party B and the letters were presented to the Alaska Pacific board of directors by KBW on May 2, 2013. Northrim proposed merger consideration of $11.0 million to $13.0 million in half stock and half cash and Party B provided for an all cash transaction of $12.2 million. Party B’s proposal included a financing contingency in order to raise capital to consummate the potential transaction.

During May 17-19, 2013 Northrim’s management visited Alaska Pacific’s offices to review documents, and conducted an offsite review of Alaska Pacific’s loan files, followed by a discussion of the loan portfolio with Alaska Pacific’s management.

There was an update call with management, KBW and Alaska Pacific Legal Counsel on May 30, 2013.

Between June 2013 and October 2013 Alaska Pacific and Alaska Pacific Legal Counsel had discussions with the U.S. Treasury concerning the sale of the TARP Warrant that was issued in connection with the TARP program.

On June 5, 2013, KBW sent letters to both parties of additional information that was needed based in connection with the review of their non-binding letters of interest.

On June 10, 2013, Alaska Pacific signed a non-disclosure agreement with Northrim for the confidential exchange of non-public information in connection with a possible transaction.

On June 11, 2013 there was a diligence call with Party B with Alaska Pacific, KBW and Alaska Pacific Legal Counsel for Party B to provide additional information on its proposed offer and its ability to consummate the proposed transaction with Alaska Pacific.

On June 12, 2013 there was a call with Alaska Pacific, KBW and Alaska Pacific Legal Counsel to perform due diligence on Northrim to provide additional information on its proposed offer and its ability to consummate the proposed transaction with Alaska Pacific.

On June 20, 2013 Alaska Pacific received a revised non-binding letter of intent from Party B decreasing the price to the common shareholders to $17.05 per share in cash or an aggregate of $11.2 million from its initial indication of interest on April 25, 2013 of $12.25 per share.

On June 21, 2013 Alaska Pacific received a revised non-binding letter of intent from Northrim with a price to the common shareholders of $16.97 per share for aggregate of $11.1 million in cash and stock.

Both letters of intent provided for a cash payment to the holders of the TARP Warrant at the net economic value.

The Alaska Pacific board of directors reviewed both proposals on June 26, 2013 and instructed management and the advisers to go back to both parties.

On June 26, 2013 KBW received a revised non-binding letter of intent from Party B with a cash price to common shareholders of $17.75 per share for an aggregate of $11.6 million subject to a financing contingency to provide the capital to complete the transaction. KBW also received an oral indication of interest from the investment banker for Northrim of $17.18 per share in cash and stock consideration for an aggregate of $11.244 million (excluding payments to the TARP Warrant holder). The Northrim proposal consisted of 50% cash and 50% stock. The stock portion was subject to certain collars:

•	If the Northrim Average Share Price is below $18.90 per share then Northrim has the choice to add either cash or stock such that the aggregate deal value equals approximately $12.5 million (including payments to the TARP Warrant holder) or the transaction will terminate.

•	If the Northrim Average Share Price is between $18.90 and $20.01 then the exchange ratio starts to float and the transaction value becomes fixed at approximately $12.5 million (including payments to the TARP Warrant holder).

•	If the Northrim Average Share Price is between $20.01 and $24.46 then the exchange ratio is fixed and the total transaction value floats.

•	If the Northrim Average Share Price is greater than $24.46 then the exchange ratio floats and the deal value becomes fixed at approximately $13.9 million (including payments to the TARP Warrant holder).

On June 26, 2013 the Alaska Pacific board of directors received a detailed analysis from KBW of the two proposals and voted to proceed with Northrim, subject to further revisions to the Northrim letter of intent. Party B was informed another party had been selected.

Further revisions and negotiation of the proposed letter of intent with Northrim occurred between June 27, 2013 and July 22, 2013.

The Alaska Pacific board approved and the parties entered into the letter of intent on July 22, 2013. In connection with the letter of intent, on July 22, 2013 Northrim and Alaska Pacific also entered into an exclusivity agreement that provided Alaska Pacific or any of its representatives would not directly or indirectly, solicit, entertain or otherwise encourage proposals to acquire Alaska Pacific, its shares, its assets or those of Alaska Pacific Bank from the date of the letter agreement through September 5, 2013 (the “Exclusivity Period”), and would immediately terminate any pending discussions or agreements with any third parties with respect to such proposals.

The Alaska Pacific board of directors frequently met with KBW, and Alaska Pacific Legal Counsel during July, August, September and October 2013 to discuss the status of the negotiations with Northrim.

Alaska Pacific received a due diligence request from Northrim on July 25, 2013 for Alaska Pacific to provide Northim additional materials that Northrim needed for due diligence and to prepare the merger agreement.

Alaska Pacific and its advisers received an initial draft of the merger agreement on August 8, 2013 and began to actively negotiate the merger agreement with Northrim’s legal counsel.

On August 15, 2013 Alaska Pacific Legal Counsel had a conference call with the Alaska Pacific board of directors to discuss comments on the merger agreement.

On August 20, 2013 there was a call with Alaska Pacific management to discuss open items regarding merger agreement and additional comments on the merger agreement were sent to Northrim’s legal counsel.

On August 28, 2013, the parties executed an amendment to the exclusivity agreement, extending the Exclusivity Period to October 7, 2013.

On September 19, 2013, the board of directors of Northrim met to discuss the current draft of the merger agreement and the status of the transaction. At the meeting, Northrim’s legal counsel made a presentation to the board of directors regarding the fiduciary duties of directors in the merger context and conducted a thorough review of the various material provisions contained in the merger agreement; summary memorandums regarding such topics from Northrim’s legal counsel had been provided to the board prior to the meeting. Northrim’s auditors presented the Northrim board of directors with several potential tax implications to Northrim regarding the structure of the merger and Alaska Pacific’s potential redemption of the TARP Stock.

On September 20, 2013 the board of directors of Alaska Pacific had a meeting and call with Alaska Pacific Legal Counsel to discuss the open items in the merger agreement.

On October 3, 2013, the parties executed a second amendment to the exclusivity agreement, extending the Exclusivity Period to October 14, 2013.

On October 4, 2013 the board of directors of Alaska Pacific had a meeting and call with Alaska Pacific Legal Counsel to review the status of the discussions and revisions to the merger materials.

On October 10, 2013, the parties executed a third amendment to the exclusivity agreement, extending the Exclusivity Period to October 28, 2013.

On October 17, 2013, the Alaska Pacific board held an extensive special meeting with KBW and Alaska Pacific Legal Counsel concerning the merger agreement, terms of the proposed transaction with Northrim, and the KBW fairness opinion. In particular, KBW reviewed commercial, financial and corporate information on Northrim and Alaska Pacific, each entity’s historical stock price and performance, and valuation methodologies and analyses of the merger consideration offered by Northrim. KBW reviewed and discussed its transaction valuation analysis and that it would be issuing an opinion to the Alaska Pacific board of directors upon its vote on the merger agreement that the merger consideration to be received by the shareholders of Alaska Pacific was fair, from a financial point of view.

On October 18, 2013, the board of directors of Northrim, after reviewing the finalized merger agreement along with a memorandum from Northrim’s legal counsel outlining the changes to the merger agreement from the version last reviewed by the board, unanimously by consent resolution approved the merger agreement and the transactions contemplated thereby.

On October 21, 2013 the Alaska Pacific and Alaska Pacific Bank boards of directors held special meetings with KBW and Alaska Pacific Legal Counsel to vote on the merger agreement. The Boards unanimously approved the merger agreement.

On October 21, 2013 the merger agreement was executed by officers of Northrim and Alaska Pacific, and on October 22, 2013, prior to the open of the U.S. stock market the parties issued a joint press release announcing the execution of the terms of the merger agreement.

Alaska Pacific’s Reasons for the Merger; Recommendation of the Alaska Pacific Board of Directors

After careful consideration, at its meetings on October 18, 2013 and October 21, 2013, Alaska Pacific’s board determined that the merger agreement is in the best interests of Alaska Pacific and its shareholders and that the consideration to be received in the merger is fair to the common shareholders of Alaska Pacific. Accordingly, Alaska Pacific’s board, by a unanimous vote, adopted the merger agreement and unanimously recommends that Alaska Pacific shareholders vote “FOR” approval of the merger agreement.

In reaching its decision to adopt and approve the merger agreement and recommend the merger to its shareholders, Alaska Pacific’s board of directors consulted with Alaska Pacific’s management, as well as its legal and financial advisors, and considered a number of positive factors, including the following material factors:

•	Its knowledge of Alaska Pacific’s business, operations, financial condition, earnings and prospects and of Northrim’s business, operations, financial condition, earnings and prospects, taking into account the results of Alaska Pacific’s due diligence review of Northrim.

•	Its knowledge of the current environment in the financial services industry, including national and regional economic conditions, continued consolidation, increased regulatory burdens, evolving trends in technology and increasing nationwide and global competition, the current financial market conditions and the likely effects of these factors on the companies’ potential growth, development, productivity, profitability and strategic options, and the historical market prices of Alaska Pacific’s common stock.

•	The careful review undertaken by Alaska Pacific’s board of directors and management, with the assistance of Alaska Pacific’s legal and financial advisors, with respect to the strategic alternatives available to Alaska Pacific.

•	The complementary aspects of the Alaska Pacific and Northrim businesses, including customer focus, geographic coverage and business orientation and compatibility of the companies’ management and operating styles.

•	Northrim’s commitment to enhancing its strategic position in Southeastern Alaska.

•	The fact that the stock component of the merger consideration would allow former Alaska Pacific shareholders the option to participate as Northrim shareholders in the benefits of the future performance of the combined company generally.

•	Since Northrim’s common shares are listed and traded on the NASDAQ Global Select Market, Alaska Pacific shareholders who elect to receive stock in the merger shareholders will have access to a larger, more liquid trading market for their securities;

•	The respective presentations by Alaska Pacific management and its financial advisors concerning the operations, financial condition and prospects of Alaska Pacific and the expected financial impact of the merger on the combined company.

•	The opinion of Keefe Bruyette & Woods, Inc., Alaska Pacific’s financial advisor, that the merger consideration is fair from a financial point of view to Alaska Pacific’s shareholders.

•	The terms of the merger agreement, and the respective presentations by Alaska Pacific’s legal advisors regarding the merger and the merger agreement.

•	A business combination with Northrim would ensure that the front line employees and retail offices of Alaska Pacific would continue to serve its current customers with the same community bank commitment.

•	The determination that a business combination with Northrim would extend Alaska Pacific’s lending capabilities and increase the range of financial products and services available to Alaska Pacific’s customers.

•	Northrim’s successful track record and Alaska Pacific’s board’s belief that the combined enterprise would benefit from application of Northrim’s asset and liability management techniques to Alaska Pacific’s operations.

•	The opinion delivered to Alaska Pacific by Keefe Bruyette & Woods, Inc. on October 21, 2013, to the effect that, and based upon and subject to the assumptions, procedures, considerations, qualifications and limitations set forth in the opinion, the merger consideration payable to Alaska Pacific’s shareholders pursuant to the merger agreement was fair, from a financial point of view, to the holders of shares of Alaska Pacific common stock.

•	The value, form and types of consideration to be received by Alaska Pacific shareholders in the merger.

•	The financial terms of the merger, including the fact that, based on the closing price of Northrim common stock on the NASDAQ Global Select Market as of market close on the trading day prior to the public announcement of the merger, the implied value of the per share merger consideration represented an approximate 48% premium to the closing price of Alaska Pacific common stock on the OTC Bulletin Board on the same date. The value of the transaction at the announcement of the merger also (assumes full exercise of Alaska Pacific TARP Warrant at the current transaction price) represented 87% of Alaska Pacific’s adjusted book value per common share based on full exercise of warrants and options.

•	Alaska Pacific’s board of directors’ belief that a merger with Northrim would allow Alaska Pacific shareholders to participate in the future performance of a combined company that would have better future prospects than Alaska Pacific was likely to achieve on a stand-alone basis or through other strategic alternatives, including a combination with other potential merger partners.

•	Alaska Pacific’s board of directors’ belief that Alaska Pacific and Northrim shared a similar strategic vision, as compared to the other bidder.

•	The regulatory and other approvals required in connection with the merger and the likelihood that the approvals needed to complete the merger will be obtained without unacceptable conditions.

•	The factors listed above under “—Background of the Merger” relating to the other merger proposal that Alaska Pacific had received.

•	The expected treatment of the merger as a “reorganization” for United States federal income tax purposes, which would generally not be taxable to Alaska Pacific shareholders exchanging their shares of Alaska Pacific common stock for shares of Northrim common stock.

Alaska Pacific’s board of directors also considered potential risks and potentially negative factors concerning the merger in connection with its deliberations of the proposed transaction, including the following material factors:

•	The actual merger consideration to be received by Alaska Pacific shareholders may vary (and possibly decrease) from the time the merger agreement is approved to the time the merger is completed based on the volume weighted average closing price of Northrim’s common stock.

•	The challenges of combining the businesses, assets and workforces of two financial institutions.

•	The potential risk of diverting management focus and resources from other strategic opportunities and from operational matters while working to implement the merger.

•	The provisions of the merger agreement restricting Alaska Pacific’s solicitation of third party acquisition proposals, requiring Alaska Pacific to hold a special meeting of its shareholders to vote on approval of the merger agreement and providing for the payment of a termination fee of $600,000 in certain events, which Alaska Pacific’s board of directors understood, while potentially limiting the willingness of a third party to propose a competing business combination transaction with Alaska Pacific, were a condition to Northrim’s willingness to enter into the merger agreement.

•	The fact that some of Alaska Pacific’s directors and executive officers have other interests in the merger that are different from, or in addition to, their interests as Alaska Pacific shareholders. See “—Interests of Alaska Pacific Directors and Executive Officers in the Merger” beginning on page 50 of this proxy statement/prospectus.

The foregoing discussion of the factors considered by Alaska Pacific’s board is not intended to be exhaustive, but is believed to include all material factors considered by Alaska Pacific’s board. In view of the wide variety of the factors considered in connection with its evaluation of the merger and the complexity of these matters, Alaska Pacific’s board of directors did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, the individual members of Alaska Pacific’s board may have given different weight to different factors. Alaska Pacific’s board of directors conducted an overall analysis of the factors described above including thorough discussions with, and questioning of, Alaska Pacific management and Alaska Pacific’s legal and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

It should be noted that this explanation of Alaska Pacific’s board of directors’ reasoning and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under the heading “Cautionary Statement Regarding Forward-Looking Statements” on page 25.

Opinion of Keefe Bruyette & Woods, Inc.

On March 1, 2013, AKPB entered into an engagement agreement with Keefe, Bruyette & Woods, Inc. to render financial advisory and investment banking services to Alaska Pacific. As part of its engagement, KBW agreed to provide the Alaska Pacific board of directors with an opinion as to the fairness, from a financial point of view, of the consideration in the proposed merger with Northrim, to the shareholders of Alaska Pacific. Alaska Pacific engaged KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with AKPB and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial services companies and their securities in connection with mergers and acquisitions.

Representatives of KBW participated in the meeting of the Alaska Pacific board of directors held on October 21, 2013, at which the Alaska Pacific board evaluated the proposed merger with Northrim. At this meeting, KBW rendered an opinion to the Alaska Pacific board that, as of such date, the merger consideration was fair, from a financial point of view, to the holders of Alaska Pacific common stock. The Alaska Pacific board of directors approved the merger agreement at this meeting.

KBW’s opinion was directed solely to the Alaska Pacific board and addressed only the fairness, from a financial point of view, of the merger consideration to the holders of Alaska Pacific common stock. It does not address the underlying business decision of the Alaska Pacific board to engage in the merger or enter into the merger agreement, or the relative merits of the merger as compared to any alternatives that are or may have been available to Alaska Pacific. Further, KBW’s opinion does not constitute a recommendation to any Alaska Pacific shareholder as to how the shareholder should vote at the Alaska Pacific special meeting on the merger or on any related matter. The opinion speaks only as of the date of the opinion. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex B to this document and is incorporated herein by reference and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by KBW in preparing its opinion.

In connection with its opinion, KBW reviewed, among other things:

•	a draft of the merger agreement dated October 15, 2013 (the most recent draft made available to KBW);

•	the Annual Reports on Form 10-K for the three years ended December 31, 2012 of Alaska Pacific;

•	the Annual Reports on Form 10-K for the three years ended December 31, 2012 of Northrim;

•	certain interim reports to shareholders and Quarterly Reports of Alaska Pacific, including the Quarterly Report on Form 10-Q of Alaska Pacific for the quarters ended March 31 and June 30, 2013; and

•	certain interim reports to shareholders and Quarterly Reports of Northrim, including the Quarterly Report on Form 10-Q of Northrim for the quarters ended March 31 and June 30, 2013.

In addition, KBW reviewed and considered such other information as it deemed appropriate under the circumstances, including: (i) the historical and current financial position and results of operations of Alaska Pacific and Northrim, (ii) the assets and liabilities of Alaska Pacific and Northrim, (iii) the nature and financial terms of certain other merger transactions and business combinations in the banking industry, and (iv) a comparison of certain financial and stock market information for Alaska Pacific and Northrim with similar information for certain other companies the securities of which are publicly traded. KBW also performed such other studies and analyses and reviewed such other financial information as it considered appropriate and took into account its assessment of general economic, market and financial conditions and our experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally. In addition, KBW held discussions with members of senior management of Alaska Pacific and Northrim regarding past and current business operations, regulatory relations, financial condition and future prospects of their respective companies, and other matters KBW deemed relevant. KBW’s opinion was necessarily based upon conditions as they existed and could be evaluated on the date of such opinion and the information made available to KBW through the date of such opinion.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and did not independently verify the accuracy or completeness of any such information or assume any responsibility or liability for such verification, accuracy or completeness. KBW relied upon the management teams of Alaska Pacific and Northrim as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor, including without limitation, potential cost savings and operating synergies) prepared by such management teams and provided to KBW. KBW assumed at the direction of the management teams of Alaska Pacific and Northrim, that such forecasts and projections were reasonably prepared on a basis that reflected the best currently available estimates and judgments of such management teams and that such forecasts and projections will be realized in the amounts and in the time periods that were estimated by such management teams and that they provided a reasonable basis upon which KBW could form its opinion. As stated in its opinion, KBW is not an expert in the independent valuation of the adequacy of allowances for loan and lease losses and, without independent verification, assumed that the aggregate allowances for loan and lease losses for Alaska Pacific and Northrim were adequate to cover those losses. In rendering its opinion, KBW did not make or obtain any evaluations or appraisals of the property, assets or liabilities of Alaska Pacific or Northrim, nor did KBW examine or review any individual credit files.

The projections and associated assumptions furnished to and used by KBW in certain of its analyses were prepared by Alaska Pacific’s and Northrim’s senior management teams. Alaska Pacific and Northrim do not publicly disclose internal management projections of the type provided to KBW in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. Any estimates or projections contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty. KBW was not asked to, and it did not, offer any opinion as to the terms of the merger agreement or the form of the merger or any aspect of the merger, other than to the extent expressly specified in KBW’s opinion. For purposes of its opinion and analyses, KBW assumed that, in all respects material to its analyses:

•	the merger would be completed substantially in accordance with the terms set forth in the merger agreement (the final terms of which would not differ in any respect material to KBW’s analyses from the draft reviewed) with no additional payments or adjustments to the merger consideration;

•	the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement were true and correct;

•	each party to the merger agreement and all related documents would perform all of the covenants and agreements required to be performed by such party under such documents;

•	all conditions to the completion of the merger would be satisfied without any waivers or modifications to the merger agreement;

•	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, would be imposed that would have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger;

•	the merger would be consummated in a manner that complies with the applicable provisions of the Securities Act, the Exchange Act, and all other applicable federal and state statutes, rules and regulations; and

•	Alaska Pacific relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to Alaska Pacific, the merger, and the merger agreement.

KBW further assumed that the merger will be accounted for as an acquisition by Northrim using the acquisition method of accounting under generally accepted accounting principles. KBW’s opinion was not and is not an expression of an opinion as to: (i) the fairness of the amount or nature of any compensation to be received by any of Alaska Pacific’s officers, directors or employees, or any class of such persons, in connection with the merger relative to the consideration to be received by the public shareholders of Alaska Pacific, (ii) the prices at which shares of Alaska Pacific common stock or shares of Northrim common stock would trade following the announcement of the proposed merger, (iii) the actual value of the shares of common stock of Northrim to be issued as a portion of the merger consideration in connection with the merger, or (iv) the prices at which the shares of common stock of Northrim will trade following the completion of the merger.

In performing its analyses, KBW made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of KBW, Alaska Pacific and Northrim. Any implied value reference ranges indicated by KBW’s analyses are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, any analyses relating to estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Much of the information used in, and accordingly the results of, these analyses and estimates are inherently subject to substantial uncertainty.

The merger consideration was determined through negotiation between Alaska Pacific and Northrim and Alaska Pacific’s decision to enter into the merger agreement was solely that of Alaska Pacific’s board of directors. KBW’s opinion was among several factors taken into consideration by the Alaska Pacific board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the merger consideration provided for in the merger or the decision of the Alaska Pacific board with respect to the approval of the merger agreement and the merger.

Summary of Analysis by KBW. The following is a summary of the material financial analyses performed by KBW and reviewed with the Alaska Pacific board at its meeting on October 21, 2013 in connection with KBW’s rendering of its fairness opinion. The following summary is not a complete description of the financial analyses performed by KBW opinion or the presentation made by KBW to the Alaska Pacific board and is qualified in its entirety by reference to the written opinion of KBW attached as Annex B to this document. The preparation of an opinion of this nature is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, such an opinion is not readily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth herein, without considering the analysis as a whole, could create an incomplete view of the processes underlying KBW’s opinion. The order of analysis described in this summary does not represent relative importance or weight given to any particular analysis by KBW. In arriving at its opinion, KBW considered the results of its entire analysis and did not attribute any particular weight to any analysis or factor that it considered. Rather, KBW made its determination as to fairness on the basis of its experience and professional judgment after considering the results of its entire analysis. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW’s analyses and the summary of its analyses must be considered as a whole and selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses. No company, transaction or business used in KBW’s analyses for comparative purposes is identical to Alaska Pacific, Northrim or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Summary of Proposal. Pursuant to the terms of the merger agreement, Northrim will pay approximately $14.3 million to the shareholders of Alaska Pacific consisting of $6.4 million in cash and shares of Northrim based on an exchange ratio that depends on the value of Northrim common stock as measured by the 15 day volume weighted average for the period ending five days prior to the close of the transaction, subject to the complete terms as described in the merger agreement. As of the date of the Alaska Pacific board meeting to consider the merger, each share of common stock, par value $0.01 per share, of Alaska Pacific, will be converted into the right to receive 0.4655 shares of common stock, $1.00 par value per share, of Northrim (“Stock Consideration”) and cash in the amount of $6.26 (“Cash Consideration”) or a combination of Stock and Cash consideration as more fully described in the merger agreement. Based on Northrim’s closing price on October 18, 2013 of $23.68, the consideration represented a price of $17.28 per share to Alaska Pacific’s shareholders, or an adjusted tangible book value per share of $19.96 which was derived by taking Alaska Pacific’s tangible common equity ($16.1 million) minus the TARP warrant value which is included in the Cash Consideration ($2.3 million) minus adjustment for certain liabilities related to the transaction ($714,000) divided by Alaska Pacific common shares outstanding (654,486).

Selected Companies Analysis. Using publicly available information, KBW compared the financial performance, financial condition and market performance of Alaska Pacific to the two comparable peer groups as described below.

1.	A peer group of publicly traded banks located in Alaska, Idaho, Montana, Oregon and Washington with total assets between $100 million and $500 million. Companies included in this group were:

Idaho Independent Bank	Foundation Bancorp, Inc.
Anchor Bancorp	Columbia Commercial Bancorp
Sound Financial Bancorp, Inc.	Puget Sound Bank
Northwest Bancorpation, Inc.	Community Financial Group, Inc.
FS Bancorp, Inc.	BEO Bancorp
Suislaw Financial Group, Inc.	Capital Pacific Bancorp
Oregon Pacific Bancorp	Prime Pacific Financial Services
Merchants Bancorp	Albina Community Bancorp
People’s Bank of Commerce	Oregon Bancorp, Inc.
Syringa Bancorp	First Sound Bank
Summit Bank	Idaho Bancorp

To perform this analysis, KBW used financial information as of the last twelve months (LTM), most recently available quarter and market price information was as of October 18, 2013. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Alaska Pacific’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning Alaska Pacific’s financial condition:

	Alaska Pacific	Top Quartile	Median	Bottom Quartile	Average
Operating Return on Assets (1)	0.23%	0.94%	0.62%	0.17%	0.44%
Operating Return on Equity (1)	1.94%	9.99%	7.05%	2.34%	3.64%
Net Interest Margin	4.76%	4.37%	3.91%	3.41%	3.98%
Efficiency Ratio	90.61%	73.97%	84.56%	98.66%	86.48%

Tangible Common Equity/Tangible Assets	9.10%	10.01%	8.94%	6.81%	6.99%
Total Capital Ratio	15.96%	16.81%	13.84%	11.88%	13.63%
Loans/Deposits	97.24%	92.93%	86.72%	79.18%	85.84%
Loan Loss Reserves/Loans	1.32%	2.31%	1.81%	1.55%	2.10%
Adjusted Nonperforming Assets/Assets	5.93%	2.30%	4.15%	5.08%	4.53%
Net Charge-Offs/Average Loans	-0.01%	0.00%	0.05%	0.28%	0.38%

(1)	Operating income defined as net income for the quarter as a percent of annualized net income

KBW’s analysis showed the following concerning Alaska Pacific’s market performance:

	Alaska Pacific	Top Quartile	Median	Bottom Quartile	Average
Stock Price/Book Value per Share	0.48x	0.95x	0.88x	0.73x	0.74x
Stock Price/Tangible Book Value Per Share	0.48x	0.95x	0.88x	0.73x	0.74x
Stock Price/ LTM EPS	22.94x	14.96x	11.45x	8.73x	13.11x

2.	A peer group of nationwide publicly traded banks with total assets between $100 million and $250 million and nonperforming assets/assets between 4% and 6.5%. Companies included in this group were:

Wells Financial Group	Citizens Financial Corp.
Central Federal Corporation	Highlands Bancorp, Inc.
Central Bank Corporation	Park Bancorp, Inc.
Bremen Bancorp, Inc.	Orange County Business Bank
New Millennium Bank	Harvard Illinois Bancorp, Inc.
Liberty Bell Bank	Fraternity Community Bancorp, Inc.
Uniti Financial Corporation

KBW’s analysis showed the following concerning Alaska Pacific’s financial condition:

	Alaska Pacific	Quartile	Median	Quartile	Average
Operating Return on Assets (1)	0.23%	0.61%	0.45%	-0.16%	-0.28%
Operating Return on Equity (1)	1.94%	5.90%	2.11%	-1.63%	-8.36%
Net Interest Margin	4.76%	3.44%	3.15%	2.73%	3.17%
Efficiency Ratio	90.61%	77.78%	86.37%	100.07%	93.72%

Tangible Common Equity/Tangible Assets	9.10%	11.85%	9.84%	6.60%	10.04%
Total Capital Ratio	15.96%	18.41%	16.02%	11.35%	16.84%
Loans/Deposits	97.24%	90.57%	82.75%	73.73%	82.13%
Loan Loss Reserves/Loans	1.32%	3.25%	2.24%	1.61%	2.53%
Adjusted Nonperforming Assets/Assets	5.93%	4.47%	4.93%	6.01%	5.15%
Net Charge-Offs/Average Loans	-0.01%	-0.06%	0.02%	0.46%	0.75%

(1)	Operating income defined as net income for the quarter as a percent of annualized net income

KBW’s analysis showed the following concerning Alaska Pacific’s market performance:

	Alaska Pacific	Top Quartile	Median	Bottom Quartile	Average
Stock Price/Book Value per Share	0.48x	0.70x	0.62x	0.44x	0.57x
Stock Price/Tangible Book Value Per Share	0.48x	0.70x	0.62x	0.44x	0.58x
Stock Price/ LTM EPS	22.94x	20.91x	11.41x	6.02x	17.55x

Using publicly available information, KBW compared the financial performance, financial condition, and market performance of Northrim to the following publicly traded commercial banks located in Alaska, Idaho, Montana, Oregon and Washington with assets between $500 million and $2.0 billion. Companies included in this group were:

Washington Banking Company	Riverview Bancorp, Inc.
Pacific Continental Corporation	Timberland Bancorp, Inc.
Heritage Financial Corporation	Pacific Financial Corporation
Cascade Bancorp	Mountain West Financial Corporation
Cashmere Valley Bank	Baker Boyer Bancorp
Intermountain Community Bancorp	Eagle Bancorp Montana, Inc.
First Financial Northwest, Inc.	Citizens Bancorp

To perform this analysis, KBW used financial information as of the last twelve months (LTM), most recently available quarter and market price information was as of October 18, 2013. Certain financial data prepared by KBW, and as referenced in the tables presented below, may not correspond to the data presented in Northrim’s historical financial statements as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning Northrim’s financial condition:

	Northrim	Top Quartile	Median	Bottom Quartile	Average
Operating Return on Assets (1)	1.26%	1.02%	0.82%	0.71%	0.78%
Operating Return on Equity (1)	10.32%	10.55%	7.29%	5.51%	7.18%
Net Interest Margin	4.27%	4.06%	3.72%	3.41%	3.74%
Efficiency Ratio	64.14%	66.82%	71.84%	83.92%	75.51%

Tangible Common Equity/Tangible Assets	11.40%	11.60%	9.55%	8.68%	10.74%
Total Capital Ratio	16.91%	18.66%	17.30%	15.92%	18.06%
Loans/Deposits	76.54%	88.24%	78.56%	74.70%	79.48%
Loan Loss Reserves/Loans	2.25%	2.52%	1.92%	1.72%	2.08%
Adjusted Nonperforming Assets/Assets	1.23%	1.19%	2.32%	4.89%	2.96%
Net Charge-Offs/Average Loans	0.06%	-0.08%	0.00%	0.15%	0.16%

(1)	Operating income defined as net income for the quarter as a percent of annualized net income

KBW’s analysis showed the following concerning Northrim’s market performance:

	Northrim	Top Quartile	Median	Bottom Quartile	Average
Stock Price/Book Value per Share	1.10x	1.25x	1.01x	0.90x	1.14x
Stock Price/Tangible Book Value Per Share	1.17x	1.30x	1.11x	1.02x	1.23x
Stock Price/ LTM EPS	11.64x	18.48x	14.47x	10.67x	16.24x

Selected Transactions Analysis. KBW reviewed publicly available information related to selected acquisitions of banks and bank holding companies as well as thrifts and thrift holding companies and formed two groupings: (i) targets headquartered in the West Region (defined as Arizona, California, Nevada, Wyoming, Montana, Idaho, Oregon, Washington, Alaska and Hawaii with assets between $100 and $300 million and non-performing assets/assets between 3% and 9%; and (ii) nationwide merger and acquisition transactions announced since 2009 where the target has assets between $125 million and $250 million and non-performing assets/assets between 4% and 8%.

The transactions included in the group (i) were:

Acquiror	Target
HomeStreet, Inc.	Fortune Bank
Central Valley Community Bancorp	Visalia Community Bank
SKBHC Holdings LLC	ICB Financial
Bank of Commerce	State Bank & Trust Company
Grandpoint Capital, Inc.	Bank Capital Corporation
Grandpoint Capital, Inc.	California Community Bank
Bitterroot Holding Company	Ravalli County Bankshares, Inc.
Investor Group	New OMNI Bank, N.A.
SKBHC Holdings LLC	Sunrise Bank
First PacTrust Bancorp, Inc.	Gateway Bancorp
SKBHC Holdings LLC	Bank of the Northwest
First Foundation Inc.	Desert Commercial Bank
Western Liberty Bancorp	Service 1st Bank of Nevada
CommerceWest Bank, N.A.	Discovery Bancorp
Glacier Bancorp, Inc.	First Company

Transaction multiples for the merger were derived from an offer price of $17.28 per share for Alaska Pacific as well as an adjusted tangible book value per share of $19.96 which equates to Alaska Pacific’s tangible common equity ($16.1 million) minus the implied TARP warrant value included in the cash portion of the Consideration ($2.3 million) and further minus certain liabilities related to the transaction ($714,000) divided by Alaska Pacific common shares outstanding (654,486). For each transaction referred to above, KBW derived and compared, among other things, the following implied ratios:

•	price per common share paid for the acquired company to tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition shown both for the $17.28 price and the $19.96 full merger consideration.

•	price per common share paid for the acquired company to last twelve months earnings per share of the acquired company;

•	price per common share paid for the acquired company to closing price of the acquired company 30 days days prior to the announcement of the acquisition (expressed as a percentage and referred to as the 30-day market premium).

The results of the analysis are set forth in the following table:

	Northrim/Alaska Pacific Merger		Top Quartile		Median		Bottom Quartile		Average
Price/Tangible Book Value	70.3 86.6	% %(1)	113.4	x	100.0%		80.1%		94.2%
Price/ LTM EPS	30.5	x	25.6	x	16.4	x	12.8	x	20.1	x
One Month Market Premium (2)	44.0%		102.8%		61.4%		36.5%		72.4%

(1)	Adjusted tangible book value per share ($19.96) equal to Alaska Pacific’s tangible common equity ($16.1 million) minus the TARP warrant value ($2.3 million) minus certain liabilities related to the transaction ($714,000) divided by the Alaska Pacific common shares outstanding (654,486).
(2)	30-day Market Premium based on Alaska Pacific stock price of $12.00 as of 9/18/2013

The transactions included in group (ii) were:

Acquiror	Target
HomeStreet, Inc.	Fortune Bank
First Bank	Heritage Community Bank
New Hampshire Thrift Bancshares, Inc.	Central Financial Corporation
Cordia Bancorp, Inc.	Bank of Virginia
First Community Financial Partners, Inc.	Burr Ridge Bank and Trust
SKBHC Holdings LLC	ICB Financial
Drummond Banking Company	Williston Holding Company
Horizon Bancorp	Heartland Bancshares, Inc.
CapStar Bank	American Security Bank and Trust Co.
BNC Bancorp	Key Source Financial, Inc.
First Farmers Financial Corporation	First Citizens of Paris, Inc.
Sandy Spring Bancorp, Inc.	CommerceFirst Bancorp, Inc.
SKBHC Holdings LLC	Sunrise Bank
First Foundation, Inc.	Desert Commercial Bank
Customers Bancorp, Inc.	Berkshire Bancorp, Inc.
Community Trust Bancorp, Inc.	Lafollette First National Corporation
Southern Bancorp, Inc.	Timberland Bank
CommerceWest Bank, N.A.	Discovery Bancorp

	Northrim/ Alaska Pacific Merger		Top Quartile		Median		Bottom Quartile		Average
Price/Tangible Book Value	70.3 86.6	% %(1)	106.0%		91.1%		71.4%		89.3%
Price/ LTM EPS	30.5	x	28.3	x	15.4	x	12.0	x	22.0	x
One Month Market Premium (2)	44.0%		75.8%		46.2%		32.4%		34.7%

(1)	Adjusted tangible book value per share ($19.96) equal to Alaska Pacific’s tangible common equity ($16.1 million) minus the TARP warrant value ($2.3 million) minus certain liabilities related to the transaction ($714,000) divided by the Alaska Pacific common shares outstanding (654,486).
(2)	30-day Market Premium based on Alaska Pacific stock price of $12.00 as of September 18, 2013.

No company or transaction used as a comparison in the above analysis is identical to Alaska Pacific, Northrim or the merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies.

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range of the present values of after-tax cash flows that Alaska Pacific could provide to equity holders through 2018 on a stand-alone basis. In performing this analysis, KBW used earnings estimates for Alaska Pacific for 2013 and 2014 provided by management, and an earnings growth rate ranging from 20% in 2015 declining to 14% in 2018, from Company management, and assumed discount rates ranging from 12.0% to 16.0%. The range of values was determined by adding (1) the present value of projected cash flows to Alaska Pacific shareholders from 2013 to 2018 and (2) the present value of the terminal value of Alaska Pacific’s common stock. In determining cash flows available to shareholders, KBW assumed balance sheet growth post-2013 of 3.0% per year, per Alaska Pacific management and assumed that Alaska Pacific would maintain a tangible common equity / tangible asset ratio of at least 8.90%, and would retain sufficient earnings to maintain these levels. Any earnings in excess of what would need to be retained represented dividendable cash flows for Alaska Pacific. In calculating the terminal value of Alaska Pacific, KBW applied multiples ranging from 10.0 times to 14.0 times 2018 forecasted earnings. This resulted in a range of values of Alaska Pacific from $7.02 to $11.26 per share. And applying the same metrics to terminal multiple to projected 2017 tangible book value per share applying multiples ranging from 0.70x to 1.10x resulted in a range of values of Alaska Pacific from $10.36 to $18.73. The discounted cash flow present value analysis is a widely used valuation methodology that relies on numerous assumptions, including asset and earnings growth rates, terminal values and discount rates. The analysis did not purport to be indicative of the actual values or expected values of Alaska Pacific.

Relative Contribution Analysis. KBW prepared a contribution analysis showing percentages of total assets, total loans, total deposits, and tangible common equity, and net income as of the most recently available period for Alaska Pacific and for Northrim to be contributed to the combined company on a pro forma basis. Alaska Pacific shareholders will receive merger consideration of 64% stock (a total issuance of approximately 304,631 Northrim shares subject to the complete terms as described in the merger agreement) and 36% cash.

Alaska Pacific Contribution To Northrim
Total assets	13.2%
Total loans	17.1%
Total deposits	13.8%
Total tangible common equity	10.9%
LTM net income	2.7%
Ownership at the Transaction Consideration Mix	4.4%

Financial Impact Analysis. KBW performed pro forma merger analyses that combined projected income statement and balance sheet information of Alaska Pacific and Northrim. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of Northrim. In the course of this analysis, KBW used earnings estimates for Northrim for 2014 and 2015 per First Call consensus and used earnings estimates for Alaska Pacific for 2014 and 2015 from Alaska Pacific management. This analysis indicated that the merger is expected to be accretive to Northrim’s estimated earnings per share in 2014. The analysis also indicated that the merger is expected to be slightly dilutive to book value per share and tangible book value per share for Northrim and that Northrim would maintain well capitalized capital ratios. For all of the above analyses, the actual results achieved by Northrim following the merger will vary from the projected results, and the variations may be material.

The Alaska Pacific board retained KBW as financial adviser to Alaska Pacific regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of bank and bank holding company securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Alaska Pacific and Northrim. As a market maker in securities KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Alaska Pacific and Northrim for KBW’s own account and for the accounts of its customers. To the extent KBW held any such positions, it was disclosed to the Alaska Pacific board of directors.

KBW has acted exclusively for the Alaska Pacific board of directors in rendering its fairness opinion in connection with the merger. Pursuant to the KBW engagement agreement, Alaska Pacific agreed to pay to KBW a cash fee of $75,000 at the time of signing of the merger agreement as well as a cash fee of $325,000 to be paid at the time of the closing of the merger. In addition, pursuant to the engagement agreement, Alaska Pacific also agreed to reimburse KBW for all reasonable out-of-pocket expenses and disbursements incurred in connection with the engagement up to $10,000 and to indemnify KBW and related parties against certain liabilities, including liabilities related to or arising out of KBW’s engagement or KBW’s role in connection with such engagement. . During the two years preceding the date of its opinion to Alaska Pacific’s board of directors, KBW has provided investment banking and financial advisory services to Alaska Pacific and received fees of $10,000, and during such time KBW did not perform investment banking and financial advisory services to Northrim. KBW may in the future provide investment banking and financial advisory services to Northrim and receive compensation for such services.

Northrim’s Reasons for the Merger

Northrim believes that the acquisition of Alaska Pacific will complement Northrim’s footprint and its strategy of growth and balance. In particular, the acquisition of Alaska Pacific’s branch network will expand Northrim’s market into the southeastern region of Alaska, and provide entry into the Juneau, Sitka and Ketchikan markets, which Northrim believes will complement Northrim’s existing branch network in other parts of Alaska. The board of directors of Northrim approved the merger agreement after discussing with Northrim’s senior management a number of factors, including those described above and the business, assets, liabilities, results of operations, financial performance, strategic direction and prospects of Alaska Pacific. Northrim’s board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. Northrim’s board of directors viewed its position as being based on all the information and the factors presented to and considered by it. In addition, individual directors may have given different weights to different information and factors.

Management and Board of Directors of Northrim After the Merger

Upon completion of the merger, the current directors and officers of Northrim are expected to continue in their current positions. In addition, upon completion of the merger, Northrim will appoint Linda C. Thomas, a current director and vice chair of the Alaska Pacific board of directors to serve as a director on the Northrim board of directors until the next annual meeting of Northrim’s shareholders at which time Ms.Thomas will stand for election for a term equal to the terms of Northrim’s other directors. Compensation for Ms. Thomas (including compensation for committee assignments and like duties) will be consistent with Northrim’s compensation practices for non-employee directors. The selection of Ms. Thomas will be at Northrim’s sole discretion and is intended to occur at or immediately after the effective date of the merger. Information about the current Northrim directors and executive officers as well as Alaska Pacific’s current directors can be found in the documents listed under “Where You Can Find More Information” beginning on page 92.

Interests of Alaska Pacific’s Directors and Executive Officers in the Merger

When considering the recommendation of Alaska Pacific’s board of directors that Alaska Pacific shareholders vote for the approval of the merger agreement, Alaska Pacific shareholders should be aware that some of Alaska Pacific’s directors and executive officers may have interests in the merger and have arrangements that may be different from, or in addition to, those of Alaska Pacific shareholders generally. These interests and arrangements may create potential conflicts of interest. Alaska Pacific’s board of directors was aware of these interests and considered them, among other matters, when making its decision to approve the merger agreement and the merger and recommend that Alaska Pacific shareholders vote in favor of approval of the merger agreement.

Change in Control Severance Agreements

Alaska Pacific previously entered into change in control severance agreements with the following Alaska Pacific executive officers: Christopher P. Bourque, Julie M. Pierce, Craig E. Dahl, Jay Halverson, Thomas Sullivan and Tammi Whistler. The agreements for Mr. Dahl, Ms. Pierce and Mr. Bourque, provide that in the event of an involuntary termination after a change in control of Alaska Pacific each such executive is entitled to receive within 25 days after the date of termination a lump sum amount equal to 299% of their base salary and receive for 36 months following the termination date, the same life, health and disability coverage they had at such termination date. The agreements for Mr. Sullivan and Ms. Whistler provide that in the event of an involuntary termination after a change in control of Alaska Pacific each such executive is entitled to receive within 25 days after the date of termination a lump sum amount equal to 100% of their base salary and receive for 12 months following the termination date, the same life, health and disability coverage they had as at such termination date. Finally, the change in control severance agreement for Jay Halverson provides that in the event of an involuntary termination after a change in control of Alaska Pacific Mr. Halverson is entitled to receive within 25 days after the date of termination a lump sum amount equal to six months of his base salary plus $32,000, and receive for six months following the termination date, the same life, health and disability coverage he had as at such termination date. The agreements are subject to certain banking regulatory provisions and include a clawback provision should any severance payment require recapture under any applicable statute, law, regulation or regulatory interpretation or guidance under the golden parachute payment restrictions of Section 280G of the Internal Revenue Code.

The merger agreement provides that upon consummation of the merger, Northrim and/or Northrim Bank will honor each of the change in control severance agreements with Alaska Pacific’s executive officers discussed above. Further, Northrim acknowledged in the merger agreement that the merger constitutes a change in control as defined in each such change in control severance agreement, and agreed to terminate at the effective time of the merger, the employment of each of the executive officers of Alaska Pacific who is subject to a change in control severance agreement. In connection with such termination, Northrim will pay to each applicable Alaska Pacific executive officer, at the effective time, the change in control benefits owed to them under the terms of their respective change in control severance agreement.

The following table summarizes the amount of change in control lump sum payment to be made to each executive officer of Alaska Pacific at the effective time of the merger as well as the gross monetary value of the benefits to be received by each executive officer in connection with their respective change in control agreements:

Executive Officer	Change in Control Lump Sum Payment at Effective Time of Merger	Value of Post-merger Insurance Coverage
Christopher P. Bourque	$355,871	$59,453
Julie M. Pierce	$389,115	$28,795
Craig E. Dahl	$524,303	$59,453
Jay Halverson	$67,500	$14,046
Tammi Whistler	$57,999	$17,815
Thomas Sullivan	$100,808	$17,815
TOTAL	$1,495,596	$197,377

Alaska Pacific Retention Agreements

On October 21, 2013, in connection with the execution of the merger agreement, Northrim Bank executed retention agreements (the “Retention Agreements”) with the following executive officers of Alaska Pacific: Christopher P. Bourque, Julie M. Pierce, Craig E. Dahl and Jay Halverson, in order help facilitate the post-merger integration of Alaska Pacific Bank’s operations into Northrim Bank. The Retention Agreements all provide that upon the closing of the merger these executive officers would continue to work at their current location, perform generally similar duties as to what they are currently performing and would continue to receive their current base salary and other benefits through the term of their respective Retention Agreement. The Retention Agreements also all provide that the employment of each former Alaska Pacific executive officer may be terminated by Northrim Bank at any time, and for any reason, during the term of the Retention Agreement.

With the exception of the Retention Agreement with Julie M. Pierce, the Retention Agreements have a fixed term beginning upon the closing of the merger and ranging between one and three months and contain a provision whereby each executive officer would be required to pay Northrim Bank an amount equal to 25 percent of their lump sum change in control severance payment amount if they are either “terminated for cause” (as defined in the relevant Retention Agreements) by Northrim Bank or voluntarily terminate their employment with Northrim Bank prior to the expiration of the term of their respective Retention Agreement (the “Termination Penalty”). The Retention Agreement entered into with Julie M. Pierce has a variable term beginning upon the closing of the merger and lasting for a period of one month after the completion of the integration of Alaska Pacific Bank’s systems and operations into Northrim Bank’s systems and operations, which is currently expected to continue from completion of the merger through September 30, 2014. Further, the Retention Agreement with Julie Pierce does not contain a Termination Penalty.

The following table summarizes the benefits to be received by Alaska Pacific’s executive officers, as well as any potential Termination Penalty such executive officer could become subject to, in accordance with the terms of their respective Retention Agreement:

Executive Officer	Retention Term (Months)		Aggregate Salary	Value of Gym and Automobile Benefits	Termination Penalty Amount
Christopher P. Bourque	3		$33,750	$1,130	$(89,265)
Julie M. Pierce	8	*	$96,667	$3,013	—
Craig E. Dahl	1		$16,667	$377	$(131,514)
Jay Halverson	2		$22,500	$753	$(16,875)

*	The term of Julie Pierce’s Retention Agreement is variable, but is currently anticipated to last eight months from the completion of the merger.

Employment Agreements

Prior to the completion of the merger, Northrim intends to enter into employment agreements with Tammi Whistler and Thomas Sullivan, whereby both executive officers will become permanent employees of Northrim Bank, serving in similar capacities to their respective positions at Alaska Pacific Bank. Both Ms. Whistler and Mr. Sullivan are currently anticipated to receive a salary and benefit package similar to what they received at Alaska Pacific Bank.

Director and Officer Indemnification and Insurance

For a period of four years after the closing of the merger, to the fullest extent permitted by applicable law and Alaska Pacific’s governing documents, Northrim will indemnify and advance expenses to each present and former director and officer of Alaska Pacific against liabilities arising out of that person’s services for Alaska Pacific whether occurring before or after the effective time of the merger.

Northrim will use commercially reasonable efforts to maintain Alaska Pacific’s directors’ and officers’ liability insurance for a period of two years after the closing of the merger or substitute policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous with respect to claims arising from facts or events which occurred prior to the effective time of the merger and covering persons who are currently covered by such insurance. However, in no event shall Northrim be required to expend more than 150% of the current amount expended on an annual basis by Alaska Pacific to maintain or procure insurance for its directors and officers. See “The Merger Agreement—Covenants and Agreements— Covenants of Northrim—D&O Indemnification and Insurance” beginning on page 69.

Public Trading Markets

Northrim common stock is listed and traded on the NASDAQ Global Select Market under the symbol “NRIM.” Alaska Pacific common stock is quoted and traded on the Over-the-Counter Bulletin Board (the “OTCBB”) under the symbol “AKPB.” Upon completion of the merger, the Alaska Pacific common stock will no longer be quoted on the OTCBB and will be deregistered under the Exchange Act. It is a condition to the completion of the merger that the shares of Northrim common stock to be issued to Alaska Pacific shareholders in connection with the merger be authorized for listing on the NASDAQ Global Select Market and be freely transferable under the Securities Act.

Northrim’s Dividend Policy

Northrim’s common stock dividend policy reflects Northrim’s earnings outlook, desired dividend payout ratios, need to maintain an adequate capital level, legal and regulatory considerations and other factors. Northrim paid a quarterly dividend on its common stock of $0.17 per share in the third quarter of 2013 and a dividend of $0.15 per share of common stock in each of the first and second quarters of 2013. The payment of dividends by Northrim is subject to regulatory limitations, as both Northrim and Northrim Bank are subject to restrictions on the payment of dividends pursuant to applicable federal and state banking regulations. The dividends that Northrim Bank pays to Northrim are limited to the extent necessary for Northrim Bank to meet the regulatory requirements of a “well-capitalized” bank. Given the fact that the Northrim Bank remains “well-capitalized”, Northrim currently expects to receive dividends from Northrim Bank in the near to midterm.

For further information, please see “Comparative Market Prices and Dividends” beginning on page 89.

Voting Support Agreements

Northrim has entered into voting support agreements (the “Voting Support Agreements”) with all of Alaska Pacific’s directors and executive officers, holding 68,200 shares of Alaska Pacific common stock, which represent approximately 10.4% of the shares of Alaska Pacific common stock currently outstanding. Under the

Voting Support Agreements, each signing Alaska Pacific director and officer has agreed to, among over things, not sell, dispose, assign or otherwise transfer any shares of Alaska Pacific common stock held or controlled by such officer or director on the date the Voting Support Agreement were executed and to vote all such shares that such officer or director owns or controls in favor of approval of the merger agreement at the special meeting.

The Voting Support Agreements each terminate upon the earlier of: (i) the date of termination of the merger agreement in accordance with its terms; or (ii)  the completion of the Alaska Pacific special meeting of shareholders to approve the merger agreement.

Non-Competition/Non-Solicitation Agreements

In connection with the execution of the merger agreement, each director and executive officer, with the exception of Julie M. Pierce, has entered into a non-competition/non-solicitation agreement with Northrim, whereby each such director and officer has agreed to, among other things: (i) not to compete with Northrim’s business in any of the named boroughs within the southeastern region of Alaska for a period of two years from the effective time of the merger, and (ii) not to solicit financial services business in any of the boroughs within the southeast region of Alaska, or former employees of Alaska Pacific (who were employed by Alaska Pacific within the previous two years from the date of the agreement) for a period of three years from the effective time of the merger. Julie Pierce has entered into a separate non-solicitation agreement which, among other things, contains a three-year covenant that she will not solicit financial services business in any of the named boroughs within the southeast region of Alaska, or hire any former employees of Alaska Pacific (who were employed by Alaska Pacific within the previous two years from the date of the agreement) for a period of three years from the effective time of the merger.

Dissenters’ Rights

Dissenters’ rights are statutory rights that, if applicable under law, enable shareholders to dissent from an extraordinary transaction, such as a merger, and to demand that the corporation pay the fair value for their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. The Alaska Corporations Code specifically allows shareholders of Alaska corporations such as Alaska Pacific to dissent from a plan of merger to which such corporation is a party.

A copy of the relevant portions of the Alaska Corporations Code Sections 10.06.574 through 10.06.582 are included as Annex C to this Proxy Statement/Prospectus. The following discussion of dissenters’ rights is qualified in its entirety by reference to these Sections of the Alaska Corporations Code.

Except in certain circumstances, in order to exercise dissenters’ rights under the Alaska Corporations Code in connection with the motion to approve the merger agreement, a dissenting Alaska Pacific shareholder must file with Alaska Pacific, before or at the special meeting of shareholders at which the motion to approve the merger agreement is submitted to a vote, a written objection to the proposed corporate action. The objection must include a notice of election to dissent, the shareholder’s name and residence address, the number and class of shares as to which the shareholder dissents, and a demand for payment of the fair value of the shares if the action is taken.

If the merger agreement is approved by Alaska Pacific’s shareholders, within 10 days after such shareholder vote, Northrim as the surviving corporation in the transactions contemplated by the merger agreement shall give written notice of the authorization to each shareholder who filed written objection or to whom a written objection was not required. Under the Alaska Corporations Code, Northrim may consider that an Alaska Pacific shareholder who voted for approval of the merger agreement has elected not to enforce a right of dissent under the statute, and need not give notice to such shareholder.

If it is determined that proper notice of the special meeting under the Alaska Corporations Code was not given, shareholders of Alaska Pacific who voted against the proposal to approve the merger agreement may also exercise dissenters’ rights in lieu of providing written notice prior to the special meeting by providing written notice of such dissent to Northrim within 20 days after receiving notice of dissenters’ rights from Northrim.

At the time of filing the notice of election to dissent, or within 30 days thereafter, an Alaska Pacific shareholder who wishes to exercise their dissenter’s rights must submit the share certificates representing the shares of Alaska Pacific common stock for which payment is claimed to Northrim or Northrim’s transfer agent, who will note on such certificates that a notice of election of dissenters’ rights has been filed, and will return the certificates to the respective dissenting shareholders.

Within 15 days after the approval of the merger agreement by Alaska Pacific’s shareholders, or the 15 days after the expiration of the period in which Alaska Pacific’s shareholders must file their notice of dissent, whichever is later, Northrim shall make a written offer by certified mail to each Alaska Pacific shareholder who has filed a notice of dissent, to pay the amount Northrim estimates to be a fair value of the shares of Alaska Pacific common stock. This offer by Northrim will be accompanied by, among other things:

1.	Alaska Pacific’s most recent balance sheet produced in the 12 months before the merger;

2.	Alaska Pacific’s profit and loss statement or statements for at least 12 months preceding the date of the balance sheet; and

3.	a statement containing the total number of shares with respect to which notices of election to dissent have been received and the total number of holders of these shares.

Additionally, if the merger agreement has been approved by the shareholders of Alaska Pacific then Northrim will also provide any dissenting Alaska Pacific shareholders with:

1.	advance payment to each dissenting shareholder who submitted their share certificates to Alaska Pacific or Northrim, or to whom notice was sent if their shares were uncertificated; or

2.	a statement to dissenting shareholders who have not submitted their share certificates, that advance payment for dissenting Alaska Pacific shares will be made by Alaska Pacific or Northrim promptly upon submission of their certificates.

Upon completion of the merger, Alaska Pacific shareholders shall cease to have rights of a shareholder of Alaska Pacific except the right to be paid the fair value of the shares of Alaska Pacific common stock as to which dissenter’s rights were perfected in the method described herein.

If Northrim fails to make the written offer described above or the dissenting shareholder rejects Northrim’s fair value estimate of their shares of Alaska Pacific common stock within 30 days of the mailing by Northrim of the statement containing such fair value estimate, then Northrim shall, or a dissenting shareholder may if Northrim fails to do so, within 20 days of the expiration of such 30 day period, file a petition with the relevant Alaska state court in the City of Anchorage Alaska, requesting that the fair value of Alaska Pacific’s shares of common stock be determined (as of the close of business on the last business day prior to the special meeting approving the merger agreement). In making such determination, the Alaska Corporations Code requires that the court consider the nature of the transaction giving rise to the right to dissent, its effects on Alaska Pacific and its shareholders, the concepts and methods customary in the relevant securities and financial markets for determining fair value of shares of a corporation engaging in a similar transaction under comparable circumstances, and other relevant factors including the report of any court appointed appraiser. Within 60 days after the court’s fair value determination, Northrim will pay to each dissenting shareholder who objected to Northrim’s fair value estimate of Alaska Pacific’s shares, the amount determined by the court in exchange for the surrender of the certificates representing the dissenter’s shares or the dissenter’s actual Alaska Pacific shares, if such shares are uncertified. Upon payment of such judgment, all dissenting shareholders cease to have any interest in shares of Alaska Pacific’s common stock. Unless the court finds that: (i) the fair value of the Alaska Pacific shares of common stock materially exceed the amount that Northrim offered to pay dissenting shareholders; (ii) Northrim had acted in bad faith when dealing with dissenting shareholders, or (iii) Northrim did not offer an advance payment or institute judicial proceedings as required under the Alaska Corporations Code, dissenting shareholders shall bear their own costs and expenses regarding any judicial proceedings.

Regulatory Requirements for the Merger

Northrim and Alaska Pacific have agreed to use their reasonable best efforts to make and obtain all regulatory approvals and notices required to complete the transactions contemplated by the merger agreement. These include approvals from or notices with the FDIC, the Alaska Division of Banking and Securities, the Federal Reserve Bank of San Francisco and the Office of the Comptroller of the Currency. Northrim and Alaska Pacific have filed, or are in the process of filing, applications and notifications to meet the applicable regulatory requirements.

We cannot assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of any such approvals, our ability to obtain the approvals on satisfactory terms or the absence of any litigation challenging such approvals. We also cannot assure you that any third party will not attempt to challenge the merger on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Northrim and Alaska Pacific believe that the merger does not raise substantial antitrust or other significant regulatory concerns and that we will be able to obtain all requisite regulatory approvals on a timely basis without the imposition of any condition that would have a material adverse effect on Northrim or Alaska Pacific. Under the terms of the merger agreement, the parties’ obligation to complete the merger is conditioned upon the receipt of all required regulatory approvals.

We are not aware of any material governmental approvals or actions that are required for completion of the merger other than those described above. It is currently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

THE MERGER AGREEMENT

This section contains a summary of the material provisions of the merger agreement. Because it is a summary, it does not include all the information that may be important to you. The following summary is subject to, and qualified in its entirety by reference to, the merger agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing this merger.

Structure of the Merger

The merger agreement provides that, upon the terms and subject to the conditions set forth therein, the Merger Sub will merge with and into Alaska Pacific, with Alaska Pacific initially continuing as the surviving entity and a wholly-owned subsidiary of Northrim. The directors and executive officers of the surviving entity immediately after the merger shall be the directors and executive officers of the Merger Sub immediately prior to the merger. Further, at the effective time of the merger, all property, rights, privileges, powers and franchises of Alaska Pacific shall vest in the surviving entity and all debts, liabilities, obligations, restrictions, disabilities and duties of Alaska Pacific shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the surviving entity.

Immediately after the completion of the merger, Alaska Pacific will be merged into Northrim in the subsidiary merger, followed immediately by the merger of Alaska Pacific Bank into Northrim Bank, with Northrim Bank as the surviving bank.

It currently is anticipated that the completion of the merger will occur in the first quarter of 2014. However, the merger will be completed only if all conditions to the merger discussed in this proxy statement/prospectus and set forth in the merger agreement are either satisfied or waived. See “—Conditions to Complete the Merger” beginning on page 71. We cannot guarantee when or if the merger will be completed.

Aggregate Merger Consideration and Thresholds

Pursuant to the terms and conditions of the merger agreement, the total consideration to be paid by Northrim for all the outstanding shares of Alaska Pacific common stock (inclusive of shares subject to the TARP Warrant) will be based on the Northrim Average Share Price, which is volume weighted average closing price of Northrim’s common stock for the 15 trading days ending on the fifth trading day before the completion of the merger. The maximum aggregate consideration to be paid by Northrim in connection with the merger is $13,869,274 and the minimum aggregate consideration payable is $12,513,666. Shareholders of Alaska Pacific will be able to elect to receive the merger consideration for their shares of Alaska Pacific common stock in the form of cash or shares of Northrim’s common stock, subject to the proration procedures under the merger agreement. According to the merger agreement, subject to adjustment in limited circumstances, the maximum aggregate share consideration for all Alaska Pacific’s outstanding shares of common stock (inclusive of shares subject to the TARP Warrant) will be 322,522 shares of Northrim’s common stock (the “Maximum Share Consideration”) and the maximum aggregate cash consideration will be $6,418,000 (the “Total Cash Amount”). The total number of shares of Northrim’s common stock issued in the merger is intended to be 304,631 (the “Total Stock Amount”), provided however, that (i) if the Northrim Average Share Price is greater than $24.46 then the Total Stock Amount shall equal the quotient of (x) $7,451,274, divided by (y) the Northrim Average Share Price, and (ii) if the Northrim Average Share Price is less than $20.01, but not less than $18.90, then the Total Stock Amount shall equal the quotient of (x) $6,095,666, divided by (y) the Northrim Average Share Price. If the Northrim Average Share Price is $18.90 then the Total Stock Amount equals the Maximum Share Consideration.

In the event that the Northrim Average Share Price is less than $18.90, then Northrim has the option to either terminate the merger agreement or increase either the Total Cash Amount or the Total Stock Amount subject to the limitations in the merger agreement so that the aggregate merger consideration is not less than $12,513,666. See “—Termination of the Merger Agreement” on page 73, for further details.

Fractional Shares

Northrim will not issue any fractional shares of Northrim common stock in the merger. Instead, an Alaska Pacific shareholder who otherwise would have received a fraction of a share of Northrim common stock will receive an amount in cash rounded to the nearest cent. This cash amount will be determined by multiplying the fraction of a share of Northrim common stock to which the holder would otherwise be entitled by the Northrim Average Share Price.

Per Share Merger Consideration Calculations

For the purposes of calculating the merger consideration to be received by each shareholder of Alaska Pacific, the “Per Share Common Stock Exchange Ratio” equals the quotient of: (i)(a) the “Aggregate Common Stock Consideration” which is equal to $6,418,000 plus $717,149.76 (the aggregate TARP Warrant exercise price) plus the product of the Total Stock Amount multiplied by the Northrim Average Share Price, divided by (b) the Northrim Average Share Price divided by (ii) the sum of (a) the number of outstanding Alaska Pacific shares of common stock outstanding at the closing date of the merger plus (b) the number of shares of Alaska Pacific common stock underlying the TARP Warrant on such date.

Further, the “Per Share Common Stock Cash Amount” equals the quotient, expressed as a dollar amount, of: (i) the Aggregate Common Stock Consideration divided by (ii) the sum of (a) the number of Alaska Pacific shares of common stock outstanding at the closing date of the merger plus (b) the number of shares of Alaska Pacific common stock underlying the TARP Warrant on such date.

For example, if the Northrim Average Share Price were $22.24 then the Per Share Common Stock Cash Amount would equal $16.748 and the Per Share Common Stock Exchange Ratio would be 0.7534, which would mean that if an Alaska Pacific shareholder held 100 shares of Alaska Pacific common stock, such shareholder would be entitled to either $1,674.80 or 75 shares of Northrim common stock plus $7.60 in cash (as payment for a fractional share).

Alternatively, if the Northrim Average Share Price were $25.58 then the Per Share Common Stock Cash Amount would equal $17.5694 and the Per Share Common Stock Exchange Ratio would be 0.688, which would mean that same Alaska Pacific shareholder would be entitled to either $1,756.94 in cash or 68 shares of Northrim’s common stock plus $20.46 of cash in lieu of a fractional share.

Finally, if the Northrim Average Share Price were $18.90 then the Per Share Common Stock Cash Amount would equal $15.9365 and the Per Share Common Stock Exchange Ratio would be 0.8432, which would mean that same Alaska Pacific shareholder would be entitled to either $1,593.65 in cash or 84 shares of Northrim’s common stock plus $6.05 of cash in lieu of a fractional share.

It is important to note that if the Northrim Average Share Price is less than $18.90 and Northrim elects to increase either the Total Cash Amount or the Total Stock Amount, then both the Per Share Common Stock Cash Amount and the Per Share Common Stock Exchange Ratio will be subject to the possibility of further adjustment under the terms of the merger agreement. See “––Termination of the Merger Agreement” on page 73 for further details.

Effective Time of the Merger and Subsequent Mergers

Subject to satisfaction or waiver of the conditions to the merger set forth in the merger agreement, the parties to the merger agreement will cause the articles of merger relating to the merger to be filed with the Division of Corporations and Professional Licensing of the State of Alaska pursuant to the Alaska Corporations Code on a date selected by Northrim, and at such effective time, the Merger Sub will merge with and into Alaska Pacific, completing the merger.

Immediately following the effective time of the merger, Alaska Pacific will merge with and into Northrim, with Northrim being the surviving corporation. The terms and conditions of this subsidiary merger will be governed solely by the plan of merger attached to the merger agreement and not subject to the terms and conditions of the merger agreement.

Following the completion of the subsidiary merger Northrim and Northrim Bank shall cause the merger of Alaska Pacific Bank with and into Northrim Bank, with Northrim Bank being the resulting bank in such merger and on such terms and conditions as may be appropriate in the sole discretion of Northrim Bank and subject to such requirements as may be imposed by the relevant bank regulatory authorities. The terms, conditions and effect of this bank merger shall be governed solely by the bank merger agreement attached as an exhibit to the merger agreement, and such transaction shall not be subject to the terms or conditions of the merger agreement.

Conversion of Shares; Exchange Procedures

Merger Consideration Election

No less than 35 days prior to the anticipated effective time of the merger, an election form and other transmittal materials will be mailed by the Exchange Agent to each Alaska Pacific shareholder of record on the date that is five (5) business days prior to such mailing date, which shall permit such shareholders to elect to receive either cash or shares of Northrim’s common stock as merger consideration. In order to properly select the type of merger consideration it wishes to receive, an Alaska Pacific shareholder must submit a completed election form, along with either one or more share certificates (for shares held in certificate form) or a book-entry transfer confirmation form (evidencing the transfer of book-entry shares to an account specified by the Exchange Agent), representing all shares covered by such election form, together with duly executed transmittal materials included in or required by the election form, to the Exchange Agent before the Election Deadline. If an Alaska Pacific shareholder fails to submit a properly completed election form to the Exchange Agent by the Election Deadline, then the Alaska Pacific shares held by such shareholder will be deemed to be “undesignated shares” and the Alaska Pacific shareholder will not have a choice as to the type of consideration it will receive in the merger and consequently will be issued either cash or shares of Northrim common stock depending on the amount of cash or stock issued to other Alaska Pacific shareholders in the merger.

An Alaska Pacific shareholder may revoke or change any previously submitted election form at or prior to the effective time of the merger. In the event that an election form is revoked prior to the Election Deadline, the Alaska Pacific shares represented by such election form will automatically become “undesignated shares” until a new election form is properly completed and made with respect to such shares on or before the Election Deadline. Alaska Pacific shareholders who have revoked a previously submitted election form also, upon written request to Northrim, are entitled to have the share certificates representing their previously submitted shares promptly returned to them without charge. The Election Deadline will be set forth in the election form and is expected to be 5:00 p.m. on the 30th day following the mailing date of the election forms to Alaska Pacific shareholders.

Exchange and Payment

At or prior to the effective time of the merger, Northrim will deposit with the Exchange Agent the certificates representing the shares of Northrim common stock representing the Total Stock Amount and the amount of cash equal to the Total Cash Amount. Within five business days after the effective time of the merger, the Exchange Agent will mail to each Alaska Pacific shareholder who did not submit a properly completed election form, or who revoked a properly completed election form prior to the Election Deadline (i) a form of letter of transmittal, and (ii) instructions for use in effecting the surrender of Alaska Pacific share certificates or instructions for effecting the transfer of Alaska Pacific shares held in book-entry form to the Exchange Agent. Upon surrender of a Alaska Pacific share certificate to the Exchange Agent (for shares held in certificate form) or a confirmation of transfer to the Exchange Agent of shares held in book-entry form, together with a properly executed letter of transmittal, or in the case of a holder who timely submitted a properly completed election form (and had not revoked such election form) by the Election Deadline, the holder of such share certificate or book entry shares shall be entitled to promptly receive in exchange therefor the Per Share Common Stock Cash Amount or the number of Northrim shares of common stock equal to the Per Share Common Stock Exchange Ratio for each share of Alaska Pacific common stock formerly represented by such certificate or book-entry account (subject to proration procedures described below and any deduction for any required withholding tax), and the certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued for the benefit of holders of such Alaska Pacific share certificates on the merger consideration. If the merger agreement is terminated, all share certificates will be returned to shareholders.

Conversion of Alaska Pacific Shares

At the effective time of the merger each issued and outstanding share of Alaska Pacific’s common stock shall be automatically converted to the right to receive at the election of the holder the merger consideration outlined above in the form of either cash or shares of Northrim’s common stock, subject to proration to ensure that the neither the Total Stock Amount, nor the Total Cash Amount limitations of 322,522 shares of Northrim’s common stock and $6,418,000, respectively, are exceeded. All shares of Alaska Pacific common stock converted into such merger consideration shall no longer be outstanding and shall automatically be cancelled, and the holder of a certificate previously representing such shares shall thereafter cease to have any rights with respect to such securities, except to receive: the merger consideration, dividend’s declared on Northrim’s common stock after the effective time of the merger and any cash to be paid in lieu of a fractional share.

An Alaska Pacific shareholder also has the right to obtain the fair value of his or her Alaska Pacific shares in lieu of receiving the merger consideration under the merger agreement by strictly following the procedures under the Alaska Corporations Code, as discussed under “The Merger—Dissenters’ Rights”

Proration Procedures

In the event that Alaska Pacific shareholders in aggregate elect to receive shares of Northrim’s common stock in excess of the Total Stock Amount then to the extent necessary to ensure that the aggregate shares of Northrim’s common stock to be issued in the merger equal the Total Stock Amount, the Exchange Agent shall make the following allocations:

•	All shareholders who have made an effective cash election will have their shares of Alaska Pacific common stock converted into the right to receive cash in an amount equal to the Per Share Common Stock Cash Amount for each share of Alaska Pacific common stock held.

•	All undesignated shares shall be allocated on a pro rata basis cash as necessary to ensure that the number Northrim shares of common stock issued in the merger does not exceed the Total Stock Amount;

•	If the number of shares of Northrim common stock to be issued in the merger still exceeds the Total Stock Amount after allocating cash to all holders of undesignated shares, then each holder who made an effective stock election will receive:

•	the number of shares of Northrim’s common stock equal to the (i) Per Share Common Stock Exchange Ratio, multiplied by the (ii) number of shares of Alaska Pacific’s common stock covered by such stock election, multiplied by the (iii) “Stock Proration Factor” which is defined as the Total Stock Amount divided by the product of the total number of Alaska Pacific shares subject to which effective stock elections were made, multiplied by the Per Share Common Stock Exchange Ratio; and

•	cash in an amount equal to the product of the (i) Per Share Common Stock Cash Amount, multiplied by the (ii) number of Alaska Pacific shares of common stock covered by such stock election, multiplied by (iii) one minus the Stock Proration Factor.

In the event that Alaska Pacific shareholders in aggregate elect to receive shares of Alaska Pacific Common Stock in an amount that is less than the Total Stock Amount then to the extent necessary to ensure that the aggregate shares of Northrim’s common stock to be issued in the merger equal the Total Stock Amount, the Exchange Agent shall make the following allocations:

•	All shareholders who have made an effective stock election will have their shares of Alaska Pacific common stock converted into the right to receive shares of Northrim’s common stock in an amount equal to the product of Per Share Common Stock Exchange Ratio multiplied by the number of shares of Alaska Pacific common stock covered by such stock elections.

•	All undesignated shares shall be allocated on a pro rata basis shares of Northrim common stock as necessary to ensure that the number of Northrim shares of common stock issued in the merger equals the Total Stock Amount;

•	If the number of shares of Northrim common stock to be issued in the merger is still less than the Total Stock Amount after allocating shares of Northrim common stock to all holders of undesignated shares, then each holder who made an effective cash election will receive:

•	cash equal to the (i) Per Share Common Stock Cash Amount, multiplied by the (ii) the number of shares of Alaska Pacific’s common stock covered by such cash election, multiplied by (iii) one minus the “Cash Proration Factor” which is defined as the Total Stock Amount (less shares subject to effective stock elections or to be received by holders of undesignated shares) divided by the product of the total number of Alaska Pacific shares subject to which effective cash elections were made, multiplied by the Per Share Common Stock Exchange Ratio; and

•	a number of shares of Northrim common stock equal to the product of the Per Share Common Stock Exchange Ratio, multiplied by the number of Alaska Pacific shares of common stock covered by such cash election, multiplied by the Cash Proration Factor.

In the event that Alaska Pacific shareholders in aggregate elect to receive shares of Alaska Pacific common stock in an amount that is equal to the Total Stock Amount then:

•	the Alaska Pacific shares for which effective stock elections have been made shall be converted into the right to receive shares of Northrim’s common stock equal to the product of the Per Share Common Stock Exchange Ratio, multiplied by the number of Alaska Pacific shares of common stock covered by such stock elections;

•	the Alaska Pacific shares of common stock for which effective cash elections have been made shall be converted into the right to receive the Per Share Common Stock Cash Amount; and

•	the undesignated shares shall be converted into the right to receive the Per Share Common Stock Cash Amount.

Withholding

Northrim and the Exchange Agent will be entitled to deduct and withhold from the consideration otherwise payable to any Alaska Pacific shareholder the amounts it is required to deduct and withhold under any applicable federal, state, local or foreign tax law. If any such amounts are withheld, these amounts will be treated for all purposes of the merger agreement as having been paid to the shareholders from whom they were withheld.

Dividends and Distributions

Whenever a dividend or other distribution is declared by Northrim on Northrim common stock, the record date for which is at or after the effective time of the merger, the declaration will include dividends or other distributions on all shares of Northrim common stock issuable pursuant to the merger agreement, but such dividends or other distributions will not be paid to the holder of Alaska Pacific common stock until such holder has duly surrendered its Alaska Pacific stock certificates or book-entry shares.

Dissenting Shares

Each outstanding share of Alaska Pacific’s common stock, the holder of which has perfected his, her or its dissenters’ rights under the Alaska Corporations Code and has not effectively withdrawn or lost such right as of the effective time of the merger shall not be converted into the right to receive the merger consideration, and the holder thereof shall be entitled only to such rights as are granted by the Alaska Corporations Code and will receive payment for its shares of Alaska Pacific common stock based on the terms of such statute. See “The Merger—Dissenters’ Rights” beginning on page 53 for more information on procedures governing the treatment of shares where dissenters’ rights have been properly perfected.

Treatment of Options, the TARP Warrant and TARP Stock

Treatment of TARP Stock

The merger agreement requires that Alaska Pacific use its reasonable best efforts to cause or facilitate the repurchase or redemption of all of the issued and outstanding shares of TARP Stock from the holders thereof before the effective time of the merger on terms deemed satisfactory by Alaska Pacific and Northrim. Further, it is a condition to the closing of the merger agreement that Alaska Pacific shall have caused, or shall have entered into one or more definitive agreements to effect, the repurchase or redemption by Alaska Pacific or Alaska Pacific Bank of all of the issued and outstanding shares of TARP Stock from the holders thereof, before the consummation of the merger.

Treatment of TARP Warrants

The merger agreement states that in the event the TARP Warrant has not been converted into shares of Alaska Pacific’s common stock on or before the effective time of the merger, the TARP Warrant shall, by virtue of the merger and without any action on the part of Northrim, be converted automatically into the right of the U.S. Department of Treasury to receive an amount in cash equal to the Per Share Common Stock Cash Amount, less $4.08 (the exercise price per share of the TARP Warrant) multiplied by the number of shares of Alaska Pacific common stock represented by the TARP Warrant. Further, it is a condition to the closing of the merger agreement that Alaska Pacific shall have caused either the TARP Warrant to be converted into shares of Alaska Pacific common stock or have caused the terms of the TARP Warrant to be amended to provide for the TARP Warrant to be converted solely into cash.

Treatment of Options

Under the merger agreement each right or option to acquire shares of Alaska Pacific’s common stock (the “Alaska Pacific Stock Options”) which is then outstanding and has not expired by its terms (whether or not such Alaska Pacific Stock Option is then vested or exercisable) granted by Alaska Pacific under a stock option plan shall cease to represent a right to acquire shares of Alaska Pacific common stock and shall be cancelled and terminated and the holders of the Alaska Pacific Stock Options shall not be entitled to receive any consideration with respect to any Alaska Pacific Stock Option because the per share exercise price of each Alaska Pacific Stock Option is greater than the maximum potential Per Share Common Stock Cash Amount. Alaska Pacific is required to use its reasonable best efforts to obtain the written acknowledgement of each holder of a then-outstanding Alaska Pacific Stock Option which has not expired by its terms with regard to the cancellation of such Alaska Pacific Stock Option on, or prior to, the effective time of the merger. Alaska Pacific is also required to terminate all of its stock plans.

Representations and Warranties

The merger agreement contains representations and warranties of Alaska Pacific and Northrim relating to, among other things, their respective businesses, their ability to consummate the transactions contemplated by the merger agreement, and their compliance with securities and bank regulatory requirements. The merger agreement includes a condition that requires that each party’s representations and warranties remain true and correct until closing of the merger. However, a breach of a party’s representations and warranties generally cannot serve as a basis for termination unless the breach would represent a “Material Adverse Effect” or such breach is the result of a willful and knowing act or omission by the breaching party. For the purposes of the merger agreement, a “material adverse effect” with respect to Northrim or Alaska Pacific, as the case may be, means any effect that, taken individually or together with any other effect, (a) is material and adverse to the consolidated financial condition, results of operations or business of Northrim or Alaska Pacific, and their respective subsidiaries, taken as a whole, as the case may be, or (b) would materially impair or delay the ability of any of Northrim or Alaska Pacific, and their respective subsidiaries, as the case may be, to perform their respective obligations under the merger agreement or otherwise materially impede or delay the consummation of the transactions contemplated by the merger agreement (other than the merger of Alaska Pacific Bank into Northrim Bank); provided, however, that Material Adverse Effect shall not be deemed to include the impact of:

•	changes in banking, savings institution and similar laws of general applicability or interpretations thereof by governmental entities,

•	changes in GAAP or regulatory accounting requirements applicable to banks, savings institutions and their holding companies generally,

•	changes in general economic conditions affecting banks, savings institutions and their holding companies generally,

•	the announcement of the merger agreement or any of the transactions contemplated thereunder, or

•	changes that are the result of natural disasters, calamities, acts of God or acts of war or terrorism,

provided that, the effect of such changes described in clauses (i), (ii), (iii) and (v) shall not be excluded as a Material Adverse Effect to the extent of a materially disproportionate impact, if any, they have on Northrim and its subsidiaries on the one hand or Alaska Pacific and its subsidiaries on the other hand, as measured relative to similarly situated financial institutions.

The merger agreement contains representations and warranties made by Alaska Pacific and Alaska Pacific Bank to Northrim and Northrim Bank relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification, standing and power;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents, material agreements or other obligations, or applicable law or regulation;

•	capitalization;

•	required governmental and other regulatory filings and consents in connection with the merger;

•	subsidiaries;

•	proper filing of documents with the SEC and the accuracy of information contained in the documents filed with the SEC; the conformity with GAAP and SEC requirements of Alaska Pacific’s financial statements filed with the SEC and internal controls;

•	the absence of undisclosed liabilities;

•	the accuracy of Alaska Pacific information provided in this proxy statement/prospectus;

•	the absence of certain changes that would reasonably be expected to have a material adverse effect on Alaska Pacific or would constitute a breach of Alaska Pacific’s covenants in the merger agreement;

•	litigation;

•	compliance with applicable laws;

•	proper filing of all records and reports required by governmental entities

•	employee benefit plans;

•	labor matters;

•	taxes;

•	material contracts;

•	loans and loan matters;

•	adequate insurance coverage;

•	title to real and personal property;

•	intellectual property;

•	the receipt of a written opinion from KBW regarding fairness of the merger consideration;

•	fiduciary accounts

•	non-applicability of state takeover laws;

•	absence of shareholders rights plan;

•	absence of affiliate transactions

•	environmental matters;

•	derivative instruments and transactions;

•	no agreements with regulatory agencies; and

•	no agreements on directorships;

The merger agreement contains representations and warranties made by Northrim to Alaska Pacific relating to a number of matters, including the following:

•	corporate matters, including due organization and qualification, standing and power;

•	authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents, material agreements or other obligations, or applicable law or regulation;

•	required governmental and other regulatory filings and consents in connection with the merger;

•	except for Jean Luc Servat, no other broker is entitled to fees from Northrim in connection with the merger;

•	proper filing of documents with the SEC and the accuracy of information contained in the documents filed with the SEC the conformity with GAAP and SEC requirements of Northrim’s financial statements filed with the SEC and internal controls;

•	adequate number of shares of common stock to issue the Total Stock Amount and readily available financing to fund the Total Cash Amount.

•	the absence of certain changes that would reasonably be expected to have a material adverse effect on Northrim or would constitute a breach of Northrim’s covenants in the merger agreement;

•	the absence of undisclosed liabilities;

•	capitalization and listing of common shares on NASDAQ;

•	proper filing of all records and reports required by the Federal Reserve Bank of San Francisco and other banking regulators;

•	litigation;

•	labor matters;

•	accuracy of Northrim information provided in this proxy statement/prospectus; and

•	no agreements with regulatory agencies.

This summary, and the copy of the merger agreement attached to this proxy statement/prospectus as Annex A, are included solely to provide shareholders with information regarding the terms of the merger agreement. They are not intended to provide factual information about the parties or any of their respective subsidiaries or affiliates. The representations, warranties and covenants of each party as set forth in the merger agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the merger agreement, may be subject to limitations, qualifications and exceptions agreed upon or to be agreed upon by the parties (including being qualified by confidential disclosures), may have been made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to shareholders. Shareholders should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of the parties or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in public disclosures by Northrim or Alaska Pacific. The representations and warranties, covenants and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus and in the documents incorporated by reference into this proxy statement/prospectus. For more information regarding these documents incorporated by reference, see the section entitled “Where You Can Find More Information” beginning on page 92.

Covenants and Agreements

Covenants of Alaska Pacific

Business Operations

Alaska Pacific has agreed that, prior to the effective time of the merger, it will, and will cause each of its subsidiaries to, operate its business only in the usual, regular and ordinary course and use reasonable best efforts to preserve for itself and Northrim its business organization, keep available the present services of its employees and preserve for itself and Northrim the goodwill of the customers of Alaska Pacific and its subsidiaries and other entities with whom business relations exist.

Additionally, Alaska Pacific has agreed that prior to the effective time of the merger, except as expressly contemplated or permitted by the merger agreement, with certain exceptions and except with the prior written consent of Northrim, Alaska Pacific will not, and will not permit any of its subsidiaries to, among other things, undertake the following actions:

•	issue, sell or otherwise permit to become outstanding, or authorize the creation of, any equity securities, except in connection with the exercise of the TARP Warrant;

•	make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its capital stock (except for the payment of quarterly dividends on the TARP Stock, pursuant to the terms of the TARP Stock and cash dividends from Alaska Pacific Bank to Alaska Pacific to be used solely for the purposes of payment of such quarterly dividends on the TARP Stock and/or the repurchase or redemption of the TARP Stock), or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock;

•	enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director, officer or employee of Alaska Pacific or its subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) for an amount greater than $50,000, except for retention bonuses up to an aggregate amount of $75,000, for changes that are required by applicable law and salary and wage increases in the ordinary course of business consistent with both past practices and Alaska Pacific’s three-year business plan, dated December 20, 2012 provided to Northrim from Alaska Pacific;

•	hire any person as an employee of Alaska Pacific or any of its subsidiaries or promote any employee, except (i) to fill existing vacancies at Alaska Pacific Bank, (ii) to satisfy contractual obligations existing as of the date of the merger agreement and (iii) to fill any vacancies arising after the date of the merger agreement provided such person’s employment is terminable at the will, and he or she is not eligible for any severance or similar benefits as a result of the merger or subsidiary merger;

•	enter into, establish, adopt, amend or terminate, or make any contributions to (except (i) as may be required by applicable law, or under the terms of a contract, plan, arrangement or agreement existing as of the date of the merger agreement, or as directed by the Internal Revenue Service in order to receive a favorable determination letter), any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Alaska Pacific or its subsidiaries or take any action to accelerate the vesting or exercisability of compensation or benefits payable thereunder;

•	except for the sale of other real estate owned properties or other foreclosed assets with a value less than $100,000 that is sold in the ordinary course of business consistent with past practices, sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, businesses or properties;

•	acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including without limitation, by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities, deposits or properties of any other entity;

•	make any capital expenditures other than emergency repairs and replacements, and other capital expenditures in the ordinary course of business consistent with past practice, in each case, in amounts not exceeding $25,000 individually or $100,000 in the aggregate;

•	amend Alaska Pacific’s articles of incorporation or bylaws or the federal stock charter or bylaws (or equivalent documents) of Alaska Pacific Bank or any other subsidiary of Alaska Pacific or enter into a plan of consolidation, merger, share exchange or reorganization with any person, or a letter of intent or agreement in principle with respect thereto;

•	implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in laws or regulations or GAAP;

•	enter into, cancel, fail to renew or terminate any contract for an amount in excess of $25,000 or amend or modify in any material respect any of its existing contract for an amount in excess of $25,000;

•	enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Alaska Pacific is or becomes a party after the date of the merger agreement, which settlement, agreement or action involves payment by Alaska Pacific or any of its subsidiaries of an amount which (i) exceeds $25,000, (ii) would impose any material restriction on the business of Alaska Pacific, (iii) or create precedent for claims that are reasonably likely to be material to Alaska Pacific and its subsidiaries;

•	enter into any new line of business; introduce any new products or services; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any governmental entity, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility or enter into any derivatives contract;

•	incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank borrowings that mature within 90 days and that have no put or call features and securities sold under agreements to repurchase that mature within 90 days, in each case in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice;

•	acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any non-mortgage debt security or equity investment other than federal funds or United States government securities or United States government agency securities, in each case with a term of one (1) year or less or dispose of any debt security or equity investment other than sales above book value in the ordinary course of business consistent with past practice;

•	make, renew or otherwise modify any loan, other than loans that do not exceed specified dollar limits that are made or acquired in the ordinary course of business consistent with past practice and in compliance with Alaska Pacific Bank’s internal loan policies and loan and overdraft approval limits in effect on May 21, 2013 or renew or modify any loan classified as “Special Mention” or more severe with a principal balance greater than $100,000, or make, renew or otherwise modify any loan to an officer or director or other related party or make any loan outside the Southeast Alaska market area or purchase or sell any loan or loan participations except in the ordinary course of business consistent with past practice in the single family mortgage loan operations;

•	make or propose to make any loan to or enter into any transaction with any of the directors or executive officers of Alaska Pacific or any of its subsidiaries or affiliates, except renewals of loans in accordance with applicable laws and with Alaska Pacific Bank’s lending policies and consistent with past practices;

•	introduce any material new marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to Northrim prior to the date of the merger agreement);

•	make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice);

•	make or change any material tax election, settle or compromise any material tax liability of Alaska Pacific or any of its subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of taxes of Alaska Pacific or any of its subsidiaries, enter into any closing agreement with respect to any material amount of taxes or surrender any right to claim a material tax refund, adopt or change any method of accounting with respect to taxes, or file any amended tax return;

•	take any action that would cause the merger agreement or the transactions contemplated thereunder to be subject to the provisions of any takeover laws;

•	make or propose to make any loan to or enter into any transaction with any of the directors or executive officers of Alaska Pacific or any of its subsidiaries or any affiliate thereof, except renewals of loans with any of the foregoing existing as of the date hereof in accordance with applicable laws and with Alaska Pacific Bank’s lending policies and consistent with past practices; and

•	take any action that would, or is reasonably likely to, prevent or materially impede or delay the merger; or take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (B) any of the conditions to the merger not being satisfied, (C) a material violation of any provision of the merger agreement, except as may be required by applicable law or regulation, or (D) a material delay in the ability of Northrim or Alaska Pacific to perform any of their respective obligations under the merger agreement on a timely basis.

Special Shareholder Meeting

Alaska Pacific has agreed to hold a special meeting of its shareholders for the purpose of voting upon approval of the merger agreement. Except in the case of a Change in Recommendation (discussed below), Alaska Pacific’s board of directors shall recommend that the holders of Alaska Pacific’s common stock approve the merger agreement and not withdraw or modify in any manner adverse to Northrim any such recommendation.

Agreement Not to Solicit other Offers

Alaska Pacific has agreed that it and its subsidiaries will not, and will cause their respective officers, directors, employees, agents and representatives not to, directly or indirectly (i) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal, (ii) furnish information or access to any person that has made or that makes an Acquisition Proposal to the Alaska Pacific board of directors, and (iii) participate in any discussions or negotiations regarding any Acquisition Proposal. However, if prior to the Alaska Pacific special meeting, Alaska Pacific receives an unsolicited bona fide written acquisition proposal that Alaska Pacific’s board of directors determines, in its good faith judgment (after consultation with Alaska Pacific’s financial advisors and outside legal counsel), is or is reasonably likely to result in, a Superior Proposal (as defined below), Alaska Pacific may engage in discussions or negotiations with, or provide confidential or non-public information to, the person making that alternative transaction proposal if:

•	prior to providing (or causing to be provided) any non-public information to the person making the inquiry or proposal, Alaska Pacific obtains from such person an executed confidentiality agreement containing terms no less favorable to Alaska Pacific than the terms contained in Alaska Pacific’s confidentiality agreement with Northrim; and

•	Alaska Pacific simultaneously provides Northrim with any confidential non-public information concerning Alaska Pacific provided to such person that was not previously provided to Northrim.

Alaska Pacific has also agreed to, as promptly as practicable (but in no event later than two business days) following the receipt of any Acquisition Proposal, or request for nonpublic information or any inquiry that would reasonably be expected to lead to an Acquisition Proposal, provide Northrim with written notice of its receipt of, and a written summary of the material terms and conditions of, such Acquisition Proposal or inquiry. In addition, Alaska Pacific has agreed to keep Northrim promptly apprised of the status and material details of any such proposal or inquiry and any material developments with respect thereto.

Alaska Pacific has agreed to immediately cease and cause to be terminated any activities, discussions or negotiations conducted with any third party prior to the execution of the merger agreement with respect to any Acquisition Proposal, to request the prompt return or destruction of all confidential information previously furnished to any third party in connection with any such Acquisition Proposal.

Change in Recommendation

Prior to the Alaska Pacific shareholders’ meeting, Alaska Pacific’s board of directors may effect a change in Alaska Pacific’s board of directors recommendation if and only to the extent that:

•	Alaska Pacific has received an unsolicited bona fide written Acquisition Proposal that Alaska Pacific’s board of directors has concluded in good faith is a Superior Proposal (as described below), after taking into account any amendment or modifications to the merger agreement agreed to by Northrim;

•	Alaska Pacific has (i) given written notice to Northrim of its intention to effect a change in Alaska Pacific’s board of directors recommendation, specifying the material terms and conditions of the Acquisition Proposal, including the identity of the person making such proposal or inquiry and a copy of all material documents, and (ii) allowed Northrim in good faith during this period of not less than 10 business days to improve the terms of the merger agreement or make a separate proposal; and

•	after considering the results of such negotiations and giving effect to any proposals, amendments or modifications offered and agreed to by Northrim, if any, Alaska Pacific’s board of directors has concluded in good faith and based on the advice of its outside legal advisors) that a failure to effect a change in Alaska Pacific’s board of directors recommendation would breach or be reasonably expected to result in a breach of the Alaska Pacific’s board of directors fiduciary duties under Alaska law.

For purposes of the merger agreement,

“Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 10% or more of the total revenues, net income, assets or deposits of Alaska Pacific and Alaska Pacific Bank taken as a whole, (x) direct or indirect acquisition or purchase of any class of equity securities representing 10% or more of the voting power of Alaska Pacific or Alaska Pacific Bank, (y) tender offer or exchange offer that if consummated would result in any person beneficially owning 10% or more of any class of equity securities of Alaska Pacific or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Alaska Pacific or Alaska Pacific Bank, other than the transactions contemplated by the merger agreement.

“Superior Proposal” means any bona fide written Acquisition Proposal not solicited or initiated in violation of the merger agreement that (1) relates to (A) the issuance by Alaska Pacific of securities representing a majority of its outstanding voting securities (including upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for such voting securities) or (B) the acquisition by any person of any of (i) a majority of the outstanding shares of Alaska Pacific common stock, by tender or exchange offer, merger or otherwise, or (ii) all or substantially all of the consolidated total assets of Alaska Pacific, (2) is otherwise on terms that the Alaska Pacific board of directors determines in good faith, after consultation with Alaska Pacific’s financial and legal advisors and taking into account all the terms and conditions of such proposal and the merger agreement, are more favorable to Alaska Pacific and its shareholders than the transactions contemplated by the merger agreement and (3) is, in the reasonable judgment of the Alaska Pacific board of directors, reasonably capable of being completed on its stated terms, taking into account the material financial, regulatory, legal and other aspects of such inquiry, proposal or offer; provided, however, that under no circumstances shall the Alaska Pacific board of directors determine that an Acquisition Proposal is a Superior Proposal on the basis of anything other than the amount of cash and the then-current fair value of any securities or other consideration to be issued or paid to the holders of Alaska Pacific common stock, (but the Alaska Pacific board of directors may consider the impact of any tax laws upon the holders of Alaska Pacific common stock in connection with such Acquisition Proposal) or any earn-out, holdback, escrow, performance award, contingent value right or any other payment of any kind or nature whatsoever.

The merger agreement requires Alaska Pacific to submit the merger agreement to a shareholder vote even if its board of directors effects a change in its recommendation, subject to the right of Alaska Pacific to terminate the merger agreement prior thereto to enter into a definitive agreement with respect to a Superior Proposal.

ESOP and 401(k) Matters

Alaska Pacific and Alaska Pacific Bank shall take all actions necessary to terminate the Alaska Pacific employee stock ownership plan (the “ESOP”) and the Alaska Pacific 401(k) Plan in accordance with their terms effective immediately prior to or as of the effective time of the merger. As soon as practicable following the effective time of the merger or the receipt of a favorable determination letter from the Internal Revenue Service regarding the qualified status of the ESOP and 401(k) Plan, upon termination, the account balances in both the ESOP and the 401(k) shall be either distributed to their respective participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as such participant or beneficiary may direct. In regard to the Alaska Pacific 401(k) Plan, Northrim agrees to permit employees of Alaska Pacific who are continuing employees of Northrim to rollover their account balances in the 401(k) Plan (including outstanding loans against the 401(k) Plan) to Northrim’s 401(k) plan.

Covenants of Northrim

Business Operations

Northrim has agreed to a more limited set of restrictions on its business prior to the completion of the merger. Specifically, Northrim has agreed that it will not and it will not allow any of its subsidiaries to:

•	take any action that would, or is reasonably likely to, prevent or materially impede or delay the merger; or take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in the merger agreement being or becoming untrue in any material respect at any time at or prior to the effective time of the merger, (B) any of the conditions to the merger not being satisfied, (C) a material violation of any provision of the merger agreement, except as may be required by applicable law or regulation, or (D) a material delay in the ability of Northrim or Alaska Pacific to perform any of their respective obligations under the merger agreement on a timely basis; and

•	other than in the ordinary course consistent with past practice, make, declare, pay or set aside for payment any extraordinary dividend to be paid to the shareholders of Northrim.

D&O Indemnification and Insurance.

The merger agreement provides that for four years after the completion of the merger, Northrim, as the surviving corporation, will indemnify, defend and hold harmless, all present and former directors and officers of Alaska Pacific against all liabilities arising out of actions or omissions occurring at or prior to the effective time of the merger (including, without limitation the transactions contemplated by the merger agreement), to the fullest extent permitted by applicable law and Alaska Pacific’s and Alaska Pacific Bank’s governing documents (including any provisions relating to the advancement of expenses incurred in the defense of any litigation) Northrim will also assume the obligations of Alaska Pacific and Alaska Pacific Bank to directors and officers under indemnification agreements in effect on the date of the merger agreement to indemnify such Persons for their acts and omissions occurring prior to the closing date of the merger in their capacity as officers or directors.

The merger agreement requires Northrim, as the surviving corporation, to use its reasonable best efforts to maintain for a period of two years after the effective time of the merger Alaska Pacific’s existing directors’ and officers’ liability insurance policy, or policies of at least the same coverage and amounts and containing terms and conditions which are substantially no less advantageous than the current policy, with respect to claims arising from facts or events that occurred prior to the effective time of the merger, and covering such individuals who are currently covered by such insurance. However, Northrim is not required to incur annual premium payments greater than 150% of Alaska Pacific’s current annual directors’ and officers’ liability insurance premium.

Covenants of Both Parties

Regulatory Filings.

Northrim and Alaska Pacific have also agreed to cooperate and to use reasonable best efforts to prepare and file all documents, to obtain all permits, consents, approvals and authorizations of regulatory authorities necessary to consummate the merger and the bank merger. Each party will consult with the other party with respect to obtaining all material permits, consents, approvals and authorizations of any regulatory authority necessary or advisable to complete the merger and the bank merger, and will keep such other party apprised of the status of material matters relating to completion of the merger and the bank merger.

Employment Matters.

The merger agreement provides that, after the completion of the merger, all employees of Alaska Pacific and its subsidiaries who are employed immediately prior to the effective time of the merger, shall be continuing employees after the effective time of the merger at the same compensation with carryover of all accrued vacation and sick days. As soon as administratively practicable after the effective time of the merger, Northrim shall take all reasonable action so that employees of Alaska Pacific and its subsidiaries who are continuing employees shall be entitled to participate in each employee benefit plan, program or arrangement of Northrim of general applicability to the same extent as similarly situated employees of Northrim and its subsidiaries.

Promptly following the effective time of the merger, Alaska Pacific and Northrim shall cause each employee of Alaska Pacific and its subsidiaries who is not employed by Northrim or a Northrim subsidiary following the merger to be paid for unused vacation time in accordance with Alaska Pacific’s past practice. All employees of Alaska Pacific who are terminated by Alaska Pacific or by Northrim in connection with the transactions contemplated by the merger agreement or within one year following the effective time of the merger or the bank merger, as applicable and who are not covered by specific change in control severance agreements shall be paid in accordance with the terms of Alaska Pacific’s 1999 Alaska Federal Savings Bank Employee Severance Compensation Plan, whether or not such plan has expired, and Northrim agrees to provide them access to outplacement counseling services for a reasonable amount of time after the effective time of the merger.

Northrim agrees to honor each change in control severance agreement to which Alaska Pacific or Alaska Pacific Bank is a party with any of its employees Northrim agrees and acknowledges that the merger constitutes a change in control as defined in such change in control severance agreements, and agrees to terminate, at the effective time, the employment of each of the executive officers of Alaska Pacific and Alaska Pacific Bank who is subject to a change in control severance agreement and to pay at such time the change in control benefit owed to such Alaska Pacific executive officer under the terms of his or her change in control severance agreement.

Simultaneously with the execution of the merger agreement, Northrim shall have received executed retention agreements between Northrim Bank and certain executive officers of Alaska Pacific or Alaska Pacific Bank, pursuant to which such executive officers shall agree to serve as employees of Northrim Bank during a transition period following the effective time of the merger, and to perform such duties and have such position, title and authority as may be assigned to such employees by Northrim Bank.

Redemption of TARP Stock

Alaska Pacific shall use its reasonable best efforts to cause or facilitate the repurchase or redemption of all of the issued and outstanding shares of TARP Stock from the holders thereof before the effective time of the merger on terms deemed satisfactory by Northrim and Alaska Pacific.

Payment of TARP Warrant

In the event the TARP Warrant is not exercised on or before the effective time of the merger, Alaska Pacific shall use its commercially reasonable efforts to facilitate the conversion of the TARP Warrant into cash, and the waiver by the Department of Treasury of any rights under the TARP Warrant to receive any other form of consideration in exchange for the conversion of the TARP Warrant in connection with the consummation of the merger.

Tax Status of the Merger

Northrim and Alaska Pacific have agreed to not take any action that would disqualify or reasonably be expected to disqualify the merger and the subsidiary merger as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Certain Additional Covenants.

The merger agreement also contains additional covenants, including covenants relating to cooperation in investigations, the filing with the SEC of the Form S-4 registration statement for which this proxy statement/prospectus forms a part, the listing of the Northrim shares of common stock to be issued in the merger on NASDAQ, access to information of the other company, notification of certain matters including events or circumstances that might result in any Material Adverse Effect, and public announcements with respect to the transactions contemplated by the merger agreement.

Conditions to Complete the Merger

Conditions to Each Parties Obligations

The respective obligations of each party to complete the merger are subject to the fulfillment or waiver of the following conditions:

•	the approval of the merger agreement by Alaska Pacific’s shareholders;

•	the receipt of regulatory approvals required to consummate the merger and related transactions have been obtained without adverse nonstandard conditions and remain in full force and effect and all statutory waiting periods have expired;

•	the absence of any rule, regulation, law, judgment or order (whether temporary, preliminary or permanent) by any court or governmental or regulatory authority of competent jurisdiction prohibiting, restricting or making illegal completion of any of the transactions contemplated by the merger agreement;

•	the effectiveness of the registration statement of which this proxy statement/prospectus is a part with respect to the Northrim common stock to be issued in the merger under the Securities Act and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

•	the pre-approval of the listing of the Northrim common stock to be issued in the merger on the NASDAQ stock exchange, subject to official notice of issuance.

Conditions to the Obligations of Alaska Pacific

The obligation of Alaska Pacific to complete the merger is subject to the fulfillment or waiver of several conditions including:

•	the accuracy of the representations and warranties of Northrim in the merger agreement as of the effective date of the merger, subject to the materiality standards provided in the merger agreement, and Alaska Pacific shall have received a certificate, dated the effective date, signed by Northrim’s CEO and CFO to such effect; and

•	Northrim shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger, and Alaska Pacific shall have received a certificate, dated the effective date of the merger, signed on behalf of Northrim by the Chief Executive Officer and the Chief Financial Officer of Northrim to such effect;

•	no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or could reasonably be expected to have a Material Adverse Effect;

•	Northrim shall deliver to Alaska Pacific a certificate of the Exchange Agent confirming receipt, in trust for the benefit of holders of Alaska Pacific common stock, certificates representing the shares of Northrim common stock equal to the Total Stock Amount and cash in an amount equal to the Total Cash Amount; and

•	Northrim shall have appointed at its sole discretion effective upon the closing of the merger up to one current member of Alaska Pacific’ board of directors to serve as a director on the Northrim board of directors until the next annual meeting of Northrim’s shareholders at which time such appointee will stand for election for a term equal to the terms of Northrim’s other directors.

Conditions to the Obligations of Northrim

The obligation of Northrim to complete the merger is subject to the fulfillment or waiver of several conditions including:

•	the accuracy of the representations and warranties of Alaska Pacific in the merger agreement as of the effective date of the merger, subject to the materiality standards provided in the merger agreement, and Northrim shall have received a certificate, dated the effective date, signed by Alaska Pacific’s Chief Executive Officer and Chief Financial Officer to such effect;

•	Alaska Pacific shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or prior to the effective time of the merger, and Northrim shall have received a certificate, dated the effective date of the merger, signed on behalf of Alaska Pacific by the Chief Executive Officer and the Chief Financial Officer of Alaska Pacific to such effect;

•	dissenting shares shall not represent more than 10% or more of the outstanding shares of Alaska Pacific common stock;

•	all regulatory approvals required to consummate the subsidiary merger and the bank merger shall have been obtained and remain in full force and effect and no order, injunction or decree issued by any governmental entity or other legal restraint prohibiting or retaining the consummation of such transactions shall be in effect;

•	receipt of the Voting Support Agreements executed by all executive officers and directors of Alaska Pacific;

•	as of the last business day of the month reflected in Alaska Pacific’s closing financial statements, the adjusted stockholder’s equity (as defined in the merger agreement) of Alaska Pacific shall not be less than $14.042 million and Alaska Pacific’s allowance for loan and lease losses shall not be less than $1.719 million as determined in accordance with GAAP;

•	receipt by Alaska Pacific of an opinion of legal counsel to the effect that the merger and subsidiary merger taken together will be treated for Federal income tax purposes as a reorganization within the meaning Section 368(a) of the Internal Revenue Code of 1986;

•	receipt by Northrim of the non-solicitation/non-competition agreements executed by each of the directors and executive officers of Alaska Pacific, except for Alaska Pacific’s chief financial officer, Julie Pierce;

•	receipt by Northrim of a non-solicitation agreement executed by Alaska Pacific’s chief financial officer, Julie Pierce;

•	receipt by Northrim of the retention agreements executed by each of the executive officers of Alaska Pacific and Alaska Pacific Bank;

•	on the last business day of the month reflected in Alaska Pacific’s closing financial statements, the average for the prior 45 days of Alaska Pacific’s total deposits and total loans shall will not be less than $143.966 million and $140.977 million, respectively;

•	Alaska Pacific shall have obtained all required consents and estoppel letters;

•	each director of Alaska Pacific shall resign from the Alaska Pacific board of directors, effective as of the effective time of the merger;

•	Alaska Pacific shall have caused, or shall have entered into one or more definitive agreements to effect, the repurchase or redemption by Alaska Pacific or Alaska Pacific Bank of all (of the issued and outstanding shares of TARP Stock from the holders thereof, before the consummation of the merger;

•	Alaska Pacific Bank shall have at least a “satisfactory” rating under Community Reinvestment Act at the closing date of the merger;

•	Alaska Pacific shall have caused either the TARP Warrant to be converted into shares of Alaska Pacific common stock or have caused the terms of the TARP Warrant to be amended to provide for the TARP Warrant to be converted solely into cash in connection with the merger; and

•	no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or could reasonably be expected to have a Material Adverse Effect.

We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or waived by the appropriate party. As of the date of this proxy statement/prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement contains certain termination rights for Northrim and Alaska Pacific, as the case may be, applicable upon:

•	the parties mutual agreement to terminate the merger agreement in writing;

•	April 28, 2014, if the merger has not been completed by that date;

•	any required governmental approvals shall have been denied without the fault of the terminating party;

•	Alaska Pacific’s shareholders fail to approve the merger agreement;

•	the board of directors of Alaska Pacific fails to recommend the merger to its shareholders or fails to reconfirm its favorable recommendation or supports another acquisition proposal, or Alaska Pacific breaches its non-solicitation obligations or its obligations to call or hold its special shareholder meeting to vote on the merger agreement;

•	the Northrim Average Share Price is less than $18.90 per share and Northrim does not agree to increase the aggregate merger consideration to a minimum amount of $12,513,666; and

•	the election by one party when representations and warranties of the other party have become inaccurate in any material respect or the other party has failed to comply with its convents in any material respect.

Effect of Termination

If the merger agreement is terminated, no party to the merger agreement shall have any liability or further obligation to any other party except with regard to select provisions of the merger agreement mostly dealing with the confidential treatment of information, the effect of termination and abandonment, and general provisions relating to governing law, amendment procedures, survivability, enforcement and expenses, which shall survive termination of the merger agreement. Additionally, neither Northrim nor Alaska Pacific will be relieved or released from any liabilities or damages arising out of fraud or a willful breach.

Termination Fee

The merger agreement provides that Alaska Pacific would be required to pay Northrim a termination fee of $600,000 upon termination of the merger agreement under specified circumstances, including Alaska Pacific entering into an agreement with respect to a competing offer or entering into an alternative acquisition within 18 months of the termination of the merger agreement due to Alaska Pacific’s shareholders failing to approve the merger after the prior announcement of another Acquisition Proposal or Alaska Pacific committing a willful intentional breach of the merger agreement. Alternatively, Northrim would be required to pay a termination fee to Alaska Pacific of $600,000 in the event that Alaska Pacific terminates the merger agreement due to a willful intentional breach by Northrim.

Expenses

Each of Northrim and Alaska Pacific will be responsible for all expenses incurred by it in connection with the negotiation and completion of the transactions contemplated by the merger agreement, including fees and expenses of its own financial consultants, accountants and counsel, provided that either party may still recover any liabilities or damages arising out of the other party’s fraud or willful breach.

However, upon any termination of the merger agreement (i) by Northrim upon the occurrence of any material breach of the merger agreement by Alaska Pacific or Alaska Pacific Bank, or (ii) by Alaska Pacific upon the occurrence of any material breach of the merger agreement by Northrim or Northrim Bank, then the terminating party shall, within ten (10) business days after receipt of documentation therefor, pay to the non-terminating party an amount in cash equal to the out-of-pocket costs and expenses, including without limitation the attorney, accountants and financial advisors’ fees and other costs and expenses of any kind and nature whatsoever incurred by the terminating party in the course of such party’s negotiation, investigation, and documentation of the merger agreement and its performance in pursuit of the transactions contemplated thereunder. Notwithstanding the foregoing, in no event will the amount to be paid by either party exceed $150,000 in the aggregate, and in no event shall any expenses be paid by either party if the termination fee described above has already been paid.

Amendment, Waiver of the Merger Agreement

At any time prior to the effective time of the merger, any provision of the merger agreement may be waived by the party benefited by the provision. Additionally, subject to applicable law, the merger agreement may be amended by written agreement of the parties. However, after any approval of the merger agreement by Alaska Pacific’s shareholders, there may not be any amendment of the merger agreement that requires further approval of Alaska Pacific’s shareholders under applicable law without obtaining such approval.

ACCOUNTING TREATMENT

The merger will be accounted for as an acquisition by Northrim using the acquisition method of accounting. The result of this is that (1) the recorded assets and liabilities of Northrim will be carried forward at their recorded amounts, (2) Northrim’s historical operating results will be unchanged for the prior periods being reported on and (3) the assets and liabilities of Alaska Pacific will be adjusted to fair value at the date Northrim assumes control of the combined entities (the “merger date”). In addition, all identifiable intangibles will be recorded at fair value and included as part of the net assets acquired. The amount by which the purchase price, consisting of the fair value of cash and shares of Northrim common stock to be issued to former Alaska Pacific shareholders, exceeds the fair value of the net assets including identifiable intangibles of Alaska Pacific at the merger date will be reported as goodwill. In accordance with current accounting guidance, goodwill is not amortized and will be evaluated for impairment at least annually. Identified intangibles will be amortized over their estimated lives. Further, the acquisition method of accounting results in the operating results of Alaska Pacific being included in the operating results of Northrim from the merger date forward.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following is a general discussion of the material United States federal income tax consequences of the merger to U.S. holders (as defined below) of Alaska Pacific common stock. This discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, nor does it address any tax consequences arising under the laws of any state, local or foreign jurisdiction, or under any United States federal laws other than those pertaining to the income tax. This discussion is based upon the Internal Revenue Code of 1986, as amended, or the Code, the regulations promulgated under the Code and court and administrative rulings and decisions, all as in effect on the date of this proxy statement/prospectus. These authorities may change, possibly retroactively, and any change could affect the accuracy of the statements and conclusions set forth in this discussion.

This discussion addresses only those U.S. holders of Alaska Pacific common stock that hold their shares of Alaska Pacific common stock as a “capital asset” within the meaning of Section 1221 of the Code. Further, this discussion does not address all aspects of United States federal income taxation that may be relevant to particular U.S. holders in light of their individual circumstances or to U.S. holders that are subject to special treatment under the United States federal income tax laws, including:

•	financial institutions;

•	tax-exempt organizations;

•	regulated investment companies;

•	real estate investment trusts;

•	S corporations or other pass-through entities (or investors in an S corporation or other pass-through entity);

•	insurance companies;

•	mutual funds;

•	dealers or brokers in stocks and securities, or currencies;

•	traders in securities that elect to use mark-to-market method of accounting;

•	holders of Alaska Pacific common stock subject to the alternative minimum tax provisions of the Code;

•	holders of Alaska Pacific common stock that received Alaska Pacific common stock through the exercise of an employee stock option, through a tax qualified retirement plan or otherwise as compensation;

•	holders of Alaska Pacific common stock that have a functional currency other than the U.S. dollar;

•	holders of Alaska Pacific common stock that hold Alaska Pacific common stock as part of a hedge, straddle, constructive sale, conversion or other integrated transaction; or

•	United States expatriates or certain former citizens or long-term residents of the United States.

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Alaska Pacific common stock that is for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States or any state thereof or the District of Columbia, (iii) a trust if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) such trust has made a valid election to be treated as a U.S. person for United States federal income tax purposes or (iv) an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source.

If an entity or an arrangement treated as a partnership for U.S. federal income tax purposes holds Alaska Pacific common stock, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Any entity treated as a partnership for United States federal income tax purposes that holds Alaska Pacific common stock, and any partners in such partnership, should consult their own tax advisors.

Determining the actual tax consequences of the merger to a holder of Alaska Pacific common stock may be complex and will depend upon the holder’s specific situation and on factors that are not within our control. Each holder of Alaska Pacific common stock should consult with its own tax advisor as to the tax consequences of the merger in light of the holder’s particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.

Tax Consequences of the Merger Generally

The parties intend for the merger and the subsidiary merger (together, the “merger transactions”) to be treated as a single integrated transaction for U.S. federal income tax purposes and that the merger transactions taken together will be treated as a reorganization within the meaning of Section 368(a) of the Code. It is a condition to the parties’ obligations to complete the merger that Alaska Pacific receive an opinion from Silver, Freedman, Taff & Tiernan, LLP, dated the closing date of the merger, to the effect that the merger transactions will be treated for U.S. federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code. A copy of this opinion, along with an opinion of Davis Wright Tremaine LLP delivered to Northrim that the merger transactions will be treated for federal income tax purposes as a “reorganization” within the meaning of Section 368(a) of the Code, have been filed as exhibits to the registration statement to which this proxy statement/prospectus forms a part. Neither of the opinions described above will be binding on the Internal Revenue Service or any court. Northrim and Alaska Pacific have not sought and will not seek any ruling from the Internal Revenue Service regarding any matters relating to the merger transactions, and as a result, there can be no assurance that the Internal Revenue Service will not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth below. In addition, if any of the representations or assumptions upon which those opinions are based are inconsistent with the actual facts, the U.S. federal income tax consequences of the merger transactions could be adversely affected.

The following discussion summarizes the material U.S. federal income tax consequences of the merger to U.S. holders of Alaska Pacific common stock, assuming the merger transactions are treated for U.S. federal income tax purposes as a single integrated transaction that qualifies as a reorganization within the meaning of Section 368(a) of the Code.

•	A U.S. holder will not recognize any gain or loss as a result of exchanging Alaska Pacific common stock solely for Northrim common stock pursuant to the terms of the merger agreement;

•

A U.S. holder who exchanges Alaska Pacific common stock for both Northrim common stock and cash (not including cash received in lieu of the issuance of a fractional share of Northrim common stock) in the merger, will generally recognize gain, but not loss, in an amount equal to the lesser of (i) the excess, if any, of (a) the sum of the amount of cash received in exchange for Alaska Pacific common stock in the merger (excluding cash received in lieu of a fractional share of Northrim common stock) plus the fair market value of Northrim common stock (including the fair market value of any fractional share) received in the merger, over (b) the U.S. holder’s adjusted tax basis in the shares of Alaska Pacific common stock exchanged in the merger or (ii) the amount of cash (excluding cash received in lieu of a fractional share) received in the merger. Depending on the U.S. holder’s particular circumstances, any such gain will be treated as a dividend or as capital gain, which will be long-term capital gain if as of the effective date of the merger the U.S. holder had a holding period of more than one year for the Alaska Pacific common stock exchanged in the merger. If a U.S. holder acquired different blocks of Alaska Pacific common stock at different times or at different prices, such U.S. holder’s adjusted tax basis and holding period in its shares of Northrim common stock may be determined with reference to each block of Alaska Pacific common stock. Such U.S. holder should consult its tax advisor regarding the manner in which gain or loss as well as adjusted tax basis and holding periods should be determined. If, however, the cash received has the effect of the distribution of a dividend (as discussed below), the gain will be treated as a dividend to the extent of the U.S. holder’s ratable share of accumulated earnings and profits as calculated for U.S. federal income tax purposes;

•	A U.S. holder who receives cash in lieu of the issuance of a fractional share of Northrim common stock will generally be treated as having received such fractional share pursuant to the merger and then as having received cash in exchange for such fractional share. Gain or loss generally will be recognized in an amount equal to the difference between the amount of cash received instead of the fractional share and the portion of the U.S. holder’s aggregate adjusted tax basis of the Alaska Pacific shares exchanged in the merger which is allocable to the fractional share of Northrim common stock. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if, as of the effective date of the merger, the holding period for such shares of Alaska Pacific common stock is more than one year.

•	The aggregate adjusted tax basis of the shares of Northrim common stock (including a fractional share deemed received and sold for cash as described above) received in the merger will be equal to the aggregate adjusted tax basis of the Alaska Pacific common stock exchanged therefor, decreased by the amount of any cash received (excluding any cash received in lieu of a fractional share of Northrim common stock), and increased by the amount of any gain recognized in the merger, including any gain that is treated as a dividend, but excluding any gain resulting from a fractional share deemed received and sold for cash as described above;

•	The holding period of any shares of Northrim common stock received in the merger will include the holding period of the Alaska Pacific common stock exchanged therefor;

•	There are certain circumstances in which all or part of the gain recognized by a U.S. holder of Alaska Pacific common stock will be treated as a dividend rather than capital gain. In general, the determination of whether the gain recognized in the exchange (other than gain with respect to a fractional share) will be treated as capital gain or has the effect of a distribution of a dividend depends upon whether, and to what extent, the exchange reduces the U.S. holder’s deemed percentage stock ownership in Northrim. These rules are complex and dependent upon the specific factual circumstances particular to each U.S. holder, including the application of certain constructive ownership rules. Consequently, each U.S. holder should consult its tax advisor regarding the potential tax consequences of the merger to such holder; and

•	A U.S. holder who receives in the merger only cash in exchange for such holder’s Alaska Pacific common stock, including as a result of exercising dissenter’s rights, will recognize gain or loss equal to the difference between the amount of cash received and the U.S. holder’s adjusted tax basis in the Alaska Pacific common stock exchanged in the merger. Each U.S. holder of Alaska Pacific common stock is urged to consult its tax advisor regarding the manner in which gain or loss should be calculated among different blocks of Alaska Pacific common stock exchanged in the merger. Such gain or loss will generally be treated as capital gain or loss, either long-term or short-term, depending on the U.S. holder’s holding period in the shares exchanged.

If the merger transactions are not treated for U.S. federal income tax purposes as a single integrated transaction that qualifies as a reorganization within the meaning of Section 368(a) of the Code, the merger will be a fully taxable transaction to the holders of Alaska Pacific common stock. In such case, U.S. holders will recognize gain or loss measured by the difference between the total consideration received in the merger and such holder’s adjusted tax basis in the shares of Alaska Pacific common stock exchanged in the merger. Each U.S. holder of Alaska Pacific common stock is urged to consult its tax advisor regarding the manner in which gain or loss should be calculated among different blocks of Alaska Pacific common stock exchanged in the merger. The aggregate adjusted tax basis in the shares of Northrim common stock received in the merger will equal the fair market value of such Northrim common stock as of the closing date of the merger. The holding period of such shares of Northrim common stock will begin on the date immediately following the closing date of the merger.

Backup Withholding and Information Reporting

Non-corporate holders of Alaska Pacific common stock may be subject, under certain circumstances, to information reporting and backup withholding (currently at a rate of 28%) on any cash payments they receive in the merger. Backup withholding will not apply, however, if the holder of Alaska Pacific common stock:

furnishes a correct taxpayer identification number, certifying that the holder is not subject to backup withholding on the substitute Form W-9 or successor form included in the election form/letter of transmittal provided to such holder and otherwise complies with all the applicable requirements of the backup withholding rules; or

provides proof that the holder otherwise is exempt from backup withholding.

Any amounts withheld under the backup withholding rules are not an additional tax and generally will be allowed as a refund or credit against the holder’s U.S. federal income tax liability, provided the holder timely furnishes the required information to the Internal Revenue Service.

This discussion of certain material U.S. federal income tax consequences is for general information only and is not tax advice. Holders of Alaska Pacific common stock are urged to consult their tax advisors with respect to the application of United States federal income tax laws to their particular situations as well as any tax consequences arising under the U.S. federal estate, gift, alternative minimum and Medicare contribution tax rules, or under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF ALASKA PACIFIC

The following table sets forth information regarding beneficial ownership of Alaska Pacific common stock as of January 27, 2014, by: (1) each shareholder known by Alaska Pacific to be the beneficial owner of more than five percent of the outstanding shares of Alaska Pacific common stock; (2) each of Alaska Pacific’s executive officers; (3) each of Alaska Pacific’s directors; and (4) all Alaska Pacific directors and executive officers as a group. The information presented in the table is based upon the most recent filings with the SEC by such persons or upon information otherwise provided by such persons to Alaska Pacific prior to January 27, 2014.

Beneficial ownership is determined according to the rules of the SEC and generally includes any shares over which a person possesses sole or shared voting or investment power as well as any shares that such person has the right to acquire on or before March 28, 2014 (60 days after January 27, 2014), through the exercise of options or other rights. Except as otherwise indicated, Alaska Pacific believes that the beneficial owners of stock listed below have sole investment and voting power with respect to the shares described.

The applicable percentage ownership for each person listed below is based upon 654,486 shares of Alaska Pacific common stock outstanding as of January 27, 2014. Shares of Alaska Pacific common stock subject to options or other securities currently exercisable or exercisable on or before March 28, 2014, are deemed outstanding for the purpose of calculating the percentage ownership of the person holding those options or other securities, but are not treated as outstanding for the purpose of calculating the percentage ownership of any other person. Under the merger agreement each Alaska Pacific Stock Option which is then outstanding shall cease to represent a right to acquire shares of Alaska Pacific common stock and shall be cancelled and terminated. The holders of the Alaska Pacific Stock Options shall not be entitled to receive any consideration with respect to any

Alaska Pacific Stock Option because the per share exercise price of each Alaska Pacific Stock Option is greater than the maximum potential Per Share Common Stock Cash Amount.

The following table shows, as of January 27, 2014, the amount of Alaska Pacific common stock owned (unless otherwise indicated) by each director, executive officer and all of Alaska Pacific’s directors and executive officers as a group.

Name	Amount and Nature of Beneficial Ownership(1)		Percent of Share Outstanding (%)(2)
Beneficial Owners of More Than 5%
Alaska Pacific Bancshares, Inc.	37,025		5.66
Employee Stock Ownership Plan Trust 2094 Jordan Avenue Juneau, Alaska 99801

Lance S. Gad	36,975	(3)	5.60
1250 Fence Row Drive Fairfield, Connecticut 06430

Jonathan P. McCreary	57,236	(4)	8.70
Palisade Financial Partners LP Palisade Capital Management LLC 151 South Worthen, Suite 2 Wenatchee, Washington 98802

Directors
Doug Andrew	13,125	(5)	2.01
William A. Corbus	5,500	(6)	*
Hugh N. Grant	17,028		2.60
Scott C. Milner	8,200		1.25
Maxwell S. Rule	500	(7)	*
Linda C. Thomas	—		*

Named Executive Officers
Craig E. Dahl	28,659		4.38
Julie M. Pierce	3,409		*
Christopher P. Bourque	4,478		*
Jay Halverson	—		*
All Executive Officers and Directors as a Group (10 persons)	80,899		12.36

*	Less than 1% of shares outstanding.
(1)	The amounts shown also include the following number of shares which the indicated individuals have the right to acquire within 60 days of the close of business on the voting record date through the exercise of stock options granted pursuant to Alaska Pacific’s stock option plans: Mr. Corbus and Mr. Milner, 2,500 shares each; Mr. Dahl, Ms. Pierce and Mr. Bourque, 3,400 shares each; and all executive officers and directors as a group, 15,200 shares.
(2)	Based on 654,486 shares of Alaska Pacific common stock outstanding.
(3)	Based on information disclosed in a Schedule 13G, dated August 12, 2002, filed with the SEC. According to this filing, Mr. Gad has sole voting and dispositive power over the shares reported.
(4)	Based on information disclosed in a Schedule 13G/A, dated February 10, 2010, filed with the SEC. According to this filing, Palisade Financial Partners LP, Palisade Capital Management LLC and Jonathan P. McCreary have sole voting and dispositive power over the shares reported.
(5)	Of these shares, 5,100 shares are held jointly with his spouse and 8,025 shares are held jointly with his parents.
(6)	Of these shares, 3,000 shares are subject to a pledge.
(7)	Shares are held jointly with his spouse.

DESCRIPTION OF CAPITAL STOCK OF NORTHRIM

As a result of the merger, Alaska Pacific shareholders who receive shares of Northrim common stock in the merger will become shareholders of Northrim. Your rights as shareholders of Northrim will be governed by Alaska law, the Articles of Amendment to the Amended and Restated Articles of Incorporation and the amended and the amended and restated bylaws of Northrim. The following briefly summarizes the material terms of Northrim’s common stock and preferred stock. We urge you to read the applicable provisions of the Alaska Corporations Code, Northrim’s amended and restated articles and bylaws and federal law governing bank holding companies carefully and in their entirety. Copies of Northrim’s governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see “Where You Can Find More Information” beginning on page 92.

General

Northrim’s authorized capital stock consists of 10,000,000 shares of common stock, par value $1.00 per share, and 2,500,000 shares of preferred stock, par value $1.00 per share.

Northrim’s board of directors is authorized to fix the number of shares in each series and the designation of each series. Northrim’s board of directors is also authorized to, within the limits and restrictions stated in Northrim’s Amended and Restated Articles of Incorporation, Northrim’s board of directors has the authority to increase or decrease the number of shares constituting a series (but not below the number of shares of a series then outstanding).

Within the limitations of the Alaska Corporations Code, Northrim’s board of directors also has the power to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on a wholly unissued class of shares; provided that all of the shares of a class or a series if a class has been divided into a series shall have the same voting, conversion and redemption rights and other rights privileges and restrictions.

Common Stock

As of January 27, 2014 Northrim had outstanding 6,537,652 shares of its common stock.

Holders of Northrim common stock are entitled to receive dividends when, as and if declared by the Northrim board of directors out of any funds legally available for dividends. Holders of Northrim common stock are also entitled, upon the liquidation of Northrim, and after claims of creditors and preferences of Northrim preferred stock, to receive pro rata the net assets of Northrim. Northrim pays dividends on Northrim common stock only if it has paid or provided for all dividends on any class or series of preferred stock at the time outstanding, for the then-current period and, in the case of any cumulative Northrim preferred stock, all prior periods.

Holders of Northrim common stock are entitled to one vote, either in person or by proxy for each share that they hold. However, no Northrim shareholder shall be entitled to cumulate his or her votes. Further, unless otherwise determined by Northrim’s board of directors, shares of Northrim common stock are not redeemable and have no subscription, conversion or preemptive rights.

Northrim common stock is listed on the NASDAQ Global Select Market under the symbol “NRIM.”

The Transfer Agent and Registrar for Northrim common stock is American Stock Transfer & Trust Company.

The Change in Bank Control Act of 1978, as amended, prohibits a person or group of persons from acquiring “control” of a bank holding company unless the Federal Reserve Bank of San Francisco has been notified and has not objected to the transaction. Under a rebuttable presumption established by the Federal Reserve Bank of San Francisco, the acquisition of 10% or more of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act, such as Northrim, would, under the circumstances set forth in the presumption, constitute acquisition of control of the bank holding company.

In addition, a company is required to obtain the approval of the Federal Reserve Bank of San Francisco under the Bank Holding Company Act of 1956, as amended, before acquiring 25% (5% in the case of an acquiror that is a bank holding company) or more of any class of outstanding voting stock of a bank holding company, or otherwise obtaining control or a “controlling influence” over that bank holding company.

Preferred Stock

The Articles of Amendment to Northrim’s Amended and Restated Articles of Incorporation expressly authorizes Northrim’s board of directors to issue up to 2,500,000 shares of preferred stock in one or more series, with such rights, preferences, privileges and restrictions as the board of directors may determine. The issuance of preferred stock could adversely affect the rights of holders of Northrim’s common stock. As of December 6, 2013, no shares of preferred stock were outstanding.

COMPARISON OF SHAREHOLDERS’ RIGHTS

If the merger is completed, holders of Alaska Pacific common stock may elect to receive shares of Northrim common stock for their shares of Alaska Pacific common stock. Since both Alaska Pacific and Northrim are organized under the laws of the State of Alaska, both companies’ are governed by the Alaska Corporations Code. The following is a summary of the material differences between (1) the current rights of Alaska Pacific shareholders under Alaska Pacific’s articles of incorporation and bylaws, and (2) the current rights of Northrim shareholders under Northrim’s articles of incorporation and bylaws.

While Northrim and Alaska Pacific believe that this summary describes the material differences between the rights of holders of Northrim common stock as of the date of this proxy statement/prospectus and the rights of holders of Alaska Pacific common stock as of the date of this proxy statement/prospectus, it may not contain all of the information that is important to you. We urge you to read the governing documents of each company and the provisions of the Alaska Corporations Code that are relevant to a full understanding of the governing instruments, fully and in their entirety. Copies of the respective companies’ governing documents have been filed with the SEC. To find out where copies of these documents can be obtained, see “Where You Can Find More Information” beginning on page 92.

Authorized Capital Stock

Northrim. Northrim’s Amended and Restated Articles Incorporation authorizes it to issue up to 10,000,000 shares of common stock, par value $1.00 per share, and 2,500,000 shares of preferred stock, par value $1.00 per share. As of the record date, there were 6,537,652 shares of Northrim common stock outstanding, no shares of Northrim preferred stock were outstanding.

Alaska Pacific. Alaska Pacific’s Articles of Incorporation authorizes Alaska Pacific to issue up to 20,000,000 shares of common stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share. On January 22, 2009, Alaska Pacific issued 4,781 shares of TARP Stock. As of the record date, there were 654,486 shares of Alaska Pacific common stock outstanding, 4,781 shares of TARP Stock outstanding and TARP Warrants to purchase 175,772 shares of Alaska Pacific common stock outstanding.

Size of Board of Directors

Northrim. Northrim’s Amended and Restated Articles Incorporation provides that its board of directors shall consist of a number of directors to be fixed from time to time by the board of directors, and shall consist of no less than five and no more than 25 members, a majority of which shall be bona fide residents of the State of Alaska. Further, Northrim’s Amended and Restated Articles of Incorporation provide that the number of directors elected by shareholders at the last preceding annual meeting of shareholders may not be increased by more than two persons by actions of Northrim’s board of directors taken between annual meetings of shareholders. Northrim’s board of directors currently has eleven directors.

Alaska Pacific. Alaska Pacific’s Articles of Incorporation and bylaws provide that its board of directors shall consist of a number of directors to be fixed from time to time by the board of directors, and shall consist of no more than 15 directors but no fewer than seven directors. Alaska Pacific’s board of directors currently has seven directors.

Cumulative Voting

Northrim. Northrim shareholders are not entitled to cumulative voting rights in the election of directors, and each holder of Northrim common stock is entitled to one vote per share.

Alaska Pacific. Alaska Pacific shareholders are not entitled to cumulative voting rights in the election of directors, and each Alaska Pacific shareholder is entitled to one vote per share.

Classes of Directors

Northrim. Members of Northrim’s board of directors are elected annually for a term of one year, and shall continue to hold office until the end of the term for which such director was elected and until such director’s successor shall have been elected and qualified.

Alaska Pacific. Alaska Pacific’s board of directors is classified. Alaska Pacific’s Articles of Incorporation provide that the directors are divided into three classes, as nearly equal in number as possible, with each class of directors serving for successive three-year terms so that each year the term of only one class of directors expires.

Filling Vacancies on the Board of Directors

Northrim. Northrim’s Amended and Restated Articles of Incorporation provides that vacancies on the Northrim board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of the director’s predecessor in office.

Alaska Pacific. Alaska Pacific’s bylaws provide that any vacancy occurring on the Alaska Pacific board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the board of directors remains. A director elected to fill a vacancy will serve for the full term of the class of directors in which the vacancy occurred and until a successor is elected and qualified. A director elected to fill a vacancy by reason of an increase in the number of directors shall be elected to serve only until the next election of directors by Alaska Pacific’s shareholders.

Calling Special Meetings of Shareholders

Northrim. Under Northrim’s bylaws, a special meeting of shareholders may be called by the Chairman of Northrim’s board of directors, by Northrim’s President or by a majority of the board of directors. Northrim’s bylaws further provide that shareholders may hold a meeting at any time and place without notice or call, upon appropriate waivers signed by all shareholders who are entitled to vote at a shareholders meeting.

Alaska Pacific. Under Alaska Pacific’s Articles of Incorporation, a special meeting of shareholders may be called by the President of Alaska Pacific or the Alaska Pacific board of directors. The right of shareholders of Alaska Pacific to call a special meeting of shareholders is specifically denied.

Quorum

Northrim. Northrim’s bylaws provide that the holders of a majority of the votes entitled to be cast on a matter by a voting group shall constitute a quorum of that voting group at a meeting of shareholders. Once a share is represented for any purpose at a meeting, in person or by proxy, other than solely to object to holding the meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting. The affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless otherwise provided by law.

Alaska Pacific. Alaska Pacific’s bylaws provide that a majority of the outstanding shares of Alaska Pacific entitled to vote, and represented in person or by proxy, constitute a quorum at any meeting of Alaska Pacific shareholders.

Notice of Shareholder Meetings

Northrim. Northrim’s bylaws provide that Northrim must give written notice between 10 and 60 days before any shareholders meeting to each shareholder entitled to vote at such a meeting. The notice shall state the place, day, and hour, and, in the case of a special meeting, the purposes of the meeting.

Alaska Pacific. Alaska Pacific’s bylaws provide that Alaska Pacific must give written notice between 20 and 60 days before any shareholders meeting to each shareholder entitled to vote at such a meeting. The notice shall state the place, date and hour, and, in the case of a special meeting, the purposes of the meeting.

Advance Notice Provisions

Northrim. Northrim’s bylaws provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting of shareholders, the shareholder must deliver written notice of such nominations and/or proposals to Nothrim’s corporate secretary not less than 14 nor more than 50 days prior to the date of the meeting; provided that if less than 21 days’ notice of the meeting is given to shareholders, the written notice must be delivered or mailed not later than the close of the seventh day following the day on which notice of the meeting was mailed to shareholders.

Alaska Pacific. Alaska Pacific’s Articles of Incorporation provide that in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting of shareholders, the shareholder must deliver written notice of such nominations and/or proposals to the Secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days’ notice of the meeting is given to shareholders, the written notice must be delivered or mailed not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. As specified in the articles of incorporation, the written notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving the notice. The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, and briefly discuss the business to be brought before the meeting, the reasons for conducting such business at the meeting and any interest of the shareholder in the proposal.

Anti-Takeover Provisions and Other Shareholder Protections

Northrim. Northrim’s Amended and Restated Articles of Incorporation and bylaws do not contain any anti-takeover provisions or other shareholder protections in addition to those provided to Northrim’s shareholders under the Alaska Corporations Code, which are already applicable to Alaska Pacific shareholders.

Alaska Pacific. Alaska Pacific’s Articles of Incorporation provide that the approval of the holders of at least 70% of the outstanding shares of each class of voting stock and a majority of the outstanding shares entitled to vote is required to approve certain business combinations (for example, mergers, share exchanges, significant asset sales and significant stock issuances) involving a “related person” except in cases where the proposed transaction has been approved in advance by two-thirds of those members of Alaska Pacific’s board of directors who are unaffiliated with the related person and who were directors prior to the time when the related person became a related person. The term “related person” is defined to include any individual, corporation, partnership or other entity (other than Alaska Pacific’s tax-qualified benefit plans) which owns beneficially or controls, directly or indirectly, 10% or more of the outstanding shares of common stock of Alaska Pacific or an affiliate of such person or entity.

Alaska Pacific’s Articles of Incorporation also provide that in evaluating a business combination , Alaska Pacific’s board of directors shall in exercising its business judgment as to what is in the best interests of Alaska Pacific and its shareholders, consider all of the following factors and any other factors which it deems relevant. The factors include:

•	the social and economic effects on Alaska Pacific’s employees, depositors, loan and other customers, creditors and other elements of the communities in which Alaska Pacific does business;

•

the business and financial condition and earnings prospects or operating results of the acquiring person or entity, including, but not limited to, debt service and other existing financial obligations, financial obligations to be incurred in connection with the acquisition, and other likely financial obligations of the acquiring person or entity and the possible effect of such obligations upon Alaska Pacific and the other elements of the communities in which Alaska Pacific does business; and

•	the competence, experience and integrity of the acquiring person or entity and its management.

Alaska Pacific’s Articles of Incorporation also provide for restrictions on voting rights of shares owned in excess of 10% of the outstanding shares of Alaska Pacific from voting shares in excess of this limit. Specifically, the Articles of Incorporation provide that if any person or group acting in concert acquires the beneficial ownership of more than 10% of any class of its common stock without the prior approval by a majority vote of its “Whole Board,” (as defined in the Articles of Incorporation) then, with respect to each vote in excess of 10% of the voting power of its outstanding shares of voting stock (the “ Stock Ownership Limit”) which such person would otherwise have been entitled to cast, such person shall be entitled to cast additional votes equal to the total number of shares of common stock which a single record owner may cast multiplied by a fraction, the numerator of which is the number of shares of common stock which are both beneficially owned and owned of record by such person and the denominator is the number of shares of common stock beneficially owned in excess of the Stock Ownership Limit. Exceptions from this limitation are provided for, among other things, for Alaska Pacific’s employee benefit plans. Under the Articles of Incorporation, the restriction on voting shares beneficially owned in violation of the foregoing limitations is imposed automatically, and the Articles of Incorporation provide that Alaska Pacific’s directors have the power to construe the forgoing restrictions and to make all determinations necessary or desirable to implement these restrictions.

Preemptive Rights

Northrim. Northrim shareholders are not entitled to preemptive rights to purchase, subscribe for, or otherwise acquire any stock which Northrim may issue or sell, including unissued shares of stock of Northrim.

Alaska Pacific. Holders of Alaska Pacific common stock are not entitled to preemptive rights with respect to any shares which may be issued. Alaska Pacific common stock is also not subject to redemption.

Limitation of Personal Liability of Directors

Northrim. Northrim’s Amended and Restated Articles of Incorporation specify that directors shall have no liability to Northrim or its shareholders for monetary damages for conduct as a director, except for (a) conduct that constitutes a breach of the director’s duty of loyalty to Northrim or the shareholders; (b) acts or omissions that are not in good faith or that involve intentional misconduct by the director or a knowing violation of law by the director; (c) willful or negligent conduct by the director in connection with the payment of dividends or the repurchase of stock from other than lawfully available funds; or (d) any transaction from which the director derives an improper personal benefit. . If the Alaska Corporations Code is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of Northrim shall be eliminated or limited to the full extent permitted by the Alaska Corporations Code, as so amended.

Northrim’s bylaws also provide that no director, officer-director, former director or former officer-director of Northrim shall be personally liable to Northrim or its shareholders for monetary damages for conduct as a director or officer-director occurring after the effective date of the bylaws unless the conduct is finally adjudged to have been egregious conduct, as defined in the bylaws.

Alaska Pacific. Alaska Pacific’s Articles of Incorporation provide that to the fullest extent permitted by the Alaska Corporations Code, a director of Alaska Pacific shall not be personally liable to Alaska Pacific or its shareholders for monetary damages for conduct as a director, except for liability of the director for acts that involve (i) a breach of the director’s duty of loyalty to Alaska Pacific or its shareholders; (ii) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) willful or negligent conduct involved in the payment of dividends or the repurchase of stock from other than lawfully available funds; or (iv), a transaction from which the director derives an improper personal benefit. If the Alaska Corporations Code is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the full extent permitted by the Alaska Corporations code, as so amended, without any requirement or further action by shareholders.

Indemnification of Directors and Officers

Northrim. Northrim’s bylaws provides that Northrim shall indemnify any person who is; or is threatened to be made, a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether by or in the right of Northrim or its shareholders or by any other party, by reason of the fact that the person is or was a director or officer-director of Northrim or of any subsidiary corporation against judgments, penalties or penalty taxes, fines, settlements (even if paid or payable to Northrim or its shareholders or to a subsidiary corporation) and reasonable expenses, including attorneys’ fees, actually incurred in connection with such proceeding unless (i) the board of directors determines, after careful deliberation, that there is clear and convincing evidence that such person has engaged in egregious conduct in connection with the matter which gives rise to the claim for indemnification or payment of expenses, or (ii) the liability and expenses were on account of conduct finally adjudged to be egregious conduct. The Articles of Incorporation define “egregious conduct” as (i) acts or omissions that involve intentional misconduct or a knowing violation of law; or (ii) participation in any transaction from which the person will personally receive a benefit in money, property or services to which the person is not legally entitled. The reasonable expenses, including attorneys’ fees, of such person incurred in connection with such proceeding shall be paid or reimbursed by Northrim, upon request of such person, in advance of the final disposition or settlement of such proceeding upon receipt by Northrim of a written, unsecured promise by the person to repay such amount if it shall be finally adjudged that the person is not eligible for indemnification or, in the event of a settlement, if Northrim is advised by counsel that, in the opinion of such counsel, the person is not liable for egregious conduct; provided, however, that the board of directors may require collateral to secure such repayment promise if the board determines, in its sole discretion, that the collateral is appropriate under the circumstances. All expenses-incurred by such person in connection with such proceeding shall be considered reasonable unless finally adjudged to be unreasonable.

Alaska Pacific. Under Alaska Pacific’s Articles of Incorporation, in all circumstances and to the full extent permitted by the Alaska Corporations Code, Alaska Pacific shall indemnify any person who is or was a director, officer or agent of Alaska Pacific and who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether formal or informal (including an action by or in the right of Alaska Pacific), by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or was serving at the request of Alaska Pacific as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement of expenses, attorney fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of Alaska Pacific, and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful.

Amendments to Articles of Incorporation and bylaws

Northrim. Northrim’s Amended and Restated Articles of Incorporation provide that Northrim has the right to amend, alter change or repeal any provision of such articles to the extent permitted by the laws of the State of Alaska, and that all rights of shareholders are granted subject to this reservation.

Under the Northrim bylaws, with the exception of the sections dealing with authority, qualifications and size of the board of directors, vacancies on the board of directors, compensation of directors and indemnification of officers and directors, which may be amended only by Northrim’s shareholders, the remaining sections of

Northrim’s bylaws may be altered, amended or repealed by at any regular meeting of the Northrim board of directors, by a vote of the majority of Northrim’s board of directors, provided that a written statement of the proposed action shall have been personally delivered or mailed to all directors at least two days prior to any such meeting.

Alaska Pacific. Alaska Pacific’s articles of incorporation provide that Alaska Pacific reserves the right to amend such articles, provided that, the provisions set forth in Articles II (“Duration”), III (“Purpose and Powers”) , IV (“Capital Stock”) (other than a change to the number of authorized shares in connection with a split of, or stock dividend in, Alaska Pacific’s shares, provided Alaska Pacific has only one class of shares outstanding, or a change in par value of such shares), V (“Preemptive Rights”), VI (“Initial Directors”), VIII (“Registered Office and Agent”), IX (“Notice for Shareholder Nominations and Proposals”), X (“Approval of Certain Business Combinations”), XII (“Limitation of Director Liability”) , XIII (“Indemnification”), XIV (“Special Meeting of Shareholders”), XV (“Repurchase of Shares”), XVI (“Amendment of Bylaws”), and XVII (“Amendment of Articles of Incorporation”), may not be amended unless approved by the affirmative vote of the holders of not less than 70% of the votes entitled to be cast by each separate voting group entitled to vote, cast at a meeting of shareholders called for that purpose

Alaska Pacific’s Articles of Incorporation provide that Alaska Pacific’s bylaws may be amended only by a vote of not less than 70% of the outstanding shares of Alaska Pacific’s capital stock entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the shareholders called for that purposes. In addition, Alaska Pacific’s board of directors may amend Alaska Pacific’s bylaws by a vote of a majority of its board of directors.

COMPARATIVE MARKET PRICES AND DIVIDENDS

Northrim common stock is traded on the NASDAQ Global Select Market under the symbol “NRIM,” and Alaska Pacific common stock is traded on the Over-the-Counter Bulletin Board under the symbol “AKPB.” The following table sets forth the high and low reported closing prices per share of Northrim common stock and Alaska Pacific common stock, and the cash dividends declared per share for the periods indicated.

	Northrim Common Stock			Alaska Pacific Common Stock
	High	Low	Dividend	High	Low	Dividend
2011
First Quarter	$19.59	$18.45	$0.12	$8.00	$6.00	$—
Second Quarter	$20.04	$18.30	$0.12	$8.00	$7.20	$—
Third Quarter	$19.90	$18.22	$0.13	$8.00	$6.00	$—
Fourth Quarter	$19.26	$16.95	$0.13	$6.60	$5.80	$—
2012
First Quarter	$22.14	$17.76	$0.13	$7.30	$6.00	$—
Second Quarter	$22.15	$20.43	$0.13	$8.60	$7.25	$—
Third Quarter	$21.51	$19.62	$0.15	$8.95	$7.70	$—
Fourth Quarter	$22.85	$20.06	$0.15	$8.99	$7.55	$—
2013
First Quarter	$23.01	$21.44	$0.15	$11.99	$8.90	$—
Second Quarter	$24.19	$20.97	$0.15	$12.10	$10.93	$—
Third Quarter	$27.49	$22.58	$0.17	$12.75	$11.35	$—
Fourth Quarter	$26.83	$23.46	$0.17	$16.83	$11.65	$—
2014
First Quarter (through January 27, 2014)	$26.23	$24.25	$0.17	$18.00	$16.61	$—

On October 21, 2013, the last full trading day before the public announcement of the merger agreement, the high and low sales prices of shares of Northrim common stock as reported on the NASDAQ Global Select Market were $23.94 and $23.50, respectively. On January 27, 2014, the last practicable trading day before the date of this proxy statement/prospectus, the high and low sale prices of shares of Northrim common stock as reported on the NASDAQ Global Select Market were $24.72 and $24.05, respectively.

On October 21, 2013, the last full trading day before the public announcement of the merger agreement, the high and low sales price of shares of Alaska Pacific common stock as reported on the Over-the-Counter Bulletin Board was $11.65. On January 27, 2014, the last practicable trading day before the date of this proxy statement/prospectus, the high and low sales price of shares of Alaska Pacific common stock as reported on the Over-the-Counter Bulletin Board was $17.70.

As of January 27, 2014, the last date prior to printing this proxy statement/prospectus for which it was practicable to obtain this information, there were approximately 654,486 registered holders of Northrim common stock and approximately 327 registered holders of Alaska Pacific common stock.

Alaska Pacific shareholders are advised to obtain current market quotations for Northrim common stock and Alaska Pacific common stock. The market price of Northrim common stock and Alaska Pacific common stock will fluctuate between the date of this proxy statement/prospectus and the completion of the merger. No assurance can be given concerning the market price of Northrim common stock or Alaska Pacific common stock before or after the effective date of the merger. Any change in the market price of Northrim common stock prior to the completion of the merger will affect the market value of the merger consideration that Alaska Pacific’s shareholders will receive upon completion of the merger.

LEGAL MATTERS

The validity of the Northrim common stock to be issued in connection with the merger will be passed upon for Northrim by Davis Wright Tremaine LLP. Certain U.S. federal income tax consequences relating to the merger will also be passed upon for Northrim by Davis Wright Tremaine LLP and for Alaska Pacific by Silver, Freedman, Taff & Tiernan, LLP.

EXPERTS

Moss Adams LLP, independent registered public accounting firm, has audited Northrim’s consolidated financial statements as of December 31, 2012 and 2011 and for each of the years in the three-year period ended December 31,2012, included in Northrim’s Annual Report on Form 10-K for the year ended December 31, 2012, and the effectiveness of Northrim’s internal control over financial reporting as of December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Northrim’s consolidated financial statements are incorporated by reference in reliance upon Moss Adams LLP’s report, given upon their authority as experts in accounting and auditing.

Moss Adams LLP, independent registered public accounting firm, has audited Alaska Pacific Bancshares, Inc.’s consolidated financial statements as of December 31, 2012 and 2011 and for the years then ended, included in Alaska Pacific Bancshares, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2012, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Alaska Pacific Bancshares, Inc. consolidated financial statements are incorporated by reference in reliance upon Moss Adam’s LLP’s report, given upon their authority as experts in accounting and auditing.

OTHER MATTERS

No matters other than the matters described in this proxy statement/prospectus are anticipated to be presented for action at the special meeting or at any adjournment or postponement of the special meeting.

SHAREHOLDER PROPOSALS

Alaska Pacific will hold a 2014 annual meeting of shareholders only if the merger is not completed. If the merger is not completed, set forth below is information relevant to Alaska Pacific’s 2014 annual meeting of shareholders.

Under SEC rules, holders of Alaska Pacific common stock who wish to make a proposal to be included in Alaska Pacific’s proxy statement and proxy for Alaska Pacific’s 2014 annual meeting of shareholders (in the event this meeting is held) must have caused such proposal to have been received by Alaska Pacific at its principal executive offices not later than December 9, 2013 if the 2014 annual meeting of shareholders is held within 30 days of May 21, 2014. If the 2014 annual meeting of shareholders is held on a day that is more than 30 days from May 21, 2014, such proposal must be received a reasonable time in advance of Alaska Pacific mailing its proxy statement. Alaska Pacific shareholders submitting proposals for inclusion in the proxy statement and form of proxy must comply with the proxy rules under the Exchange Act, and the bylaw requirements described below.

Pursuant to Alaska Pacific’s Articles of Incorporation, in order for a shareholder to make nominations for the election of directors or proposals for business to be brought before a meeting of Alaska Pacific shareholders, the shareholder must deliver written notice of such nominations and/or proposals to Alaska Pacific’s corporate secretary not less than 30 nor more than 60 days prior to the date of the meeting; provided that if less than 31 days’ notice of the meeting is given to shareholders, the written notice must be delivered or mailed not later than the close of the tenth day following the day on which notice of the meeting was mailed to shareholders. As specified in the Articles of Incorporation, the written notice with respect to nominations for election of directors must set forth certain information regarding each nominee for election as a director, including the person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected, and certain information regarding the shareholder giving the notice. The notice with respect to business proposals to be brought before the annual meeting must state the shareholder’s name, address and number of shares of common stock held, and briefly discuss the business to be brought before the meeting, the reasons for conducting such business at the meeting and any interest of the shareholder in the proposal.

WHERE YOU CAN FIND MORE INFORMATION

Northrim has filed with the SEC a registration statement under the Securities Act that registers the distribution to Alaska Pacific shareholders of the shares of Northrim common stock to be issued in connection with the merger. This proxy statement/prospectus is a part of that registration statement and constitutes the prospectus of Northrim in addition to being a proxy statement for Alaska Pacific shareholders. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Northrim and Northrim common stock.

You may read and copy this information at the Public Reference Room of the SEC at 100 F Street, NE, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services.

The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, like Northrim and Alaska Pacific, who file electronically with the SEC. The address of the site is http://www.sec.gov. The reports and other information filed by Northrim with the SEC are also available at Northrim’s website at http://www.northrim.com. The reports and other information filed by Alaska Pacific with the SEC are also available at Alaska Pacific’s website at http://www.alaskapacificbank.com. We have included the web addresses of the SEC, Northrim, and Alaska Pacific as inactive textual references only. Except as specifically incorporated by reference into this proxy statement/prospectus, information on those web sites is not part of this proxy statement/prospectus.

The SEC allows Northrim and Alaska Pacific to incorporate by reference information in this proxy statement/prospectus. This means that Northrim and Alaska Pacific can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this proxy statement/prospectus.

This proxy statement/prospectus incorporates by reference the documents listed below that Northrim and Alaska Pacific previously filed with the SEC. They contain important information about the companies and their financial condition.

Northrim SEC Filings (SEC File No. 000-33501; CIK No. 0001163370)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2012

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2013, June 30, 2013 and September 30, 2013

Proxy Statement on Schedule 14A	March 15, 2013

Current Reports on Form 8-K	February 25, 2013; May 21, 2013; August 22, 2013 October 22, 2013 and January 21, 2014 (in each case, except to the extent furnished but not filed)

The description of Northrim common stock set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions	Registration Statement on Form 8-A12G filed January 14, 2002

Alaska Pacific SEC Filings (SEC File No. 000-26003; CIK No. 0001081860)	Period or Date Filed
Annual Report on Form 10-K	Year ended December 31, 2012

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2013, June 30, 2013 and September 30, 2013

Proxy Statement on Schedule 14A	April 9, 2013

Current Reports on Form 8-K	February 19, 2013; March 26, 2013; June 25, 2013; June 28, 2013; October 22, 2013 and October 24, 2014 (in each case, except to the extent furnished but not filed)

The description of Alaska Pacific common stock set forth in a registration statement filed pursuant to Section 12 of the Exchange Act and any amendment or report filed for the purpose of updating those descriptions	Form SB-2 filed on March 22, 1999

In addition, Northrim and Alaska Pacific also incorporate by reference additional documents that either company files with the SEC under Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act between the date of this proxy statement/prospectus and the date of the Alaska Pacific special meeting. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Northrim has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Northrim, as well as all pro forma financial information, and Alaska Pacific has supplied all information relating to Alaska Pacific.

Documents incorporated by reference are available from Northrim and Alaska Pacific without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from the appropriate company at the following addresses:

Northrim BanCorp, Inc. 3111 C Street Anchorage, Alaska 99503 Attention: Corporate Secretary Telephone: (907) 562-0062	Alaska Pacific Bancshares, Inc. 2094 Jordan Avenue Juneau, Alaska 99801 Attention: Corporate Secretary Telephone: (907) 789-4844

Alaska Pacific shareholders requesting documents must do so by March 4, 2014 to receive them before the special meeting. You will not be charged for any of these documents that you request. If you request any incorporated documents from Northrim or Alaska Pacific, Alaska Pacific will mail them to you by first class mail, or another equally prompt means, within one business day after it receives your request.

If you have any questions concerning the merger or this proxy statement/prospectus, would like additional copies of this proxy statement/prospectus or need help voting your shares of Alaska Pacific common stock, please contact Georgeson Inc., Alaska Pacific’s proxy solicitor:

480 Washington Boulevard, 26th Floor

Jersey City, NJ 07310

Shareholders Call Toll Free (877) 507-1756

Banks and Brokers Call Toll Free (800) 223-2064

Neither Northrim nor Alaska Pacific has authorized anyone to give any information or make any representation about the merger or our companies that is different from, or in addition to, that contained in this proxy statement/prospectus or in any of the materials that have been incorporated in this proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this proxy statement/prospectus or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this proxy statement/prospectus does not extend to you. The information contained in this proxy statement/prospectus speaks only as of the date of this proxy statement/prospectus unless the information specifically indicates that another date applies.

Annex A

AGREEMENT AND PLAN OF MERGER

DATED AS OF OCTOBER 21, 2013

AMONG

NORTHRIM BANCORP, INC.,

NORTHRIM MERGER SUB, INC.,

NORTHRIM BANK

ALASKA PACIFIC BANCSHARES, INC.

AND

ALASKA PACIFIC BANK

A-i

A-ii

A-iii

Exhibits to this Agreement

Exhibit A	Form of Directors and Officers Voting Support Agreement
Exhibit B	Form of Directors Non-Solicitation/Non-Competition Agreement
Exhibit C	Form of Executive Officers Non-Solicitation/Non-Competition Agreement
Exhibit D	Surviving Corporation Articles of Incorporation
Exhibit E	Surviving Corporation Bylaws
Exhibit F	Plan of Merger for Subsidiary Merger
Exhibit G	Bank Merger Agreement
Exhibit H	Estoppel Letters
Exhibit I	Lessor Consents
Exhibit J	Form of Non-Solicitation with Julie Pierce
Exhibit K	Form of Non-Solicitation/Non-Competition Agreement with Scott Milner

A-iv

AGREEMENT AND PLAN OF MERGER

AMONG

NORTHRIM BANCORP, INC.,

NORTHRIM MERGER SUB, INC.,

NORTHRIM BANK,

and

ALASKA PACIFIC BANCSHARES, INC. AND ALASKA PACIFIC BANK

This AGREEMENT AND PLAN OF MERGER, dated as of October 21, 2013 (this “Agreement”), is by and among Northrim BanCorp, Inc. (“Northrim”), Northrim Merger Sub, Inc. (“Merger Sub”), Northrim Bank (“Northrim Bank”), Alaska Pacific Bancshares, Inc. (“Alaska Pacific”) and Alaska Pacific Bank (“Alaska Pacific Bank”). Capitalized terms used herein shall have the meanings assigned in Section 1.1.

RECITALS

A.	Alaska Pacific and Alaska Pacific Bank. Alaska Pacific is an Alaska corporation and a registered savings and loan holding company having its principal place of business in Juneau, Alaska. Alaska Pacific Bank is a federally-chartered savings bank, and a wholly owned subsidiary of Alaska Pacific, with its principal place of business in Juneau, Alaska.

B.	Northrim. Northrim is an Alaska corporation and a registered bank holding company having its principal place of business in Anchorage, Alaska. Northrim Bank is an Alaska state chartered bank, and a wholly owned subsidiary of Northrim, with its principal place of business in Anchorage, Alaska. Merger Sub is an Alaska corporation and a wholly-owned subsidiary of Northrim, formed for the purpose of effecting the Merger.

C.	Board Action. The respective Boards of Directors of each of Northrim, Northrim Bank, Merger Sub, Alaska Pacific and Alaska Pacific Bank have determined that it is in the best interests of their respective companies and their respective shareholders to consummate the Transactions.

D.	Voting, Directors’ and Noncompetition Agreements. As a condition and an inducement to Northrim’s and Northrim Bank’s willingness to enter into this Agreement, (w) the directors and certain executive officers of Alaska Pacific have entered into Voting Support Agreements in the form attached to this Agreement as Exhibit A, pursuant to which, among other things, each such individual has agreed to vote his or her shares of Alaska Pacific Common Stock in favor of approval of the actions contemplated by this Agreement at the Alaska Pacific Meeting (as defined below), (x) each director of Alaska Pacific has entered into a Non-Solicitation/Non-Competition Agreement in the forms attached to this Agreement as Exhibit B and Exhibit K (in the case of Scott Milner) pursuant to which each such individual has agreed to refrain from competing with or soliciting the employees or customers of Northrim and Northrim Bank, (y) certain executive officers of Alaska Pacific have entered into Non-Solicitation/Non-Competition Agreements in the form attached to this Agreement as Exhibit C pursuant to which each such individual has agreed to refrain from competing with or soliciting the employees or customers of Northrim and Northrim Bank, and (z) Julie Pierce, the Chief Financial Officer of Alaska Pacific has entered into a Non-Solicitation Agreement in the form attached to this Agreement as Exhibit J pursuant to which Ms. Pierce has agreed to refrain from soliciting the employees or customers of Northrim and Northrim Bank.

E.	Tax Status of Merger and Subsidiary Merger. The parties intend that the Merger and the Subsidiary Merger together will qualify as a “reorganization” within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986 pursuant to Section 368(a)(1)(A) of the Code and IRS Revenue Ruling 2001-46, 2001-2 C.B. 321.

NOW, THEREFORE, the parties agree as follows:

ARTICLE 1. CERTAIN DEFINITIONS

Section 1.1 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

“ACC” means the Alaska Corporations Code.

“Action” has the meaning set forth in Section 4.10.

“Acquisition Proposal” has the meaning set forth in Section 6.6(f)(i).

“Adjusted Stockholders’ Equity” has the meaning set forth in Section 9.3(f).

“Advisors” has the meaning set forth in Section 9.3(f).

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person. For purposes of this definition, the term “control” means the ability, directly or indirectly, to influence the management and policies of the Person in question, whether arising by virtue of ownership interest, contract right or otherwise.

“Agency” has the meaning set forth in Section 4.17(g)(i).

“Aggregate Common Stock Consideration” means the sum, expressed as a dollar amount, of (x) the Aggregate Common Stock Share Consideration, plus (y) the Aggregate Common Stock Cash Consideration.

“Aggregate Common Stock Cash Consideration” means the sum of (x) the Total Cash Amount, plus (y) the Aggregate TARP Warrant Exercise Price.

“Aggregate Common Stock Share Consideration” means the product, expressed as a dollar amount, of (x) the Total Stock Amount, multiplied by (y) the Northrim Average Share Price.

“Aggregate Merger Consideration” means the result of (x) the Aggregate Common Stock Consideration, minus (y) the Aggregate TARP Warrant Exercise Price; provided, however, that under no circumstances shall the Aggregate Merger Consideration exceed Thirteen Million Eight Hundred Sixty-Nine Thousand Two Hundred Seventy-Four Dollars ($13,869,274).

“Aggregate TARP Warrant Consideration” means the product of (x) (1) the Per Share Common Stock Cash Amount less (2) the TARP Warrant Exercise Price, multiplied by (y) the number of Shares underlying the TARP Warrant.

“Aggregate TARP Warrant Exercise Price” means Seven Hundred Seventeen Thousand One Hundred Forty-Nine Dollars and 76 Cents ($717,149.76).

“Agreement” means this Agreement and Plan of Merger, as amended or modified from time to time in accordance with Section 11.2.

“AJCA” has the meaning set forth in Section 4.13(c).

“Alaska Dissenters’ Rights Laws” means Sections 10.06.574 and 10.06.576 of the ACC.

“Alaska Pacific” has the meaning set forth in the preamble to this Agreement.

“Alaska Pacific Articles” means the Articles of Incorporation of Alaska Pacific and any amendments thereto.

“Alaska Pacific Bank” has the meaning set forth in the preamble to this Agreement.

“Alaska Pacific Board” means the Board of Directors of Alaska Pacific.

“Alaska Pacific Bylaws” means the Bylaws of Alaska Pacific and any amendments thereto.

“Alaska Pacific Common Stock” means the common stock, par value $0.01 per share, of Alaska Pacific.

“Alaska Pacific Disclosure Schedule” has the meaning set forth in Article 4.

“Alaska Pacific ESOP” has the meaning set forth in Section 4.2(a).

“Alaska Pacific Intellectual Property” has the meaning set forth in Section 4.20(a).

“Alaska Pacific IT Systems” has the meaning set forth in Section 4.20(b).

“Alaska Pacific Meeting” has the meaning set forth in Section 6.3.

“Alaska Pacific Parties” means Alaska Pacific, Alaska Pacific Bank and First Services.

“Alaska Pacific Plans” has the meaning set forth in Section 4.13(a).

“Alaska Pacific Preferred Stock” means the preferred stock, par value $0.01 per share, of Alaska Pacific.

“Alaska Pacific Reports” has the meaning set forth in Section 4.12.

“Alaska Pacific SEC Documents” has the meaning set forth in Section 4.6(a).

“Alaska Pacific Stock Option” means any right or option to acquire Alaska Pacific Common Stock pursuant to any Alaska Pacific Stock Plan.

“Alaska Pacific Stock Plans” means any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of Alaska Pacific including, without limitation the 2000 Management Recognition Plan, the Alaska Pacific 2003 Stock Option Plan and the Alaska Pacific 2000 Stock Option Plan.

“Alaska Pacific Termination Fee” has the meaning set forth in Section 10.5(b).

“ALLL” means the allowance for loan and lease losses.

“Articles of Merger” has the meaning set forth in Section 2.2(a).

“Balance Sheet Date” means the date of the most recent balance sheet provided in the Alaska Pacific SEC Documents as of the date of this Agreement.

“Bank Merger” has the meaning set forth in Section 2.3.

“Bank Merger Agreement” means the Agreement of Merger to be entered into by and between Northrim Bank and Alaska Pacific Bank, the form of which is attached hereto as Exhibit G and which form shall be subject to such changes as Northrim shall reasonably specify.

“Bank Regulatory Authorities” means each and all of the Division, the FDIC, the Board of Governors of the Federal Reserve System (whether or not acting through the Federal Reserve Bank of San Francisco), the OCC, and any other Governmental Entity having jurisdiction over the Transactions by virtue of the nature of any of the parties hereto by virtue of such parties’ banking powers.

“Bank Secrecy Act” means the Bank Secrecy Act of 1970, as amended.

“Benefit Plans” has the meaning set forth in Section 4.13(a).

“BHC” means the Bank Holding Company Act of 1956, as amended.

“Business Day” means Monday through Friday of each week, except a legal holiday recognized as such by the United States federal government or any day on which banking institutions are required or permitted to be closed in the State of Alaska.

“Cash Election” has the meaning set forth in Section 3.4(a)(ii).

“Certificate” has the meaning set forth in Section 3.1(c).

“Change in Recommendation” has the meaning set forth in Section 6.6(c).

“Closing” and “Closing Date” have the meanings set forth in Section 2.2(b).

“Closing Financial Statements” means the consolidated balance sheet and the related consolidated statement of income (loss), statements of stockholders’ equity and comprehensive income (loss) and cash flows, together with the notes thereto of Alaska Pacific as at the last day of the last completed quarter prior to the Closing Date. In the event that the last day of the last completed quarter prior to Closing is greater than one-month prior to the Closing Date then the Closing Financial Statements shall mean the consolidated balance sheet and the related consolidated statement of income (loss), statement of stockholders equity and comprehensive income (loss) and cash flows as at the last day of the last completed month prior to the Closing Date.

“Code” has the meaning set forth in Section 3.5

“Common Stock Merger Consideration” has the meaning set forth in Section 3.1(a).

“Community Reinvestment Act” means the Community Reinvestment Act of 1977, as amended.

“Confidentiality Agreements” has the meaning set forth in Section 6.4(e).

“Contract” has the meaning set forth in Section 4.5(a).

“Derivatives Contract” means any put, call, straddle, right, option, collar or other contract, agreement, arrangement or understanding of any kind or nature whatsoever, (i) the rights, value or benefit of which is derived wholly or in part from the value or change in value of any other security or commodity, (ii) that represents the right or obligation to acquire or dispose of any other security or commodity, or (iii) the rights, value or benefit of which is based wholly or in part upon the performance of any other contract by a Person not a party to that other contract.

“Dissenting Shares” has the meaning set forth in Section 3.6.

“Division” means the Alaska Department of Commerce, Community and Economic Development, Division of Banking, Securities and Corporations.

“D&O Insurance” has the meaning set forth in Section 7.2(c).

“Effective Date” has the meaning set forth in Section 2.2(a).

“Effective Time” has the meaning set forth in Section 2.2(a).

“Election” has the meaning set forth in Section 3.4(a)(ii).

“Election Deadline” has the meaning set forth in Section 3.4(a)(ii).

“Election Form” has the meaning set forth in Section 3.4(b).

“Election Form Record Date” has the meaning set forth in Section 3.4(a)(ii).

“Environmental Laws” has the meaning set forth in Section 4.27.

“Equal Credit Opportunity Act” means the Equal Credit Opportunity Act, as amended.

“Equity Investment” means (a) an Equity Security; (b) an ownership interest in any company or other entity; (c) any membership interest that includes a voting right in any company or other entity; (d) any interest in real estate; (e) any Derivatives Contract; and (f) any investment or transaction which in substance falls into any of these categories even though it may be structured as some other form of investment or transaction.

“Equity Security” means (a) any stock, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate; (b) any security convertible into such a security; (c) any security carrying any warrant or right to subscribe to or purchase any such security; (d) any certificate of interest or participation in, temporary or interim certificate for, or receipt for any of the foregoing; and (e) any right (whether vested or contingent) to vote or direct the voting of any of the foregoing (other than the power to vote solely as a nominee or fiduciary with respect to any security registered under the Exchange Act and representing less than five percent (5%) of the combined voting power of the issuer thereof).

“ERISA” has the meaning set forth in Section 4.13(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Exchange Agent” has the meaning set forth in Section 3.3(a).

“Exchange Fund” has the meaning set forth in Section 3.3(a).

“Fair Housing Act” means the Fair Housing Act, as amended.

“FDIC” means the Federal Deposit Insurance Corporation.

“FHLB” means the Federal Home Loan Bank of Seattle.

“First Services” means First Services Corporation, an Alaska corporation and wholly-owned subsidiary of Alaska Pacific Bank.

“FRB” means the Board of Governors of the Federal Reserve System.

“GAAP” means accounting principles generally accepted in the United States of America.

“Governmental Entity” has the meaning set forth in Section 4.5(b).

“HOLA” means the Home Owners’ Loan Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Increase Adjustment” has the meaning set forth in Section 10.4(d).

“Indemnified Party” has the meaning set forth in Section 7.2(a).

“Indemnified Parties” has the meaning set forth in Section 7.2(a).

“Insurer” has the meaning set forth in Section 4.17(g)(iii).

“Intellectual Property” means: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereon, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisions, extensions and re-examinations thereof; (b) all trademarks whether registered or unregistered, service marks, domain names, corporate names and all combinations thereof, and all applications, registrations and renewals in connection therewith, including all goodwill associated therewith; (c) all copyrights whether registered or unregistered, and all applications, registrations and renewals in connection therewith; (d) all datasets, databases and related documentation; and (e) all other intellectual property and proprietary rights.

“IRS” has the meaning set forth in Section 4.13(a).

“Knowledge” means, as to a party, any fact or matter that, as of the date hereof, (a) is actually known by a director or executive officer of the party, or (b) a prudent individual could be expected to discover or otherwise become aware of in the course of conducting a reasonable investigation regarding the accuracy of any matter addressed in or contemplated by this Agreement that a Person in their role as a director or executive officer should undertake.

“Law” has the meaning set forth in Section 4.5(a).

“Liens” means any charge, mortgage, pledge, security interest, restriction, claim, lien or encumbrance.

“Loan Investor” has the meaning set forth in Section 4.17(g)(ii).

“Loans” has the meaning set forth in Section 4.17.

“Mailing Date” has the meaning set forth in Section 3.4(a)(ii).

“Material Adverse Effect” means, with respect to any party to this Agreement, any effect that, taken individually or together with any other effect, (a) is material and adverse to the financial condition, results of operations or business of Northrim and its Subsidiaries taken as a whole or Alaska Pacific and its Subsidiaries taken as a whole, as the case may be, or (b) would materially impair or delay the ability of any of Northrim and its Subsidiaries or Alaska Pacific and its Subsidiaries, as the case may be, to perform their respective obligations under this Agreement or otherwise materially impede or delay the consummation of the Transaction; provided, however, that Material Adverse Effect shall not be deemed to include the impact of (i) changes in banking, savings institution and similar Laws of general applicability or interpretations thereof by Governmental Entities, (ii) changes in GAAP or regulatory accounting requirements applicable to banks, savings institutions and their holding companies generally, (iii) changes in general economic conditions affecting banks, savings institutions and their holding companies generally, (iv) the announcement of this Agreement or any of the Transactions, or (v) changes that are the result of natural disasters, calamities, acts of God or acts of war or terrorism, provided that the effect of such changes described in clauses (i), (ii), (iii) and (v) shall not be excluded as a Material Adverse Effect to the extent of a materially disproportionate impact, if any, they have on Northrim and its Subsidiaries as a whole on the one hand or Alaska Pacific and its Subsidiaries as a whole on the other hand, as measured relative to similarly situated financial institutions.

“Material Contracts” has the meaning set forth in Section 4.16(a).

“Merger” has the meaning set forth in Section 2.1(a).

“Merger Sub” has the meaning assigned in the Preamble to this Agreement.

“National Labor Relations Act” means the National Labor Relations Act, as amended.

“Non-Solicitation/Non-Competition Agreement” means the agreements entered into by the directors and executive officers of Alaska Pacific, the forms of which are attached as Exhibit B and Exhibit C hereto.

“Northrim” has the meaning set forth in the preamble to this Agreement.

“Northrim Articles” means the Amended and Restated Articles of Incorporation of Northrim, as amended.

“Northrim Average Share Price” means the volume weighted average closing price of Northrim Common Stock (rounded to four decimals) as reported on the Nasdaq Stock Exchange reporting system (based on “regular way” trading) for the fifteen (15) trading days ending on the day which is the fifth (5th) trading day preceding the anticipated date that the Effective Time is to occur (the “Northrim Measuring Period”), whether or not trades occurred on those days.

“Northrim Benefit Plans” has the meaning set forth in Section 8.5(d).

“Northrim Bank” means Northrim Bank, an Alaska state chartered bank and a wholly owned subsidiary of Northrim.

“Northrim Board” means the Board of Directors of Northrim.

“Northrim Bylaws” means the Bylaws of Northrim, as amended.

“Northrim Common Stock” means the common stock, par value $1.00 per share, of Northrim.

“Northrim Disclosure Schedule” has the meaning set forth in Article 5.

“Northrim Parties” means Northrim, Merger Sub and Northrim Bank.

“Northrim Party” means any of the foregoing.

“Northrim Measuring Period” has the meaning set forth in the definition of Northrim Average Share Price.

“Northrim SEC Reports” has the meaning set forth in Section 5.7(a).

“Northrim Termination Fee” has the meaning set forth in Section 10.5(c).

“OCC” means the Office of the Comptroller of the Currency.

“OREO” means other real estate owned.

“Permits” has the meaning set forth in Section 4.11(a).

“Permitted Liens” has the meaning set forth in Section 4.19.

“Per Share Common Stock Cash Amount” means the quotient, expressed as a dollar amount (rounded to four decimals), of (x) the Aggregate Common Stock Consideration, divided by (y) the sum of (1) the number of outstanding Shares as of the Closing Date, plus (2) the number of Shares underlying the TARP Warrant as of the Closing Date; provided, however, if the Northrim Average Share Price is less than $18.90, the Per Share Common Stock Cash Amount shall be subject to the possibility of further adjustment as provided in Section 10.4(d).

“Per Share Common Stock Exchange Ratio” means the quotient, rounded to four decimals, of (x) (1) the Aggregate Common Stock Consideration, divided by (2) the Northrim Average Share Price, divided by (y) the sum of (1) the number of outstanding Shares as of the Closing Date, plus (2) the number of Shares underlying the TARP Warrant as of the Closing Date ; provided, however, if the Northrim Average Share Price is less than $18.90, the Per Share Common Stock Exchange Ratio shall be subject to the possibility of further adjustment as provided in Section 10.4(d).

“Person” means any individual, bank, corporation, partnership, association, joint-stock company, business trust, limited liability company or unincorporated organization.

“Professional Fees” has the meaning set forth in Section 9.3(f).

“Prospectus/Proxy Statement” has the meaning set forth in Section 8.1(a).

“Proxy Statement” has the meaning set forth in Section 8.1(a).

“Regulatory Agreement” has the meaning set forth in Section 4.29.

“Representatives” has the meaning set forth in Section 6.6(a).

“Retention Agreements” has the meaning set forth in Section 8.5(h).

“Rights” means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

“Sarbanes Oxley Act” has the meaning set forth in Section 4.11(b).

“S-4 Registration Statement” has the meaning set forth in Section 8.1(a).

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Share” or Shares” has the meaning set forth in Section 4.2(a).

“Shareholder Approval” has the meaning set forth in Section 4.4(a).

“Stock Election” has the meaning set forth in Section 3.4(a).

“Stockholders’ Equity Measuring Date” has the meaning set forth in Section 9.3(f).

“Stock Proration Factor” has the meaning set forth in Section 3.4(c).

“Subsidiary” has the meaning ascribed to that term in Rule l-02 of Regulation S-X of the SEC.

“Subsidiary Merger” has the meaning set forth in Section 2.3.

“Superior Proposal” has the meaning set forth in Section 6.6(f)(ii).

“Surviving Corporation” has the meaning set forth in Section 2.1(a).

“Surviving Corporation Articles” shall mean the articles of incorporation of Alaska Pacific, Inc., as set forth in Exhibit D.

“Takeover Laws” has the meaning set forth in Section 4.22.

“TARP Stock” means the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, of Alaska Pacific.

“TARP Warrant” means the right of the Treasury Department to receive 175,772 Shares upon exercise of that certain warrant issued on February 6, 2009 to the Treasury Department in connection with the issuance of Alaska Pacific’s TARP Stock.

“TARP Warrant Exercise Price” means Four Dollars and Eight Cents ($4.08).

“Tax” and “Taxes” have the meaning set forth in Section 4.15(i)(i).

“Tax Returns” has the meaning set forth in Section 4.15(i)(ii).

“Total Cash Amount” shall mean an amount equal to $6,418,000; provided, however, that if the Northrim Average Share Price is less than $18.90 then the number of shares of Northrim Common Stock and/or the Total Cash Amount may (under the circumstances and subject to the limitations set forth in Section 10.4(d) only) be increased by Northrim so that the Aggregate Merger Consideration is not less than $12,513,666 (and only to the extent determined by Northrim in its sole discretion).

“Total Stock Amount” shall mean 304,631 shares of Northrim Common Stock; provided, however, that (i) if the Northrim Average Share Price is greater than $24.46 then the number of shares of Northrim Common Stock shall equal the quotient of (x) $7,451,274, divided by (y) the Northrim Average Share Price, (ii) if the Northrim Average Share Price is less than $20.01, but not less than $18.90, then the number of shares of Northrim Common Stock shall equal the quotient of (x) $6,095,666, divided by (y) the Northrim Average Share Price, and (iii) if the Northrim Average Share Price is less than $18.90 then the number of shares of Northrim Common Stock and/or the Total Cash Amount may (under the circumstances and subject to the limitations set forth in Section 10.4(d) only) be increased by Northrim so that the Aggregate Merger Consideration is not less than $12,513,666 (and only to the extent determined by Northrim in its sole discretion).

“Transactions” means the Merger, the Subsidiary Merger and any other transaction contemplated by this Agreement. For the avoidance of doubt, the “Transactions” shall not include the Bank Merger.

“Treasury Department” means the U.S. Department of the Treasury.

“Undesignated Shares” has the meaning set forth in Section 3.4(a)(ii).

“Voting Support Agreement” means the agreements entered into by the directors and executive officers of Alaska Pacific, the form of which is attached as Exhibit A hereto.

“Willful Breach” means a material breach of any material representation, warranty or covenant or other agreement set forth in this Agreement that is a consequence of an act or failure to act by the other party with the actual Knowledge that the taking of such act or failure to take such act would cause a breach of this Agreement.

“401(k) Plan” means the Alaska Pacific Bank 401(k) Plan, as amended.

ARTICLE 2. THE MERGER

Section 2.1 The Merger.

(a) The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, Merger Sub shall merge with and into Alaska Pacific in accordance with the applicable provisions of the Laws of the State of Alaska (the “Merger”), the separate corporate existence of Merger Sub shall cease and Alaska Pacific shall survive and continue to exist as a corporation incorporated under the Laws of the State of Alaska (Alaska Pacific, as the surviving corporation in the Merger, sometimes being referred to herein as the “Surviving Corporation”).

(b) Name. The name of the Surviving Corporation shall be “Northrim Merger Sub, Inc.”

(c) Articles and Bylaws. The articles of incorporation of the Surviving Corporation after the Effective Time shall be the Surviving Corporation Articles. The bylaws of the Surviving Corporation after the Merger shall be as set forth in Exhibit E.

(d) Directors and Executive Officers of the Surviving Corporation. The directors of the Surviving Corporation immediately after the Merger shall be the directors of Merger Sub immediately prior to the Merger, each of whom shall serve until his or her successor shall be duly elected and qualified. The executive officers of the Surviving Corporation immediately after the Merger shall be the executive officers of Merger Sub immediately prior to the Merger, each of whom shall serve until such time as his or her resignation or removal.

(e) Authorized Capital Stock. The authorized capital stock of the Surviving Corporation upon consummation of the Merger shall be as set forth in the Surviving Corporation Articles.

(f) Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the ACC. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Alaska Pacific shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions, disabilities and duties of Alaska Pacific shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Corporation.

(g) Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider that any further assignments or assurances in Law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Alaska Pacific acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or (ii) otherwise carry out the purposes of this Agreement, Alaska Pacific, and its proper officers and directors, shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in Law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized in the name of the Surviving Corporation or otherwise to take any and all such action without limitation except as otherwise required by applicable law.

Section 2.2 Effective Date and Effective Time; Closing.

(a) Subject to the satisfaction or waiver of the conditions set forth in Article 9 (other than those conditions that by their nature are to be satisfied at the consummation of the Merger, but subject to the fulfillment or waiver of those conditions), the parties shall cause articles of merger relating to the Merger (the “Articles of Merger”) to be filed with the Division of Corporations and Professional Licensing (corporations section) of the State of Alaska pursuant to the ACC on (i) a date selected by Northrim after such satisfaction or waiver which is no later than the later of (A) five (5) Business Days after such satisfaction or waiver or (B) the first month end following such satisfaction or waiver, or (ii) such other date to which the parties may mutually agree in writing. The Merger provided for herein shall become effective upon the filing of the Articles of Merger or on such date agreed upon by the parties and specified therein. The date of such filing or such later effective date is herein called the “Effective Date.” The “Effective Time” of the Merger shall be the time of such filing or as set forth in such filing.

(b) A closing (the “Closing”) shall take place remotely via electronic exchange of documents and signatures at 9:00 a.m. Pacific Time, or immediately prior to the Effective Time or at such other time as the parties may mutually agree (such date, the “Closing Date”). At the Closing, there shall be delivered electronically to Northrim and Alaska Pacific the certificates and other documents required to be delivered under Article  9.

Section 2.3 Subsidiary Merger. Immediately following the Effective Time, Northrim shall cause the merger of the Surviving Corporation with and into Northrim, with Northrim being the surviving corporation in such merger (such transaction, the “Subsidiary Merger”) and on such terms and conditions as may be appropriate in the sole discretion of Northrim. The terms, conditions and effect of the Subsidiary Merger shall be governed solely by the plan of merger attached hereto as Exhibit F, and such transaction shall not be subject to the terms or conditions of this Agreement. From and after the date of this Agreement, Merger Sub shall take such actions and shall execute, deliver, file and furnish such documents and instruments as Northrim may reasonably request in connection with, and for the purpose or with the effect of facilitating, the Subsidiary Merger. Northrim shall cause the Subsidiary Merger to occur on the Closing Date.

Section 2.4 Bank Merger. As soon as practicable following the Effective Time and following the completion of the Subsidiary Merger, Northrim and Northrim Bank shall cause the merger of Alaska Pacific Bank with and into Northrim Bank, with Northrim Bank being the resulting bank in such merger (such transaction, the “Bank Merger”) and on such terms and conditions as may be appropriate in the sole discretion of Northrim Bank and subject to such requirements as may be imposed by the Division and any other Bank Regulatory Authorities. The terms, conditions and effect of the Bank Merger shall be governed solely by the Bank Merger Agreement attached hereto as Exhibit G, and such transaction shall not be subject to the terms or conditions of this Agreement. From and after the date of this Agreement, Alaska Pacific Bank shall take such actions and shall execute, deliver, file and furnish such documents and instruments as Northrim Bank may reasonably request in connection with, and for the purpose or with the effect of facilitating, the Bank Merger; provided, however, that the effect of any such documents and instruments shall be contingent upon the consummation of the Merger.

ARTICLE 3. EFFECT ON CAPITAL STOCK; EXCHANGE PROCEDURES

Section 3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Northrim, Alaska Pacific or the holders of any shares of capital stock of Alaska Pacific:

(a) Each Share issued and outstanding immediately prior to the Effective Time (other than any Dissenting Shares) shall thereupon be converted automatically into and shall thereafter represent the right to receive at the election of the holder thereof as provided in Section 3.4 and subject to the provisions of Section 3.4 and this Agreement, either: (1) a number of shares of Northrim Common Stock equal to the Per Share Common Stock Exchange Ratio; or (2) cash in an amount equal to the Per Share Common Stock Cash Amount. The Per Share Common Stock Exchange Ratio and the Per Share Cash Amount are referred to herein collectively as the “Common Stock Merger Consideration.”

For purposes of this Section 3.1:

(b) All of Shares converted into the Common Stock Merger Consideration pursuant to this Article 3 shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (each a “Certificate”) previously representing any such Shares shall thereafter cease to have any rights with respect to such securities, except the right to receive (1) the Common Stock Merger Consideration, (2) any dividends and other distributions in accordance with Section 3.3(g) hereof, and (3) any cash to be paid in lieu of any fractional share of Northrim Common Stock in accordance with Section 3.3(f) hereof.

(c) At the Effective Time, and without any action on the part of any Person, each share of common stock of Merger Sub shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

Section 3.2 Treatment of Options, TARP Warrant and Treasury Shares.

(a) At the Effective Time, each Alaska Pacific Stock Option which is then outstanding and has not expired by its terms (whether or not such Alaska Pacific Stock Option is then vested or exercisable) shall cease to represent a right to acquire shares of Alaska Pacific Common Stock and shall be cancelled and terminated and the holders of the Alaska Pacific Stock Options shall not be entitled to receive any consideration with respect to the Alaska Pacific Stock Option because the per share exercise price of each Alaska Pacific Stock Option is greater than the Per Share Common Stock Cash Amount. Alaska Pacific shall use its reasonable best efforts to obtain the written acknowledgement of each holder of a then-outstanding Alaska Pacific Stock Option which has not expired by its terms with regard to the cancellation of such Alaska Pacific Stock Option. On or prior to the Effective Time, Alaska Pacific shall terminate the Alaska Pacific Stock Plans.

(b) In the event the TARP Warrant has not been converted into Shares on or before the Effective Time, the TARP Warrant shall, by virtue of the Merger and without any action on the part of Northrim, be converted automatically into the right of the Treasury Department to receive an amount in cash equal to the Per Share Common Stock Cash Amount less $4.08, the exercise price of such TARP Warrant multiplied by the number of Shares represented by the TARP Warrant.

(c) Each Share that is owned immediately prior to the Effective Time by Alaska Pacific or its Subsidiaries, other than those held in a fiduciary capacity or as a result of debts previously contracted, shall automatically be cancelled and retired and shall cease to exist at the Effective Time and no consideration shall be issued in exchange therefor.

Section 3.3 Exchange and Payment.

(a) At or prior to the Effective Time, Northrim shall deposit (or cause to be deposited) with American Stock Transfer & Trust Company, LLC (or such other transfer agent as Northrim shall designate in good faith) (the “Exchange Agent”), in trust for the benefit of holders of Shares, certificates representing the shares of Northrim Common Stock equal to the Total Stock Amount and cash in an amount equal to the Total Cash Amount in accordance with Section 3.1 (collectively hereinafter referred to as the “Exchange Fund”). The Exchange Fund shall not be used for any purpose other than to fund payments due pursuant to Section 3.1, except as expressly provided in this Agreement. At the Closing, Northrim shall deliver to Alaska Pacific a certificate of the Exchange Agent confirming receipt of the Exchange Fund.

(b) As soon as reasonably practicable after the Effective Time, but not later than five (5) Business Days thereafter, the Surviving Corporation shall cause the Exchange Agent to mail to each holder of record of an outstanding Certificate or Certificates who did not submit a properly completed Election Form or who had revoked a properly completed Election Form prior to the Election Deadline (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates held by such Person shall pass, only upon proper delivery of the Certificates to the Exchange Agent, and which letter shall be in customary form and contain such other provisions as Northrim or the Exchange Agent may reasonably specify), and (ii) instructions for use in effecting the surrender of such Certificates. Upon surrender of a Certificate to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, and such other documents as the Exchange Agent may reasonably require, or in the case of a holder who timely submitted a properly completed Election Form (and had not revoked such Election Form) by the Election Deadline, the holder of such Certificate shall be entitled to promptly receive in exchange therefor the Common Stock Merger Consideration for each Share formerly represented by such Certificate (subject to deduction for any required withholding Tax), and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued for the benefit of holders of Certificates on the Common Stock Merger Consideration.

(c) If payment of the Common Stock Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that such Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other Taxes required by reason of the payment of the Common Stock Merger Consideration to such Person or shall have established to the satisfaction of Northrim that such Tax either has been paid or is not applicable.

(d) Until surrendered as contemplated herein, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Common Stock Merger Consideration payable in respect of Shares theretofore represented by such Certificate, pursuant to Section 3.1, without any interest thereon.

(e) The Common Stock Merger Consideration paid upon the surrender for exchange of Certificates in accordance with the terms of this Agreement shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates. At the Effective Time, the stock transfer books of Alaska Pacific shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer, such Certificates shall be canceled and exchanged as provided in this Article 3, subject to applicable Law in the case of Dissenting Shares.

(f) Notwithstanding any other provision of this Agreement, no fractional shares of Northrim Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Northrim Common Stock but for this Section 3.3(f) shall be entitled to receive a cash payment in lieu thereof, which payment shall be calculated by the Exchange Agent and shall represent such holder’s proportionate interest in a share of Northrim Common Stock based on the Northrim Average Share Price.

(g) No dividends or other distributions declared or made after the Effective Time with respect to Northrim Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate who is to receive Northrim Common Stock pursuant to the provisions hereof until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate by a holder receiving Northrim Common Stock pursuant to the provisions hereof, there shall be paid to the record holder of the certificates representing whole shares of Northrim Common Stock issued in exchange therefore, without interest, (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Northrim Common Stock to which such holder is entitled pursuant to Section 3.3(f) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Northrim Common Stock, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Northrim Common Stock.

(h) The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the shares of Northrim Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect to such shares of Northrim Common Stock for the account of the Persons entitled thereto. Former shareholders of record of Alaska Pacific who are to receive shares of Northrim Common Stock pursuant to the provisions hereof shall be entitled to vote after the Effective Time at any meeting of Northrim shareholders the number of whole shares of Northrim Common Stock into which their respective Shares are converted, regardless of whether such holders have exchanged their Certificates for certificates representing Northrim Common Stock in accordance with the provisions of this Agreement.

(i) Any portion of the Exchange Fund (and any interest or other income earned thereon) that remains undistributed to the holders of Certificates six (6) months after the Effective Time shall be delivered to the Surviving Corporation, upon demand of Northrim, and any holders of Certificates or who have not theretofore complied with this Article 3 shall thereafter look only to the Surviving Corporation (subject to abandoned property, escheat or other similar Laws), as general creditors thereof, for payment of such holder’s pro rata portion of the Common Stock Merger Consideration with respect to Shares formerly represented by such Certificate, without interest.

(j) None of Northrim, the Surviving Corporation, the Exchange Agent, or any other Person shall be liable to any Person in respect of any portion of the Exchange Fund being properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(k) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit, in form and substance reasonably acceptable to Northrim, of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Northrim or the Exchange Agent, the posting by such Person of a bond in such amount as Northrim or the Exchange Agent may determine is reasonably necessary as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Common Stock Merger Consideration with respect to shares formerly represented by such Certificate, without interest.

(l) Any portion of the Exchange Fund made available to the Exchange Agent pursuant to Section 3.3(a) with respect to any Dissenting Shares shall be returned to Northrim, upon demand.

(m) Northrim shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Shares such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax law. To the extent that amounts are so withheld by Northrim, such withheld amounts (i) shall be remitted by Northrim to the applicable Governmental Entity, and (ii) shall be treated for all purposes of this Agreement as having been paid to the holder of Shares in respect of which such deduction and withholding was made by Northrim.

(n) Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Effective Time, the issued and outstanding shares of Northrim Common Stock or securities convertible or exchangeable into or exercisable for shares of Northrim Common Stock, shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, redenomination, merger, issuer tender or exchange offer, or other similar transaction, then the Total Stock Amount and associated collar prices of Northrim Common Stock, as applicable, shall be equitably adjusted and as so adjusted shall, from and after the date of such event, be the Total Stock Amount and associated collar prices of Northrim Common Stock, as applicable.

Section 3.4 Election and Proration Procedures.

(a) Election Form and Mailing. An election form and other appropriate and customary transmittal materials (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass only upon delivery of such Certificates to the Exchange Agent) in such form as Northrim and Alaska Pacific shall mutually agree (“Election Form”) shall be mailed no less than thirty-five (35) days prior to the anticipated Effective Time or on such other date as Northrim and Alaska Pacific shall mutually agree (“Mailing Date”) to each holder of record of Shares as of five (5) Business Days prior to the Mailing Date (“Election Form Record Date”). Northrim shall make available one or more Election Forms as may be reasonably requested by all Persons who become holders (or beneficial owners) of Shares after the Election Form Record Date and prior to the Election Deadline (as defined below), and Alaska Pacific shall provide to the Exchange Agent all information reasonably necessary for it to perform its obligations as specified herein. Each Election Form shall permit the holder (or the beneficial owner through appropriate and customary documentation and instructions) to elect (an “Election”) to receive their respective Common Stock Merger Consideration in either (i) shares of Northrim Common Stock (a “Stock Election”) with respect to all of such holder’s Shares, or (ii) cash (a “Cash Election”) with respect to all of such holder’s Shares, subject to the provisions contained in this Agreement. Any Shares with respect to which the holder (or the beneficial owner, as the case may be) shall not have submitted to the Exchange Agent, an effective, properly completed Election Form received prior to the Election Deadline shall be deemed to be “Undesignated Shares” hereunder.

(b) Election Deadline. Any Election shall have been properly made and effective only if the Exchange Agent shall have actually received a properly completed Election Form by 5:00 P.M. Alaska time on or before the 30th day following the Mailing Date, or such later time and date as Northrim and Alaska Pacific may mutually agree prior to the Effective Time (the “Election Deadline”). An Election Form shall be deemed properly completed only if an Election is indicated for each Share covered by such Election Form and if accompanied by one or more Certificates (or customary affidavits and indemnification regarding the loss or destruction of such Certificates or the guaranteed delivery of such Certificates) representing all Shares covered by such Election Form, together with duly executed transmittal materials included in or required by the Election Form. Any Election Form may be revoked or changed by the Person submitting such Election Form at or prior to the Election Deadline. In the event an Election Form is revoked prior to the Election Deadline, the Shares represented by such Election Form shall automatically become Undesignated Shares unless and until a new Election is properly completed and made with respect to such Shares on or before the Election Deadline, and Northrim shall cause the Certificates representing such Shares to be promptly returned without charge to the Person submitting the revoked Election Form upon written request to that effect from the holder who submitted such Election Form. Subject to the terms of this Agreement and of the Election Form, the Exchange Agent shall have reasonable discretion to determine whether any Election Form, revocation or change has been properly or timely made and to disregard immaterial defects in the Election Forms, and any decisions of Northrim required by the Exchange Agent and made in good faith in determining such matters shall be binding and conclusive. Neither Northrim nor the Exchange Agent shall be under any obligation to notify any Person of any defect in an Election Form. Any termination of this Agreement in accordance with Article 10 shall result in a revocation of all Election Forms delivered to the Exchange Agent on or prior to the date of such termination. In the event of any termination of this Agreement in accordance with Article 10, the Exchange Agent shall return any Certificates delivered to the Exchange Agent on or prior to the date of such termination.

(c) Allocation. Northrim shall use its best efforts to cause the Exchange Agent to effect the allocation among the holders of Shares of rights to receive Northrim Common Stock or cash in the Merger as follows:

(i) If the conversion of Shares for which Cash Elections shall have effectively been made would result in a number of shares of Northrim Common Stock being issued that is greater than the Total Stock Amount (which shall be determined for this purpose on the assumption that all Shares other than those for which Cash Elections have been made would be entitled to receive shares of Northrim Common Stock in accordance with the Per Share Common Stock Exchange Ratio) then, to the extent necessary so that the number of shares of Northrim

Common Stock to be issued in the Merger shall be equal to the Total Stock Amount, the Exchange Agent shall make the following allocations and adjustments in the following order:

(A) Shares for which effective Cash Elections have been made shall be converted into the right to receive cash in an amount equal to the Per Share Common Stock Cash Amount;

(B) the Exchange Agent shall allocate on a pro rata basis to holders of Undesignated Shares so much of the Per Share Common Stock Cash Amount, as shall be necessary so that the shares of Northrim Common Stock to be received by holders of Undesignated Shares, when combined with the number of shares of Northrim Common Stock for which Stock Elections have been made shall be equal to the Total Stock Amount. If all Undesignated Shares are converted into the right to receive the Per Share Common Stock Cash Amount and the Shares for which a Stock Election was made are still greater than the Total Stock Amount, then;

(C) a stock proration factor (the “Stock Proration Factor”) shall be determined by dividing (x) the Total Stock Amount by (y) the product of (i) the total number of Shares with respect to which effective Stock Elections were made multiplied by (ii) the Per Share Common Stock Exchange Ratio. Each holder of Shares who made an effective Stock Election shall be entitled to receive:

(1) the number of shares of Northrim Common Stock equal to the product of (x) the Per Share Common Stock Exchange Ratio, multiplied by (y) the number of Shares covered by such Stock Election, multiplied by (z) the Stock Proration Factor; and

(2) cash in an amount equal to the product of (x) the Per Share Common Stock Cash Amount, multiplied by (y) the number of Shares covered by such Stock Election, multiplied by (z) one minus the Stock Proration Factor.

(ii) If the conversion of the Shares for which Stock Elections shall have effectively been made (based upon the Per Share Common Stock Exchange Ratio) would result in a number of shares of Northrim Common Stock being issued that is less than the Total Stock Amount (which shall be determined for this purpose on the assumption that all Shares other than those for which Stock Elections have been made would be entitled to receive the Per Share Common Stock Cash Amount), then, to the extent necessary so that the number of shares of Northrim Common Stock to be issued in the Merger shall be equal to the Total Stock Amount, the Exchange Agent shall make the following allocations and adjustments in the following order:

(A) each holder of Shares who made an effective Stock Election shall receive the number of shares of Northrim Common Stock equal to the product of the Per Share Common Stock Exchange Ratio, multiplied by the number of shares of Shares covered by such Stock Election;

(B) the Exchange Agent shall allocate on a pro rata basis to holders of Undesignated Shares so much of the Northrim Common Stock as shall be necessary so that the shares of Northrim Common Stock to be received by those holders, when combined with the number of shares of Northrim Common Stock for which a Stock Election has been made shall be equal to at least the Total Stock Amount. If all Undesignated Shares plus all Shares as to which Stock Elections have been made together are still less than the Total Stock Amount, then;

(C) a cash proration factor (the “Cash Proration Factor”) shall be determined by dividing (x) the Total Stock Amount (less the shares of Northrim Common Stock to be received by holders of Shares for which an effective Stock Election a has been made, and less all the shares of Northrim Common Stock to be received by Undesignated Shares) by (y) the product of (i) the total number of Shares with respect to which effective Cash Elections were made multiplied by (ii) the Per Share Common Stock Exchange Ratio. Each holder of Shares who made an effective Cash Election shall be entitled to receive:

(1) cash equal to the product of (x) the Per Share Common Stock Cash Amount, multiplied by (y) the number of Shares covered by such Cash Election, multiplied by (z) one minus the Cash Proration Factor; and

(2) the number of shares of Northrim Common Stock equal to the product of (x) the Per Share Common Stock Exchange Ratio, multiplied by (y) the number of Shares covered by such Cash Election, multiplied by (z) the Cash Proration Factor.

(iii) If the aggregate number of shares of Alaska Pacific Common Stock for which Stock Elections shall have effectively been made would result in a number of shares of Northrim Common Stock being issued that is equal to the Total Stock Amount:

(A) the Shares for which effective Stock Elections have been made shall be converted into the right to receive Northrim Common Stock equal to the product of the Per Share Common Stock Exchange Ratio, multiplied by the number of Shares covered by such Stock Elections;

(B) the Shares for which effective Cash Elections have been made shall be converted into the right to receive the Per Share Common Stock Cash Amount; and

(C) the Undesignated Shares shall be converted into the right to receive the Per Share Common Stock Cash Amount.

(iv) Notwithstanding any other provision of this Agreement, if, after applying the allocation rules set forth in the preceding subsections of this Section 3.4(c), the aggregate value of the shares of Northrim Common Stock that would be issued pursuant to the Merger (valued at the Northrim Average Closing Price) is less than the Total Stock Amount or more than the Total Stock Amount, Northrim shall be authorized to reallocate shares of Northrim Common Stock and cash among the holders of Alaska Pacific Common Stock in good faith and in such a manner as Northrim reasonably determines to be fair and equitable, or to vary the number of shares of Northrim Common Stock to be issued in the Merger, in a manner such that the number of shares of Northrim Common Stock to be issued in the Merger shall be equal to the Total Stock Amount.

(d) The calculations required by this Section 3.4 shall be prepared by Northrim prior to the Effective Time and shall be set forth in a certificate executed by the Chief Financial Officer of Northrim and furnished to Alaska Pacific at least two (2) Business Days prior to the Effective Time showing the manner of calculation in reasonable detail satisfactory to Alaska Pacific. Any calculation of a portion of a share of Northrim Common Stock shall be rounded to the nearest ten-thousandth of a share, and any cash payment shall be rounded to the nearest cent.

Section 3.5 Withholding Rights. Northrim, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Shares, pursuant to this Agreement, such amounts as Northrim, the Surviving Corporation or the Exchange Agent determines it is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”), or any provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Northrim, the Surviving Corporation, or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

Section 3.6 Dissenting Shares. Each outstanding Share the holder of which has perfected his, her or its dissenters’ rights or appraisal rights under the Alaska Dissenters’ Rights Laws and has not effectively withdrawn or lost such right as of the Effective Time (the “Dissenting Shares”) shall not be converted into the right to receive the Common Stock Merger Consideration, and the holder thereof shall be entitled only to such rights as are granted by the Alaska Dissenters’ Rights Laws. Alaska Pacific shall give Northrim prompt notice upon receipt by Alaska Pacific of any such demands for payment of the value of such Shares and of withdrawals of such notice and any other instruments provided pursuant to the Alaska Dissenters’ Rights Laws, and Northrim shall have the right to direct all negotiations and proceedings with respect to any such demands. Alaska Pacific shall not, except with the prior written consent of Northrim (which consent shall not be unreasonably withheld), voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment, or waive any failure to timely deliver a written demand for appraisal or the taking of any other action by such holder of Dissenting Shares as may be necessary to perfect appraisal rights under the Alaska Dissenters’ Rights Laws. All payments made in respect of Dissenting Shares shall be made by the Surviving Corporation.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF ALASKA PACIFIC AND ALASKA PACIFIC BANK

Except as set forth on the disclosure schedule delivered by Alaska Pacific to Northrim prior to the execution of this Agreement (the “Alaska Pacific Disclosure Schedule”) Alaska Pacific and Alaska Pacific Bank represent and warrant to Northrim and Northrim Bank on behalf of the Alaska Pacific Parties as follows:

Section 4.1 Organization, Standing and Power.

(a) Alaska Pacific is an entity duly organized, validly existing and in good standing under the Laws of the State of Alaska, has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Alaska Pacific is registered as a savings and loan holding company under the HOLA.

(b) Alaska Pacific Bank and First Services are the only Subsidiaries of Alaska Pacific. Alaska Pacific Bank is a federally-chartered savings institution duly organized, and validly existing under the Laws of the United States, has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing (where such concept is recognized) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified, licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Alaska Pacific Bank’s appropriate federal banking agency (as defined in 12 U.S.C. § 1813(g)) is the OCC.

(c) First Services is an entity duly organized, validly existing and in good standing under the Laws of the State of Alaska, has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Alaska Pacific.

(d) Alaska Pacific has previously made available to Northrim true and complete copies of Alaska Pacific Articles and Alaska Pacific Bylaws, and the federal stock charter and bylaws of Alaska Pacific Bank in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Alaska Pacific is not in violation of any provision of Alaska Pacific Articles or Alaska Pacific Bylaws. Alaska Pacific Bank is not in violation of any provision of the federal stock charter or bylaws of Alaska Pacific Bank.

(e) The deposit accounts of Alaska Pacific Bank are insured by the FDIC to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid by Alaska Pacific Bank. No proceedings for the revocation or termination of such deposit insurance are pending or, to Alaska Pacific’s or Alaska Pacific Bank’s Knowledge, threatened.

Section 4.2 Capital Stock.

(a) The authorized capital stock of Alaska Pacific consists of (i) 20,000,000 shares of Alaska Pacific Common Stock (the “Shares”) and (ii) 1,000,000 shares of Alaska Pacific Preferred Stock, 4,781 of which have been designated TARP Stock. As of the date hereof, (i) 654,486 Shares were issued and outstanding, including 52,433 Shares allocated to the Alaska Pacific Employee Stock Ownership Plan (the “Alaska Pacific ESOP”), (ii) 929 Shares were held in treasury, (iii) 97,542 Shares were reserved for issuance pursuant to Alaska Pacific Stock Plans (of which 22,600 Shares were subject to outstanding Alaska Pacific Stock Options and no Shares were subject to outstanding restricted share agreements), (iv) 175,772 Shares were reserved for issuance pursuant to the TARP Warrant, and (v) 4,781 shares of Alaska Pacific Series A Stock were issued and outstanding. All the outstanding shares of capital stock of Alaska Pacific are, and all shares reserved for issuance as noted in clause (iii) above will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. All the outstanding shares of capital stock or other voting securities or Equity Securities of each Subsidiary of Alaska Pacific have been duly authorized and validly issued, are fully paid, nonassessable and not subject to any preemptive rights. All of the shares of capital stock or other voting securities or Equity Securities of Alaska Pacific Bank are owned, directly or indirectly, by Alaska Pacific, free and clear of all pledges, claims, liens, charges, options, rights of first refusal, encumbrances and security interests of any kind or nature whatsoever (including any limitation on voting, sale, transfer or other disposition or exercise of any other attribute of ownership) (collectively, “Liens”). Neither Alaska Pacific nor its Subsidiary has outstanding any bonds, debentures, notes or other obligations having the right to vote (or convertible into, or exchangeable or exercisable for, securities having the right to vote) with the shareholders of Alaska Pacific or such Subsidiary on any matter. Except as set forth above in this Section 4.2(a) and except for changes since the date hereof resulting from the exercise of Alaska Pacific Stock Options and the TARP Warrant described in Section 4.2(b), there are no outstanding (A) shares of capital stock or other voting securities or Equity Securities of Alaska Pacific, (B) securities of Alaska Pacific or Alaska Pacific Bank convertible into or exchangeable or exercisable for shares of capital stock of Alaska Pacific or other voting securities or Equity Securities of Alaska Pacific or Alaska Pacific Bank, (C) stock appreciation rights, “phantom” stock rights, performance units, interests in or rights to the ownership or earnings of Alaska Pacific or any of its Subsidiaries or other equity equivalent or equity-based award or right, (D) subscriptions, options, warrants, calls, commitments, contracts or other rights to acquire from Alaska Pacific or Alaska Pacific Bank, or obligations of Alaska Pacific or Alaska Pacific Bank to issue, any shares of capital stock of Alaska Pacific or Alaska Pacific Bank, voting securities, Equity Securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities or Equity Securities of Alaska Pacific or Alaska Pacific Bank or rights or interests described in clause (C) or (E) obligations of Alaska Pacific or Alaska Pacific Bank to repurchase, redeem or otherwise acquire any such securities or to issue, grant, deliver or sell, or cause to be issued, granted, delivered or sold, any such securities. Except for the standard terms of the TARP Stock, there are no shareholder agreements, voting trusts or other agreements or understandings to which Alaska Pacific or Alaska Pacific Bank is a party or on file with Alaska Pacific with respect to the holding, voting, registration, redemption, repurchase or disposition of, or that restricts the transfer of, any capital stock or other Equity Security of Alaska Pacific or Alaska Pacific Bank.

(b) Section 4.2(b) of the Alaska Pacific Disclosure Schedule sets forth a true and complete list of all holders, as of the date hereof, of outstanding Alaska Pacific Stock Options or other rights to purchase or receive Shares or similar rights granted under Alaska Pacific Stock Plans or otherwise indicating as applicable, with respect to each arrangement then outstanding, the type of award granted, the number of Shares subject to such award, the name of the plan under which such award was granted, the date of grant, exercise or purchase price, vesting schedule, payment schedule (if different from the vesting schedule) and expiration thereof. Alaska Pacific has not knowingly granted, and there is, and has been no Alaska Pacific policy or practice to grant, stock or stock-based awards or rights prior to, or otherwise intentionally coordinate the grant of Alaska Pacific Stock Awards with, the release of material information regarding Alaska Pacific or its Subsidiaries.

Section 4.3 Subsidiaries. Except for the capital stock of, or other Equity Securities in, Alaska Pacific Bank and First Services, Equity Securities in FHLB and readily marketable securities, Alaska Pacific does not own, directly or indirectly, any equity, membership interest, partnership interest, joint venture interest, or other equity or voting interest in, or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is it under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligation of, any Person.

Section 4.4 Authority.

(a) Alaska Pacific and Alaska Pacific Bank have all necessary corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by Alaska Pacific and Alaska Pacific Bank and the consummation by Alaska Pacific and Alaska Pacific Bank of the Transactions have been duly authorized by all necessary corporate action on the part of Alaska Pacific and Alaska Pacific Bank and no other corporate proceedings on the part of Alaska Pacific and Alaska Pacific Bank are necessary to approve this Agreement or to consummate the Transactions, subject, in the case of the consummation of the Merger, to the approval of this Agreement by the holders of two-thirds of the outstanding Shares (the “Shareholder Approval”). This Agreement has been duly executed and delivered by Alaska Pacific and Alaska Pacific Bank and, assuming the due authorization, execution and delivery by Northrim, Merger Sub, and Northrim Bank, constitutes a valid and binding obligation of both Alaska Pacific and Alaska Pacific Bank, enforceable against both Alaska Pacific and Alaska Pacific Bank in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, receivership, conservatorship or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) The Alaska Pacific Board, at a meeting duly called and held at which all directors of Alaska Pacific were present, duly adopted resolutions (i) determining that the terms of this Agreement and the Transactions are fair to and in the best interests of Alaska Pacific’s shareholders, (ii) approving and declaring advisable this Agreement and the Transactions, including the Merger, (iii) directing that this Agreement be submitted to a vote for adoption and approval at a meeting of the shareholders of Alaska Pacific to be held as promptly as practicable, and (iv) resolving to recommend that Alaska Pacific’s shareholders vote in favor of the adoption and approval of this Agreement, including the Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

(c) The Shareholder Approval is the only vote of the holders of any class or series of Alaska Pacific’s capital stock or other securities required by the Alaska Pacific Articles or any applicable Law in connection with the consummation of the Merger. No vote of the holders of any class or series of Alaska Pacific’s capital stock or other securities is required in connection with the consummation of any of the Transactions other than the Merger.

Section 4.5 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Alaska Pacific and Alaska Pacific Bank does not, and the consummation of the Merger, the other Transactions, or the Bank Merger, and compliance by each of Alaska Pacific and Alaska Pacific Bank with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Alaska Pacific or any of its Subsidiaries under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Alaska Pacific Articles or Alaska Pacific Bylaws, or the federal stock charter or bylaws of Alaska Pacific Bank, (ii) any bond, debenture, note, mortgage, indenture, guarantee, license, lease, purchase or sale order or other contract, commitment, agreement, instrument, obligation, arrangement, understanding, undertaking, permit, concession or franchise, whether oral or written (each, including all amendments thereto, a “Contract”) to which Alaska Pacific or any of its Subsidiaries is a party or by which Alaska Pacific or any of its Subsidiaries or any of their respective properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 4.5(b), any federal, state, local or foreign Law (including common law), statute, ordinance, rule, code, regulation, order, judgment, injunction, decree or other legally enforceable requirement (“Law”) applicable to Alaska Pacific or any of its Subsidiaries or by which Alaska Pacific or any of its Subsidiaries or any of their respective properties or assets may be bound, except as, in the case of clauses (ii) and (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Alaska Pacific.

(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any federal, state, local or foreign government or subdivision thereof or any other governmental, administrative, judicial, arbitral, legislative, executive, regulatory or self-regulatory authority, instrumentality, agency, commission, body or any court or other Governmental Entity or instrumentality (each, a “Governmental Entity”) is required by or with respect to Alaska Pacific any of its Subsidiaries in connection with the execution, delivery and performance of this Agreement by Alaska Pacific or the consummation by Alaska Pacific of the Transactions, or the Bank Merger or compliance with the actions contemplated by or in connection with this Agreement, except for (i) filings of applications and notices with, or requests for approvals and waivers from, as applicable, federal and state banking authorities and other Bank Regulatory Authorities, (ii) the filing of the S-4 Registration Statement and the Prospectus/Proxy Statement with the SEC, (iii) such filings and reports as may be required pursuant to the applicable requirements of state or federal securities, takeover and “blue sky” Laws in connection with the issuance of the Northrim Common Stock in the Merger, (iv) the filing of the Articles of Merger with the Alaska Division of Corporations and Professional Licensing (corporations section) as required by the ACC and filings of articles of merger or combination with applicable Bank Regulatory Authorities in connection with the Merger, the Subsidiary Merger, and the Bank Merger, and (v)  the approval and/or non-objection of the Bank Regulatory Authorities.

Section 4.6 Financial Statements and SEC Filings.

(a) Each of the consolidated balance sheets of Alaska Pacific and the related consolidated statements of income (loss), statements of stockholders’ equity and comprehensive income (loss) and cash flows, together with the notes thereto, for the last three (3) years included in any annual report and all other reports, registration statements, definitive proxy statements or information statements filed during the last three (3) years or to be filed by Alaska Pacific on or prior to the Effective Time with the SEC under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, “Alaska Pacific SEC Documents”) as of the date filed (or the filing date of any amendments thereto), (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) each of the balance sheets or statements of condition contained in or incorporated by reference into any such Alaska Pacific SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Alaska Pacific as of its date, and each of the statements of income or results of operations and changes in stockholders’ equity and cash flows in such Alaska Pacific SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders’ equity and cash flows, as the case may be, of Alaska Pacific for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

(b) For the last three (3) years, Alaska Pacific has filed all Alaska Pacific SEC Documents required to be filed under applicable Law. As of their respective filing dates or the filing dates of amendments, the Alaska Pacific SEC Documents complied as to form in all material respects with the requirements of the Exchange Act, and none of the Alaska Pacific SEC Documents as of such respective dates or the respective filing dates of amendments contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The records, systems, controls, data and information of Alaska Pacific and Alaska Pacific Bank are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Alaska Pacific or Alaska Pacific Bank or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 4.6(c). Alaska Pacific (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the Exchange Act) designed and maintained to ensure that material information relating to Alaska Pacific, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Alaska Pacific by others within those entities, and (ii) has disclosed, based on the most recent evaluation by such officers prior to the date hereof, to Alaska Pacific’s outside auditors and the audit committee of the Alaska Pacific Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15 promulgated under the Exchange Act) that are reasonably likely to adversely affect Alaska Pacific’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Alaska Pacific’s internal controls over financial reporting. These disclosures, if any, were made in writing by management to Alaska Pacific’s auditors and audit committee and a copy has previously been made available to Northrim. As of the date hereof, Alaska Pacific knows of no reason related to Alaska Pacific to believe that Alaska Pacific’s chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to Sections 302, 404 and 906 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), without qualification (except to extent expressly permitted by such rules and regulations), when next due.

(d) Since December 31, 2011, (i) through the date hereof, neither Alaska Pacific nor Alaska Pacific Bank nor, to Alaska Pacific’s Knowledge, any director, officer, employee, auditor, accountant or representative of Alaska Pacific or Alaska Pacific Bank has received any material complaint, allegation, assertion or claim, whether written or oral, regarding questionable accounting or auditing practices, procedures, methodologies or methods of Alaska Pacific or Alaska Pacific Bank or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Alaska Pacific or Alaska Pacific Bank has engaged in questionable accounting or auditing practices and (B) no attorney representing Alaska Pacific or Alaska Pacific Bank, whether or not employed by Alaska Pacific or Alaska Pacific Bank, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by Alaska Pacific or Alaska Pacific Bank or any of their respective officers, directors, employees, or agents to the Alaska Pacific Board or any committee thereof or to any director or officer of Alaska Pacific.

(e) As of the date hereof, the independent registered public accounting firm engaged to express its opinion with respect to the consolidated financial statements included in the Alaska Pacific SEC Documents is, and has been throughout the periods covered thereby “independent” within the meaning of Rule 2-01 of Regulation S-X. Moss Adams LLP has not resigned or been dismissed as an independent public accountant of Alaska Pacific as a result of or in connection with any disagreement with Alaska Pacific on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(f) Since the date of Alaska Pacific’s last definitive proxy statement for its annual meeting of its shareholders to the date hereof, and except as disclosed in Section 4.6(f) of the Alaska Pacific Disclosure Schedule, no event has occurred that would be required to be reported by Alaska Pacific pursuant to Item 404 of Regulation S-K promulgated by the SEC.

Section 4.7 Absence of Undisclosed Liabilities. Except as set forth in the Alaska Pacific SEC Documents (including the consolidated financial statements included therein) and except as arising hereunder, Alaska Pacific and its Subsidiaries have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) at June 30, 2013, other than liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Alaska Pacific SEC Documents, or in connection with Transactions or this Agreement, all debts, liabilities, guarantees and obligations of Alaska Pacific and its Subsidiaries incurred since June 30, 2013 (the “Balance Sheet Date”) to the date hereof have been incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate.

Section 4.8 Absence of Changes. Except as set forth in the Alaska Pacific SEC Documents, since the Balance Sheet Date, (a) Alaska Pacific and Alaska Pacific Bank have conducted their businesses, in all material respects, only in the ordinary course consistent with past practice; (b) there has not been any fact, event, change, occurrence, condition, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Alaska Pacific; and (c) none of Alaska Pacific or Alaska Pacific Bank has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants of Alaska Pacific set forth in Article 6.

Section 4.9 Certain Information. The Prospectus/Proxy Statement will not contain any untrue statement of material fact or omit to state any material fact required or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading at the time the Prospectus/Proxy Statement is first mailed to Alaska Pacific’s shareholders, at the date of mailing of any amendments or supplements thereto and at the time of the Alaska Pacific Meeting. Additionally, none of the information supplied or to be supplied by or on behalf of Alaska Pacific specifically and in writing for inclusion or incorporation by reference in the Prospectus/Proxy Statement included in the S-4 Registration Statement will contain any untrue statement of material fact or omit to state any material fact required or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading at the time the S-4 Registration Statement is declared effective by the SEC. Notwithstanding the foregoing, Alaska Pacific makes no representation or warranty with respect to statements included or incorporated by reference in the Prospectus/Proxy Statement included in the S-4 Registration Statement based on information supplied by or on behalf of Northrim, Northrim Bank, or Northrim Representatives specifically for inclusion or incorporation by reference therein.

Section 4.10 Litigation. Except as set forth in the Alaska Pacific SEC Documents, there is no material action, suit, claim, arbitration, investigation, inquiry, grievance or other proceeding (each, an “Action”) (or basis therefor) pending or, to the Knowledge of Alaska Pacific, threatened against or affecting Alaska Pacific or any of its Subsidiaries, any of their respective properties or any of their respective assets. Neither Alaska Pacific nor any of its Subsidiaries nor any of their respective properties or assets is subject to any material outstanding judgment, order, injunction, rule or decree of any Governmental Entity. Since August 1, 2010 (i) there have been no subpoenas, written demands, or document requests received by Alaska Pacific or any Affiliate of Alaska Pacific from any Governmental Entity, except such as are received by Alaska Pacific or any Affiliate of Alaska Pacific in the ordinary course of business or as are not, individually or in the aggregate, material to Alaska Pacific taken as a whole, and (ii) no Governmental Entity has requested that Alaska Pacific or any of its Subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request.

Section 4.11 Compliance with Laws.

(a) Alaska Pacific and its Subsidiaries have in effect all material permits, licenses, variances, exemptions, authorizations, operating certificates, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted. All such Permits are in full force and effect. Alaska Pacific and its Subsidiaries have complied in all material respects with, and none of them is in default or violation in any material respect of, (i) any applicable Law, including, without limitation, all Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Home Mortgage

Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and any other Law relating to discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act and the Sarbanes-Oxley Act, and (ii) any posted or internal privacy policies relating to data protection or privacy, including without limitation, the protection of personal information, and Alaska Pacific does not know of, and has not received since August 1, 2010, written notice of, any material defaults or material violations of any Law.

(b) Alaska Pacific and its Subsidiaries have been and are in compliance with the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder, except where such non-compliance would not have a Material Adverse Effect on Alaska Pacific.

Section 4.12 Reports and Records. Since August 1, 2010, Alaska Pacific and its Subsidiaries have filed all material reports (including but not limited to call reports or other similar reports), registrations, documents, filings, statements and submissions, together with any required amendments, exhibits and schedules thereto, that each was required to file with any Governmental Entity, (the foregoing, collectively, the “Alaska Pacific Reports”), and each has paid all fees and assessments due and payable in connection therewith. As of their respective filing dates (or the filing date of any amendment thereto), the Alaska Pacific Reports complied in all material respects with all requirements of Law and with any interpretations thereof by the applicable Governmental Entities. The Alaska Pacific Reports, including the documents incorporated by reference into, or delivered, filed or furnished with, each of them, contained all information required to be included therein. Since August 1, 2010, each communication with the holders of Alaska Pacific Common Stock did not, as of the date communicated to any such Person, contain a misstatement of a material fact or omit to state a material fact necessary to make the circumstances therein not misleading. Alaska Pacific and Alaska Pacific Bank have filed all reports and maintained all records required to be filed or maintained by them under the rules and regulations of the Office of Thrift Supervision, the Federal Reserve, the OCC, the FDIC and the FHLB, except for such reports and records the failure to file or maintain would not have a Material Adverse Effect on Alaska Pacific. All such documents and reports complied in all material respects with applicable requirements of Law and rules and regulations in effect at the time such documents and reports were filed and contained in all material respects the information required to be stated therein, except for such documents and records the failure to comply with such Laws, rules and regulations or contain such information would not have a Material Adverse Effect on Alaska Pacific. None of such documents or reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, other than such reports and documents which the failure to file in such fashion would not have a Material Adverse Effect on Alaska Pacific. There is no material unresolved violation, criticism or exception by any Governmental Entity or Bank Regulatory Authority with respect to any report or letter relating to any examinations of Alaska Pacific or Alaska Pacific Bank.

Section 4.13 Benefit Plans.

(a) Alaska Pacific has provided to Northrim a true and complete list of each material “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), “multiemployer plans” (within the meaning of ERISA Section 3(37)), and all stock purchase, stock option, severance, employment, change-in-control, fringe benefit, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefor now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, written, legally binding or not, under which any employee or former employee of Alaska Pacific or its Subsidiaries has any present or future right to benefits or Alaska Pacific or its Subsidiaries has had or has any present or future liability. All such plans, agreements, programs, policies and arrangements shall be collectively referred to as the “Benefit Plans.” Each Benefit Plan of Alaska Pacific existing prior to or as of the date of this Agreement, and each such plan entered into or established by Alaska Pacific between the date of this Agreement and the Effective Time, shall be collectively referred to as the “Alaska Pacific Plans.” With respect to each Alaska Pacific Plan, Alaska Pacific has furnished or made available to Northrim a current, accurate and complete copy of each such plan and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination letter of the Internal Revenue Service (the “IRS”), if applicable, (iii) any summary plan description and other written communications (or a description of any oral communications) by Alaska Pacific or its Subsidiaries to their employees concerning the extent of the benefits provided under a Alaska Pacific Plan and (iv) for the two most recent fiscal or calendar years (A) the Form 5500 and attached schedules, (B) audited financial statements, (C) actuarial valuation reports and (D) attorney’s response to an auditor’s request for information.

(b) With respect to the Alaska Pacific Plans:

(i) each Alaska Pacific Plan has been established and administered in accordance with its terms and in compliance with the applicable provisions of ERISA and the Code, and no reportable event, as defined in Section 4043 of ERISA, no prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, or accumulated funding deficiency, as defined in Section 402 of ERISA and 412 of the Code, has occurred with respect to any Alaska Pacific Plan, and all contributions required to be made under the terms of any Alaska Pacific Plan have been timely made;

(ii) each Alaska Pacific Plan intended to be qualified under Section 401(a) of the Code has received a favorable determination, advisory and/or opinion letter, as applicable, from the IRS that it is so qualified and nothing has occurred since the date of such letter that would reasonably be expected to cause the loss of such qualified status of such Alaska Pacific Plan;

(iii) there is no Action (including any investigation, audit or other administrative proceeding) by the Department of Labor, the Pension Benefit Guaranty Corporation, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending, or to the Knowledge of Alaska Pacific, threatened, relating to the Alaska Pacific Plans, any fiduciaries thereof with respect to their duties to the Alaska Pacific Plans or the assets of any of the trusts under any of Alaska Pacific Plans (other than routine claims for benefits) nor are there facts or circumstances that exist that would reasonably be expected to give rise to any such Actions;

(iv) no Alaska Pacific Plan is subject to Title IV of ERISA or subject to Section 4.12 of the Code;

(v) no Alaska Pacific Plan is a “multiemployer plan” (within the meaning of ERISA section 3(37));

(vi) Alaska Pacific and Alaska Pacific Bank do not maintain any Alaska Pacific Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) that has not been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code, and Alaska Pacific and Alaska Pacific Bank are not subject to any material liability, including additional contributions, fines, penalties or loss of Tax deduction as a result of such administration and operation. No Alaska Pacific “group health plan” provides any benefits after termination of employment except as required by the applicable requirements of Section 601 of ERISA and Section 4980B(b) of the Code; and

(vii) none of the Alaska Pacific Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit determined or occasioned, in whole or in part, by reason of the execution of this Agreement or the consummation of the Transactions or that could result in any “excess parachute payments” which would result in the loss of a deduction under Section 280G of the Code or which would be subject to an excise Tax under Section 4999 of the Code .

(c) Each Alaska Pacific Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code subject to Section 409A of the Code has been operated in compliance with

Section 409A of the Code since January 1, 2005, based upon a good faith, reasonable interpretation of (i) Section 409A of the Code, and (ii) IRS Notice 2005-1, and in compliance with the final regulations under Section 409A and any other applicable IRS guidance since January 1, 2008. No Alaska Pacific Plan that would be a nonqualified deferred compensation plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon a good faith reasonable interpretation of the AJCA.

Section 4.14 Labor Matters. Alaska Pacific and Alaska Pacific Bank are and have been in material compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans. Within the past two (2) years prior to the date hereof, there has not been, and as of the date of this Agreement there is not pending or, to the Knowledge of Alaska Pacific, threatened, any labor dispute, work stoppage, labor strike or lockout against Alaska Pacific or Alaska Pacific Bank by employees. No employee of Alaska Pacific or Alaska Pacific Bank is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the Knowledge of Alaska Pacific, there has not been any activity on behalf of any labor organization or employee group to organize any such employees. To the Knowledge of Alaska Pacific, no executive officer of Alaska Pacific or Alaska Pacific Bank is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject Alaska Pacific or Alaska Pacific Bank to any liability with respect to any of the foregoing matters. Alaska Pacific and Alaska Pacific Bank are in compliance in all material respects with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, and any other similar applicable foreign, state, or local Laws relating to facility closings and layoffs.

Section 4.15 Taxes.

(a) All Tax Returns required by applicable Law to be filed by or on behalf of Alaska Pacific or its Subsidiaries have been timely filed in accordance with all applicable Laws (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were, at the time of filing, true and complete in all material respects.

(b) Alaska Pacific and its Subsidiaries have each withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

(c) Neither Alaska Pacific nor any of its Subsidiaries (1) is delinquent in the payment of any Tax, (2) has incurred, since the Balance Sheet Date, any liability for Taxes other than in the ordinary course of business, (3) has any liability for Taxes other than Taxes of Alaska Pacific and Alaska Pacific Bank (except for amounts incurred pursuant to contracts, the principal purpose of which is not the allocation of responsibility for Taxes, entered into in the ordinary course of business with vendors, customers, lessees and the like), (4) as of the date hereof, has received written notice of any actual or proposed deficiencies or assessments for Taxes that have not been finally resolved with all amounts due either paid or accrued as a liability in the balance sheet included in the Alaska Pacific SEC Documents to the extent required by GAAP, or (5) has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

(d) No Liens for Taxes exist with respect to any assets or properties of Alaska Pacific or its Subsidiaries, except for statutory Liens for Taxes not yet delinquent.

(e) Neither Alaska Pacific nor its Subsidiaries is a party to or bound by any closing agreement or similar agreement with respect to Taxes, and there are no material adjustments under Section 481 of the Code that have been requested by Alaska Pacific or proposed in writing by any Governmental Entity with respect to Alaska Pacific or any of its Subsidiaries, in each case that is reasonably expected to increase the liability of Alaska Pacific or any of its Subsidiaries for Taxes following the Closing Date.

(f) Neither Alaska Pacific nor any of its Subsidiaries has participated in a transaction that is, or is reasonably likely to be deemed to be, a Tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a listed transaction, as set forth in United States Department of the Treasury Regulation Section 1.6011-4(b)(1).

(g) As of the date of this Agreement, there are no proceedings now pending, or to the Knowledge of Alaska Pacific, threatened against or with respect to Alaska Pacific or any of its Subsidiaries with respect to any Tax.

(h) Neither Alaska Pacific nor any of its Subsidiaries is a party to any agreement, contract, arrangement or plan that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law).

(i) As used in this Agreement:

(i) “Tax” or “Taxes” means federal, state, provincial, local or foreign taxes of whatever kind or nature imposed by a Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts; and

(ii) “Tax Returns” means all domestic or foreign (whether national, federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return.

Section 4.16 Contracts.

(a) Except for Material Contracts filed in unredacted form as exhibits to the Alaska Pacific SEC Documents, Section 4.16 of Alaska Pacific Disclosure Schedule lists each of the following types of contracts (current copies of which have been provided to Northrim) to which Alaska Pacific or any of its Subsidiaries is a party or by which any of their respective properties or assets is bound:

(i) any contract that would be required to be filed by Alaska Pacific as a “material contract” pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act or disclosed by Alaska Pacific on a Current Report on Form 8-K under the Exchange Act;

(ii) any contract that limits the ability of Alaska Pacific or Alaska Pacific Bank to compete in any line of business or with any Person or in any geographic area or, to Alaska Pacific’s Knowledge, upon consummation of the Merger will materially restrict the ability of Northrim or any of its Affiliates to engage in any line of business in which a bank holding company may lawfully engage;

(iii) any contract to which any Affiliate, officer, director, employee or consultant of Alaska Pacific is a party or beneficiary (except with respect to loans to directors, officers and employees entered into in the ordinary course of business and in accordance with all applicable regulatory requirements with respect to such loans);

(iv) any contract that obligates Alaska Pacific or Alaska Pacific Bank (or, following the consummation of the Transactions, Northrim and its Subsidiaries) to conduct business with any third party on an exclusive or preferential basis;

(v) any contract that limits the payment of dividends by Alaska Pacific or Alaska Pacific Bank;

(vi) any contract with respect to the formation, creation, operation, management or control of a joint venture, partnership, limited liability or other similar agreement or arrangement;

(vii) any contract relating to indebtedness of Alaska Pacific;

(viii) any contract that by its terms calls for aggregate payment by Alaska Pacific and Alaska Pacific Bank under such contract of more than $30,000 annually or more than $100,000 over the remaining term of such contract, other than deposit liabilities, the funding or purchase of Loans in the ordinary course of business consistent with past practice, or contracts that are terminable by Alaska Pacific or its Subsidiaries on 60 days or less notice without any required payment or other conditions (other than the condition of notice);

(ix) any contract that provides for potential indemnification payments by Alaska Pacific or Alaska Pacific Bank or the potential obligation of Alaska Pacific or Alaska Pacific Bank to repurchase loans or leases other than pursuant to customary representations made in connection with the sale of Loans to Loan Investors;

(x) any contract not entered into in the ordinary course of business between Alaska Pacific or Alaska Pacific Bank, on the one hand, and any Affiliate thereof other than Alaska Pacific Bank or Alaska Pacific on the other;

(xi) any contract that is material to Alaska Pacific’s and Alaska Pacific Bank’s balance sheets or their financial conditions or results of operations;

(xii) any contract that provides any rights to investors in Alaska Pacific, including registration, preemptive or anti-dilution rights or rights to designate members of or observers to Alaska Pacific Board; or

(xiii) any contract that provides for payments of over $12,000 per year and that requires a consent to or otherwise contains a provision relating to a “change of control,” or that would or would reasonably be expected to prevent, materially delay or impair the consummation of the transactions contemplated by this Agreement; or

(xiv) any contract not of the type described in clauses (i) through (xiii) above and which involved the payments by, or to, Alaska Pacific or any of its Subsidiaries in the fiscal year ended December 31, 2012, or which could reasonably be expected to involve such payments during the fiscal year ending December 31, 2013, of more than $50,000 (other than deposit liabilities and the funding or purchase of Loans in the ordinary course of business consistent with past practice).

Each contract of the type described in clauses (i) through (xiv) is referred to herein as a “Material Contract.”

(b) (i) Each Material Contract is valid and binding on Alaska Pacific and Alaska Pacific Bank (to the extent Alaska Pacific Bank is a party thereto), as applicable, and on each other party thereto, and is in full force and effect and enforceable in accordance with its terms, except where the failure to be valid, binding, enforceable and in full force and effect, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Alaska Pacific; (ii) Alaska Pacific and Alaska Pacific Bank, and, to the Knowledge of Alaska Pacific, each other party thereto, has performed all obligations required to be performed by it under each Material Contract, except where any noncompliance, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Alaska Pacific; and (iii) there is no default under any Material Contract by Alaska Pacific or Alaska Pacific Bank or, to the Knowledge of Alaska Pacific, any other party thereto, and no event or condition has occurred that constitutes, or, after notice or lapse of time or both, would constitute, a default on the part of Alaska Pacific or any of its Subsidiaries or, to the Knowledge of Alaska Pacific, any other party thereto under any such Material Contract, except where any such default, event or condition, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Alaska Pacific.

Section 4.17 Loan Portfolio.

(a) Except as set forth in Section 4.17(a) of the Alaska Pacific Disclosure Schedule, as of the date hereof, neither Alaska Pacific nor Alaska Pacific Bank is a party to any written or oral (i) loan, loan agreement, note or borrowing arrangement (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, “Loans”), under the terms of which the obligor was, as of June 30, 2013, over 90 days delinquent in payment of principal or interest or in default of any other provision or (ii) Loan with any director, executive officer or five percent (5%) or greater shareholder of Alaska Pacific or Alaska Pacific Bank, or to the Knowledge of Alaska Pacific, any Person, corporation or enterprise controlling, controlled by or under common control with, or an immediate family member of, any of the foregoing. Section 4.17(a) of the Alaska Pacific Disclosure Schedule sets forth (x) all of the Loans of Alaska Pacific or Alaska Pacific Bank that as of June 30, 2013, were classified by Alaska Pacific or Alaska Pacific Bank or any Bank Regulatory Authority as “Other Loans Specially Mentioned,” “Special Mention,” “Substandard,” “Doubtful,” “Loss,” “Classified,” “Criticized,” “Credit Risk Assets,” “Potential Problem Loans,” “Watch List” or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan as of June 30, 2013, and the identity of the borrower thereunder, (y) by category of loan (i.e., commercial, consumer, etc.), all of the other Loans of Alaska Pacific and Alaska Pacific Bank that as of June 30, 2013, were classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category as of June 30, 2013, and (z) each asset of Alaska Pacific and Alaska Pacific Bank that as of June 30, 2013, was classified as “OREO” and the book value thereof.

(b) Each Loan of Alaska Pacific and Alaska Pacific Bank (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid Liens which have been perfected, (iii) is owned by Alaska Pacific and Alaska Pacific Bank free and clear of all liens, claims, and other charges on the Loans, and (iv) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other Laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(c) Alaska Pacific has complied with, and all documentation in connection with the origination, processing, underwriting and credit approval of any mortgage loan originated, purchased or serviced by Alaska Pacific satisfied in all material respects, (i) Alaska Pacific’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors), (ii) all applicable requirements of federal, state and local Laws, regulations and rules, (iii) the responsibilities and obligations relating to mortgage loans set forth in any agreement between Alaska Pacific or Alaska Pacific Bank, on the one hand, and any Agency, Loan Investor or Insurer, on the other hand, (iv) the applicable rules, regulations, guidelines, handbooks and other requirements of any Agency, Loan Investor or Insurer, and (v) the terms and provisions of any mortgage or other collateral documents and other loan documents with respect to each mortgage loan.

(d) Each outstanding Loan (including Loans held for resale to investors) has been solicited and originated and is administered and serviced (to the extent administered and serviced by Alaska Pacific or Alaska Pacific Bank), and the relevant Loan files are being maintained in all material respects in accordance with the relevant loan documents, Alaska Pacific’s underwriting standards (and, in the case of Loans held for resale to investors, the underwriting standards, if any, of the applicable investors) and with all applicable requirements of federal, state and local laws, regulations and rules.

(e) The aggregate book value of Alaska Pacific’s and Alaska Pacific Bank’s non-performing assets as of June 30, 2013, is set forth in Section 4.17(e) of the Alaska Pacific Disclosure Schedule.

(f) For purposes of this Section 4.17:

(i) “Agency” shall mean the Federal Housing Administration, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Government National Mortgage Association, Small

Business Association or any other federal or state agency with authority to (A) determine any investment, origination, lending or servicing requirements with regard to mortgage loans originated, purchased or serviced by Alaska Pacific or any of its Subsidiaries or (B) originate, purchase, or service mortgage loans, or otherwise promote mortgage lending, including, without limitation, state and local housing finance authorities;

(ii) “Loan Investor” shall mean any Person (including an Agency) having a beneficial interest in any mortgage loan originated, purchased or serviced by Alaska Pacific or Alaska Pacific Bank or a security backed by or representing an interest in any such mortgage loan; and

(iii) “Insurer” shall mean a Person who insures or guarantees for the benefit of the mortgagor all or any portion of the risk of loss upon borrower default on any of the mortgage loans originated, purchased or serviced by Alaska Pacific or any of its Subsidiaries, including but not limited to the Federal Housing Administration, the United States Department of Veterans’ Affairs, the Rural Housing Service of the United States Department of Agriculture, Small Business Administration, the United States Department of the Interior’s Bureau of Indian Affairs, the Alaska Industrial Development and Export Authority and any private mortgage insurer, and providers of hazard, title or other insurance with respect to such mortgage loans or the related collateral.

Section 4.18 Insurance. Alaska Pacific and its Subsidiaries are insured with reputable insurers against such risks and in such amounts as the management of Alaska Pacific and its Subsidiaries reasonably has determined to be prudent and consistent with industry practice. Alaska Pacific and Alaska Pacific Bank are in compliance in all material respects with its insurance policies and is not in default under any of the terms thereof, each such policy is outstanding and in full force and effect and, except for policies insuring against potential liabilities of officers, directors and employees of Alaska Pacific and Alaska Pacific Bank, Alaska Pacific and Alaska Pacific Bank are the sole beneficiary of such policies, and all premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.

Section 4.19 Properties. Except as would not, individually or in the aggregate, have a Material Adverse Effect on Alaska Pacific, each of Alaska Pacific, Alaska Pacific Bank and First Services owns and has good and valid title to all of their respective owned real property and good title to all of its owned tangible personal property and has valid subsisting and enforceable leasehold interests in all of its leased properties, necessary to conduct their respective businesses as currently conducted, free and clear of all Liens other than (a) those described in the Alaska Pacific SEC Documents, (b) Liens for current Taxes and assessments not yet past due or the amount or validity of which is being contested in good faith by appropriate proceedings, (c) mechanics’, workmen’s, repairmen’s, warehousemen’s and carriers’ Liens arising in the ordinary course of business of Alaska Pacific or Alaska Pacific Bank consistent with past practice and (d) any such matters of record, Liens and other imperfections of title that do not, individually or in the aggregate, materially impair the continued ownership, use and operation of the assets to which they relate in the business of Alaska Pacific, Alaska Pacific Bank and First Services as currently conducted (“Permitted Liens”). None of such owned real property or leasehold interests in real property will be adversely affected by the consummation of the Merger, the Subsidiary Merger or the Bank Merger. No representation is made under this Section 4.19 with respect to any intellectual property or intellectual property rights, which are the subject of Section 4.20.

Section 4.20 Intellectual Property.

(a) Except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Alaska Pacific, either Alaska Pacific or Alaska Pacific Bank owns, or is licensed or otherwise possesses adequate rights to use (in the manner and to the extent it has used the same), all trademarks or servicemarks (whether registered or unregistered), trade names, domain names, copyrights (whether registered or unregistered), patents, trade secrets or other intellectual property of any kind used in their respective businesses as currently conducted (collectively, the “Alaska Pacific Intellectual Property”). Except as, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect on Alaska Pacific, (a) there are no pending or, to the Knowledge of Alaska Pacific, threatened claims by any Person alleging infringement, misappropriation or dilution by Alaska Pacific or any of its Subsidiaries of the intellectual property rights of any Person; (b) to the Knowledge of Alaska Pacific, the conduct of the businesses of Alaska Pacific and Alaska Pacific Bank has not infringed, misappropriated or diluted, and does not infringe, misappropriate or dilute, any intellectual property rights of any Person; (c) neither Alaska Pacific nor Alaska Pacific Bank has made any claim of an infringement, misappropriation or other violation by others of its rights to or in connection with Alaska Pacific Intellectual Property; (d) to the Knowledge of Alaska Pacific, no Person is infringing, misappropriating or diluting any Alaska Pacific Intellectual Property; (e) Alaska Pacific and Alaska Pacific Bank have taken reasonable steps to protect the confidentiality of their trade secrets and the security of their computer systems and networks; and (f) the consummation of the Transactions will not result in the loss of, or give rise to any right of any third party to terminate any of Alaska Pacific’s or Alaska Pacific Bank’s rights or obligations under, any agreement under which Alaska Pacific or Alaska Pacific Bank grants to any Person, or any Person grants to Alaska Pacific or Alaska Pacific Bank, a license or right under or with respect to any Alaska Pacific Intellectual Property.

(b) To Alaska Pacific’s Knowledge, all information technology and computer systems (including software, information technology and telecommunication hardware and other equipment) relating to the transmission, storage, maintenance, organization, presentation, generation, processing or analysis of data and information, whether or not in electronic format, used in or necessary to the conduct of Alaska Pacific’s and Alaska Pacific Bank’s business (collectively, “Alaska Pacific IT Systems”) have been properly maintained by technically competent personnel, in accordance with standards set by the manufacturers or otherwise in accordance with standards in the industry, to ensure proper operation, monitoring and use. The Alaska Pacific IT Systems are in good working condition (ordinary wear and tear excepted) to effectively perform all information technology operations necessary to conduct consolidated business as currently conducted. Neither Alaska Pacific nor Alaska Pacific Bank has experienced within the past three (3) years any material disruption to, or material interruption in, its conduct of its business attributable to a defect, bug, breakdown or other failure or deficiency of Alaska Pacific IT Systems. Alaska Pacific and Alaska Pacific Bank have taken reasonable measures to provide for the back-up and recovery of the data and information necessary to the conduct of their businesses (including such data and information that is stored on magnetic or optical media in the ordinary course) without material disruption to, or material interruption in, the conduct of their respective businesses. Neither Alaska Pacific nor Alaska Pacific Bank is in breach of any Material Contract related to any Alaska Pacific IT Systems.

Section 4.21 Fiduciary Accounts. Alaska Pacific and Alaska Pacific Bank have properly administered all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable Laws and regulations. Neither Alaska Pacific nor Alaska Pacific Bank, nor, to Alaska Pacific’s Knowledge, any of their respective directors, officers or employees, has committed any breach of trust with respect to any fiduciary account and the records for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

Section 4.22 State Takeover Statutes. No “moratorium,” “fair price,” “business combination,” “control share acquisition,” “interested shareholder” or similar provision of any state anti-takeover Law or other state Law that purports to limit or restrict business combinations or the ability to acquire or vote shares (collectively, “Takeover Laws”) is, or at the Effective Time will be, applicable to this Agreement, the Merger or any of the other Transactions. No “fair price” Law is applicable to such agreements or transactions.

Section 4.23 No Rights Plan. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar device in effect to which Alaska Pacific is a party or is otherwise bound.

Section 4.24 Affiliate Transactions. Except as set forth in Section 4.16 of the Alaska Pacific Disclosure Schedule, no executive officer or director of Alaska Pacific or Alaska Pacific Bank is a party to any Material Contract with or binding upon Alaska Pacific or Alaska Pacific Bank or any of their respective properties or assets or has any material interest in any material property owned by Alaska Pacific or Alaska Pacific Bank or has engaged in any material transaction with any of the foregoing since August 1, 2010.

Section 4.25 Brokers. No broker, investment banker, financial advisor or other Person, other than Keefe, Bruyette and Woods, Inc., the fees of which are set forth in Section 4.25 of the Alaska Pacific Disclosure Schedule, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Alaska Pacific or Alaska Pacific Bank.

Section 4.26 Opinion of Financial Advisor. Keefe, Bruyette and Woods, Inc. has delivered to Alaska Pacific Board its written opinion, dated as of the date of this Agreement, to the effect that, as of such date, subject to the assumptions, qualifications, limitations and other matters stated therein, the Common Stock Merger Consideration is fair, from a financial point of view, to the holders of Shares. A copy of such opinion will promptly be delivered to Northrim following execution of this Agreement.

Section 4.27 Environmental Matters. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Alaska Pacific, (a) Alaska Pacific and all of its Subsidiaries have complied with all federal, state or local Laws relating to: (i) the protection or restoration of the environment, health, safety or natural resources; (ii) the handling, use, presence, disposal, release or threatened release of, or exposure to, any hazardous substance; and (iii) noise, odor, wetlands, indoor air, pollution, contamination or any injury or threat of injury to Persons or property involving any hazardous substance (“Environmental Laws”); (b) there are no proceedings, claims, actions, or investigations of any kind, pending or threatened in writing, by any Person, court, agency, or other Governmental Entity or any arbitral body, against Alaska Pacific or its Subsidiaries or related to their respective owned real property or its leased properties, pursuant to any Environmental Law and, to Alaska Pacific’s Knowledge, there is no reasonable basis for any such proceeding, claim, action or investigation; (c) there are no agreements, orders, judgments, indemnities or decrees by or with any Person, court, regulatory agency or other Governmental Entity, that could impose any liabilities or obligations under or in respect of any Environmental Law; (d) to Alaska Pacific’s Knowledge, there are, and have been, no hazardous substances or other environmental conditions at any property (currently or formerly owned, operated, or otherwise used by Alaska Pacific) under circumstances which could reasonably be expected to result in liability to or claims against Alaska Pacific relating to any Environmental Law; (e) to Alaska Pacific’s Knowledge, there are no reasonably anticipated future events, conditions, circumstances, practices, plans, or legal requirements that could give rise to obligations or liabilities under any Environmental Law; and (f) there are not currently, and have not been historically, any underground storage tanks on any real property owned, leased, occupied or controlled at any time by Alaska Pacific or its Subsidiaries. For purposes of this Section 4.27, “hazardous substance” shall mean (a) any substance, material or waste that is characterized or regulated under any Environmental Law as “hazardous,” “pollutant,” “contaminant,” “toxic” or words of similar meaning or effect, and (b) petroleum and petroleum products, polychlorinated biphenyls and asbestos.

Section 4.28 Derivatives. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Alaska Pacific, each Derivatives Contract, whether entered into for Alaska Pacific’s and Alaska Pacific Bank’s own accounts, or for the account of one or more of its customers, were entered into (a) in accordance with prudent business practices and all applicable Laws and (b) with counterparties believed to be financially responsible at the time; and each Derivative Contract constitutes the valid and legally binding obligation of Alaska Pacific or Alaska Pacific Bank, enforceable in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity), and are in full force and effect. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Alaska Pacific, neither Alaska Pacific nor Alaska Pacific Bank, nor to Alaska Pacific’s Knowledge any other party thereto, is in breach of any of its obligations under any Derivative Contract. The financial position of any Derivative Contract has been reflected in Alaska Pacific’s books and records in accordance with GAAP consistently applied.

Section 4.29 Agreements with Regulatory Agencies. Neither Alaska Pacific or any of its Subsidiaries is subject to any cease-and-desist or other similar order or enforcement action issued by, or is a party to any written agreement, consent agreement, informal agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any capital directive by, or since August 1, 2010, has adopted any board resolutions at the request of, any Governmental Entity that currently restricts the conduct of its business or that relates to its capital adequacy, its liquidity and funding policies and practices, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management, or its operations or business (each item in this sentence, a “Regulatory Agreement”). To Alaska Pacific’s Knowledge, no Regulatory Agreement is pending or threatened.

Section 4.30 No Agreements on Directorships. None of Alaska Pacific, Alaska Pacific Bank or any Affiliate of Alaska Pacific has entered into any agreement which obligates Alaska Pacific or Alaska Pacific Bank to elect any individual to serve on the Alaska Pacific Board or the board of directors of Alaska Pacific Bank, and as of the date hereof, there are no obligations or commitments on the part of Alaska Pacific, or Alaska Pacific Bank or an Affiliate of Alaska Pacific to elect any individual to serve on Alaska Pacific Board or the board of directors of Alaska Pacific Bank.

Section 4.31 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Alaska Pacific Disclosure Schedule and, including, without limitation, the Alaska Pacific SEC Documents as the same may be updated as of the date hereof, furnished to Northrim pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF NORTHRIM

Except as set forth in the corresponding section or subsection of the disclosure letter delivered by Northrim to Alaska Pacific prior to the execution of this Agreement (the “Northrim Disclosure Schedule”), Northrim represents and warrants to Alaska Pacific and Alaska Pacific Bank on behalf of the Northrim Parties as follows:

Section 5.1 Organization, Standing and Power.

(a) Northrim is an entity duly organized, validly existing and in good standing under the Laws of the State of Alaska and has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Northrim. Northrim is registered as a bank holding company under the BHC.

(b) Northrim Bank is a state-chartered commercial bank duly organized, validly existing and in good standing under the Laws of the State of Alaska, has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. Northrim Bank’s appropriate federal banking agency as defined in 12 U.S.C. § 1813(g) is the FDIC.

(c) Northrim has previously made available to Alaska Pacific true and complete copies of the Northrim Articles and the Northrim Bylaws, and the articles of incorporation and bylaws of Northrim Bank in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. Northrim is not in violation of any provision of the Northrim Articles or Northrim Bylaws. Northrim Bank is not in violation of any provision of the articles of incorporation or bylaws of Northrim Bank.

(d) The deposit accounts of Northrim Bank are insured by the FDIC to the fullest extent permitted by Law, and all premiums and assessments required in connection therewith have been paid by Northrim Bank. No proceedings for the revocation or termination of such deposit insurance are pending or, to Northrim’s or Northrim Bank’s Knowledge, threatened.

Section 5.2 Authority.

(a) Each of the Northrim Parties has all necessary corporate or similar power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the Transactions. The execution, delivery and performance of this Agreement by each such Northrim Party and the consummation by such Northrim Party of the Transactions have been duly authorized by all necessary corporate or similar action on the part of such Northrim Party and no other corporate proceedings on the part of such Northrim Party are necessary to approve this Agreement or to consummate the Transactions. This Agreement has been duly executed and delivered by each of the Northrim Parties and, assuming the due authorization, execution and delivery by Alaska Pacific and Alaska Pacific Bank, constitutes a valid and binding obligation of each such Northrim Party, enforceable against such Northrim Party in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, receivership, conservatorship, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

(b) The Northrim Board, at a meeting duly called and held at which all directors of Northrim were present, duly approved this Agreement, the Transactions, and the Bank Merger which resolutions have not been subsequently rescinded, modified or withdrawn in any way.

Section 5.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Northrim Parties does not, and the consummation of the Merger and the other Transactions and compliance by each of Northrim and Northrim Bank with the provisions hereof will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of, or result in, termination, cancellation, modification or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties, assets or rights of Northrim, or any of its Subsidiaries, under, or give rise to any increased, additional, accelerated or guaranteed rights or entitlements under, or require any consent, waiver or approval of any Person pursuant to, any provision of (i) the Northrim Articles or Northrim Bylaws or the articles of incorporation or bylaws of Northrim Bank, (ii) any Contract to which a Northrim Party is a party or by which any Northrim Party or any of its properties or assets may be bound or (iii) subject to the governmental filings and other matters referred to in Section 5.3(b), any Law applicable to any Northrim Party or by which any Northrim Party or any of its properties or assets may be bound, except as, in the case of clauses (ii) and (iii), as individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect on Northrim.

(b) No consent, approval, order or authorization of, or registration, declaration, filing with or notice to, any Governmental Entity is required by or with respect to any Northrim Party in connection with the execution, delivery and performance of this Agreement by any Northrim Party or the consummation by the Northrim Parties of the Transactions or compliance with the actions contemplated or in connection with this Agreement, except for (i) filings of applications and notices with, or requests for approvals or waivers from, as applicable, federal and state banking authorities and other Bank Regulatory Authorities, (ii) the filing of the S-4 Registration Statement and the Prospectus/Proxy Statement with the SEC, (iii) such filings and reports as may be required pursuant to the applicable requirements of state or federal securities, takeover and “blue sky” Laws in connection with the issuance of the Northrim Common Stock in the Merger, (iv) filings with the Nasdaq Stock Exchange regarding the listing of the Northrim Common Stock to be issued in the Merger (v) the filing of the Articles of Merger with the Alaska Division of Corporations and Professional Licensing (corporations section) as required by the ACC and filings of articles of merger or combination with applicable Bank Regulatory Authorities in connection with the Merger, the Subsidiary Merger and the Bank Merger, (vi) the approval of the Bank Regulatory Authorities and (viii) such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices the failure of which to be obtained or made, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on Northrim.

Section 5.4 Compliance with Laws.

(a) Each Northrim Party has in effect all material Permits, necessary for them to own, lease or operate their properties and assets and to carry on their businesses and operations as now conducted. All such Permits are in full force and effect. Northrim and its Subsidiaries have complied in all material respects with, and none of them is in default or violation in any material respect of, (i) any applicable Law, including, without limitation, all Laws related to data protection or privacy, the USA PATRIOT Act, the Bank Secrecy Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Fair Credit Reporting Act, the Truth in Lending Act, the Home Mortgage Disclosure Act, the Fair Debt Collection Practices Act, the Electronic Fund Transfer Act and any other Law relating to discriminatory lending, financing or leasing practices, money laundering prevention, Sections 23A and 23B of the Federal Reserve Act and the Sarbanes-Oxley Act, and (ii) any posted or internal privacy policies relating to data protection or privacy, including without limitation, the protection of personal information, and Northrim does not know of, and has not received since August 1, 2010, written notice of, any material defaults or material violations of any Law.

(b) Each Northrim Party has been and is in compliance with the applicable provisions of the Sarbanes-Oxley Act and the related rules and regulations promulgated thereunder, except where such non-compliance would not have a Material Adverse Effect on Northrim.

Section 5.5 Certain Information. The S-4 Registration Statement will not contain any untrue statement of material fact or omit to state any material fact required or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading at the time the S-4 Registration Statement is declared effective by the SEC. None of the information supplied or to be supplied by or on behalf of Northrim for inclusion or incorporation by reference in the Prospectus/Proxy Statement included in the S-4 Registration Statement will contain any untrue statement of material fact or omit to state any material fact required or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading at the time the Prospectus/Proxy Statement is first mailed to Alaska Pacific’s shareholders, at the date of mailing of any amendments or supplements thereto and at the time of Alaska Pacific Meeting. Notwithstanding the foregoing, Northrim makes no representation or warranty with respect to statements included or incorporated by reference in either the S-4 Registration Statement or the Prospectus/Proxy Statement based on information supplied by or on behalf of Alaska Pacific, its Subsidiaries or Alaska Pacific’s Representatives.

Section 5.6 Brokers. Except for Jean-Luc Servat, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Northrim or any of the Northrim Parties.

Section 5.7 Financial Statements and SEC Filings.

(a) Each of the consolidated balance sheets of Northrim and the related consolidated statements of income (loss), statements of stockholders’ equity and comprehensive income (loss) and cash flows, together with the notes thereto, for the last three (3) years included in any annual report and all other reports, registration statements, definitive proxy statements or information statements filed during the last three (3) years or to be filed by Northrim on or prior to the Effective Time with the SEC under the Securities Act, or under Section 13, 14 or 15(d) of the Exchange Act, in the form filed or to be filed (collectively, “Northrim SEC Reports”) as of the date filed (or the filing date of any amendments thereto), (A) complied or will comply in all material respects with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) each of the balance sheets or statements of condition contained in or incorporated by reference into any such Northrim SEC Report (including the related notes and schedules thereto) fairly presents, or will fairly present, the consolidated financial position of Northrim as of its date, and each of the statements of income or results of operations and changes in stockholders’ equity and cash flows in such Northrim SEC Reports (including any related notes and schedules thereto) fairly presents, or will fairly present, the consolidated results of operations, changes in stockholders’ equity and cash flows, as the case may be, of Northrim for the periods to which they relate, in each case in accordance with GAAP consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments and the absence of footnotes in the case of unaudited statements.

(b) For the last three (3) years, Northrim has filed all Northrim SEC Reports required to be filed under applicable Law. As of their respective filing dates or the filing dates of amendments, the Northrim SEC Reports complied as to form in all material respects with the requirements of the Exchange Act, and none of the Northrim SEC Reports as of such respective dates or the respective filing dates of amendments contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c) The records, systems, controls, data and information of the Northrim Parties are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Northrim or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described below in this Section 5.7(c). Northrim (i) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15 promulgated under the Exchange Act) designed and maintained to ensure that material information relating to Northrim, including its consolidated Subsidiaries, is made known to the chief executive officer and the chief financial officer of Northrim by others within those entities, and (ii) has disclosed, based on the most recent evaluation by such officers prior to the date hereof, to Northrim’s outside auditors and the audit committee of the Northrim Board (A) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15 promulgated under the Exchange Act) that are reasonably likely to adversely affect Northrim’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Northrim’s internal controls over financial reporting. These disclosures, if any, were made in writing by management to Northrim’s auditors and audit committee and a copy has previously been made available to Alaska Pacific. As of the date hereof, Northrim knows of no reason related to Northrim to believe that Northrim’s chief executive officer and chief financial officer will not be able to give the certifications and attestations required pursuant to Sections 302, 404 and 906 of the Sarbanes-Oxley Act, without qualification (except to extent expressly permitted by such rules and regulations), when next due.

(d) Since December 31, 2011, (i) through the date hereof, neither Northrim Party nor, to Northrim’s Knowledge, any director, officer, employee, auditor, accountant or representative of any Northrim Party has received any material complaint, allegation, assertion or claim, whether written or oral, regarding questionable accounting or auditing practices, procedures, methodologies or methods of any Northrim Party or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that any Northrim Party has engaged in questionable accounting or auditing practices and (B) no attorney representing any Northrim Party, whether or not employed by a Northrim Party, has reported evidence of a material violation of securities Laws, breach of fiduciary duty or similar violation by any Northrim Party or any of their respective officers, directors, employees, or agents to the Northrim Board or any committee thereof or to any director or officer of Northrim.

(e) As of the date hereof, the independent registered public accounting firm engaged to express its opinion with respect to the consolidated financial statements included in the Northrim SEC Reports is, and has been throughout the periods covered thereby “independent” within the meaning of Rule 2-01 of Regulation S-X. Moss Adams LLP has not resigned or been dismissed as an independent public accountant of Northrim as a result of or in connection with any disagreement with Northrim on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(f) Since the date of Northrim’s last definitive proxy statement for its annual meeting of its shareholders to the date hereof and except as disclosed in Section 5.7(f) of the Northrim Disclosure Schedule, no event has occurred that would be required to be reported by Northrim pursuant to Item 404 of Regulation S-K promulgated by the SEC.

(g) Northrim is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Stock Exchange.

Section 5.8 Records and Reports. Northrim and its Subsidiaries have timely filed all material reports and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 2010 with (A) the Federal Reserve and (B) any other Bank Regulatory Authority, and all other material reports and statements required to be filed by it since December 31, 2010, including, without limitation, the rules and regulations of the FDIC, the Division or any other Bank Regulatory Authority, and has paid all fees and assessments due and payable in connection therewith. As of their respective dates, such reports and statements complied in all material respects with all the laws, rules and regulations of the applicable Bank Regulatory Authority with which they were filed.

Section 5.9 Absence of Undisclosed Liabilities. Except as set forth in the Northrim SEC Reports (including the financial statements included therein) and except as arising hereunder, the Northrim Parties have no liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) at June 30, 2013, other than liabilities and obligations that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. Except as set forth in the Northrim SEC Reports, in connection with the Transactions or this Agreement, all debts, liabilities, guarantees and obligations of the Northrim Parties incurred since the Balance Sheet Date to the date hereof have been incurred in the ordinary course of business and are usual and normal in amount, both individually and in the aggregate.

Section 5.10 Absence of Changes. Except as set forth in the Northrim SEC Reports, since the Balance Sheet Date, (a) the Northrim Parties have conducted their businesses, in all material respects, only in the ordinary course consistent with past practice; (b) there has not been any fact, event, change, occurrence, condition, development, circumstance or effect that, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect on Northrim; and (c) none of Northrim Parties has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants of Northrim set forth in Article 7.

Section 5.11 Adequate Shares; Financing. As of the date hereof and as of the Effective Time, Northrim has sufficient authorized but unissued shares of Northrim Common Stock to issue the aggregate number of shares of Northrim Common Stock to be issued for the Total Stock Amount in the Merger. Northrim has the aggregate or readily available financing to fund the cash consideration to be paid in the Merger.

Section 5.12 Capitalization and Listing.

(a) As of August 31, 2013, the authorized capital stock of Northrim consisted of 10,000,000 shares of Northrim Common Stock, of which 6,515,414 shares of Northrim Common Stock were issued and outstanding, and 2,500,000 shares of preferred stock, of which no shares were outstanding. The outstanding shares of Northrim Common Stock have been duly authorized and are validly issued, fully paid and non-assessable, and were not issued in violation of the preemptive rights of any Person. As of August 31, 2013, 258,988 shares of Northrim Common Stock were reserved for issuance upon the exercise of outstanding stock options and the vesting of outstanding restricted stock units granted under Northrim’s stock option plans and 153,226 shares of Northrim Common Stock were available for future grants of stock options and restricted stock units under Northrim’s stock option plans.

(b) The shares of Northrim Common stock to be issued in the Merger will be duly authorized and, when issued in the Merger, all such shares of Northrim Common Stock will be (i) validly issued as fully paid and non-assessable; and (ii) listed for trading on the Nasdaq Stock Exchange.

Section 5.13 Litigation. Except as set forth in the Northrim SEC Reports, there is no Action (or basis therefor) pending or, to the Knowledge of Northrim, threatened against or affecting Northrim or any of its Subsidiaries, any of their respective properties or any of their respective assets. Neither Northrim nor any of its Subsidiaries nor any of their respective properties or assets is subject to any material outstanding judgment, order, injunction, rule or decree of any Governmental Entity. Since August 1, 2010 (i) there have been no subpoenas, written demands, or document requests received by Northrim or any Affiliate of Northrim from any Governmental Entity, except such as are received by Northrim or any Affiliate of Northrim in the ordinary course of business or as are not, individually or in the aggregate, material to Northrim taken as a whole, and (ii) no Governmental Entity has requested that Northrim or any of its Subsidiaries enter into a settlement negotiation or tolling agreement with respect to any matter related to any such subpoena, written demand, or document request.

Section 5.14 Labor Matters. Northrim and Northrim Bank are and have been in material compliance with all applicable Laws relating to labor and employment, including those relating to wages, hours, collective bargaining, unemployment compensation, worker’s compensation, equal employment opportunity, age and disability discrimination, immigration control, employee classification, information privacy and security, payment and withholding of taxes and continuation coverage with respect to group health plans. Within the past two (2) years prior to the date hereof, there has not been, and as of the date of this Agreement there is not pending or, to the Knowledge of Northrim, threatened, any labor dispute, work stoppage, labor strike or lockout against Northrim or Northrim Bank by employees. No employee of Northrim or Northrim Bank is covered by an effective or pending collective bargaining agreement or similar labor agreement. To the Knowledge of Northrim, there has not been any activity on behalf of any labor organization or employee group to organize any such employees. To the Knowledge of Northrim, no executive officer of Northrim or Northrim Bank is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement or any other agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject Alaska Pacific or Alaska Pacific Bank to any liability with respect to any of the foregoing matters. Northrim and Northrim Bank are in compliance in all material respects with all notice and other requirements under the Worker Adjustment and Retraining Notification Act of 1988, and any other similar applicable foreign, state, or local Laws relating to facility closings and layoffs.

Section 5.15 Agreements with Regulatory Agencies. Neither Northrim nor Northrim Bank is subject to any Regulatory Agreement. To Northrim’s Knowledge, no Regulatory Agreement is pending or threatened.

Section 5.16 Disclosure. No representation or warranty contained in this Agreement, and no statement contained in any certificate, list or other writing, including but not necessarily limited to the Northrim Disclosure Schedule and, including, without limitation, the Northrim SEC Documents as the same may be updated as of the date hereof, furnished to Alaska Pacific pursuant to the provisions hereof, contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements herein or therein not misleading.

ARTICLE 6. COVENANTS OF ALASKA PACIFIC

Section 6.1 Alaska Pacific Forbearances. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement or as set forth in Section 6.1 of the Alaska Pacific Disclosure Schedule, without the prior written consent of Northrim (which prior written consent shall be deemed to have been given: (A) for purposes of Sections 6.1(i), or 6.1(l), if Northrim has not objected to a proposed action by Alaska Pacific and/or its Subsidiaries on or before ten (10) Business Days after written notice thereof by Alaska Pacific has been received by Northrim and (B) for purposes of Section 6.1(s), if Northrim has not objected to a proposed action by Alaska Pacific and/or its Subsidiaries on or before three (3) Business Days after written notice thereof by Alaska Pacific has been received by Northrim), Alaska Pacific will not, and will cause each of its Subsidiaries not to:

(a) Ordinary Course. Conduct its business other than in the ordinary and usual course consistent with past practice or fail to use reasonable best efforts to preserve its business organization, keep available the present services of its employees and preserve for itself and Northrim the goodwill of the customers of Alaska Pacific and its Subsidiaries and others with whom business relations exist.

(b) Capital Stock. Issue, sell or otherwise permit to become outstanding, or authorize the creation of, any Equity Securities, except in connection with the exercise of the TARP Warrant.

(c) Dividends; Etc. (i) Make, declare, pay or set aside for payment any dividend on or in respect of, or declare or make any distribution on any shares of its capital stock (except for the payment of quarterly dividends on the TARP Stock, pursuant to the terms of the TARP Stock and cash dividends from Alaska Pacific Bank to Alaska Pacific to be used solely for the purposes of payment of such quarterly dividends on the TARP Stock and/or the repurchase or redemption of the TARP Stock), or (ii) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock.

(d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance, change in control, bonus, salary continuation or similar agreements or arrangements with any director, officer or employee of Alaska Pacific or its Subsidiaries, or grant any salary or wage increase or increase any employee benefit (including incentive or bonus payments) for an amount greater than $50,000, except for retention bonuses up to an aggregate amount of $75,000, for changes that are required by applicable Law and salary and wage increases in the ordinary course of business consistent with both past practices and Alaska Pacific’s three-year business plan, dated December 20, 2012 provided to Northrim from Alaska Pacific.

(e) Hiring. Hire any Person as an employee of Alaska Pacific or any of its Subsidiaries or promote any employee, except (i) to fill existing vacancies at Alaska Pacific Bank as set forth on Section 6.1(e) of the Alaska Pacific Disclosure Schedule, (ii) to satisfy contractual obligations existing as of the date hereof as set forth on Section 6.1(e) of the Alaska Pacific Disclosure Schedule and (iii) to fill any vacancies arising after the date hereof provided such Person’s employment is terminable at the will of Alaska Pacific or any of its Subsidiaries, as applicable, and he or she is not subject to or eligible for any severance or similar benefits or payments that would become payable as a result of the Transactions or consummation thereof.

(f) Benefit Plans. Enter into, establish, adopt, amend or terminate, or make any contributions to (except (i) as may be required by applicable Law, (ii) as required under the terms of a contract, plan, arrangement or agreement existing as of the date hereof and set forth on Section 6.1(f) of Alaska Pacific Disclosure Schedule, or (iii) as directed by the IRS in order to receive a favorable determination letter), any Alaska Pacific Plan or any other pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any director, officer or employee of Alaska Pacific or its Subsidiaries or take any action to accelerate the vesting or exercisability of compensation or benefits payable thereunder.

(g) Dispositions. Except for the sale of OREO or other foreclosed assets with a value less than $100,000 that is sold in the ordinary course of business consistent with past practices, or as permitted pursuant to Section 6.1(r), sell, transfer, mortgage, encumber or otherwise dispose of or discontinue any of its assets, deposits, businesses or properties.

(h) Acquisitions. Acquire (other than by way of foreclosures or acquisitions of control in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary and usual course of business consistent with past practice), including without limitation, by merger or consolidation or by investment in a partnership or joint venture, all or any portion of the assets, business, securities (other than as permitted by Section 6.1(r)), deposits or properties of any other entity.

(i) Capital Expenditures. Make any capital expenditures other than (A) emergency repairs and replacements, and (B) other capital expenditures in the ordinary course of business consistent with past practice, in each case, in amounts not exceeding $25,000 individually or $100,000 in the aggregate.

(j) Governing Documents. Amend Alaska Pacific Articles or Alaska Pacific Bylaws or the federal stock charter or bylaws (or equivalent documents) of Alaska Pacific Bank or any other Subsidiary of Alaska Pacific or enter into a plan of consolidation, merger, share exchange or reorganization with any Person, or a letter of intent or agreement in principle with respect thereto.

(k) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by changes in Laws or regulations or GAAP.

(l) Marketing. Introduce any material new marketing campaigns or any material new sales compensation or incentive programs or arrangements (except those the material terms of which have been fully disclosed in writing to Northrim prior to the date hereof).

(m) Contracts. Except as otherwise permitted under this Section 6.1 and the renewal of the current mortgage annex lease in Juneau for a term of one year with tenant possessing the right to terminate on 90 days prior written notice without penalty, the renewal of the Mission Street lease in Ketchikan Alaska for a period of 10 months ending December 31, 2014, and the renewal of the current lease for the branch in Sitka for a term of five years, enter into, cancel, fail to renew or terminate any Contract for an amount in excess of $25,000 or amend or modify in any material respect any of its existing Contract for an amount in excess of $25,000.

(n) Claims. Enter into any settlement or similar agreement with respect to any action, suit, proceeding, order or investigation to which Alaska Pacific or any of its Subsidiaries is or becomes a party after the date of this Agreement, which settlement, agreement or action involves payment by Alaska Pacific or any of its Subsidiaries of an amount which (i) exceeds $25,000, (ii) would impose any material restriction on the business of Alaska Pacific or any of its Subsidiaries, (iii) or create precedent for claims that are reasonably likely to be material to Alaska Pacific and its Subsidiaries taken as a whole.

(o) Banking Operations. Enter into any new line of business; introduce any new products or services; change its material lending, investment, underwriting, pricing, servicing, risk and asset liability management and other material banking and operating policies, except as required by applicable law, regulation or policies imposed by any Governmental Entity, or the manner in which its investment securities or loan portfolio is classified or reported; or invest in any mortgage-backed or mortgage-related security that would be considered “high risk” under applicable regulatory guidance; or file any application or enter into any contract with respect to the opening, relocation or closing of, or open, relocate or close, any branch, office, service center or other facility.

(p) Derivatives Contracts. Enter into any Derivatives Contract.

(q) Indebtedness. Incur any indebtedness for borrowed money (other than deposits, federal funds purchased, cash management accounts, Federal Home Loan Bank borrowings that mature within 90 days and that have no put or call features and securities sold under agreements to repurchase that mature within 90 days, in each case in the ordinary course of business consistent with past practice); or assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other Person, other than with respect to the collection of checks and other negotiable instruments in the ordinary course of business consistent with past practice.

(r) Investment Securities. (i) Acquire (other than by way of foreclosures or acquisitions in a bona fide fiduciary capacity or in satisfaction of debts previously contracted in good faith, in each case in the ordinary course of business consistent with past practice) any non-mortgage debt security or Equity Investment other than federal funds or United States Government securities or United States Government agency securities, in each case with a term of one (1) year or less or (ii) except as expressly contemplated hereunder, dispose of any debt security or Equity Investment other than sales above book value in the ordinary course of business consistent with past practice.

(s) Loans. (i) Make, renew or otherwise modify any Loan, other than Loans made or acquired in the ordinary course of business consistent with past practice and in compliance with Alaska Pacific Bank’s internal loan policies and loan and overdraft approval limits in effect on May 21, 2013 which have (1) in the case of consumer Loans, a principal balance not in excess of $350,000 on a secured basis and $100,000 on an unsecured basis, and (2) in the case of commercial Loans, a principal balance not in excess of $400,000 on a secured basis and $150,000 on an unsecured basis and (3) in the case of residential construction loans a principal balance not in excess of $400,000, and (4) which would not result in the total loans to one borrower or related group of borrowers in excess of $1,000,000, and (5) which do not require the approval of Alaska Pacific Bank’s senior loan committee or director loan committee; or (ii) renew or modify any Loan classified as “Special Mention” or more severe with a principal balance greater than $100,000, or (iii) make, renew or otherwise modify any Loan to an officer or director or other related party or (iv) make any loan outside the Southeast Alaska market area or (v) purchase or sell any Loan or Loan participations except in the ordinary course of business consistent with past practice in the single family mortgage loan operations.

(t) Investments in Real Estate. Make any investment or commitment to invest in real estate or in any real estate development project (other than by way of foreclosure or acquisitions in a bona fide fiduciary capacity or in satisfaction of a debt previously contracted in good faith, in each case in the ordinary course of business consistent with past practice).

(u) Tax Elections. Make or change any material Tax election, settle or compromise any material Tax liability of Alaska Pacific or any of its Subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of a material amount of Taxes of Alaska Pacific or any of its Subsidiaries, enter into any closing agreement with respect to any material amount of Taxes or surrender any right to claim a material Tax refund, adopt or change any method of accounting with respect to Taxes, or file any amended Tax Return.

(v) Antitakeover Statutes. Take any action that would cause this Agreement or the Transactions to be subject to the provisions of any Takeover Laws.

(w) Transactions with Insiders. Make or propose to make any loan to or enter into any transaction with any of the directors or executive officers of Alaska Pacific or any of its Subsidiaries or any Affiliate thereof, except renewals of Loans with any of the foregoing existing as of the date hereof in accordance with applicable Laws and with Alaska Pacific Bank’s lending policies and consistent with past practices.

(x) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or materially impede or delay the Transactions; or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article 9 not being satisfied, (C) a material violation of any provision of this Agreement, except as may be required by applicable Law or regulation, or (D) a material delay in the ability of Northrim or Alaska Pacific to perform any of their respective obligations under this Agreement on a timely basis.

(y) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 6.2 Books and Records. Maintain the books and records of Alaska Pacific and its Subsidiaries in material compliance with applicable legal and accounting requirements, so that such books and records accurately reflect in all material respects all dealings and transactions in respect of the business, assets, liabilities and affairs of Alaska Pacific and its Subsidiaries.

Section 6.3 Alaska Pacific Meeting. The Alaska Pacific Board shall duly and properly, in accordance with the ACC, notice and convene, and thereafter shall cause to occur, a meeting of the holders of Alaska Pacific Common Stock (the “Alaska Pacific Meeting”) for purposes of approval of this Agreement, including the Merger, and at such meeting shall submit to such shareholders a motion contemplating the adoption of the Shareholder Approval. Except in the case of a Change in Recommendation, the Alaska Pacific Board shall recommend that the holders of Alaska Pacific Common Stock approve this Agreement, including the Merger, and shall not withdraw or modify in any manner adverse to Northrim any such recommendation. For the avoidance of doubt, a Change in Recommendation shall not excuse the obligations of Alaska Pacific Board to convene Alaska Pacific Meeting and to take a vote regarding Shareholder Approval pursuant to the first sentence of this Section 6.3. In connection with the Alaska Pacific Meeting, the Alaska Pacific Board shall (a) deliver the Prospectus/Proxy Statement (or cause the Prospectus/Proxy Statement to be delivered) to each holder of record of Alaska Pacific Common Stock as of the applicable record date; and (b) take such actions (including delivering such amendments and supplements to the Prospectus/Proxy Statement as may be reasonably necessary or appropriate) to cause the Prospectus/Proxy Statement not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

Section 6.4 Access; Information.

(a) Alaska Pacific agrees that upon reasonable notice and subject to applicable Laws relating to the exchange of information, it shall afford Northrim and Northrim’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, Tax Returns and work papers of independent auditors, subject to independent auditor consent), Alaska Pacific IT Systems, properties, personnel and advisors of Alaska Pacific and to such other information relating to Alaska Pacific as Northrim may reasonably request and, during such period, it shall furnish promptly to Northrim (i) a copy of each report, schedule, registration statement and other document filed or received during such period pursuant to the requirements of federal or state securities laws and federal or state banking, lending, consumer finance or privacy laws and (ii) all other information concerning the business, properties and personnel of Alaska Pacific as Northrim may reasonably request.

(b) Northrim agrees that upon reasonable notice and subject to applicable Laws relating to the exchange of information, it shall afford Alaska Pacific and Alaska Pacific’s officers, employees, counsel, accountants and other authorized representatives such access during normal business hours throughout the period prior to the Effective Time to the personnel and advisors of Alaska Pacific and to such other information relating to Alaska Pacific as Northrim may reasonably request and, during such period.

(c) During the period from the date of this Agreement to the Effective Time, Alaska Pacific shall, upon the request of Northrim, cause one or more of its designated representative to confer on a monthly or more frequent basis with representatives of Northrim regarding its financial condition, operations and business and matters relating to the completion of the Transactions. As soon as reasonably available, but in no event more than 20 days after the end of each calendar quarter ending after the date of this Agreement (other than the last quarter of each fiscal year ending December 31), Alaska Pacific will deliver to Northrim its consolidated balance sheet and consolidated profit and loss statements, without related notes, prepared in accordance with GAAP, and, as soon as reasonably available, but in no event more than 30 days after the end of each fiscal year, Alaska Pacific will deliver to Northrim its consolidated balance sheet and consolidated statements of operations, changes in shareholders’ equity and comprehensive income and cash flows for such year prepared in accordance with

GAAP. Within 20 days after the end of each month, Alaska Pacific will deliver to Northrim a consolidated balance sheet and consolidated profit and loss statements, without related notes, prepared in accordance with GAAP as well as materials provided to the Alaska Pacific Board in connection therewith.

(d) All information furnished pursuant to this Section 6.4 shall be subject to this Agreement and the provisions of that certain non-disclosure agreement dated as of June 10, 2013, between Alaska Pacific and Northrim and that certain letter agreement dated as of March 25, 2013 by and among Alaska Pacific, Keefe, Bruyette and Woods, Inc. and Northrim (together, the “Confidentiality Agreements”).

(e) Alaska Pacific shall give reasonable notice to Northrim of all board and committee meetings (including board and committee meetings of Alaska Pacific and its Subsidiaries), and all meetings of the shareholders of Alaska Pacific and, if known, the agenda for or business to be discussed at such meeting. Alaska Pacific shall also provide to Northrim all written agendas and meeting or written consent materials provided to the directors of Alaska Pacific and each Alaska Pacific Subsidiary in connection with Board and committee meetings, excluding materials subject to an attorney-client privilege or constituting attorney work product or that Alaska Pacific or a Alaska Pacific Subsidiary is not permitted to disclose under Law. All information obtained by Northrim at these meetings shall be treated in confidence as provided in this Section 6.4.

Section 6.5 Certain Policies. Prior to the Effective Date, each of Alaska Pacific and its Subsidiaries shall, to the extent permitted by and consistent with GAAP, the rules and regulations of the SEC, and applicable banking Laws, use its reasonable best efforts to modify or change its Loan, OREO, accrual, reserve, Tax, litigation and real estate valuation policies and practices (including loan classifications and levels of reserves) so as to be applied on a basis that is consistent with that of Northrim; provided, however, that (a) no such modifications or changes need be made prior to the satisfaction of the conditions set forth in Section 9.1, and (b) Alaska Pacific and its Subsidiaries shall not be required to take such actions more than one day prior to the Effective Time or prior to the time Northrim agrees in writing that all of the conditions to its obligation to close as set forth in Section 9.3 have been satisfied or waived; and further provided that in any event, no accrual or reserve made by Alaska Pacific or any of its Subsidiaries pursuant to this Section 6.5 shall constitute or be deemed to be a breach, violation of or failure to satisfy any representation, warranty, covenant, agreement, condition or other provision of this Agreement or otherwise be considered in determining whether any such breach, violation or failure to satisfy shall have occurred. The recording of any such adjustments shall not be deemed to imply any misstatement of previously furnished financial statements or information and shall not be construed as concurrence of Alaska Pacific or its management with any such adjustments.

Section 6.6 Acquisition Proposals.

(a) Alaska Pacific agrees that

(i) From the date of this Agreement through the Effective Time or the valid termination of this Agreement, Alaska Pacific (or Alaska Pacific Bank) shall not, and shall cause its Affiliates, directors, officers, employees, agents and representatives (including, without limitation, any investment banker, financial advisor, attorney, accountant or other representative retained by it) (all of the foregoing, collectively, “Representatives”) retained by it (or Alaska Pacific Bank) not to, directly or indirectly through another Person, (A) solicit, initiate or encourage (including by way of furnishing information or assistance), or take any other action designed to facilitate or that is likely to result in, any inquiries or the making of any proposal or offer that constitutes, or is reasonably likely to lead to, any Acquisition Proposal as defined in paragraph (f) of this Section 6.6, (B) furnish information or access to any Person that has made an Acquisition Proposal to the Alaska Pacific Board or that makes an Acquisition Proposal to the Alaska Pacific Board after the date hereof (C) participate in any discussions or negotiations regarding any Acquisition Proposal;

(ii) notwithstanding Section 6.6(a)(i) above, prior to the receipt of the Shareholder Approval, Alaska Pacific may, directly or indirectly through its Representatives, (A) furnish information and access to any Person that has made an Acquisition Proposal to the Alaska Pacific Board or that makes an Acquisition Proposal to the Alaska Pacific Board after the date hereof and (B) participate in discussions and negotiate with such Person concerning any such Acquisition Proposal, if and only if, in either such case set forth in clause (A) or (B) of this sentence, (1) such Acquisition Proposal did not result from a breach of Section 6.6(a), (2) the Alaska Pacific Board determines in good faith, after consultation with Alaska Pacific’s financial and legal advisors, that such Acquisition Proposal constitutes, or is reasonably likely to lead to a Superior Proposal, as that term is defined in paragraph (f) of this Section 6.6, and (3) Alaska Pacific receives from the Person making such an Acquisition Proposal an executed confidentiality agreement the material terms of which, as they relate to confidentiality, are in all material respects (x) no less favorable to Alaska Pacific and (y) no less restrictive to the Person making such Acquisition Proposal than those contained in the confidentiality agreement between Northrim and Alaska Pacific and any information provided to such Person has previously been provided to Northrim or is provided to Northrim concurrently with its provision to such Person;

(iii) notwithstanding anything in this Agreement to the contrary, Alaska Pacific shall (A) promptly (but in no event later than two (2) Business Days) advise Northrim, orally and in writing, of (1) the receipt by it (or any of its Representatives) of any Acquisition Proposal, or any inquiry which could reasonably be expected to lead to an Acquisition Proposal, or any material modification of or material amendment to any Acquisition Proposal, or any request for nonpublic information relating to Alaska Pacific or Alaska Pacific Bank or for access to the properties, books or records Alaska Pacific or Alaska Pacific Bank by any Person or entity that informs the Alaska Pacific Board or the board of directors of Alaska Pacific Bank that it is considering making, or has made, an Acquisition Proposal and (2) the material terms and conditions of such proposal or inquiry (whether written or oral) or modification or amendment to an Acquisition Proposal, and (B) keep Northrim fully informed of the status and material details of any such proposal or inquiry and any material developments with respect thereto; and

(iv) Alaska Pacific shall use its reasonable best efforts to enforce any existing confidentiality or standstill agreements in accordance with the terms thereof, and shall immediately take all steps necessary to terminate any approval that may have been given prior to the date hereof under any such provisions authorizing any Person to make an Acquisition Proposal.

(b) Prior to the date of Alaska Pacific Meeting, Alaska Pacific may terminate this Agreement, if (i) the Alaska Pacific Board authorizes Alaska Pacific, subject to complying with the terms of this Section 6.6, to enter into a definitive agreement with respect to a Superior Proposal and (ii) immediately prior to or concurrently with the termination of this Agreement, Alaska Pacific enters into a definitive agreement with respect to a Superior Proposal.

(c) Except as expressly permitted by this Section 6.6(c), neither the Alaska Pacific Board nor any committee thereof shall (i) fail to make, withdraw, modify, qualify or place any condition on, or propose publicly to withhold, withdraw, modify, qualify or place any condition on, in any manner adverse to Northrim, its favorable recommendation for the approval and adoption of this Agreement, including the Merger, by the shareholders of Alaska Pacific (it being understood that publicly taking a neutral position or no position with respect to an Acquisition Proposal at any time beyond ten (10) Business Days after the first public announcement of such Acquisition Proposal shall be considered an adverse modification of the Alaska Pacific Recommendation), or (ii) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal other than the Merger (any of the foregoing, a “Change in Recommendation”). In addition to the foregoing, Alaska Pacific shall not submit to the vote of its shareholders any Acquisition Proposal other than the Merger. Notwithstanding the foregoing, and subject to Section 6.6(d), prior to the date of the Alaska Pacific Meeting, the Alaska Pacific Board may effect a Change in Recommendation if it concludes in good faith (and based on the advice of its outside legal advisors) that the failure to do so would breach, or would reasonably be expected to result in a breach of, the Alaska Pacific Board’s fiduciary duties under applicable Law.

(d) Prior to terminating this Agreement pursuant to Section 6.6(b) or making any Change in Recommendation in connection with an Acquisition Proposal pursuant to Section 6.6(c): (i) Alaska Pacific shall have complied in all respects with Section 6.6(a) and Section 6.6(e); (ii) Alaska Pacific shall have given

Northrim written notice of the intention of the Alaska Pacific Board to take such action, with such notice specifying the material terms and conditions of the Acquisition Proposal, including the identity of the Person making such Acquisition Proposal, a copy of all material documents relating thereto and a copy of and all information provided to such Person that had not previously been provided to Northrim, and ten (10) Business Days after delivery of such notice for Northrim to propose revisions to the terms of this Agreement (or make another proposal), and if Northrim proposes to revise the terms of this Agreement, Alaska Pacific shall not have submitted to the vote of its shareholders any Acquisition Proposal other than the Merger during the pendency of any negotiations during such ten (10) Business Day period between Alaska Pacific (including its financial and legal advisors) and Northrim and its Representatives with respect to such proposed revisions; (iii) the Alaska Pacific Board shall have determined in good faith, after considering the results of such negotiations with Northrim, if any, and giving effect to any proposals, amendments or modifications offered or agreed to by Northrim, if any, that such Acquisition Proposal constitutes a Superior Proposal; and (iv) Alaska Pacific simultaneously with a termination pursuant to Section 10.3(a) pays to Northrim in immediately available funds any fees required to be paid pursuant to Section 10.5(b). In the event the Alaska Pacific Board does not make the determination referred to in clause (iii) of this paragraph, the Alaska Pacific Board shall not effect such termination or Change in Recommendation and thereafter if the Alaska Pacific Board determines that it proposes or intends to effect a termination of this Agreement or Change in Recommendation, the procedures referred to above shall apply to any subsequent proposed termination of this Agreement or Change in Recommendation. In the event of any material revisions to any Acquisition Proposal subject to the provisions of this Section 6.6(d), Alaska Pacific shall be required to deliver a new written notice to Northrim and to again comply with the requirements of this Section 6.6(d) with respect to such new written notice. For the avoidance of doubt, the right of Northrim to propose revisions to the terms of this Agreement (or make another proposal) in response to an Acquisition Proposal shall not be construed as an obligation to do so, and upon receiving notice of an Acquisition Proposal, Northrim may, in response thereto, take any action that is permitted of Northrim under this Agreement, including without limitation terminating this Agreement and exercising the remedies set forth in Article 10.

(e) Alaska Pacific and Alaska Pacific Bank shall immediately cease and cause to be terminated any existing discussions or negotiations with any Persons (other than Northrim) conducted heretofore with respect to any Acquisition Proposal, and shall use reasonable best efforts to cause all Persons other than Northrim who have been furnished confidential information regarding Alaska Pacific or Alaska Pacific Bank in connection with the solicitation of or discussions regarding an Acquisition Proposal promptly to return or destroy such information.

(f) For purposes of this Agreement, the following terms shall have the following respective meanings:

(i) “Acquisition Proposal” means any inquiry, proposal or offer, filing of any regulatory application or notice (whether in draft or final form) or disclosure of an intention to do any of the foregoing from any Person relating to any (w) direct or indirect acquisition or purchase of a business that constitutes 10% or more of the total revenues, net income, assets or deposits of Alaska Pacific and Alaska Pacific Bank taken as a whole, (x) direct or indirect acquisition or purchase of any class of Equity Securities representing 10% or more of the voting power of Alaska Pacific or Alaska Pacific Bank, (y) tender offer or exchange offer that if consummated would result in any Person beneficially owning 10% or more of any class of Equity Securities of Alaska Pacific or (z) merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Alaska Pacific or Alaska Pacific Bank, other than the transactions contemplated by this Agreement.

(ii) “Superior Proposal” means any bona fide written Acquisition Proposal not solicited or initiated in violation of Section 6.6, that (1) relates to (A) the issuance by Alaska Pacific of securities representing a majority of its outstanding voting securities (including upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for such voting securities) or (B) the acquisition by any Person of any of (i) a majority of the outstanding Shares, by tender or exchange offer, merger or otherwise, or (ii) all or substantially all of the consolidated total assets of Alaska Pacific, (2) is otherwise on terms that the Alaska Pacific Board determines in good faith, after consultation with Alaska Pacific’s financial and legal advisors and taking into account all the terms and conditions of such proposal and this Agreement, are more favorable to Alaska Pacific and its shareholders than the transactions contemplated by this Agreement and (3) is, in the reasonable judgment of the Alaska Pacific Board, reasonably capable of being completed on its stated terms, taking into account the material financial, regulatory, legal and other aspects of such inquiry, proposal or offer; provided, however, that under no circumstances shall the Alaska Pacific Board determine that an Acquisition Proposal is a Superior Proposal on the basis of anything other than the amount of cash and the then-current fair value of any securities or other consideration to be issued or paid to the holders of Alaska Pacific Common Stock, (but the Alaska Pacific Board may consider the impact of any Tax Laws upon the holders of Alaska Pacific Common Stock in connection with such Acquisition Proposal) or any earn-out, holdback, escrow, performance award, contingent value right or any other payment of any kind or nature whatsoever.

(g) For avoidance of doubt, this Section 6.6 shall not survive the termination of this Agreement.

Section 6.7 Estoppel and Consent Letters. Alaska Pacific shall use its reasonable best efforts to obtain and deliver to Northrim at or prior to the Closing with respect to real estate (a) owned by Alaska Pacific or its Subsidiaries, an estoppel letter dated as of or before the Closing Date in the form of Exhibit H from all tenants, and (b) leased by Alaska Pacific or its Subsidiaries, a consent letter dated as on or before the Closing Date in the form of Exhibit I from each lessor whose consent is required to enter this Agreement and to complete the transaction contemplated hereunder.

Section 6.8 Owned Real Property. From the date of this Agreement until the Closing Date, Alaska Pacific shall inform Northrim prior to taking title to any property that would be treated as OREO and shall comply with Northrim’s reasonable requests to obtain and deliver to Northrim Phase I environmental reports or other credible evidence of the environmental condition with respect to each parcel of real property, and any and all such Phase I environmental reports or other evidence supplied to Northrim under this section shall be acceptable to Northrim in its reasonable discretion.

Section 6.9 Voting Support Agreements. Each director and executive officer of Alaska Pacific, as a holder of Alaska Pacific Common Stock, shall execute and deliver to Northrim simultaneously with the execution of this Agreement or at such time as the parties may otherwise agree a Voting Support Agreement.

Section 6.10 Change in Control Agreements. Unless otherwise directed by the executive entitled to the benefits of a change in control severance agreement, Alaska Pacific shall accrue, immediately prior to the Effective Time, all sums due and owing to such executives pursuant to such agreements as of the Effective Time.

Section 6.11 Exemption from Liability Under Section 16(b). Alaska Pacific and Northrim agree that, in order to most effectively compensate and retain Alaska Pacific insiders, both prior to and after the Effective Time, it is desirable that Alaska Pacific insiders not be subject to a risk of liability under Section 16(b) of the Exchange Act to the fullest extent permitted by applicable law in connection with the conversion of shares of Alaska Pacific Common Stock into shares of Northrim Common Stock in the Merger, and for that compensatory and retentive purposes agree to the provisions of this Section 6.11. Assuming Alaska Pacific delivers to Northrim in a reasonably timely fashion prior to the Effective Time accurate information regarding those officers and directors of Alaska Pacific subject to the reporting requirements of Section 16(a) of the Exchange Act (the “Alaska Pacific Insiders”), the board of directors of Northrim and of Alaska Pacific, or a committee of non-employee directors thereof (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall reasonably promptly thereafter, and in any event prior to the Effective Time, take all such steps as may be required to cause any dispositions of Alaska Pacific Common Stock and Alaska Pacific Stock Options by the Alaska Pacific Insiders, and any acquisitions of Northrim Common Stock, or the stock issued pursuant to Section 3.1 by any Alaska Pacific Insiders who, immediately following the Merger, will be officers or directors of the Surviving Corporation subject to the reporting requirements of Section 16(a) of the Exchange Act, in each case pursuant to the transactions contemplated by this Agreement, to be exempt from liability pursuant to Rule 16b-3 under the Exchange Act to the fullest extent permitted by applicable law.

Section 6.12 ESOP and 401(k) Matters.

(a) ESOP Matters . The Alaska Pacific ESOP shall be terminated by Alaska Pacific in accordance with its terms effective as of the Effective Time and other appropriate amendments thereto necessary to effectuate such ESOP termination. Alaska Pacific shall continue to make contributions to the ESOP in accordance with applicable accruals and in the ordinary course of business. The accounts of all participants and beneficiaries in the ESOP as of the Effective Time shall become fully vested as of the Effective Time. Any Shares held in the ESOP shall be converted into the Common Stock Merger Consideration and shall be allocated to the accounts of ESOP participants who have account balances in the ESOP in accordance with the applicable provisions of the ESOP. As soon as practicable, Alaska Pacific shall prepare and file or cause to be filed all necessary documents with the IRS for a determination letter with respect to the termination of the ESOP. As soon as practicable following the Effective Time or the receipt of a favorable determination letter from the IRS regarding the qualified status of the ESOP upon its termination, the account balances in the ESOP shall be either distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct.

(b) 401(k) Plan Matters . Alaska Pacific and Alaska Pacific Bank shall take all actions necessary to terminate their 401(k) Plan (the “401(k) Plan”) effective as of or immediately prior to the Effective Time. The accounts of all participants and beneficiaries in the 401(k) Plan as of the Effective Time shall become fully vested upon termination of the 401(k) Plan. As soon as practicable following the Effective Time or the receipt of a favorable determination letter from the IRS regarding the qualified status of the 401(k) Plan upon its termination, the account balances in the 401(k) Plan shall be either distributed to participants and beneficiaries or transferred to an eligible tax-qualified retirement plan or individual retirement account as a participant or beneficiary may direct. Northrim agrees to permit employees of Alaska Pacific who are continuing employees of Northrim to rollover their account balances in the 401(k) Plan (including outstanding loans against the 401(k) Plan) to Northrim’s 401(k) plan.

ARTICLE 7. COVENANTS OF NORTHRIM

Section 7.1 Forbearances of Northrim. From the date hereof until the Effective Time, except as expressly contemplated or permitted by this Agreement, without the prior written consent of Alaska Pacific, Northrim will not, and will cause each of its Subsidiaries not to:

(a) Adverse Actions. (i) Take any action that would, or is reasonably likely to, prevent or materially impede or delay the Transactions; or (ii) take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article 9 not being satisfied, (C) a material violation of any provision of this Agreement, except as may be required by applicable Law or regulation, or (D) a material delay in the ability of Northrim or Alaska Pacific to perform any of their respective obligations under this Agreement on a timely basis.

(b) Extraordinary Dividend. Other than in the ordinary course consistent with past practice, make, declare, pay or set aside for payment any extraordinary dividend to be paid to the shareholders of Northrim; provided, however, that nothing in this Section 7.1(b) shall be construed as limiting the ability of any Northrim Subsidiary to make, declare, pay or set aside for payment any dividend, if permitted by applicable Law, or otherwise by any Bank Regulatory Authority, dividends from any Northrim Subsidiary to Northrim.

(c) Commitments. Enter into any contract with respect to, or otherwise agree or commit to do, any of the foregoing.

Section 7.2 Indemnification; Director’s and Officer’s Insurance.

(a) For a period of four (4) years after the Effective Time, Northrim agrees that it will indemnify and hold harmless each present and former director and officer of Alaska Pacific (each, an “Indemnified Party” and, collectively, the “Indemnified Parties”) against all costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including without limitation, the transactions contemplated by this Agreement), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Alaska Pacific would have been permitted under the ACC and the Alaska Pacific Articles and the Alaska Pacific Bylaws and the charter and bylaws of Alaska Pacific Bank in effect on the date hereof to indemnify such Person (and Northrim shall also advance expenses as incurred to the fullest extent permitted under applicable Law, provided, the Person to whom expenses are advanced provides an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification); provided, further, that any determination required to be made with respect to whether an officer’s or director’s conduct complies with the standards set forth under the ACC and Alaska Pacific Articles and the Alaska Pacific Bylaws shall be made by independent counsel selected by Northrim. Further, Northrim shall assume, perform and observe the obligations of Alaska Pacific and Alaska Pacific Bank under any indemnity agreements in effect as of the date of this Agreement to indemnify such Persons for their acts and omissions occurring prior to the Closing Date in their capacity as officers or directors.

(b) For a period of two (2) years from the Effective Time, Northrim shall use its commercially reasonable efforts to provide that portion of director’s and officer’s liability insurance (“D&O Insurance”) that serves to reimburse the Indemnified Parties (determined as of the Effective Time) (as opposed to the portion that serves to reimburse Alaska Pacific) with respect to claims against such Indemnified Parties arising from facts or events which occurred at or before the Effective Time, which D&O Insurance shall contain at least the same coverage and amounts, and contain terms and conditions no less advantageous, as that coverage currently provided by the Alaska Pacific; provided, however, that in no event shall Northrim be required to expend on an annual basis more than 150% of the current amount expended on an annual basis by Alaska Pacific to maintain or procure such D&O Insurance; provided, further, that if Northrim is unable to maintain or obtain the D&O Insurance called for by this Section 7.2, Northrim shall use its commercially reasonable efforts to obtain as much comparable insurance as is available; provided, further, that officers and directors of the Alaska Pacific may be required to make application and provide customary representations and warranties to Northrim’s insurance carrier for the purpose of obtaining such D&O Insurance.

(c) If Northrim or any of its successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any other Person, then, and in each case, proper provision shall be made so that the successors and assigns of Northrim shall assume the obligations set forth in this Section  7.2.

Section 7.3 Nasdaq Stock Exchange. Northrim shall use its reasonable best efforts to cause the shares of Northrim Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq Stock Exchange subject to official notice of issuance, prior to the Closing Date. Prior to the Closing Date, Alaska Pacific shall cooperate with Northrim and use reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws to enable the deregistration of the shares of Alaska Pacific Common Stock under the Exchange Act as promptly as practicable after the Effective Time.

ARTICLE 8. COVENANTS OF BOTH PARTIES

Section 8.1 Registration Statement; Proxy Statement; Change of Recommendation.

(a) Alaska Pacific shall promptly prepare the letter to shareholders, notice of meeting, proxy statement and form of proxy and any other soliciting material to be distributed to Alaska Pacific’s shareholders in connection with the Merger (including any amendments or supplements) (collectively, the “Proxy Statement”), and Northrim shall prepare a registration statement on Form S-4 to be filed with the SEC by Northrim in connection with the issuance of shares of Northrim Common Stock in the Merger (the “S-4 Registration Statement”), which will include the Proxy Statement and materials related to the offering of the Northrim Common stock in the Merger (the “Prospectus/Proxy Statement”) as promptly as practicable. Northrim and Alaska Pacific each shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter Alaska Pacific shall mail the Prospectus/Proxy Statement to the holders of Alaska Pacific Common Stock.

(b) Alaska Pacific and Northrim each agrees, as to itself and its Subsidiaries, that (i) the S-4 Registration Statement (including the Prospectus/Proxy Statement) will not, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case with respect to the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the S-4 Registration Statement, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will not, at the date of mailing to shareholders and at the time of the meeting of shareholders of Alaska Pacific to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case with respect to the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in the Prospectus/Proxy Statement. Alaska Pacific and Northrim will cause the S-4 Registration Statement (including the Prospectus/Proxy Statement) to comply as to form in all material respects with the applicable provisions of the Securities Act and the rules and regulations thereunder. Each of Alaska Pacific and Northrim agrees that if such party shall become aware prior to the Effective Time of any information furnished by such party that would cause any of the statements in the S-4 Registration Statement or the Prospectus/Proxy Statement to be false or misleading with respect to any material fact, or that would result in an omission to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct such information.

Section 8.2 Regulatory Filings.

(a) Each of Northrim and Alaska Pacific and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and notices and to obtain all permits, consents, approvals and authorizations of all third parties and Governmental Entities (including the Bank Regulatory Authorities) necessary to consummate the Transactions, and the Bank Merger; and any initial filings with or notices to the Bank Regulatory Authorities shall be made by Northrim as soon as reasonably practicable after the execution hereof. Each of Northrim and Alaska Pacific shall have the right to review in advance, and to the extent practicable each shall consult with the other, in each case subject to applicable Laws relating to the exchange of information, with respect to all written information submitted to any third party or any Governmental Entity in connection with the Transactions, the Subsidiary Merger and the Bank Merger. In exercising the foregoing right, each of such parties agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it shall consult with the other parties hereto with respect to the obtaining of all permits, consents, approvals, waivers and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the Transactions, the Subsidiary Merger and the Bank Merger, and each party shall keep the other parties apprised of the status of material matters relating to completion of the Transactions, the Subsidiary Merger and the Bank Merger.

(b) Each party agrees, upon request, to furnish the other parties with all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other parties or any of their Subsidiaries to any third party or Governmental Entity.

Section 8.3 Announcements.

(a) Alaska Pacific and Northrim shall consult with each other before issuing any press release with respect to the Transactions or this Agreement and shall not issue any such press release or make any such public statements without the prior consent of the other party, which shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party (but after such consultation, to the extent practicable under the circumstances), issue such press release or make such public statements as may upon the advice of outside counsel be required by Law or, as applicable, the rules or regulations of the Nasdaq Stock Exchange. Alaska Pacific and Northrim shall cooperate to develop all public announcement materials and make appropriate management available at presentations related to the Transactions and this Agreement as reasonably requested by the other party. Further, both Alaska Pacific and Northrim shall co-operate to ensure that all public announcement materials and other communication materials regarding the Merger are timely filed with the SEC in accordance with the requirements of both the Securities Act and the Exchange Act.

(b) Northrim shall, jointly with Alaska Pacific, as soon as reasonably practicable after the execution and delivery of this Agreement, prepare and mail to each customer of Alaska Pacific Bank a letter describing the proposed Transactions and the anticipated impact of such Proposed Transactions on the customers of Alaska Pacific Bank.

Section 8.4 Investigations; Cooperation.

(a) No investigation by any of the parties or their respective Representatives shall affect the representations, warranties, covenants or agreements of the other parties set forth herein.

(b) Alaska Pacific Bank and Northrim Bank shall cooperate in order to permit Northrim Bank to train Alaska Pacific Bank employees who are expected to continue employment with Northrim Bank, and Alaska Pacific Bank shall, as mutually scheduled by Alaska Pacific Bank and Northrim Bank, use its reasonable efforts to excuse such employees from their duties for the purpose of training and orientation by Northrim Bank. Alaska Pacific Bank and Northrim Bank shall also cooperate in order to allow Northrim Bank to utilize Alaska Pacific Bank employees to assist it in connection with preparing for the conversion of Alaska Pacific Bank’s data processing systems. All of the foregoing shall be conducted at the expense of Northrim or Northrim Bank and in a manner that is not disruptive to the normal, usual and regular conduct of business by Alaska Pacific Bank.

Section 8.5 Employment Matters.

(a) No more than ten (10) Business Days following the date of this Agreement, Alaska Pacific will make available to Northrim in writing complete and accurate lists of the employees of Alaska Pacific and each of its Subsidiaries, including Alaska Pacific Bank. Such employee lists shall be updated by Alaska Pacific and provided to Northrim thirty (30) calendar days prior to the Closing Date.

(b) Northrim and Alaska Pacific agree that promptly following the execution of this Agreement, meetings shall be held at such locations as Northrim and Alaska Pacific shall mutually agree, for Northrim and Alaska Pacific to announce the proposed Transactions to the employees of Alaska Pacific and its Subsidiaries. All employees of Alaska Pacific and Alaska Pacific Bank who are employed immediately prior to the Effective Time shall be continuing employees after the Effective Time at the same compensation with carryover of all accrued vacation and sick days.

(c) As soon as administratively practicable after the Effective Time, Northrim shall take all reasonable action so that employees of Alaska Pacific and its Subsidiaries who are continuing employees of Northrim shall be entitled to participate in each employee benefit plan, program or arrangement of Northrim of general applicability (the “Northrim Benefit Plans”) to the same extent as similarly situated employees of Northrim and its Subsidiaries (it being understood that inclusion of the employees of Alaska Pacific and its Subsidiaries in Northrim Benefit Plans may occur at different times with respect to different plans), provided that coverage shall be continued under the corresponding Benefit Plans of Alaska Pacific and its Subsidiaries until such employees are permitted to participate in Northrim Benefit Plans and provided further, however, that nothing contained herein shall require Northrim or any of its Subsidiaries to make any grants to any former employee of Alaska Pacific or its Subsidiaries under any discretionary equity compensation plan of Northrim. Northrim shall cause each Northrim Benefit Plan in which employees of Alaska Pacific and its Subsidiaries are eligible to participate to recognize, for purposes of determining eligibility to participate, vesting of benefits, and for all other purposes (but not for accrual of pension benefits) under Northrim Benefit Plans, the service of such employees with Alaska Pacific and its Subsidiaries to the same extent as such service was credited for such purpose by Alaska Pacific and its Subsidiaries, provided, however, that such service shall not be recognized to the extent that such recognition would result in a duplication of benefits. Nothing herein shall limit the ability of Northrim to amend or terminate any of Alaska Pacific’s Benefit Plans in accordance with their terms at any time.

(d) At such time as employees of Alaska Pacific or its Subsidiaries become eligible to participate in a medical, dental or health plan of Northrim or its Subsidiaries, Northrim shall cause each such plan to (i) waive any preexisting condition limitations and exclusions to the extent such conditions and exclusions are covered under the applicable medical, health or dental plans of Northrim, (ii) provide full credit under such plans for any deductibles, co-payment and out-of-pocket expenses incurred by the employees and their beneficiaries during the portion of the calendar year prior to such participation and (iii) waive any waiting period limitation, actively-at-work or evidence of insurability requirement which would otherwise be applicable to such employee on or after the Effective Time to the extent such employee had satisfied any similar limitation or requirement under an analogous Plan prior to the Effective Time and to the extent permitted under the applicable Northrim Plan.

(e) Each of Alaska Pacific, its Subsidiaries, and Northrim acknowledges and agrees that all provisions contained within this Section 8.5 with respect to Employees are included for the sole benefit of Alaska Pacific and Northrim and shall not create any right (i) in any other Person, including, Benefit Plans or any beneficiary thereof or (ii) to continued employment with Alaska Pacific, its Subsidiaries, Northrim or any of their respective Affiliates.

(f) Promptly following the Effective Time, Alaska Pacific and Northrim shall cause each employee of Alaska Pacific or its Subsidiaries who is not employed by Northrim or Northrim Bank following the Merger to be paid for unused vacation time in accordance with Alaska Pacific’s past practice. All employees of Alaska Pacific or its Subsidiaries who are terminated by Alaska Pacific, a Alaska Pacific Subsidiary, by Northrim or a Northrim Subsidiary in connection with the Transactions or the Bank Merger or within one year following the Effective Time and who are not covered by specific change in control severance agreements shall be paid in accordance with the terms of the 1999 Alaska Federal Savings Bank Employee Severance Compensation Plan, whether or not such plan has expired, and Northrim agrees to provide them access to outplacement counseling services for a reasonable amount of time after the Effective Time.

(g) Upon consummation of the Merger, Northrim shall, or shall cause Northrim Bank to, honor each change in control severance agreement to which Alaska Pacific or Alaska Pacific Bank is a party with any of its employees. Northrim agrees and acknowledges that the Merger constitutes a change in control as defined in such change in control severance agreements, and agrees to terminate, at the Effective Time, the employment of each of the executive officers of Alaska Pacific who are subject to such change in control severance agreements and to pay at such time the change in control benefits owed to each Alaska Pacific executive officer under the terms of his or her change in control severance agreement.

(h) Simultaneously with the execution of this Agreement, Northrim shall have received executed retention agreements (the “Retention Agreements”) between Northrim Bank and certain executive officers of Alaska Pacific or Alaska Pacific Bank, pursuant to which such executive officers shall agree to serve as employees of Northrim Bank during a transition period following the Effective Time, and to perform such duties and have such position, title and authority as may be assigned to such employees by Northrim Bank.

Section 8.6 Notification of Certain Matters. Each of Alaska Pacific and Northrim shall give prompt notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein. Specifically, each party shall promptly, and in any event within five (5) Business Days, inform the other party of any event, condition or circumstance that would constitute or give rise to, or might reasonably be expected to constitute or give rise (with the passage of time or the occurrence of reasonably anticipated events) to (i) any material breach of this Agreement by either party; or (ii) a Material Adverse Effect upon either party. The obligation to notify the other party of the matters contemplated by this Section 8.6 shall not affect the determination of whether a Material Adverse Effect has arisen or exists, and any such determination shall be made in accordance with the definition of “Material Adverse Effect” and with the applicable provisions of this Agreement.

Section 8.7 Antitakeover Statutes. Each of Northrim and Alaska Pacific and their respective Boards of Directors shall, if any Takeover Law becomes applicable to this Agreement and the Transaction, take all action reasonably necessary to ensure that the Transaction may be consummated as promptly as practicable on the terms contemplated hereby and otherwise to minimize the effect of such Law on this Agreement and the Transaction.

Section 8.8 Redemption of TARP Stock. Alaska Pacific shall use its reasonable best efforts to cause or facilitate the repurchase or redemption by Alaska Pacific or one of its Subsidiaries of all of the issued and outstanding shares of TARP Stock from the holders thereof before the Effective Time on terms deemed satisfactory by Alaska Pacific and Northrim. In furtherance of the foregoing, Northrim shall provide, and shall cause its Subsidiaries and its and their Representatives to provide, all reasonable cooperation and take all reasonable actions as may be requested by Alaska Pacific in connection with such repurchase or redemption, including by (i) furnishing all information concerning Northrim and its Subsidiaries that Alaska Pacific or any applicable Governmental Entity may request in connection with such repurchase or redemption or with respect to the effects of such purchase on the surviving corporation or its pro forma capitalization, (ii) assisting with the preparation of any analyses or presentations Alaska Pacific deems necessary or advisable in its reasonable judgment in connection with such repurchase or redemption or the effects thereof and (iii) entering into any agreement with such holder (including any letter agreement among Northrim and Alaska Pacific and such holder) to effect the repurchase or redemption of such shares as Alaska Pacific may reasonably request (provided that neither Northrim nor any of its Subsidiaries shall be required to agree to any obligation that is not contingent upon the consummation of the Merger). Prior to and at the Closing, Alaska Pacific shall take such reasonable actions as may be required in connection with repurchase or redemption of the TARP Stock.

Section 8.9 Payment of TARP Warrant. In the event the TARP Warrant shall not have been exercised on or before the Effective Time, Alaska Pacific shall use its commercially reasonable efforts to facilitate the conversion of the TARP Warrant into the Aggregate TARP Warrant Consideration, and the waiver by the Department of Treasury of any rights under the TARP Warrant to receive any other form of consideration in exchange for the conversion of the TARP Warrant in connection with the consummation of the Merger.

Section 8.10 Covenant Relating to the Tax Status of the Agreement. None of Northrim, Merger Sub or Alaska Pacific shall take or cause to be taken any action, whether before or after the Effective Time, that would disqualify or would reasonably be expected to disqualify the Merger and the Subsidiary Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

ARTICLE 9. CONDITIONS TO CONSUMMATION OF THE MERGER

Section 9.1 Conditions to Each Party’s Obligation to Effect the Merger.

(a) Alaska Pacific Shareholder Approval. The Shareholder Approval shall have been obtained.

(b) Regulatory Approvals. All regulatory approvals required to consummate the Transaction, the Subsidiary Merger and the Bank Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired and no such approvals shall contain any non-standard conditions, restrictions or requirements which Northrim Board reasonably determines in good faith would, individually or in the aggregate, materially reduce the benefits of the Merger to such a degree that Northrim would not have entered into this Agreement had such conditions, restrictions or requirements been known or could reasonably have been known at the date hereof.

(c) No Injunction. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the Transaction.

(d) Nasdaq Listing. The shares of Northrim Common Stock to be issued in exchange for Alaska Pacific Common Stock in the Transactions shall have been pre-approved for listing on the Nasdaq Stock Exchange, subject to official notice of issuance.

(e) S-4 Registration Statement. The S-4 Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

Section 9.2 Conditions to Obligation of Alaska Pacific. The obligation of Alaska Pacific to consummate the Merger is also subject to the fulfillment or written waiver by Alaska Pacific prior to the Effective Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Northrim set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and Alaska Pacific shall have received a certificate, dated the Effective Date, signed on behalf of Northrim by the Chief Executive Officer and the Chief Financial Officer of Northrim to such effect. For purposes of this paragraph, such representations and warranties shall be deemed true and correct unless the failure or failures of such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any materiality, material adverse effect of similar qualifications set forth in such representations and warranties, will have or would reasonably be expected to have a Material Adverse Effect on Northrim or prevent, materially delay or materially impair the ability of Northrim to consummate the transactions contemplated by this Agreement.

(b) Performance of Obligations of Northrim. Northrim shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Alaska Pacific shall have received a certificate, dated the Effective Date, signed on behalf of Northrim by the Chief Executive Officer and the Chief Financial Officer of Northrim to such effect.

(c) Certificate of Exchange Agent. Northrim shall have delivered a certificate of the Exchange Agent pursuant to Section 3.3.

(d) No Material Adverse Effect. Since the date hereof, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or could reasonably be expected to have a Material Adverse Effect.

(e) Board Representation. Northrim shall appoint up to one current member of the Alaska Pacific Board to serve as a director on the Northrim Board until the next annual meeting of Northrim’s shareholders at which time such appointee will stand for election for a term equal to the terms of Northrim’s other directors. Compensation for such director (including compensation for committee assignments and like duties) will be consistent with Northrim’s compensation practices for other non-employee directors. The selection of such director(s) shall be at Northrim’s sole discretion and such appointment shall occur at or immediately after the Effective Date.

(f) Other Actions. Northrim shall have furnished Alaska Pacific with such certificates of its respective officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 9.1 and 9.2 as Alaska Pacific may reasonably request.

Section 9.3 Conditions to Obligation of Northrim. The obligation of Northrim to consummate the Merger is also subject to the fulfillment or written waiver by Northrim prior to the Effective Date of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of Alaska Pacific set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Alaska Pacific shall have received a certificate, dated the Effective Date, signed on behalf of Alaska Pacific by the Chief Executive Officer and the Chief Financial Officer of Alaska Pacific to such effect. For purposes of this paragraph, such representations and warranties shall be deemed true and correct unless the failure or failures of such representations and warranties to be true and correct, either individually or in the aggregate, and without giving effect to any materiality, material adverse effect of similar qualifications set forth in such representations and warranties, will have or would reasonably be expected to have a Material Adverse Effect on Alaska Pacific or prevent, materially delay or materially impair the ability of Alaska Pacific to consummate the transactions contemplated by this Agreement.

(b) Performance of Obligations of Alaska Pacific. Alaska Pacific shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Northrim shall have received a certificate, dated the Effective Date, signed on behalf of Alaska Pacific by the Chief Executive Officer and the Chief Financial Officer of Alaska Pacific to such effect.

(c) Dissenting Shares. Dissenting Shares shall not represent 10% or more of the outstanding shares of Alaska Pacific Common Stock.

(d) Bank Merger. All regulatory approvals required to consummate the Subsidiary Merger and the Bank Merger, including without limitation the Regulatory Approvals, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired or been terminated. No order, injunction or decree issued by any Governmental Entity of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Subsidiary Merger or the Bank Merger shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the Subsidiary Merger or the Bank Merger.

(e) Performance of Obligations of Directors and Executive Officers. Northrim shall have received Voting Support Agreements executed and delivered by each director and executive officer of Alaska Pacific as contemplated by Section 6.9, each of which shall remain in full force and effect. The directors and executive officers who are shareholders of Alaska Pacific shall have performed in all material respects all obligations required to be performed by them under the Shareholder Agreements.

(f) Stockholders’ Equity and Reserves. As of the last business day of the month reflected in the Closing Financial Statements (the “Stockholders’ Equity Measuring Date”), (i) the Adjusted Stockholders’

Equity of Alaska Pacific shall not be less than $14.042 million and (ii) Alaska Pacific’s ALLL shall not be less than $1.719 million, in each case as determined in accordance with GAAP. For purposes of this Section 9.3(f), “Adjusted Stockholders’ Equity” means the consolidated equity of Alaska Pacific as set forth in the Closing Financial Statements, minus any unrealized gains or plus any unrealized losses (as the case may be) in Alaska Pacific’s securities portfolio due to mark-to-market adjustments as of the Stockholders’ Equity Measuring Date, and adding the sum of: (A) all amounts paid or accrued in connection with any actions taken pursuant to Sections 6.5, 6.7 to 6.10, (B) all fees and expenses of all attorneys, accountants, investment bankers and other advisors and agents for Alaska Pacific (“Advisors”) for services rendered solely in connection with the transactions contemplated by this Agreement (collectively, “Professional Fees”) paid or accrued by Alaska Pacific prior to the Effective Time of $750,000 or less in the aggregate (exclusive of reasonable costs incurred or advanced by such Advisors), (C) Alaska Pacific Plans and retention bonus payments paid to certain Alaska Pacific employees in connection with the Transactions not to exceed $75,000 in the aggregate, and (D) the amounts paid to redeem the TARP Stock, (E) severance payments from the date of this Agreement until Closing.

(g) Tax Opinion. Alaska Pacific shall have received the opinion of Silver, Freedman & Taff, LLP Alaska Pacific’s legal advisor dated the Closing Date, in form and substance reasonably acceptable to Northrim, to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, and that each of Northrim and Alaska Pacific will be a party to that reorganization within the meaning of Section 368(b) of the Code.

(h) Non-Solicitation/Non-Compete Agreements. Northrim shall have received a Non-Solicitation/Non-Competition Agreement (Directors), the forms of which are attached hereto as Exhibit B and Exhibit K (in the case of Scott Milner), executed and delivered by each of the directors of Alaska Pacific and Alaska Pacific Bank, a Non-Solicitation/Non-Competition Agreement (Executive), the form of which is attached hereto as Exhibit C, executed and delivered by each executive officer of Alaska Pacific and Alaska Pacific Bank as well as a Non-Solicitation Agreement from Julie Pierce, the form of which is attached hereto as Exhibit J, each of which shall remain in full force and effect.

(i) Retention Agreements with Executive Officers. The Retention Agreements with certain executive officers of Alaska Pacific or Alaska Pacific Bank shall have been validly entered into by, and enforceable against, such executive officers at the Effective Time.

(j) Total Deposits and Total Loans. On the Stockholders’ Equity Measuring Date, the average for the prior 45 days of Alaska Pacific’s total deposits and total loans shall not be less than $143.966 million and $140.977 million, respectively.

(k) Consents. Alaska Pacific shall have obtained each of the consents listed in the Alaska Pacific Disclosure Schedule and any consents of the type required to be identified in the Alaska Pacific Disclosure Schedule but were not so identified as of the date of this Agreement. A copy of each such consent shall have been delivered to Northrim.

(l) Estoppel Letters. Alaska Pacific shall have obtained with respect to real estate (a) owned by Alaska Pacific or its Subsidiaries, an estoppel letter dated as of or before the Closing Date in the form of Exhibit H from all tenants, and (b) leased by Alaska Pacific or its Subsidiaries, a consent letter dated as on or before the Closing Date in the form of Exhibit I from each lessor whose consent is required to enter this Agreement and to complete the Transaction contemplated hereunder. A copy of each such estoppel letter shall have been delivered to Northrim.

(m) Directors’ Resignations. Northrim shall have received the written resignation of each director of Alaska Pacific (in such director’s capacity as a director of Alaska Pacific), effective as of the Effective Time.

(n) Redemption of TARP Stock. Alaska Pacific shall have caused, or shall have entered into one or more definitive agreements to effect, the repurchase or redemption by Alaska Pacific or Alaska Pacific Bank of all (of the issued and outstanding shares of TARP Stock from the holders thereof, before the consummation of the Merger.

(o) Community Reinvestment Act Rating. Alaska Pacific Bank shall have at least a “satisfactory” rating under Community Reinvestment Act at the Closing Date.

(p) Exercise or Amendment of TARP Warrant. Alaska Pacific shall have caused either the TARP Warrant to be converted into Shares or have caused the terms of the TARP Warrant to be amended to provide for the TARP Warrant to be converted solely into the Aggregate TARP Warrant Consideration.

(q) No Material Adverse Effect. Since the date hereof, no event shall have occurred or circumstance arisen that, individually or taken together with all other facts, circumstances or events, has had or could reasonably be expected to have a Material Adverse Effect.

(r) Legal Opinion. Alaska Pacific shall have furnished Northrim a legal opinion dated the Closing Date, in form and substance reasonably acceptable to Northrim.

(s) Other Actions. Alaska Pacific shall have furnished Northrim with such certificates of its officers or others and such other documents to evidence fulfillment of the conditions set forth in Sections 9.1 and 9.3 as Northrim may reasonably request.

ARTICLE 10. TERMINATION

Section 10.1 Termination by Mutual Consent. This Agreement may be terminated, and the Transactions may be abandoned, at any time prior to the Effective Time, whether before or after the Shareholder Approval, by the mutual written consent of Northrim and Alaska Pacific by action of their respective boards of directors.

Section 10.2 Termination by Either Northrim or Alaska Pacific. This Agreement may be terminated, and the Transactions may be abandoned, at any time prior to the Effective Time, whether before or after the Shareholder Approval, by action of the board of directors of either Northrim or Alaska Pacific, in the event:

(a) the Merger is not consummated by April 28, 2014, except to the extent that the failure of the Merger then to be consummated arises out or results from the knowing action or inaction of (i) the party seeking to terminate pursuant to this Section 10.2(a), or (ii) any of the directors or executive officers of such party, which action or inaction is in violation of its obligations under this Agreement or, in the case of directors or executive officers of Alaska Pacific, his or her obligations under the Voting Support Agreement.

(b) the approval of any Governmental Entity required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Entity or if an application therefor shall have been permanently withdrawn at the request of a Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 10.2(b) if such denial shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants of such party set forth herein.

(c) the Shareholder Approval shall not have been obtained by reason of the failure to obtain the required vote at Alaska Pacific Meeting or at any adjournment or postponement thereof.

Section 10.3 Termination by Alaska Pacific. This Agreement may be terminated, and the Transactions may be abandoned, at any time prior to the Effective Time, whether before or after the Shareholder Approval, by action of the Alaska Pacific Board if:

(a) (i) Alaska Pacific is not in material breach of any of the terms of this Agreement, (ii) the Alaska Pacific Board authorizes Alaska Pacific, subject to written notice to Northrim pursuant to Section 6.6(b) and complying with the terms of Section 6.6, to enter into a definitive agreement with respect to a Superior Proposal, and (iii) Alaska Pacific simultaneously with such termination pays to Northrim in immediately available funds any fees required to be paid pursuant to Section 10.5(b).

(b) There has been a breach of any representation or warranty of Northrim or Northrim Bank contained in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 9.2(a) would not be satisfied and such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by Alaska Pacific to Northrim.

(c) Northrim shall have failed to comply in any material respect with any covenant or agreement on the part of Northrim or Northrim Bank contained in this Agreement required to be complied with prior to the date of such termination, such that Section 9.2(b) would not be satisfied and such failure to comply is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by Alaska Pacific to Northrim.

Section 10.4 Termination by Northrim. This Agreement may be terminated, and the Transactions may be abandoned, at any time prior to the Effective Time, whether before or after the Shareholder Approval, by action of the board of directors of Northrim if:

(a) There has been a breach of any representation or warranty of Alaska Pacific or Alaska Pacific Bank contained in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that Section 9.3(a) would not be satisfied and such breach is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by Northrim to Alaska Pacific.

(b) Alaska Pacific shall have failed to comply in any material respect with any covenant or agreement on the part of Alaska Pacific or Alaska Pacific Bank contained in this Agreement required to be complied with prior to the date of such termination, such that Section 9.3(b) would not be satisfied and such failure to comply is not curable or, if curable, is not cured within thirty (30) days after written notice thereof is given by Northrim to Alaska Pacific.

(c) if (i) the Alaska Pacific Board (A) makes a Change in Recommendation, (B) breaches its obligations to call, give notice of and commence the Alaska Pacific Meeting under Section 6.3, (C) approves or recommends an Acquisition Proposal, (D) fails to publicly recommend against a publicly announced Acquisition Proposal within ten (10) business days of being requested to do so by Northrim, (E) fails to publicly reconfirm the Alaska Pacific Recommendation within ten (10) business days of being requested to do so by Northrim, or (F) resolves or otherwise determines to take, or announces an intention to take, any of the foregoing actions or (ii) there shall have been a material breach by Alaska Pacific of Section 6.6.

(d) If (1) the Northrim Average Price is less than $18.90, (2) Northrim delivers written notice to Alaska Pacific of its intention to terminate this Agreement within forty-eight (48) hours following the date of such event, and (3) Northrim does not elect to pursue an Increase Adjustment as set forth below; provided, however, that, if Northrim effects a stock dividend, reclassification, recapitalization, stock split, combination, exchange of shares or similar transaction after the date hereof and prior to the date on which the Northrim Average Price is determined, the provisions of this Section 10.4(d) shall be appropriately adjusted so that such event does not in and of itself trigger a termination right on behalf of Northrim. Northrim shall not be entitled to terminate this Agreement pursuant to this Section 10.4(d) if Northrim elects, in its sole discretion, no later than the close of business on the second (2nd) succeeding Business Day after the close of the Northrim Measuring Period, to adjust the Total Cash Amount and/or Total Stock Amount (an “Increase Adjustment”) such that the Aggregate Merger Consideration shall not be less than $12,513,666.

Section 10.5 Effect of Termination and Abandonment.

(a) In the event of termination of this Agreement and the abandonment of the Transactions pursuant to this Article 10, no party to this Agreement shall have any liability or further obligation to any other party hereunder except that (i) Section 6.4(c), this Section 10.5, and Article 11 of this Agreement shall survive any termination of this Agreement, and (ii) notwithstanding anything to the contrary, neither Northrim nor Alaska Pacific shall be relieved or released from any liabilities or damages arising out of its fraud or Willful Breach.

(b) The parties hereto agree that Alaska Pacific shall pay Northrim the sum of Six Hundred Thousand Dollars ($600,000) (the “Alaska Pacific Termination Fee”) if this Agreement is terminated as follows:

(i) by Alaska Pacific pursuant to Section 10.3(a);

(ii) by Northrim pursuant to Section 10.4(c).

(iii) by (A) mutual agreement pursuant to Section 10.1, or (B) by either party pursuant to Section 10.2(a) or Section 10.2(c) and in the case of both (A) and (B), such termination is due to the failure to obtain the Shareholder Approval required for the consummation of the Merger (provided that Alaska Pacific has complied with the requirements of Section 6.6 hereto), and (1) an Acquisition Proposal with respect to Alaska Pacific or Alaska Pacific Bank shall have been publicly announced, disclosed or otherwise communicated to Alaska Pacific’s board of directors prior to the date specified in Section 10.2(a) and prior to the Alaska Pacific Meeting, and (2) within eighteen (18) months of such termination, Alaska Pacific or Alaska Pacific Bank shall have entered into an Alternative Acquisition Agreement; and

(iv) by Northrim pursuant to Section 10.4(b), and (A) Northrim establishes that Alaska Pacific or Alaska Pacific Bank has committed a Willful Breach, and (B) within eighteen (18) months of such termination, Alaska Pacific or Alaska Pacific Bank shall have entered into an Alternative Acquisition Agreement.

(c) The parties hereto agree that Northrim shall pay Alaska Pacific the sum of Six Hundred Thousand Dollars ($600,000) (the “Northrim Termination Fee”) if this Agreement is terminated by Alaska Pacific pursuant to Section 10.3(c) and Alaska Pacific establishes that Northrim or Northrim Bank has committed a Willful Breach.

(d) Any payment of the Alaska Pacific Termination Fee or Northrim Termination Fee required to be made pursuant to this Article 10 shall be made not more than two (2) business days after the date of the event giving rise to the obligation to make such payment, unless the Alaska Pacific Termination Fee is payable as a result of the termination of this Agreement by Alaska Pacific pursuant to Section 10.3(a), in which case, the Alaska Pacific Termination Fee shall be payable concurrently with such termination. All payments under Section 10.5(b) shall be made by wire transfer of immediately available funds to an account designated by Northrim. All payments under Section 10.5(c) shall be made by wire transfer of immediately available funds to an account designated by Alaska Pacific.

(e) The parties agree that the rights and obligations set forth in this Section 10.5 are integral to and an essential component of the Transactions, that without such agreement neither Northrim nor Alaska Pacific would have entered into this Agreement, and that such amounts constitute agreed upon liquidated damages. If the amounts due under Section 10.5(d) are not paid within the time periods specified in Section 10.5(d), the defaulting party shall pay the costs and expenses (including reasonable legal fees and expenses) incurred by the other party in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, provided such other party prevails on the merits, together with interest on the amount of any such unpaid amounts at three percent (3%) in excess of the prime lending rate prevailing during such period as published in The Wall Street Journal, calculated on a daily basis from the date such amounts were required to be paid until the date of actual payment.

(f) Upon any termination of this Agreement (i) by Northrim upon the occurrence of any material breach of this Agreement by Alaska Pacific or Alaska Pacific Bank, or (ii) by Alaska Pacific upon the occurrence of any material breach of this Agreement by Northrim or Northrim Bank, then the terminating party shall, within ten (10) Business Days after receipt of documentation therefor, pay to the non-terminating party an amount in cash equal to the out-of-pocket costs and expenses (including without limitation the attorney, accountants and financial advisors’ fees (in the case of the financial advisors’ fees, grossed up to compensate Northrim for the impact of any special fee attributable to the termination of this Agreement) and other costs and expenses of any kind and nature whatsoever incurred by the terminating party in the course of such party’s negotiation, investigation, and documentation of this Agreement and its performance in pursuit of the Transactions. Notwithstanding the foregoing, in no event shall the amount to be paid by either party pursuant to this Section 10.5(f) exceed One Hundred Fifty Thousand Dollars ($150,000) in the aggregate; provided, however, that no amounts shall be paid by either party under this Section 10.5(f) if the payments required under Section 10.5(b) or Section 10.5(c) shall have been paid.

Section 10.6 Specific Performance. The parties to this Agreement acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that in any such case any breach of this Agreement could not be adequately compensated by monetary damages alone. Accordingly, prior to the valid termination of this Agreement in accordance with Sections 10.1, 10.2, 10.3 or 10.4, a party shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of competent jurisdiction, this being in addition to any other remedy to which such party is entitled under the terms of this Agreement, at law or in equity. In pursuing such a claim, a party shall not be obligated to prove damages as a result of such breach or threatened breach, and each party agrees not to raise such a defense. No party shall raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of a party under this Agreement. In seeking an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the terms and provisions of this Agreement, no party shall be required to post a bond or undertaking in connection with such order or injunction sought in accordance with the terms of this Section 10.6, nor shall any party assert a claim or defense to an action for injunctive relief which claim or defense is based upon the failure to post such a bond or undertaking. Notwithstanding any contrary construction of the foregoing, under no circumstances shall any Northrim Party be entitled to specific enforcement of this Agreement at any time when there exists an Acquisition Proposal that Alaska Pacific Board has advised Northrim it believes in good faith may be or may be negotiated in such a manner as to become a Superior Proposal, or at a time or under circumstances when Alaska Pacific has announced a Change in Recommendation.

ARTICLE 11. MISCELLANEOUS

Section 11.1 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than agreements or covenants contained herein that by their express terms are to be performed after the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Section 6.4(c) and this Article 11, which shall survive any such termination). Notwithstanding anything in the foregoing to the contrary, no representations, warranties, agreements and covenants contained in this Agreement shall be deemed to be terminated or extinguished so as to deprive a party hereto or any of its Affiliates of any defense at law or in equity which otherwise would be available against the claims of any Person, including without limitation any shareholder or former shareholder.

Section 11.2 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (a) waived, by the party benefited by the provision or (b) amended or modified at any time, by an agreement in writing among the parties hereto executed in the same manner as this Agreement, except that after Alaska Pacific Meeting no amendment shall be made which by Law requires further approval by the shareholders of Alaska Pacific without obtaining such approval.

Section 11.3 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original.

Section 11.4 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the Laws of the State of Alaska applicable to contracts made and to be performed entirely within such State.

Section 11.5 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the Transactions, including fees and expenses of its own financial consultants, accountants and counsel, provided that nothing contained herein shall limit either party’s rights to recover any liabilities or damages arising out of the other party’s fraud or Willful Breach.

Section 11.6 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, sent by facsimile (with confirmation of receipt) or mailed by registered or certified mail (return receipt requested) or delivered by an overnight courier (with confirmation) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

If to Alaska Pacific to:		Alaska Pacific Bancshares, Inc.
2094 Jordan Avenue
Juneau, Alaska 99801
	Attention:	Craig E. Dahl
Chief Executive Officer
Fax: (907) 790-5110

With a copy to:		Breyer & Associates PC
8180 Greensboro Drive, Suite 785
McLean, Virginia 22102
Attention: John F. Breyer, Jr.
Fax: (703) 883-2511

If to Northrim to:		Northrim BanCorp, Inc.
3111 C Street
P.O. Box 241489
Anchorage, AK, 99524
	Attention:	R. Marc Langland
Chief Executive Officer
Fax: (907) 562-1758

With a copy to:		Davis Wright Tremaine LLP
Suite 2200
1201 Third Avenue
Seattle, WA 98101-3045
Attention: Ryan J. York
Fax: (206) 757-7178

Section 11.7 Entire Understanding; No Third Party Beneficiaries. This Agreement, the Bank Merger Agreement, the Voting Support Agreements, the Non-Solicitation/Non-Competition Agreements and the Confidentiality Agreements represent the entire understanding of the parties hereto and thereto with reference to the Transactions, and this Agreement, the Bank Merger Agreement, the Voting Support Agreements, the Non-Solicitation/Non-Competition Agreements and the Confidentiality Agreements supersede any and all other oral or written agreements heretofore made. Except for the right of the Indemnified Parties to enforce Northrim’s obligation under Section 7.2, which are expressly intended to be for the irrevocable benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives, and the benefits to be provided under Sections 8.5(f) and (g), nothing in this Agreement, expressed or implied, is intended to confer upon any Person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

Section 11.8 Severability. Except to the extent that application of this Section 11.8 would have a Material Adverse Effect on Alaska Pacific or Northrim, any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable. In all such cases, the parties shall use their reasonable best efforts to substitute a valid, legal and enforceable provision which, insofar as practicable, implements the original purposes and intents of this Agreement.

Section 11.9 Enforcement of the Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. In the event attorneys’ fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs incurred therein.

Section 11.10 Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” Whenever the words “as of the date hereof” are used in this Agreement, they shall be deemed to mean the day and year first above written.

Section 11.11 Assignment. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

NORTHRIM BANCORP, INC.

By:	/s/ R. Marc Langland
Name: R. Marc Langland
Title: Chairman, President and CEO

NORTHRIM BANK

By:	/s/ Joseph M. Beedle
Name: Joseph M. Beedle
Title: President and CEO

NORTHRIM MERGER SUB, INC.

By:	/s/ R. Marc Langland
Name: R. Marc Langland
Title: President

ALASKA PACIFIC BANCSHARES, INC.

By:	/s/ Craig E. Dahl
Name: Craig E. Dahl
Title: President/CEO

ALASKA PACIFIC BANK

By:	/s/ Craig E. Dahl
Name: Craig E. Dahl
Title: President/CEO

ANNEX B

CONFIDENTIAL

The Board of Directors Alaska Pacific Bancshares, Inc. 2094 Jordan Ave. Juneau, AK 99801	October 21, 2013

Members of the Board:

You have requested the opinion of Keefe, Bruyette & Woods, Inc. (“KBW” or “we”) as investment bankers as to the fairness, from a financial point of view, to the shareholders of Alaska Pacific Bancshares, Inc., Inc. (“AKPB”) of the Merger Consideration (as defined below) to be received by such shareholders in the proposed merger (the “Merger”) of AKPB with and into Northrim BanCorp, Inc. (“Acquiror”). The terms of the Merger are set forth in the draft Agreement and Plan of Merger (the “Agreement”), dated as of October 21, 2013, by and between AKPB and Acquiror. Pursuant to the terms of the Agreement, at the Effective Time (as defined in the Agreement) each share of common stock, $0.01 par value per share, of AKPB (the “Common Shares”) issued and outstanding immediately prior to the Effective Time (other than any Cancelled Shares (as defined in the Agreement)) shall be converted into the right to receive the following consideration (the “Merger Consideration”), subject to certain adjustments as set forth in the Agreement: (a) an amount in cash equal to $6,418,000 plus the Aggregate TARP Warrant Exercise Price of $717,149.76 divided by (y) the sum of (1) the number of outstanding Shares as of the date of the Agreement, plus (2) the number of Shares underlying the TARP Warrant as of the date of the Agreement (the “Cash Consideration”) and (b) a number of shares of common stock, $0.01 par value per share, of Acquiror (the “Acquiror Shares”) equal to the quotient of (i) 304,631 Acquiror Shares divided by (y) the sum of (1) the number of outstanding Shares as of the date of the Agreement, plus (2) the number of Shares underlying the TARP Warrant as of the date of the Agreement. ). The terms and conditions of the Merger are more fully set forth in the Agreement.

KBW has acted as financial advisor to AKPB and not as an advisor to, or agent of, any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to AKPB and Acquiror, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of AKPB or Acquiror for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to the board of directors of AKPB in rendering this fairness opinion and will receive a fee from AKPB for our services. We have acted exclusively for the board of directors of AKPB in rendering this fairness opinion and will receive a fee from AKPB for our services. A portion of our fee is contingent upon the successful completion of the Merger. In addition, AKPB has agreed to indemnify us for certain liabilities arising out of our engagement.

During the past two years, we have provided investment banking and financial advisory services to AKPB. During the past two years, we have not provided investment banking and financial advisory services to Acquiror. We may in the future provide investment banking and financial advisory services to AKPB or Acquiror and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed, and relied upon material bearing upon the financial and operating condition of AKPB, Acquiror and the Merger, including among other things, the following: (i) a draft of the Agreement dated September [xx], 2013 (the most recent draft made available to us); (ii) the Annual Reports on Form 10-K for the three years ended December 31, 2012 of AKPB; (iii) the Annual Reports on Form 10-K for the three years ended December 31, 2012 of Acquiror; (iv) certain interim reports to stockholders and Quarterly Reports of AKPB, including the Quarterly reports on Form 10-Q for the three months ended March 31, 2013 and June 30, 2013; (v) certain interim reports to stockholders and quarterly reports of Acquiror, including the Quarterly Reports on Form 10-Q of for the three months ended March 31, 2013 and June 30, 2013; (vi) certain other communications from AKPB and Acquiror to their respective stockholders; and (vii) other financial information concerning the businesses and operations of AKPB and Acquiror furnished to us by AKPB and Acquiror for purposes of our analysis. Our consideration of financial information and other factors that we deemed appropriate under the circumstances or relevant to our analyses included, among others, the following: (i) the historical and current financial position and results of operations of AKPB and Acquiror; (ii) the assets and liabilities of AKPB and Acquiror; (iii) the nature and terms of certain other merger transactions and business combinations in the banking industry; (iv) a comparison of certain financial and stock market information for AKPB and Acquiror with similar information for certain other companies the securities of which are publicly traded; and (v) financial and operating forecasts and projections of AKPB and Acquiror that were approved for our use by AKPB and Acquiror and that were prepared by and provided to us by their respective management teams (a portion of such forecasts and projections of Acquiror representing publicly available consensus “street estimates” that we were guided to use by Acquiror management). We have also performed such other studies and analyses as we considered appropriate and have taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. We have also held discussions with senior management of AKPB and Acquiror regarding the past and current business operations, regulatory relations, financial condition and future prospects of AKPB and Acquiror and such other matters as we have deemed relevant to our inquiry.

In conducting our review and arriving at our opinion, we have relied upon and assumed the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility or liability for such verification, accuracy or completeness. We have relied upon the management of AKPB and Acquiror as to the reasonableness and achievability of the financial and operating forecasts and projections prepared by and provided to us by the management teams of AKPB and Acquiror or that we were otherwise directed to use by such management teams (and the assumptions and bases therefore), and we have assumed, at the direction of AKPB, that such forecasts and projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of such management and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such management and that they provide a reasonable basis upon which we could form our opinion. It is understood that such forecasts and projections were not prepared with the expectation of public disclosure. All such projected financial information is based on numerous variables and assumptions that are inherently uncertain, including, without limitation, factors related to general economic and competitive conditions and actual results could vary significantly from those set forth in such projected financial information. We have relied on this projected information without independent verification or analysis and do not in any respect assume any responsibility or liability for the accuracy or completeness thereof.

We also assumed that there were no material changes in the assets, liabilities, financial condition, results of operations, business or prospects of either AKPB or Acquiror since the date of the last financial statements of each such entity that were made available to us. We are not experts in the determination or verification of the adequacy of allowances for loan and lease losses and we have assumed, without independent verification and with your consent, that the aggregate allowances for loan and lease losses for AKPB and Acquiror are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals or physical inspection of the property, assets or liabilities (contingent or otherwise) of AKPB or Acquiror, the collateral securing any of such assets or liabilities, or the collectability of any such assets, nor have we examined any individual loan or credit files, nor did we evaluate the solvency, financial capability or fair value of AKPB or Acquiror under any state or federal laws, including those relating to bankruptcy, insolvency or other matters. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies or assets may actually be sold. Because such estimates are inherently subject to uncertainty, we assume no responsibility or liability for their accuracy.

We have assumed, in all respects material to our analyses, the following: (i) that the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final terms of which will not differ in any respect material to our analyses from the draft reviewed) with no additional payments or adjustments to the Merger Consideration; (ii) that the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) that each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) that there are no factors that would delay or subject to any adverse conditions any necessary regulatory or governmental approval and that all conditions to the completion of the Merger will be satisfied without any waivers or modifications to the Agreement; and (v) that in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger. We have assumed that the Merger will be consummated in a manner that complies with the applicable provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations. We have further assumed that AKPB has relied upon the advice of its counsel, independent accountants and other advisors (other than KBW) as to all legal, financial reporting, tax, accounting and regulatory matters with respect to AKPB, the Merger and the Agreement. KBW has not provided advice with respect to any such matters.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, to the holders of the Common Shares of the Merger Consideration in the Merger. We express no view or opinion as to any terms or other aspects of the Merger, including without limitation, the form or structure of the Merger, any consequences of the Merger to AKPB, its shareholders, creditors or otherwise, or any terms, aspects or implications of any voting, support, shareholder or other agreements, arrangements or understandings contemplated or entered into in connection with the Merger or otherwise. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. It is understood that subsequent developments may affect the conclusion reached in this opinion and that KBW does not have an obligation to update, revise or reaffirm this opinion. Our opinion does not address, and we express no view or opinion with respect to, (i) the underlying business decision of AKPB to engage in the Merger or enter into the Agreement, (ii) the relative merits of the Merger as compared to any strategic alternatives that are, have been or may be available to or contemplated by AKPB or the board of directors of AKPB, (iii) the fairness of the amount or nature of any compensation to any of AKPB’s officers, directors or employees, or any class of such persons, relative to the compensation to the public holders of Common Shares, (iv) the treatment of, the effect of the Merger on, or the fairness of the consideration to be received by, holders of any class of securities of AKPB other than the Common Shares, or any class of securities of any other party to any transaction contemplated by the Agreement, (v) whether Acquiror has sufficient cash, available lines of credit or other sources of funds to enable it to pay the Cash Consideration at the closing of the Merger, (vi) the election by holders of Shares of AKPB Common Stock to receive Stock Consideration or the Cash Consideration, or any combination thereof, or the actual allocation of the Merger Consideration between Stock Consideration and the Cash Consideration among the holders of Shares of AKPB Common Stock (including, without limitation, any re-allocation of the Merger Consideration pursuant to the Merger Agreement); (vii) any advice or opinions provided by any other advisor to any of the parties to the Merger or any other transaction contemplated by the Agreement, (viii) the prices, trading range or volume at which the securities of either AKPB or Acquiror will trade following the public announcement of the Merger or the prices, trading range or volume at which the securities of Acquiror will trade following the consummation of the Merger, or (ix) any legal, regulatory, accounting, tax or similar matters relating to AKPB, Acquiror, their respective shareholders, or relating to or arising out of or as a consequence of the Merger, including whether or not the Merger would qualify as a tax-free reorganization for United States federal income tax purposes.

This opinion is for the information of, and is directed to, the board of directors of AKPB in connection with its consideration of the financial terms of the Merger. This opinion does not constitute a recommendation to the board of directors of AKPB in connection with the Merger nor does it constitute a recommendation to the shareholders of AKPB as to how to vote in connection with the Merger or on any other matter.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 5150 of the Financial Industry Regulatory Authority. This opinion may not be published or otherwise used or referred to, nor shall any public reference to KBW be made, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration in the Merger is fair, from a financial point of view, to holders of the Common Shares.

Very truly yours,

Keefe, Bruyette & Woods, Inc.

Annex C

ALASKA STATUTES – CHAPTER 10.06: ALASKA CORPORATIONS CODE

SECTIONS 10.06.574 THROUGH 10.06.582

§10.06.574. Right of shareholders to dissent.

(a) A shareholder may dissent from the following corporate actions:

(1) a plan of merger, consolidation, or exchange to which the corporation is a party; or

(2) a sale or exchange of all or substantially all of the property and assets of the corporation not made in the usual and regular course of its business, including a sale in dissolution, but not including a sale under a court order or a sale for cash on terms requiring that all or substantially all of the net proceeds of the sale be distributed to the shareholders in accordance with their respective interests within one year after the date of sale.

(b) The rights of a shareholder who dissents as to less than all of the shares registered in the name of the shareholder shall be determined as if the shares as to which the shareholder dissents and the other shares of the shareholder are registered in the names of different shareholders.

(c) This section does not apply to the shareholders of the surviving corporation in a merger if a vote of shareholders of the surviving corporation is not necessary to authorize the merger.

(d) This section does not apply to the holders of shares of a class or series if the shares of the class or series were registered on a national securities exchange on the date fixed to determine the shareholders entitled to vote at the meeting of shareholders at which the plan of merger, consolidation, or exchange or the proposed sale or exchange of property and assets is to be acted upon unless the articles of the corporation provide otherwise.

§10.06.576. Procedures relating to the exercise of a shareholder’s right to dissent; completion of corporate action; notice of election; treatment of shares.

(a) A shareholder electing to exercise a right to dissent shall file with the corporation, before or at the meeting of shareholders at which the proposed corporate action is submitted to a vote, a written objection to the proposed corporate action. The objection must include a notice of election to dissent, the shareholder’s name and residence address, the number and classes of shares as to which the shareholder dissents, and a demand for payment of the fair value of the shares if the action is taken. A shareholder to whom the corporation did not give notice of the meeting in accordance with this chapter is not required to make the objection provided in this section.

(b) Within 10 days after the shareholders’ vote authorizing the action, the corporation shall given written notice of the authorization to each shareholder who filed written objection or from whom written objection was not required. The corporation may consider that a shareholder who voted for the proposed action has elected not to enforce a right of dissent under this chapter, and need not give notice to the shareholder.

(c) Within 20 days after notice has been given under (b) of this section, a shareholder from whom written objection was not required under (a) of this section and who elects to dissent shall file with the corporation a written notice of the election, stating the shareholder’s name and residence address, the number and classes of shares as to which the shareholder dissents, and a demand for payment of the fair value of the shares. A shareholder who elects to dissent from a merger under AS 10.06.532, a consolidation under AS 10.06.534, a share exchange under AS 10.06.540, a transaction authorized under AS 10.06.562, or a sale of assets under AS 10.06.568 shall file a written notice of the election to dissent within 20 days after the merger plan, consolidation plan, share exchange plan, or sale of assets resolution has been mailed to the shareholder.

(d) A merger, consolidation, or exchange is considered completed within the meaning of this chapter on the effective date determined in accordance with AS 10.06.560; a transaction under AS 10.06.568 is completed within the meaning of this chapter when the corporation has received the consideration specified in the board resolution that was submitted to the shareholders in accordance with that section.

(e) Upon completion of the corporation action, the shareholder shall cease to have the rights of a shareholder except the right to be paid the fair value of the shares as to which the dissenter’s rights were perfected under this chapter. A notice of election may be withdrawn by the shareholder at any time before an acceptance under AS 10.06.578(f), but in no case later than 60 days from the date of completion of the corporate action, except that the time for withdrawing a notice of election shall be extended for 6o days from the date an offer is made, if the corporation fails to make a timely offer under AS 10.06.578. After the time for withdrawal has expired, withdrawal of a notice of election requires the written consent of the corporation. In order to be effective, withdrawal of a notice of election must be accompanied by the return to the corporation of an advance payment made to the shareholder as provided in AS 10.06.578 If a notice of election is withdrawn, if the corporate action is rescinded, ifs court determines that the shareholder is not entitled to the right to dissent, or if the shareholder otherwise loses the right to dissent, the shareholder shall not have the right to receive payment for the shares and shall be reinstated to all rights as a shareholder that were effective on the date of the completion of the corporate action. The rights to which the shareholder is reinstated include intervening preemptive rights and the right to payment of an intervening dividend or other distribution. If an intervening right has expired or ifs dividend or distribution that is not in cash has been completed, the corporation may elect to pay the shareholder the fair value of the shares in cash at the value, as determined by the board, at the time of the expiration or completion. The election to pay the value in cash shall be without prejudice to a corporate proceeding that has occurred in the interim.

(f) At the time of filing the notice of election to dissent, or within 30 days after the shareholder has filed the notice, the shareholder shall submit to the corporation, or to its transfer agent, the certificates representing the shares for which payment is claimed, if certificates have been issued. The corporation or its transfer agent shall note conspicuously on the certificates, or on a separate document if certificates have not been issued for the shares, that a notice of election has been filed, and shall return the certificates or the separate document to the shareholder or to the person who submitted them on the shareholder’s behalf. Unless a court, for good cause shown, otherwise directs, a shareholder who fails to comply with this subsection loses the right to dissent granted by this chapter, if the corporation gives written notice that the right to dissent will be lost to the shareholder within 45 days from the date that the shareholder filed the notice of election to dissent If the corporation fails to exercise this notice option in a timely manner, the shareholder retains the right to dissent granted by this chapter.

(g) When a share of a dissenting shareholder under (f) of this section is transferred, the new certificate must bear a notation similar to that made under (f) of this section and state the name of the original dissenting holder of the shares, or, if the share is an uncertificated share, the corporation must give the transferee a written notice stating that a notice of election to dissent has been filed and giving the name of the original dissenting holder. A transferee acquires only the rights in the corporation that the original dissenting shareholder had at the time of transfer.

§10.06.578. Offer and payment to dissenting shareholders; circumstances where prohibited.

(a) Within 15 days after the expiration of the period within which shareholders may file their notice of election to dissent under AS 10.06.76, or within 15 days after the proposed corporate action is completed, whichever is later, the corporation or, in the case of a merger or consolidation, the surviving or new corporation, shall make a written offer by certified mail to each shareholder who has filed the notice of election, to pay the amount the corporation estimates to be the fair value of the shares. The offer shall be made at the same price for each share to all dissenting shareholders of the same class, or if divided into series, of the same series.

(b) The offer required by (a) of this section shall be accompanied by a

(1) balance sheet of the corporation whose shares the dissenting shareholder holds; the date of the balance sheet shall be that of the most recent balance sheet produced in the 12 months before the offer;

(2) profit and loss statement or statements for at least 12 months preceding the date of the balance sheet; if the corporation was not in existence during the entire 12-month period preceding the balance sheet required by (1) of this subsection, then a profit and loss statement for that portion of the 12-month period preceding the balance sheet during which the corporation was in existence;

(3) statement of the total number of shares with respect to which notices of election to dissent have been received and the total number of holders of these shares; and

(4) copy of this section and AS 10.06.580.

(c) If the corporate action has been completed the offer required by (a) of this section shall also be accompanied by

(1) advance payment to each shareholder who submitted the share certificates to the corporation, or to whom notice was sent if the shares were uncertificated, as provided in AS 10.0 6,576(1), of the amount offered under (a) of this section; or

(2) a statement to a shareholder who has not submitted the share certificates, if certificates were issued for the shares, that advance payment of the amount offered under (a) of this section will be made by the corporation promptly upon submission of the certificates.

(d) If the corporate action has not been completed when the offer required by (a) of this section is made, the advance payment or statement about the advance payment shall be sent to each shareholder entitled to the payment or notice, after completion of the corporate action.

(e) The advance payment or statement about the advance payment shall include advice to the shareholder that acceptance of the payment does not constitute a waiver of the shareholder’s right to dissent.

(f) The corporation may consider that a shareholder who fails to make written objection to the amount tendered under (c)(1) of this section or to submit shares in response to the statement sent under (c)(2) of this section within 30 days of the date the statement was mailed has agreed that the amount offered represents the fair value of the shares. The shareholder shall have no interest in the shares or the outcome of litigation begun under AS 10.06.580.

(g) Notwithstanding the other provisions of this section, if the payments otherwise required by (c) and (d) of this section or determined in accordance with AS 10.06.580 would be distributions in violation of AS 10.06.358 - 10.06.365, or 10.06.375, the corporation may not make a distribution to a dissenting shareholder. In that event, a corporation that would otherwise have the payment obligation under (c) and (d) of this section or AS 10.06.580 shall, in addition to complying with (a) and (b) of this section, give written notice within the time limits of (a) and (b) of this section to dissenting shareholders of its inability to make payment. The notice must include

(1) an explanation why the corporation is unable to make the payments otherwise required by this section;

(2) a statement that a dissenting shareholder has an option to

(A) withdraw the shareholder’s notice of election to dissent, and that the corporation will consider that the withdrawal was made with the written consent of the corporation; or

(B) retain the status of a dissenter, and, if the corporation is liquidated, be subordinated to the rights of the creditors of the corporation, but have rights superior to the nondissenting shareholders, but if the corporation is not liquidated, retain the right to be paid under (c) and (d) of this section or AS 10.06.580 and the corporation must satisfy the obligation when the restrictions on distributions do not apply; and

(3) a statement that if the corporation does not receive the written election provided under (2) of this subsection within 60 days after notice given as required by this section, the corporation will consider that the shareholder has withdrawn the notice of election under (2)(A) of this subsection.

§10.06.580. Action to determine value of shares.

(a) If the corporation fails to make the offer required by AS 10.06.578(a) or the shareholder rejects the offer within the 30-day period specified in AS 10.06.578(f),

(1) the corporation shall, within 20 days after the expiration of the 30-day period specified in AS 10.06.578(f), file a petition in the court of the judicial district where the registered office of the corporation is located, requesting that the fair value of the shares be determined; if, in the case of a merger or consolidation, the surviving or new corporation is a foreign corporation without a registered office in the state, the petition shall be filed in the judicial district where the registered office of the domestic corporation was last located; or

(2) if the corporation fails to institute a proceeding as provided in this section, a dissenting shareholder may institute a proceeding in the name of the corporation; ifs dissenting shareholder does not institute a proceeding within 30 days after the expiration of the 20-day period granted the corporation under (1) of this subsection, the dissenter loses the dissenter’s rights unless the superior court, for good cause shown, otherwise directs.

(b) All dissenting shareholders who have rejected the corporate offer extended under AS 10.06.578(a), wherever residing, shall be made parties to the proceeding as an action against their shares quasi in rem. The corporation shall serve a copy of the complaint in the proceeding on each dissenting shareholder who is a resident of this state in the manner provided by the Alaska Rules of Civil Procedure, and on each nonresident dissenting shareholder either by certified mail and publication, or in another manner permitted bylaw. The jurisdiction of the court shall be plenary and exclusive. A dissenting shareholder who is a party to the proceeding is entitled to judgment against the corporation for the amount determined under (c) of this section to be the fair value of the shares of that shareholder.

(c) The court shall determine whether a dissenting shareholder who is a party to the court action is entitled to receive payment for the shareholder’s shares. If the corporation does not request a determination, or if the court finds that a dissenting shareholder is entitled to a determination, the court shall establish the value of the shares; for the purposes of this section, the value shall be the fair value at the close of business on the day before the date on which the vote was taken approving the proposed corporate action. In fixing the fair value of the shares, the court shall consider the nature of the transaction giving rise to the right to dissent under AS 10.06.576 its effects on the corporation and its shareholders, the concepts and methods customary in the relevant securities and financial markets for determining the fair value of shares of a corporation engaging in a similar transaction under comparable circumstances, and other relevant factors. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value of the shares. The appraisers have the power and authority specified in the order of appointment or as amended.

(d) The judgment must include an allowance for interest at the rate the court finds to be fair and equitable, from the date on which the proposed corporate action vote was taken to the date of payment. In determining the rate of interest, the court shall consider all relevant factors, including the rate of interest that the corporation would have had to pay to borrow money during the pendency of the proceeding. If the court finds that the refusal of a shareholder to accept the corporate offer of payment for the shares is arbitrary, vexatious, or otherwise in bad faith, the court shall deny interest to the shareholder.

(e) A party to the proceeding shall bear its own costs and expenses, including the fees and expenses of its counsel and of any experts employed by it. Notwithstanding the foregoing, the court may, in its discretion, apportion and assess all or part of the costs, expenses, and fees incurred by the corporation against one or more of the dissenting shareholders who are parties to the proceeding, if the court finds that a refusal to accept the corporate offer was arbitrary, vexatious, or otherwise in bad faith. The court may, in its discretion, apportion and assess all or a part of the costs, expenses, and fees incurred by one or more of the dissenting shareholders who are parties to the proceeding against the corporation if the court finds that

(1) the fair value of the shares materially exceeds the amount that the corporation offered to pay;

(2) an offer or required advance payment was not made by the corporation as provided in AS 10.06.578;

(3) the corporation failed to institute the special proceeding within the period specified under (a) of this section; or

(4) the action of the corporation in complying with its obligations as provided in this chapter was arbitrary, vexatious, or otherwise in bad faith.

(f) Unless prohibited by AS 10.06.578(g), within 6o days after the final determination of the proceeding, the corporation shall pay to each dissenting shareholder who is a party the amount determined under (e) of this section in exchange for the surrender of the certificate representing the dissenter’s shares or the dissenter’s shares if the shares are uncertificated. Upon payment of the judgment, the dissenting shareholder ceases to have an interest in the shares.

§10.06.582. Status of shares acquired from dissenting shareholders.

Shares acquired by a corporation under AS 10.06.578 and 10.06.580 shall be held and disposed of by the corporation as other shares reacquired under AS 10.06.388, except that, in the case of a merger or consolidation, they shall be held and disposed of as the plan of merger or consolidation may otherwise provide.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 10.06.490 of the Alaska Corporations Code provides for permissible, mandatory and court-ordered indemnification of directors, officers, employees and agents in certain circumstances. Section 10.06.490(a) provides that a corporation has the power to indemnify a person who was, is, or is threatened to be made a party to an action or proceeding (other a derivative action), by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise. Indemnification may include reimbursement of expenses, attorney fees, judgments, fines, and amounts paid in settlement if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to a criminal action or proceeding, the person had no reasonable cause to believe the conduct was unlawful. Section 10.06.490(b) provides similarly with respect derivative actions; however, no indemnification shall be made if the person seeking indemnification has been adjudged to be liable for negligence or misconduct in the performance of the person’s duty to the corporation except to the extent that the court in which the action was brought determines upon application that, despite the adjudication of liability, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses that the court considers proper.

Section 10.06.490(c) of the Alaska Corporations Code provides for mandatory indemnification to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein. Section 10.06.490(d) provides that any indemnification under Sections 10.06.490(a) and (b) may only be made by the corporation upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set out in Section 10.06.490(a) and (b). Section 10.06.490(e) provides that the corporation may pay or reimburse the reasonable expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition if: i) in the case of a director or officer, the director or officer furnishes the corporation with a written affirmation of a good faith belief that the standard of conduct described in Section 10.06.450(b); ii) the director, officer, employee, or agent furnishes the corporation a written unlimited general undertaking, executed personally or on behalf of the individual, to repay the advance if it is ultimately determined that an applicable standard of conduct was not met; and iii) determination is made that the facts then known to those making the determination would not preclude indemnification under the Alaska Corporations Code.

Article 11 of Northrim’s Amended and Restated Articles of Incorporation specify that directors shall have no liability to Northrim or its shareholders for monetary damages for conduct as a director, except for (a) conduct that constitutes a breach of the director’s duty of loyalty to Northrim or the shareholders; (b) acts or omissions that are not in good faith or that involve intentional misconduct by the director or a knowing violation of law by the director; (c) willful or negligent conduct by the director in connection with the payment of dividends or the repurchase of stock from other than lawfully available funds; or (d) any transaction from which the director derives an improper personal benefit. Further the Northrim Amended and Restated Articles of Incorporation provide that if the Alaska Corporations Code is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the full extent permitted by the Alaska Corporations Code as so amended.

Finally, according to Northrim’s bylaws, no director, officer-director, former director or former officer-director of Northrim, or a subsidiary of Northrim shall be personally liable to the Northrim (or a subsidiary of Northrim) or their respective shareholders, for monetary damages for conduct as a director or officer-director unless the conduct is finally adjudged to have been egregious conduct, as defined in Northrim’s corporate bylaws.

Northrim’s bylaws further provides that Northrim shall indemnify any person who is; or is threatened to be made, a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and whether by or in the right of Northrim or its shareholders or by any other party, by reason of the fact that the person is or was a director or officer-director of Northrim or of any subsidiary corporation against judgments, penalties or penalty taxes, fines, settlements (even if paid or payable to Northrim or its shareholders or to a subsidiary corporation) and reasonable expenses, including attorneys’ fees, actually incurred in connection with such proceeding unless (i) the board of directors determines, after careful deliberation, that there is clear and convincing evidence that such person has engaged in egregious conduct in connection with the matter which gives rise to the claim for indemnification or payment of expenses, or (ii) the liability and expenses were on account of conduct finally adjudged to be egregious conduct. The reasonable expenses, including attorneys’ fees, of such person incurred in connection with such proceeding shall be paid or reimbursed by Northrim, upon request of such person, in advance of the final disposition or settlement of such proceeding upon receipt by Northrim of a written, unsecured promise by the person to repay such amount if it shall be finally adjudged that the person is not eligible for indemnification or, in the event of a settlement, if Northrim is advised by counsel that, in the opinion of such counsel, the person is not liable for egregious conduct; provided, however, that the board of directors may require collateral to secure such repayment promise if the board determines, in its sole discretion, that the collateral is appropriate under the circumstances. All expenses-incurred by such person in connection with such proceeding shall be considered reasonable unless finally adjudged to be unreasonable.

The foregoing is only a general summary of certain aspects of Alaska Corporations Code and Northrim’s Amended and Restated Articles of Incorporation and Bylaws dealing with indemnification of directors and officers, and does not purport to be complete. It is qualified in its entirety by reference to the detailed provisions of Section 10.06.490 of the Alaska Corporations Code and the Amended and Restated Articles of Incorporation and the bylaws of Northrim.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits. The following is a list of Exhibits to this Registration Statement:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 21, 2013, by and between Northrim BanCorp, Inc., Northrim Merger Sub, Inc., Northrim Bank, Alaska Pacific Bancshares, Inc. and Alaska Pacific Bank (included in Part I as Annex A to the document included in this Registration Statement)

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.3 of Northrim’s Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 10, 2009)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of Northrim’s current report on Form 8-K, filed with the SEC on November 24, 2009)

5.1	Opinion of Davis Wright Tremaine LLP as to the validity of the shares of Northrim being registered*

8.1	Opinion of Davis Wright Tremaine LLP as to certain tax matters

8.2	Opinion of Silver, Freedman, Taff & Tiernan, LLP as to certain tax matters

23.1	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)*

23.2	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

23.3	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

23.4	Consent of Davis Wright Tremaine LLP (included in Exhibit 8.1)

23.5	Consent of Silver, Freedman, Taff & Tiernan, LLP (included in Exhibit 8.2)

24.1	Power of Attorney*

99.1	Notice of Special Meeting of Shareholders of Alaska Pacific Bancshares, Inc. (included in the document included in this Registration Statement)

99.2	Form of Proxy Card for Special Meeting of Shareholders of Alaska Pacific Bancshares, Inc.

99.3	Consent of Keefe, Bruyette and Woods, Inc.

*	Previously filed

Item 22. Undertakings.

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement (notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement); and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

(6) That every prospectus (i) that is filed pursuant to paragraph (5) above, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment has become effective, and that for the purpose of determining liabilities under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4 Registration Statement, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(8) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in this registration statement when it became effective.

(9) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form S-4 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Anchorage, State of Alaska, on January 28, 2014.

NORTHRIM BANCORP, INC.

By:	/s/ R. Marc Langland
Name:	R. Marc Langland
Title:	Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Form S-4 registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature:	Title:	Date:

/s/ R. Marc Langland R. Marc Langland	Chairman and Chief Executive Officer (Principal Executive Officer)	January 28, 2014

/s/ Joseph M. Schierhorn Joseph M. Schierhorn	Secretary, Executive Vice President, Chief Financial Officer and Chief Operating Officer (Principal Financial and Accounting Officer)	January 28, 2014

* Joseph M. Beedle	Director	January 28, 2014

* Larry S. Cash	Director	January 28, 2014

* Mark G. Copeland	Director	January 28, 2014

* Ronald A. Davis	Director	January 28, 2014

* Anthony Drabek	Director	January 28, 2014

* David McCambridge	Director	January 28, 2014

* Richard L. Lowell	Director	January 28, 2014

* Irene Sparks Rowan	Director	January 28, 2014

* John C. Swalling	Director	January 28, 2014

* David G. Wight	Director	January 28, 2014

*By:	/s/ Joseph M. Schierhorn
Joseph M. Schierhorn Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of October 21, 2013, by and between Northrim BanCorp, Inc., Northrim Merger Sub, Inc., Northrim Bank, Alaska Pacific Bancshares, Inc. and Alaska Pacific Bank (included in Part I as Annex A to the document included in this Registration Statement)

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.3 of Northrim’s Form 10-Q for the quarter ended June 30, 2009, filed with the SEC on August 10, 2009)

3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of Northrim’s current report on Form 8-K, filed with the SEC on November 24, 2009)

5.1	Opinion of Davis Wright Tremaine LLP as to the validity of the shares of Northrim being registered*

8.1	Opinion of Davis Wright Tremaine LLP as to certain tax matters

8.2	Opinion of Silver, Freedman, Taff & Tiernan, LLP as to certain tax matters

23.1	Consent of Davis Wright Tremaine LLP (included in Exhibit 5.1)*

23.2	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

23.3	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm

23.4	Consent of Davis Wright Tremaine LLP (included in Exhibit 8.1)

23.5	Consent of Silver, Freedman, Taff & Tiernan, LLP (included in Exhibit 8.2)

24.1	Power of Attorney*

99.1	Notice of Special Meeting of Shareholders of Alaska Pacific Bancshares, Inc. (included in the document included in this Registration Statement)

99.2	Form of Proxy Card for Special Meeting of Shareholders of Alaska Pacific Bancshares, Inc.

99.3	Consent of Keefe, Bruyette and Woods, Inc.

*	Previously filed